As filed with the Securities and Exchange Commission on April 25, 2014

Registration No. 333-175052

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENECA GLOBAL FUND, L.P.

(Exact name of registrant as specified in its charter)

Delaware	6221	72-3236572
(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)

Seneca Global Fund, L.P.

c/o Steben & Company, Inc.

9711 Washingtonian Blvd., Suite 400

Gaithersburg, Maryland 20878

(240) 631-7600

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)
Kenneth E. Steben

c/o Steben & Company, Inc.

9711 Washingtonian Blvd., Suite 400

Gaithersburg, Maryland 20878

(240) 631-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Francine Rosenberger c/o Steben & Company, Inc. 9711 Washingtonian Blvd., Suite 400 Gaithersburg, Maryland 20878 (240) 631-7600	Daniel Spies Sidley Austin LLP 1 South Dearborn Street Chicago, IL 60603 (312) 853-4167

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

SENECA GLOBAL FUND, L.P.

$24,315,382 Series A Limited Partnership Units

$77,893,996 Series B Limited Partnership Units

$92,406,714 Series I Limited Partnership Units

Series C Limited Partnership Units

Seneca Global Fund, L.P., or the Fund, was formed as a Delaware limited partnership on March 23, 2007. The Fund issues units of limited partnership interests, or Units, in four series, Series A, Series B, Series C and Series I, which represent units of fractional undivided beneficial interest in the Fund. Only Series A, Series B and Series I Units are being offered hereby. Series C Units will be issued in exchange for Series A, B and I Units in certain circumstances which are described herein.

The Fund invests the proceeds of its offering of Units in the speculative trading of futures, options, and over-the-counter contracts, including currency forwards, traded in the United States and internationally.

Steben & Company, Inc., or the General Partner, is a Maryland corporation registered with the Commodity Futures Trading Commission, or the CFTC, as a commodity pool operator and introducing broker, and is also registered with the Securities and Exchange Commission, or the SEC, as an investment adviser and a broker dealer. The General Partner is a member of the National Futures Association, or the NFA, and the Financial Industry Regulatory Authority, or FINRA. The General Partner serves as the commodity pool operator and as a selling agent of the Fund.

Winton Capital Management Limited, or Winton; Estlander & Partners, Ltd., or EP; Blackwater Capital Management, LLC, or Blackwater and Quantitative Investment Management, LLC, or QIM; and together with Winton, EP and Blackwater, the Trading Advisors; are the Fund’s commodity trading advisors. Each Trading Advisor trades the portion of the Fund assets allocated to it pursuant to its own trading program, together the Trading Programs. Winton trades pursuant to its Diversified Program, EP trades pursuant to its Alpha Trend Program, Blackwater trades pursuant to its Global Program, and QIM trades pursuant to its Global Program. The Trading Advisors will trade the Fund’s assets allocated to them pursuant to the instruction of the General Partner.

Units of each Series are offered to the public as of the open of business on each Wednesday at the Net Asset Value per Unit of the relevant Series at the close of business on the preceding day. As of February 28, 2014, the Net Asset Value of a Series I Unit, a Series B Unit and a Series A Unit, which initially sold for $100 as of September 1, November 1 and December 1, 2008, respectively, was $94.03, $80.14 and $69.61 respectively.

Series A Units pay Selling Agent Fees monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value (2.00% per annum), prorated for partial months and adjusted for weekly subscriptions and redemptions, subject to the Fee Limit described in this Prospectus. Series B and Series I Units are not subject to Selling Agent Fees but are generally available only through approved selling agents or registered investment advisors who are directly compensated by the investor through a fee based advisory program.

The Fund is a speculative managed futures fund and involves a high degree of risk. Limited Partners could lose all or substantially all of their investments in the Fund. See “The Risks Limited Partners Face” beginning on page 12.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•	The Fund is speculative. A Limited Partner could lose all or substantially all of an investment, including any undistributed profits.

•	The Fund is subject to conflicts of interests. This includes the risk of owing substantial compensation to the General Partner and the Trading Advisors regardless of the Fund’s investment performance.

•	The success of the Fund depends upon the skill of the Trading Advisors and their trading principals.

•	The Fund must earn substantial trading profits and interest income each year (without reduction for redemption charges) to break even after all fees and expenses which include Trading Advisor Management Fees, Trading Advisor Incentive Fees (if a Trading Advisor is profitable), General Partner Management Fees, Brokerage Commissions and Trading Expenses, as well as Selling Agent Fees, Sales and Servicing Fees, Cash Manager Fees and Redemption Fees, with such fees and expenses charged being dependent upon the particular Series of Units in which a Limited Partner invests.

•	During the first twelve (12) months of an investment, each Series of Units are subject to fees and expenses in the aggregate amount of approximately 8.05% of the Net Asset Value per annum for Series A Units (up to 10.01% if Series A Units are redeemed prior to the first anniversary of the subscription date), 6.30% of the Net Asset Value per annum for Series B Units, 4.55% of the Net Asset Value per annum for Series C Units and 5.52% of the Net Asset Value per annum for Series I Units (after reduction for interest income earned by the Fund and exclusive of the Trading Advisor Incentive Fee described herein).

•	The Fund has a limited trading history as a multi-manager fund.

•	There is no secondary market for the Units and redemptions are currently permitted only weekly. Redemption charges apply to Series A Units redeemed prior to the one-year anniversary of their purchase.

•	The Fund’s trading is leveraged. Leverage magnifies losses as well as profits on a trade.

Prospective Limited Partners are encouraged to discuss a potential investment in the Fund with their individual financial, legal and tax advisors.

The minimum initial investment (including IRAs and other tax exempt accounts) in the Fund is $10,000. The minimum additional investment by existing investors of the Fund is $2,500.

Eligible investors must have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles. An investment in the Fund should not exceed 10% of an investor’s net worth (in all cases exclusive of home, home furnishings and automobiles). Some States may require higher suitability standards.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

May 1, 2014

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL BEGINNING AT PAGE 6 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN this COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN this COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 13 THROUGH 20.

YOU SHOULD ALSO BE AWARE THAT THis COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS.  HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND’S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 100 F STREET, N.E., ROOM 1580, WASHINGTON, D.C. 20549.

THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

ii

THE FUND’S FILINGS ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

THE FUND IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

iii

SENECA GLOBAL FUND, L.P.

Table of Contents

Prospectus Section		Page

	PART ONE
	DISCLOSURE DOCUMENT

Summary		1

Organization Chart		11

The Risks Limited Partners Face		12

(1)	Limited Partners May Not Rely on Past Performance in Deciding Whether to Buy Units	12
(2)	Futures Markets are Volatile and therefore, the Net Asset Value of Units May Fluctuate Substantially	12
(3)	Unit Values are Unpredictable at the Time Redemption Requests Are Due	12
(4)	The Fund’s Trading of Futures, Forwards, Options, Swaps and Commodity Interests is Speculative and Volatile	12
(5)	Possible Illiquid Markets May Exacerbate Losses	12
(6)	Leveraged Trading May Cause the Fund to Incur Substantial Losses	12
(7)	Futures Trading is Speculative in Nature	13
(8)	Possible Effects of Speculative Position Limits	13
(9)	Trading of Forward Contracts Presents Unique Risks	13
(10)	Trading on Foreign Exchanges is Not Subject to U.S. Regulation and is Subject to Foreign Exchange Currency Exposure	13
(11)	Default by Counterparty or Others and Credit Risk Could Cause Substantial Losses and Disruptions to Trading.	14
(12)	Trading in Option Contracts is Highly Leveraged and Speculative	14
(13)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Limited Partners	14
(14)	Potential Increase in Leverage Utilized	15
(15)	Increased Volatility Magnifies the Potential Amount of Losses	15
(16)	The Fund Has Limited Liquidity	15
(17)	The Fund’s Reliance on the General Partner to Provide Certain Services may be Detrimental to the Fund	15
(18)	The Fund May be Harmed Should Key Personnel of the General Partner Become Unavailable	15
(19)	The Fund May be Harmed by Failure of the Trading Advisors	15
(20)	Use of Electronic Trading Presents Risks that Differ from Risks Stemming from Traditional Trading Methods	15
(21)	The Fund Bears the Risk of Loss for its Investments in Short Term Investment Grade Commercial Paper	16
(22)	The Fund Bears the Risk of Loss for its Use of Money Market Instruments	16
(23)	Changes in Trading Strategies May Be Detrimental to the Fund	16
(24)	Trading Profits are Subject to Trading Advisor Incentive Fees and May Create an Incentive for the Trading Advisors to Make Investments in More Speculative Investments	16
(25)	Substantial Trading Advisor Incentive Fees Payable on a Quarterly Basis Could be Charged Even Though the Fund’s Overall Quarterly and/or Annual Performance was Unprofitable	16
(26)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets	16
(27)	Adding, Terminating or Replacing a Trading Advisor Cannot Provide any Assurance that the Fund Will Succeed	16
(28)	Payment of Trading Advisor Incentive Fees may Cause the Trading Advisors to Terminate their Services to the Fund Should the Trading Advisors Suffer Significant Losses; Such Losses Will Create Loss Carry-forwards Which Could Have Additional Negative Implications for the Fund	17
(29)	Offsetting Positions by Trading Advisors Will Result in Net Losses for the Fund	17
(30)	Required Liquidations May Disrupt Trading Advisors’ Trading Systems or Methods	17

iv

Prospectus Section		Page

(31)	Limited Partners Do Not Participate in Management	17
(32)	Transferability of Units Upon General Partner Consent Decreases Liquidity	17
(33)	Mandatory Redemptions May Cause a Limited Partner to Suffer Losses	17
(34)	Indemnification Payments May Decrease the Fund’s Net Asset Value	17
(35)	Because Futures Contracts Have No Intrinsic Value, the Positive Performance of an Investment Is Wholly Dependent Upon an Equal and Offsetting Loss	18
(36)	Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Portfolio Losses	18
(37)	Limited Partners Will Not Have the Protections Associated With Ownership of Units in an Investment Company Registered Under the Investment Company Act of 1940	18
(38)	The Fund May Terminate for Certain Reasons	18
(39)	Possibility of Additional Government or Market Regulation	18
(40)	Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation	18
(41)	The Limited Partners are Subject to Certain Tax Risks	19
(42)	Accounting for Uncertain Tax Positions	19
(43)	Termination of one or more Selling Agent Agreement(s) between the Fund and the Selling Agent(s) May, in Certain Circumstances, Have a Negative Material Impact on the Fund	19

Performance of the Fund	20

Investment Objective	25

The General Partner, Commodity Pool Operator and Selling Agent	26

Trading Advisors	29

Winton Capital Management Limited	29

Estlander & Partners, Ltd.	32

Blackwater Capital Management, LLC	33

Quantitative Investment Management LLC	34

Management’s Discussion and Analysis of Financial Condition and Results of Operations	36

Use of Proceeds	43

Charges	44

Who May Subscribe	48

Redemptions, Net Asset Value and Trading Suspension	48

The Futures Commission Merchants, Currency Forward Counterparty and Cash Managers	50

Conflicts of Interest	54

Summary of the Fifth Amended and Restated Limited Partnership Agreement	56

Material U.S. Federal Income Tax Considerations	59

Purchases by Employee Benefit Plans	65

Plan of Distribution	67

Legal Matters	73

Experts	73

Additional Information	73

Recent Financial Information and Annual Reports	73

Index to Financial Statements	74

PART TWO
STATEMENT OF ADDITIONAL
INFORMATION

The Futures Markets	110

Exhibit A – Privacy Notice	114

Exhibit B – Form of Request for Redemption	115

Exhibit C – Form of Subscription Agreement	116

Exhibit D – Fifth Amended and Restated Limited Partnership Agreement	123

v

Summary

This summary of material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. Please read the entire Prospectus, including the Statement of Additional Information and all exhibits to the Prospectus, before deciding to invest in Units. This Prospectus is dated May 1, 2014.

The Fund

Seneca Global Fund, L.P., or the Fund, was formed as a Delaware limited partnership on March 23, 2007. Series I Units, Series B Units and Series A Units commenced trading on September 1, 2008, November 1, 2008 and December 1, 2008, respectively. Units of each Series are as of the open of business each Wednesday, or if Wednesday is a bank holiday, the next following business day, at the Net Asset Value per Unit of the relevant Series as of the close of business on the preceding day. The term of the Fund is perpetual (unless terminated earlier in certain circumstances). There is no maximum subscription amount that may be contributed to the Fund. The principal office of the Fund, where its books and records are kept, is located at the principal office of the General Partner: Steben & Company, Inc., 9711 Washingtonian Blvd., Suite 400, Gaithersburg, Maryland 20878 and its telephone number is (240) 631-7600.

The Units

The Fund issues Units in four Series: Series A, Series B, Series C and Series I Units, each of which represents units of fractional undivided beneficial interests in and ownership of the Fund. Series A, B and I Units are identical in all respects except for the fees and expenses charged to each Series of Units, as described in the Fees & Expenses table contained herein. Series A Units are sold by selling agents that receive a Selling Fee as described below. Generally, Series B and I Units are available through approved selling agents or registered investment advisors who are directly compensated by the investor through a fee based advisory program. Investors whose accounts are held at a brokerage firm requiring a broker dealer servicing fee may not purchase Series I Units. Series I Units will generally not be offered through selling agents or registered investment advisors that require the General Partner to bear the costs of custodial services for Series I Units. Series A, B and I Units will be re-designated as Series C Units with lower expenses only as they each reach a certain limit on fees, as described below. The General Partner may, in its sole discretion, authorize additional Series of Units as it deems necessary and in the best interests of the Fund.

The estimated profit needed to break even, during the first year following investment, on an assumed investment of $10,000 in each series of Units is as follows:

Series A Units – $784 or 7.84%

Series B Units – $609 or 6.09%

Series C Units – $434 or 4.33%

Series I Units – $531 or 5.31%

Series C Units are not available for purchase, rather are issued in exchange for Series A, B and I Units once such units reach a certain limit on fees, as described herein. It is not anticipated that such limit will be reached until after an investor’s initial twelve (12) months of investment.

Purchases and Redemptions of Units

Units of the Fund are offered on a “best-efforts” basis, without any firm commitment to sell or purchase any specific number of Units as of the open of business on each Wednesday, or if Wednesday is a bank holiday the next following business day, at the Net Asset Value per Unit of the relevant Series as of the close of business on the preceding day. The minimum investment is $10,000. The minimum investment for existing Limited Partners of a Series of Units subscribing for additional Units of that Series is $2,500. The General Partner, in its sole discretion, may waive these minimums. Subscription funds will be held in an account at Bank of America in Rockville, Maryland, U.S.A. pending acceptance and payment to the Fund at the applicable Weekly Closing (as defined below) as appropriate. Interest income earned on subscriptions pending investment will be treated either as an asset of the Fund as a whole or may be allocated to the particular subscriber in the General Partner’s discretion. With respect to subscribers whose subscriptions are not accepted, such subscription monies will be returned promptly without interest, generally within fifteen (15) days.

As of February 28, 2014, the value of the General Partner’s investment in the Fund was $784,003.

To purchase Units, a subscriber’s subscription must be received by the General Partner, at its main business office in Gaithersburg, Maryland, U.S.A.,

1

Summary (cont’d)

before 5:00 P.M. (Eastern) on the third business day prior to the last business day of the period for which the subscription is intended to be accepted by the Fund. If the day the subscriber’s subscription is due is a bank holiday, a subscriber’s subscription will be due before 5:00 P.M. (Eastern) on the business day immediately preceding such holiday. All subscriptions are irrevocable. However, if a subscription is received after a Weekly Closing deadline it generally will be held until the next Weekly Closing, although the subscriber will be entitled to withdraw his held-over subscription any time prior to the beginning of the third full business day following the originally intended Weekly Closing.

The General Partner, in its sole discretion, may reject any subscription in whole or in part for any reason. The General Partner will inform potential investors (or their selling agents), whether their subscriptions have been accepted or rejected on or around the last business day prior to the applicable Weekly Closing.

A Limited Partner may redeem Units as of any Tuesday, each a Weekly Closing (each, a Redemption Date), provided that if any Redemption Date falls on a bank holiday, the Redemption Date will be the next following business day, at the Net Asset Value per Unit as of such date. A Limited Partner must provide prior written notice to the General Partner by 5:00 P.M. (Eastern) on the Friday preceding the applicable Redemption Date. If the date on which notice is due falls on a bank holiday, notice will be due by 5:00 P.M. (Eastern) as of the immediately preceding business day. Redemption requests are irrevocable. Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner. In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund, unless such requirement is waived by the General Partner. The Fund will pay redemption proceeds as soon as practicable after the Redemption Date, and generally within fifteen (15) days after the Redemption Date. Limited Partners’ redemptions will be accounted for on a first in first out basis unless such requirement is waived by the General Partner.

The Fund, in the General Partner’s sole discretion and pursuant to the Fifth Amended and Restated Limited Partnership Agreement, may delay payment of the redemption proceeds if special circumstances require, including but without limitation circumstances involving a market emergency that prevents the liquidation of positions or a delay or default in payment to the Fund by the Futures Commission Merchants, Cash Managers or a bank, or if payment is restricted pursuant to the Delaware Revised Uniform Partnership Act. Limited Partners will be notified within three (3) business days after the Redemption Date, if any redemption cannot be honored under the terms hereof and their requests thereafter will be honored at the first available opportunity on a pro-rata basis. The General Partner may deny a redemption request if, in its sole discretion, such a redemption request would violate any applicable law, regulation or rule the Fund may be subject to.

Risk Factors

An investment in Units is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has particular risks that are set forth elsewhere in this Prospectus.

•	The Fund commenced operations on September 1, 2008 as a single manager fund and became a multi-manager fund on May 2, 2011. Therefore, a potential investor has only limited performance information to consider when making an investment decision.

•	Past performance is not indicative of future results. All or substantially all of an investment, including any undistributed profits, in the Fund could be lost.

•	The trading of the Fund takes place in very volatile markets.

•	The Net Asset Value per Unit can vary significantly intra- and inter-week.

•	The Fund is subject to the fees and expenses described herein and will be successful only if significant losses are avoided.

•	The incapacity of the Trading Advisors’ principals could have a material and adverse effect on the Trading Advisors’ ability to discharge their obligations under the advisory agreements.

•	Each Series of Units is subject to significant fees and expenses. Each Series of Units will

2

Summary (cont’d)

be successful only if the Fund’s returns from futures trading plus interest income exceed such fees and expenses.

•	The Fund is subject to actual and potential conflicts of interest involving the General Partner, the Trading Advisors and the selling agents.

Investment Objective

The Fund seeks appreciation of its assets over time through speculative trading of futures and over-the-counter contracts, including currency forwards traded in the U.S. and internationally. The Fund does not currently utilize swaps (other than certain currency forward contracts that are classified as swaps) or options as part of its trading strategy, but may employ them in the future.

The Fund seeks to accomplish its objectives by allocating its assets among multiple commodity trading advisors, or Trading Advisors. The Fund’s current Trading Advisors are Winton Capital Management Ltd., Estlander & Partners Ltd., Blackwater Capital Management, LLC and Quantitative Investment Management, LLC. One of the objectives of the Fund’s multi-manager approach is to reduce the Fund’s volatility without sacrificing overall rates of return. The General Partner may adjust the amount of assets allocated to a Trading Advisor, add new Trading Advisors, terminate Trading Advisors or replace Trading Advisors without prior notice to investors. Trading Advisors are selected by the General Partner based on their performance histories and other factors.

The General Partner may cause a Trading Advisor to trade its allocated Fund assets at a trading (or leverage) level of approximately 0.90-1.50 times the trading level normally utilized by the Trading Advisor employing its own trading program, or a Trading Program. Thus, the Fund could experience either greater or less volatility and greater or less brokerage commission expenses relative to a client who invests at the normal trading level of the Trading Programs depending on the amount of leverage utilized.

The Fund maintains its margin deposits and reserves in cash, bank deposits, obligations of the U.S. Government, Government-sponsored enterprises, money market funds and short term investment grade interest bearing securities including commercial paper. All interest income earned by the Fund will accrue to the Fund.

There can be no assurance that the Fund or the Trading Programs will achieve their investment objectives or avoid substantial losses.

The General Partner, Commodity Pool Operator and Selling Agent

The Fund’s general partner and commodity pool operator is Steben & Company, Inc., a Maryland corporation organized in February 1989. The General Partner also serves as one of the Fund’s selling agents. The General Partner is registered with the Commodity Futures Trading Commission, or CFTC, as an introducing broker and as a commodity pool operator, or CPO. The General Partner is a member of the National Futures Association, or NFA, the self-regulatory organization for the futures industry, and is a member of FINRA. The General Partner is registered as a broker dealer and an investment adviser with the Securities and Exchange Commission, or SEC as of May 2002 and August 2005, respectively.

The General Partner manages all aspects of the Fund’s business, including selecting and monitoring the Fund’s Trading Advisors. The General Partner maintains office facilities and furnishes administrative and clerical services to the Fund.

Winton Capital Management Limited

Winton Capital Management Limited, a company incorporated in England and Wales, became an NFA member and registered with the CFTC as a CTA on January 29, 1998 and registered as a CPO on December 16, 1998 and as a Swap Firm on December 28, 2012.  Its telephone number is 011-44-20-7610-5350 and its telefax number is 011-44-20-7610-5301.  Winton has its principal office and maintains all books and records at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom.  Winton is also authorized and regulated by the United Kingdom’s Financial Conduct Authority (FCA).  As of February 28, 2014, Winton had total assets under management of $24.4 billion, with $24.4 billion in the Diversified program, which began trading client accounts in October 1997, and is the trading program utilized by the Fund.

Estlander & Partners Ltd.

Estlander & Partners Ltd., or EP, is a limited liability company incorporated in December 1999 under the laws of Finland and registered with the Finnish Trade Register in April 2000. EP is engaged in the business of managing financial and commodity

3

Summary (cont’d)

interest trading for clients. EP is a licensed investment firm registered with and under the prudential supervision of the Finnish Financial Supervisory Authority since March 8, 2011. EP is also registered with the CFTC as a CTA and CPO, and is a member of the NFA.

The business of EP was formerly conducted by EP’s subsidiary, Estlander & Partners Ltd., an investment firm registered with the Finnish Financial Supervisory Authority since January 2001 and with the CFTC as a CTA and CPO, and member of NFA since November 18, 1996.

As of February 28, 2014, EP was managing approximately $615 million (including notional funds), with $378 million in the Alpha Trend Program utilized by the Fund.

Blackwater Capital Management, LLC

Blackwater Capital Management, LLC, or Blackwater, provides trading advisory services to individuals and institutional investors with respect to commodities, commodity futures contracts, and spot and forward currency contracts traded in the U.S. and non-U.S. markets.

Blackwater is a Delaware limited liability company. It is registered with the CFTC as a CTA and CPO and is a member of the NFA.

As of February 28, 2014, Blackwater was managing approximately $229 million (including notional funds), with $225 million in the Global Program utilized by the Fund.

Quantitative Investment Management, LLC

Quantitative Investment Management, LLC, or QIM, provides trading advisory services to clients with respect to global derivatives markets, including those related to currencies, metals, stock indices, interest rates, energies and agricultural commodities.

QIM is a Virginia limited liability company. It is registered with the CFTC as a CTA and CPO and is a member of the NFA.

As of February 28, 2014, QIM was managing approximately $3.2 billion (including notional funds) with $2.4 billion in the Global Program utilized by the Fund.

The Selling Agents

The General Partner acts as a selling agent for the Fund. The General Partner has appointed, and intends to appoint, other broker dealers as additional selling agents with respect to Series A, Series B and Series I Units only. The selling agents are not required to purchase any Series A, Series B and Series I Units or sell any specific number or dollar amount of Series A, Series B and Series I Units but will use their best efforts to sell such Units.

The Futures Commission Merchants and Currency Forward Counterparty

The Fund utilizes Newedge USA, LLC, or NUSA, and J.P. Morgan Securities, LLC, or JPMS, as its futures commission merchants, the Futures Commission Merchants or FCMs, and Newedge UK Financial Limited, or NEUK, as its currency forward counterparty. The Fund may utilize other futures commission merchants, swap or forward counterparties if the General Partner deems it to be in the best interest of the Fund.

Cash Managers

The Fund has retained J.P. Morgan Investment Management, Inc., or JPMIM, and Principal Global Investors, LLC, or PGI, and together with JPMIM, the Cash Managers, to provide cash management services to the Fund. The Cash Managers will manage the Fund’s cash and excess margin through investments in short-term, high quality fixed income securities, pursuant to investment parameters established by the General Partner.

Limitation of Liabilities

Limited Partners cannot lose more than their investments in the Units plus any undistributed profits. Limited Partners may be required to return to the Fund amounts distributed by the Fund in violation of law.

Net Asset Value

The Fund’s “Net Assets” are the total assets of the Fund minus the total liabilities of the Fund, determined in accordance with generally accepted accounting principles in the U.S. consistently applied under the accrual basis of accounting. For purposes of calculating month-end fees, the Fund’s Net Asset Value is calculated prior to the accrual of any fees of the Fund for that month and prorated for partial months and adjusted for weekly subscriptions and redemptions.

4

Summary (cont’d)

The “Net Asset Value” of a Unit in a particular Series refers to the aggregate capital account balances with respect to the Series of Units divided by the number of outstanding Units of such Series.

Segregated Accounts

The proceeds of the offering will be deposited in cash in an account in the name of the Fund at the Futures Commission Merchants and maintained in accordance with CFTC investor protection and segregation requirements, in bank deposits, fully registered money market funds, at the Cash Managers for cash management purposes and at the Fund’s currency forward counterparties as collateral. However, some of the Fund’s trading is expected to be conducted on commodity exchanges outside the U.S. Trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections.

5

Summary (cont’d)

Fees and Expenses

Trading Advisor Management Fees

Each Series of Units incurs monthly Trading Advisor Management Fees ranging from 0% to 1/12th of 1.50% of the Fund’s trading assets allocated to each Trading Advisor. Trading Advisor Management Fees are payable monthly in arrears. The Fund’s trading level may range from 0.90 times to 1.50 times the Fund’s Net Assets in the sole discretion of the General Partner.

All Trading Advisor Management Fees will be prorated for partial months, adjusted for weekly subscriptions or redemptions and adjusted for intra-month allocations to or away from the Trading Advisors.

Trading Advisor Incentive Fees

Each Series of Units incurs quarterly Trading Advisor Incentive Fees ranging from 20% to 30% of any Trading Profits generated by each Trading Advisor.

“Trading Profits” in respect of each Trading Advisor are the sum of: (i) the net of all realized profits and losses on account commodity positions liquidated during the quarter, plus (ii) the net of all unrealized profits and losses net of accrued Brokerage Expenses, NFA fees and give up fees on account commodity positions open as of the quarter end, minus (iii) the net of all unrealized profits and losses on account commodity positions open at the end of the previous quarter end, (iv) any cumulative net realized losses (which do not include Trading Advisor Incentive Fee expenses) from each Trading Advisor’s trading of the account carried forward from all previous quarters since the last quarter for which a Trading Advisor Incentive Fee was payable to such Trading Advisor and (v) the Trading Advisor Management Fee paid or accrued to such Trading Advisor.

The loss carry-forward is proportionally reduced if and to the extent the Fund reduces the amount of assets allocated to each Trading Advisor. Trading Profits are determined prior to deducting the General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fees, Sales and Servicing Fees, Cash Manager Fees and any extraordinary expenses and do not include interest income earned by the Fund.

Because Trading Advisor Incentive Fees are calculated on a Trading Advisor-by-Trading Advisor basis, it is possible that substantial Trading Advisor Incentive Fees may be paid out of the Net Assets of the Fund during periods in which the Fund has no net profits or in which the Fund has total net losses.

Brokerage Commissions and Trading Expenses

Total charges paid to the Futures Commission Merchants/forward currency counterparty have and are expected to average approximately $4.00 per round-turn trade, although the Futures Commission Merchants’ brokerage commissions and trading fees, as well as the over-the-counter foreign exchange counterparty fees, are determined on a contract-by-contract basis and are expected to range from $1.00 to $12.00 per round-turn.  Some foreign contracts could be higher. Based on the foregoing estimate, each Series of Units is estimated to pay the brokers their pro-rated share of the actual brokerage expenses of approximately 0.32% of the Fund’s average annual net asset value.

General Partner Management Fee and Management Fee Cap	Each Series of Units (other than General Partner Units) incurs a monthly General Partner Management Fee, equal to 1/12th of 1.50% of the Fund’s month-end Net Asset Value prorated for partial months and adjusted for

6

Summary (cont’d)

weekly subscriptions and redemptions, and payable in arrears.  The General Partner Management Fee is paid to the General Partner to compensate it for its services to the Fund as general partner and CPO.

The General Partner Management Fee and the Trading Advisor Management Fees will not at any month-end, in the aggregate, exceed 1/12th of 3.50% of the Fund’s Net Assets. Based on the currently anticipated allocations among the Trading Advisors, the General Partner anticipates the cumulative General Partner Management Fee and Trading Advisor Management Fee to approximate 1/12th of 2.66% of the Fund’s Net Assets as of each month-end.

Administrative Expenses

Each Series of Units reimburses the General Partner for actual monthly administrative expenses payable to various third-party service providers (anticipated to be approximately 0.60 - 0.70% of net assets annually), including the General Partner (anticipated to be approximately 0.25 - 0.35% of net assets annually), up to 1/12th of 0.95% of the Fund’s month-end Net Asset Value prorated for partial months and adjusted for weekly subscriptions and redemptions, payable quarterly in arrears.  Actual administrative expenses may vary, but charges to the Fund will not exceed 0.95% of the Fund’s average annual Net Asset Value.

Offering Expenses

The Fund reimburses the General Partner for actual ongoing offering expenses, or Offering Expenses, up to 1/12th of 0.75% of the Fund’s month-end Net Asset Value (a 0.75% annual rate) pro-rata from Series A, B and I Units, payable monthly in arrears. Actual ongoing Offering Expenses in excess of this limitation are absorbed by the General Partner. If the Fund terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Fund will have no further obligation to the General Partner.

The Fund’s organizational and initial offering costs were borne by the General Partner without reimbursement by the Fund.

Selling Agent Fees

The General Partner charges Series A Units monthly Selling Agent Fees equal to 1/12th of 2.00% of the outstanding Series A Units’ month-end Net Asset Value prorated for partial months and adjusted for weekly subscriptions and redemptions, subject to the Fee Limit (as defined below). The General Partner pays the selling agents an upfront fee of 2.00% of the aggregate subscription amount for the sale of Series A Units. Beginning in the 13th month after a Unit is sold, the General Partner then pays the selling agents a monthly Selling Agent Fee in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ month-end Net Asset Value prorated for partial months and adjusted for weekly subscriptions and redemptions, subject to the Fee Limit.

The amount charged to Series A Unit holders with respect to Selling Agent Fees remains identical throughout the life of the Units, subject to the Fee Limit. For Units where the General Partner acts as the selling agent, it retains these fees and may compensate its sales personnel.

Series B, C and I Units do not incur Selling Agent Fees.

Sales and Servicing Fees	The General Partner charges Series A Units monthly Sales and Servicing Fees equal to 1/12th of 0.15% of the outstanding Series A Units’ month-end Net Asset Value prorated for partial months and adjusted for weekly subscriptions and redemptions, and payable in arrears, subject to the Fee

7

Summary (cont’d)

Limit.

The General Partner charges Series B Units monthly Sales and Servicing Fees equal to 1/12th of 0.60% of the outstanding Series B Units’ month-end Net Asset Value, and payable in arrears, subject to the Fee Limit.

Series C and I Units do not incur Sales and Servicing Fees.

Sales and Servicing Fees collected by the General Partner will be used to defray payments made to selling agents, if any, as well as payments made to third parties in connection with the provision of custodial services. Any surplus Sales and Servicing Fees remaining after such payments are made will be retained by the General Partner. Any payments to selling agents or third parties for custodial fees in excess of the Sales and Services Fees collected by the General Partner will be paid out of the General Partner’s own funds and will not be borne by the Fund or any Limited Partner.

Cash Manager Fees

The Cash Managers charge the Fund approximately a 0.13% per annum fee on the basis of the assets placed under their management. The General Partner anticipates that approximately 60-80% of the Fund’s assets will be managed by the Cash Managers.

Fee Limit

The Fee Limit is the total amount of Selling Agent Fees, Sales and Servicing Fees (other than Sales and Servicing Fees paid on by the General Partner to third parties for custodial services) and other items of compensation paid by particular Series A, B or I Units when they equal 10.00% of the original purchase price paid by holders of those particular Units.

Investors in the Fund will not incur expenses subject to the Fee Limit calculation in excess of the Fee Limit.  When the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on a Limited Partner’s Series A, B or I Units, Series C Units will be issued in exchange for the investor’s Series A, B or I Units.

Redemption Fee

Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by fifty-two (52) (ii) multiplied by the number of weeks remaining before the first anniversary of the subscription date. Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

No other Series of Units will incur the Redemption Fee.

Extraordinary Fees and Expenses	The Fund will pay all extraordinary fees and expenses incurred by the Fund, if any, as determined by the General Partner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature.

8

Summary (cont’d)

Fiscal Year

The Fund’s fiscal year ends on December 31 of each year.

U.S. Federal Income Tax Considerations

The Fund will be treated as a partnership for federal income tax purposes. Accordingly, Limited Partners will be taxed on their own share of the Fund’s taxable income or loss whether or not they redeem Units or receive distributions. The General Partner does not anticipate making any distributions.

Reports to Limited Partners

The General Partner furnishes Limited Partners with monthly reports, annual audited financial statements and appropriate information to permit timely filing of federal and state income tax returns. Limited Partners may receive their monthly and annual statements electronically.

“Breakeven Table”

The “Breakeven Table” on the following page indicates the approximate percentage and dollar returns required for the value of an initial $10,000 investment in Series A, Series B and Series I Units to equal the amount originally invested twelve (12) months after issuance. The Series A Units, Series B Units and Series I Units will be automatically exchanged for Series C Units once the Fee Limit is reached, as described herein.

The capitalization of the Fund does not directly affect the level of its charges as a percentage of Net Asset Value, other than Administrative Expenses, and Offering Expenses, each of which are assumed for purposes of the “Breakeven Table” to equal the maximum permissible percentage of the Fund’s average month-end Net Asset Value).

[Remainder of page left blank intentionally.]

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“Breakeven Table”

The table below sets forth the Trading Profits that must be earned by the Fund to break even during the first year of investment, based on an initial investment of $10,000 (assuming no changes in Net Asset Value and interest income of 0.21%)

	Dollar Amount and Percentage of Expenses[1]
	Series A [2]		Series B [2]		Series C [2]		Series I [2]
Expense	$	%	$	%	$	%	$	%
Trading Advisor Management Fee[3]	$116	1.16%	$116	1.16%	$116	1.16%	$116	1.16%
Trading Advisor Incentive Fee[4]	$113	1.13%	$93	0.93%	$53	0.53%	$75	0.75%
Brokerage Commissions and Trading Expenses[5]	$32	0.32%	$32	0.32%	$32	0.32%	$32	0.32%
General Partner Management Fee	$150	1.50%	$150	1.50%	$150	1.50%	$150	1.50%
Administrative Expenses[5]	$95	0.95%	$95	0.95%	$95	0.95%	$95	0.95%
Offering Expenses[5]	$75	0.75%	$75	0.75%	$0	0.00%	$75	0.75%
Selling Agent Fees[5]	$200	2.00%	$0	0.00%	$0	0.00%	$0	0.00%
Broker Dealer Servicing Fee or Broker Dealer Custodial Fee[5]	$15	0.15%	$60	0.60%	$0	0.00%	$0	0.00%
Cash Manager Fee[6]	$9	0.09%	$9	0.09%	$9	0.09%	$9	0.09%
Interest Income[7]	($21)	-0.21%	($21)	-0.21%	($21)	-0.21%	($21)	-0.21%
12-Month Breakeven[8]	$784	7.84%	$609	6.09%	$434	4.33%	$531	5.31%

1	The breakeven analysis assumes that the Units have a constant month-end net asset value and is based on an initial minimum subscription of $10,000. See “Charges” for an explanation of the expenses included in the “Breakeven Table.”

2	Once the Fee Limit (described above on page 8) is reached, Series A Units, Series B Units and Series I Units will be automatically exchanged for Series C Units. Series C Units may not be purchased and will not be exchanged for Series A, B or I Units until sometime after the first year of investment when the Fee Limit is reached.

3	The Trading Advisor Management Fees payable by the Fund to the Trading Advisors range from 0.00% to up to 1.50% of the trading level allocated to the Trading Advisors. Based on the allocation of the Fund’s trading level among the Trading Advisors as of the date of this Prospectus, the estimated aggregate blended Trading Advisor Management Fee rate is 1.16% of the Fund’s Net Asset Value.

4	Trading Advisor Incentive Fees are paid to each Trading Advisor only on Trading Profits earned by such Trading Advisor. Trading Profits are determined prior to deducting the General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fees, Sales and Servicing Fees, Cash Manager Fees and any extraordinary expenses (and, in the case of QIM, a portion of the ongoing operational and administrative costs, fees and expenses of the Fund equal to 1.44% annually), and do not include interest income. As a result, Trading Advisor Incentive Fees will be payable at the Fund’s break-even point.

5	Expense levels are assumed to be at maximum levels, with the exception of Brokerage Commissions and Trading Expenses, which is a good faith estimate as of the date of this Prospectus. The compensation paid to the Futures Commission Merchants is estimated at 0.32% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc. Selling Agent Fees and the Sales and Servicing Fees are described above in detail. See “Summary — Fees and Expenses.”

6	The Cash Manager Fees are estimated at 0.09% of the Fund’s Net Asset Value because the Cash Managers charge approximately a 0.13% per annum fee on the basis of the assets placed under their management and the General Partner anticipates that approximately 60-80% of the Fund’s assets will be managed by the Cash Managers.

7	Interest income currently is estimated to be earned at a rate of 0.21% based upon the current interest rates of the anticipated mix of cash, bank deposits, short-term obligations of the U.S. Government. Government-sponsored enterprises, and fully registered U.S. money market funds or short-term (under one year) investment grade interest bearing securities, including commercial paper. This rate will change from time-to-time according to prevailing interest rates.

8	Series A Units are subject to a Redemption Fee that declines every month during the first year an investor holds such Series A Units so that, at the end of the 12th month following investment, the Redemption Fee is $0. Thus, no Redemption Fee is shown at the 12-Month Breakeven point. An investor redeeming his Series A Units prior to the one-year anniversary of the subscription date will pay a Redemption Fee, determined by how long the investor held his Series A Units. For example, based on an initial investment of $10,000, the Redemption Fee at the end of the 48th week-end following investment would be $15.38 or 0.154% of the initial investment.

10

Organization Chart

11

The Risks Limited Partners Face

Limited Partners could lose money investing in Units. Please consider carefully the risks described below before making an investment decision. Please refer to the other information included in this Prospectus.

(1)	Limited Partners May Not Rely on Past Performance in Deciding Whether to Buy Units.

The Fund has a limited trading history as a multi-manager fund. Although past performance is not indicative of future results, if the Fund had an established performance history, such performance history may (or may not) provide an investor with more information on which to evaluate an investment in the Fund. Therefore, investors have only limited performance information to consider when making an investment decision.

(2)	Futures Markets are Volatile and therefore, the Net Asset Value of Units May Fluctuate Substantially.

Futures prices have been subject to periods of volatility in the past and such periods may recur. Price movements of commodities are caused by many unpredictable factors, such as weather, interest rate changes and general economic and political conditions. In turn, the value of Units may fluctuate substantially.

(3)	Unit Values are Unpredictable at the Time Redemption Requests Are Due.

The Fund’s Net Asset Value per Unit can vary significantly intra- and inter-week. The Units may only be transferred with the consent of the General Partner, which will not be unreasonably withheld, and may only be redeemed weekly at the Net Asset Value per Unit as of the close of business on each Tuesday. Because irrevocable redemption notices must currently be submitted on the Friday preceding such Redemption Date, Limited Partners cannot know the Net Asset Value at which they will redeem Units at that time. Therefore, Limited Partners cannot control the maximum losses on their Units because the redemption value of Units will not be determined at the time redemptions are requested. Redemption Fees apply to Series A Units redeemed prior to the first anniversary of the subscription date.

(4)	The Fund’s Trading of Futures, Forwards, Options, Swaps and Commodity Interests is Speculative and Volatile.

The Fund trades on a speculative basis. Commodity interest and financial instrument prices are highly volatile. Price movements for commodity interests and financial markets are influenced by, among other things, changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs and policies of governments; U.S. and foreign political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and reevaluations; and emotions of the marketplace. No assurance can be given that the Trading Advisors’ advice will result in profitable trades for the Fund or that the Fund will not incur substantial losses.

(5)	Possible Illiquid Markets May Exacerbate Losses.

The daily price fluctuation limit is the maximum permitted fluctuation in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day’s settlement price. Such limits are imposed by the exchanges. The exchanges prohibit the execution of trades at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in the contract generally cannot be taken or liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject it to substantial losses.

Any factor which would make it more difficult to execute timely trades, such as significant lessening of liquidity in the futures markets, would also be detrimental to the Fund. The CFTC and the commodity exchanges have authority in market emergencies to suspend or otherwise limit trading.

(6)	Leveraged Trading May Cause the Fund to Incur Substantial Losses.

A futures, forward or swap position can be established with the payment of a deposit (margin) that is typically a small percentage of the total value of the futures contract. Thus, a small movement in the price of the contract can result in a substantial

12

loss relative to the margin deposit. The Fund could lose all or most of its capital because of this leverage.

In addition, the General Partner may cause any of the Trading Advisors to trade the Fund’s assets allocated to them at a range of approximately 0.90-1.50 times the trading level normally utilized by each Trading Advisor employing the Trading Programs that will be traded on behalf of the Fund. Increasing trading levels increases volatility and brokerage commissions, and magnifies losses as well as gains.

(7)	Futures Trading is Speculative in Nature.

Futures contracts, unlike many securities, do not pay any dividends or interest. Profits can be made in futures trading only by selling a contract at a higher price than that at which it was bought or by buying a contract at a lower price than at which it was sold.

(8)	Possible Effects of Speculative Position Limits.

The CFTC and the commodity exchanges have established limits on the maximum net long or net short futures positions which any person or group of persons acting together may hold or control. All commodity accounts owned or managed by the Trading Advisors or the Principals thereof, including the Fund’s account, must be combined for position limit purposes. In November 2011, the CFTC adopted a new position limits regime for 28 so-called “exempt” (i.e., metals and energy) and agricultural futures and options contacts and their economically equivalent swap contracts. Those proposed speculative position limits were vacated by a United States District Court, but the CFTC has again proposed a new set of speculative position rules which are not yet finalized (or effective). If the CFTC is successful in this second try, the counterparties with which the Fund deals may further limit the size or duration of positions available to the Fund. The General Partner believes (but cannot assure) that these current or proposed limits will not adversely affect the Fund’s trading.

(9)	Trading of Forward Contracts Presents Unique Risks.

The Fund may enter into forward contracts for the trading of certain commodity interests, such as currencies, energy, and precious metals, with U.S. and foreign banks, currency, energy and precious metals dealers.

A forward contract is a contractual obligation to buy or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a result, are not afforded the regulatory protections provided by such exchanges; rather, banks and dealers act as principals in such markets. There are no limitations on daily price moves in such forward contracts. In addition, speculative position limits are not applicable to forward contracts trading, although brokers or the principals with whom they may deal in the forward markets may limit the positions available to the Fund as a consequence of credit considerations. The principals who deal in the forward contract market are not required to continue to make markets in such contracts. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with any unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell.

The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, might limit forward trading to less than that which a Trading Advisor would otherwise recommend, to the possible detriment of the Fund.

(10)	Trading on Foreign Exchanges is Not Subject to U.S. Regulation and is Subject to Foreign Exchange Currency Exposure.

The Fund may trade on foreign exchanges. Some foreign exchanges, in contrast to domestic exchanges, are “principals’ markets” in which performance is the responsibility only of the individual member with whom the trader has entered into a futures contract and not of an exchange or clearing corporation.

The Fund’s accounts are denominated in U.S. dollars. Whenever money is held for margin in a currency other than the U.S. dollar, the Fund is exposed to potential gains or losses if exchange rates fluctuate. However, the Trading Advisors may attempt under certain circumstances to hedge foreign exchange currency exposure for the Fund. Such hedging may not be successful and may result in losses.

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Users of foreign exchanges typically do not have the protections available to users of the U.S. futures markets.

(11)	Default by Counterparty or Others and Credit Risk Could Cause Substantial Losses and Disruptions to Trading.

If the Fund’s Futures Commission Merchants or counterparties become bankrupt or insolvent, or otherwise default on their obligations to the Fund, the Fund may not receive all amounts owing to it in respect of its trading, despite the clearinghouse fully discharging all of its obligations. Furthermore, in the event of the bankruptcy of a Futures Commission Merchant or counterparty, the Fund could be limited to recovering either only a pro-rata share of all available funds segregated on behalf of such Futures Commission Merchant’s or counterparty’s combined customer accounts or, in certain cases, no funds at all, even though certain property specifically traceable to the Fund (for example, Treasury bills deposited by the Fund with such Futures Commission Merchant as margin) was held by such Futures Commission Merchant. The recent bankruptcy of MF Global Inc. and the shortfall in customer segregated funds demonstrates that such bankruptcies do occur and that customers can incur losses on assets held at a futures commission merchant. In addition, many of the instruments in which the Fund may trade are traded in markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a contract and not of an exchange or clearing corporation. The Fund will be subject to the risk of the inability or refusal to perform on the part of the counterparties with whom such contracts are traded.

If a bank or Cash Manager employed by the Fund becomes insolvent, the Fund might incur a loss of all or a portion of the funds it had deposited directly or indirectly with such firm. There is only limited government insurance for funds held in FDIC member banks and limited protection for funds held by the Cash Manager.

The Fund is also subject to the risk of clearing broker, exchange and clearinghouse insolvency. Fund assets may be lost or frozen during prolonged bankruptcy proceedings. If a material portion of the Fund’s capital were involved in a bankruptcy, the General Partner might suspend or limit trading, which could cause the Fund to potentially miss significant profit opportunities.

(12)	Trading in Option Contracts is Highly Leveraged and Speculative.

The Fund may trade option contracts. An option contract is the right, acquired for a price (commonly called a “premium”), to buy or sell a commodity at a predetermined price within a specified time. Such trading involves risks similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the potentially unlimited risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option.

(13)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Limited Partners.

The Fund is subject to actual and potential conflicts of interest involving the General Partner, the selling agents and the Trading Advisors. The General Partner and its principals, as well as the Trading Advisors and their principals all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, the parties involved with the Fund have a financial incentive to act in a manner other than in the best interest of the Fund and the Limited Partners. The General Partner and the Trading Advisors, or any of their affiliates or any person connected with them may invest in, directly or indirectly, or manage or advise other investment funds or accounts which invest in assets which may also be purchased or sold by the Fund. Neither the General Partner, the Trading Advisors nor any of their affiliates nor any person connected with them is under any obligation to offer investment opportunities of which any of them becomes aware to the Fund or to account to the Fund in respect of (or share with the Fund or inform the Fund of) any such transaction or any benefit received by any of them from any such transaction, but will allocate such opportunities on an equitable basis between the Fund and other clients. The General Partner has not established any formal procedures to resolve conflicts of interest. Consequently, Limited Partners are dependent on the

14

good faith of the respective parties subject to such conflicts to resolve them equitably. See “Conflicts of Interest.”

(14)	Potential Increase in Leverage Utilized.

The General Partner may cause any of the Trading Advisors to trade the Fund’s assets allocated to them at a range of approximately 0.90-1.50 times the trading level normally utilized by each Trading Advisor employing its Trading Program. The Fund could experience either greater or less volatility and greater or less brokerage commission expenses relative to clients who invest at the normal trading level of the Trading Programs depending on the amount of leverage utilized.

(15)	Increased Volatility Magnifies the Potential Amount of Losses.

The Fund may utilize a greater degree of leverage than the normal trading level of the Trading Programs, thereby resulting in greater volatility. Increasing trading levels increases volatility which can magnify losses.

(16)	The Fund Has Limited Liquidity.

Although the Fund offers weekly redemptions, the Fund may delay payment of redemption proceeds if special circumstances require, such as a market emergency that prevents the liquidation of commodity or cash management positions or a delay or default in payment to the Fund by a Futures Commission Merchant, a currency forward counterparty, Cash Manager or a bank or if payment is restricted pursuant to the Delaware Revised Uniform Limited Partnership Act. See also “Redemptions, Net Asset Value and Trading Suspension – Redemptions.”

(17)	The Fund’s Reliance on the General Partner to Provide Certain Services may be Detrimental to the Fund

The Fund’s success will depend significantly on the General Partner’s ability to provide certain services to the Fund, including, but not limited to, administrative services for the Fund, monitoring the Trading Advisors, adding Trading Advisors and replacing the Trading Advisors, if necessary. Failure of the General Partner to provide any of these services may be detrimental to the Fund.

(18)	The Fund May be Harmed Should Key Personnel of the General Partner Become Unavailable.

The General Partner is dependent on the services of Mr. Steben and other key personnel. If Mr. Steben’s services became unavailable, another Principal of the firm or a new principal (whose experience cannot be known at this time) will need to take charge of the General Partner, which may be detrimental to the Fund.

(19)	The Fund May be Harmed by Failure of the Trading Advisors.

The Fund’s success depends on the ability of its Trading Advisors. There can be no assurance that their trading methods will produce profits (or not generate losses). Past performance is not indicative of future results. Further, the incapacity of a Trading Advisor’s principals could have a material and adverse effect on that Trading Advisor’s ability to discharge its obligations under its advisory agreement.

(20)	Use of Electronic Trading Presents Risks that Differ from Risks Stemming from Traditional Trading Methods.

The Trading Advisors utilize electronic trading while implementing the Trading Programs on behalf of the Fund’s account. Electronic trading differs from traditional methods of trading. Electronic trading systems may possess particular risks related to system access, varying response times and security procedures. Internet enabled systems may also have additional risks associated with service providers and the delivery and monitoring of electronic communications. In the event of system or component failure, it is possible that the Trading Advisors may not be able to initiate new orders, fill existing orders or modify or cancel orders that were previously entered, as well as exit existing positions. System or component failure may also result in loss of orders or order priority. Exchanges offering an electronic trading system which lists contracts have generally implemented rules to limit their liability, the liability of futures brokers, as well as software and communication system vendors and the damages that may be collected for system inoperability and delays.

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(21)	The Fund Bears the Risk of Loss for its Investments in Short Term Investment Grade Commercial Paper.

The Fund utilizes commercial paper in its cash management. Commercial paper is an unsecured, short-term debt instrument, issued by a corporation, with maturities rarely longer than 270 days. Commercial paper is not usually backed by any form of collateral, so only firms with high-quality debt ratings will be used. If the issuing corporation defaults on its obligations, the Fund bears the risk of loss of the amount expected to be received.

(22)	The Fund Bears the Risk of Loss for its Use of Money Market Instruments.

Prior to the issuance of Units, an investor’s subscription proceeds are maintained in an interest bearing account at Bank of America. The Fund also maintains an operating account at Bank of America, and has placed a percentage of its assets under the discretionary management of the Cash Managers, which invest these assets in various money market instruments. Although these investments are considered to be high quality, some of the securities are neither guaranteed by the U.S. government nor supported by the full faith and credit of the U.S. government. There is some default risk that an issuer of money market instruments may fail to pay the interest and principal in a timely manner, or that negative perceptions about the issuer’s ability to make such payments will cause the price of these instruments to decline in value.

(23)	Changes in Trading Strategies May Be Detrimental to the Fund.

The trading strategies of the Trading Advisors are continually developing. A Trading Advisor is free to make any changes in its trading strategies, without notice to investors, if it believes that doing so will be in the Fund’s best interest. Such changes may be detrimental or beneficial to the Fund.

(24)	Trading Profits are Subject to Trading Advisor Incentive Fees and May Create an Incentive for the Trading Advisors to Make Investments in More Speculative Investments.

Each Trading Advisor may be paid substantial fees in the event that Trading Advisor generates Trading Profits.  Prospective investors should note that (i) the fact that the Trading Advisor Incentive Fee is paid based on each Trading Advisor’s Trading Profits may create an incentive for the Trading Advisors to make investments that are riskier or more speculative than would be the case if the Trading Advisors were paid a flat percentage of capital and (ii) the Trading Advisors may be paid increased amounts because the Trading Advisor Incentive Fees will be calculated on a basis that includes unrealized appreciation as well as realized gains.  If a Trading Advisor Incentive Fee is paid to a Trading Advisor in respect of a Limited Partner’s Units and a loss is subsequently charged to such Units, such Trading Advisor is entitled to retain all Trading Advisor Incentive Fees previously paid to it.

(25)	Substantial Trading Advisor Incentive Fees Payable on a Quarterly Basis Could be Charged Even Though the Fund’s Overall Quarterly and/or Annual Performance was Unprofitable.

Because the Trading Advisors’ Incentive Fees will be paid on a quarterly basis, a Trading Advisor could receive Incentive Fees for a portion of a year even though its trading for the entire year was unprofitable. Moreover, because Trading Advisor Incentive Fees are paid to each Trading Advisor based on Trading Profits generated be each Trading Advisor, and prior to deducting the General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fees, Sales and Servicing Fees, Cash Manager Fees and any extraordinary expenses, the Fund may pay quarterly Incentive Fees to some or all of the Trading Advisors for a quarter in which the Fund as a whole had no net profits or in which the Fund has total net losses.

(26)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

Except for the Trading Advisor Incentive Fees, each Series of Units is subject to fees and expenses irrespective of profitability. Consequently, failure of the Fund to earn an amount of profit that exceeds the expense level of each Series of Units will result in losses and a depletion of the Fund’s assets, in whole or in part. Limited Partners may never achieve profits, significant or otherwise.

(27)	Adding, Terminating or Replacing a Trading Advisor Cannot Provide any Assurance that the Fund Will Succeed.

The General Partner has the authority to add Trading Advisors and replace or terminate the current Trading Advisors should it deem it to be, in its sole discretion, in the best interest of the Fund. The

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General Partner could then allocate the Fund’s assets to a new Trading Advisor or Trading Advisors, or reallocate assets among the remaining Trading Advisors. Adding, terminating or replacing Trading Advisors cannot provide any assurance that the Fund will succeed.

(28)	Payment of Trading Advisor Incentive Fees may Cause the Trading Advisors to Terminate their Services to the Fund Should the Trading Advisors Suffer Significant Losses; Such Losses Will Create Loss Carry-forwards Which Could Have Additional Negative Implications for the Fund.

Each Trading Advisor generally has to “make up” previous trading losses incurred by that Trading Advisor (and not any other Trading Advisor) on behalf of the Fund before it can earn a Trading Advisor Incentive Fee. However, a Trading Advisor might terminate its services to the Fund or the General Partner might decide to replace a Trading Advisor when it has such a “loss carry-forward” and the Fund would lose the potential benefit of not having to pay that Trading Advisor the Trading Advisor Incentive Fees during the time it was generating profits that made up for the prior losses. In addition, the Fund would have to pay Trading Advisor Incentive Fees to a replacement Trading Advisor for each dollar of new profits it generates for the Fund, regardless of the Fund’s previous experience.

(29)	Offsetting Positions by Trading Advisors Will Result in Net Losses for the Fund

Because the Trading Advisors trade independently of each other, they may establish offsetting positions for the Fund. For example, one Trading Advisor may sell 10 March wheat contracts at the same time another Trading Advisor buys 10 March wheat contracts. The net effect for the Fund will be the incurring of two brokerage commissions without the potential for earning a profit (or incurring a loss).

(30)	Required Liquidations May Disrupt Trading Advisors’ Trading Systems or Methods

Under certain unusual circumstances, the Fund might have to direct a Trading Advisor to liquidate positions in order to generate funds needed to meet margin calls, to fund the redemption of Units, or to permit the reallocation of funds to another Trading Advisor. Such liquidations could disrupt the Trading Advisor’s trading system or method.

(31)	Limited Partners Do Not Participate in Management.

Limited Partners are not entitled to participate in the management of the Fund or the conduct of its business. Therefore, Limited Partners are wholly dependent upon the General Partner.

(32)	Transferability of Units Upon General Partner Consent Decreases Liquidity.

Investors may acquire Units only for investment and not for resale. Units are transferable only with the General Partner’s consent which will not be unreasonably withheld. There will be no resale market for the Units. Such limited liquidity could be detrimental because a Limited Partner may not be able to redeem or transfer promptly in order to avoid additional losses.

(33)	Mandatory Redemptions May Cause a Limited Partner to Suffer Losses.

The General Partner may require a Limited Partner to be redeemed from the Fund. Such a mandatory redemption may upset the timing of a Limited Partner’s portfolio investment objectives. Additionally, the Limited Partner may be required to redeem at a loss. See “Redemptions, Net Asset Value and Trading Suspension – Mandatory Redemption.”

(34)	Indemnification Payments May Decrease the Fund’s Net Asset Value.

The Fund is required to indemnify the General Partner, the Trading Advisors, the selling agents, the Futures Commission Merchants, Cash Managers, any other of the Fund’s service providers, and their affiliates, against various liabilities they may incur in providing services to the Fund, provided the indemnified party met the standard of conduct specified in the applicable indemnification clause. The Fund’s indemnification obligations could require the Fund to make substantial indemnification payments and will reduce the Net Assets of the Fund, and ultimately, the Net Asset Value of the Limited Partners’ Units.

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(35)	Because Futures Contracts Have No Intrinsic Value, the Positive Performance of an Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Units trade unprofitably.

(36)	Failure of Commodity Futures Markets to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Portfolio Losses.

Historically, managed futures accounts and funds returns have tended to exhibit low to negative correlation with the returns of other financial assets such as stocks and bonds. If the Units perform in a manner that correlates with the general financial markets or do not perform successfully, a Limited Partner will obtain no diversification benefits by investing in the Units and the Units may produce no gains to offset losses from other investments.

(37)	Limited Partners Will Not Have the Protections Associated With Ownership of Units in an Investment Company Registered Under the Investment Company Act of 1940.

The Fund is not registered as an investment company under the Investment Company Act of 1940, as amended, and is not required to register under such act. Consequently, Limited Partners will not have the regulatory protections provided to investors in registered and regulated investment companies.

(38)	The Fund May Terminate for Certain Reasons.

The term of the Fund is perpetual unless terminated earlier as provided in the Fifth Amended and Restated Limited Partnership Agreement. For example, the General Partner can withdraw as the general partner on 120 days’ prior written notice, which withdrawal could result in termination of the Fund, unless a substitute general partner were obtained. In addition, a decline in the Net Asset Value of a Unit as of the end of any month to or below $35 may result in early termination of the Fund.

(39)	Possibility of Additional Government or Market Regulation.

The regulation of the U.S. commodities markets has undergone substantial change in recent years, a process which is expected to continue. In addition, a number of substantial regulatory changes are pending or in progress in certain foreign markets. The effect of regulatory change on the Fund is impossible to predict but could be material and adverse.

Some concern has been expressed by various governmental authorities that the impact of speculative pools of capital, such as the Fund, on international currency trading is making it significantly more costly and difficult for central banks and governments to influence exchange rates. This and similar concerns could lead to pressure to restrict the access of speculative capital to these markets.

In addition to regulatory changes, the economic features of the markets traded by the Fund have undergone, and are expected to continue to undergo, rapid and substantial changes as new strategies and instruments have been introduced. Furthermore, the number of participants, particularly institutional participants, in the futures and forward markets appears to have expanded substantially, and are expected to continue to do so during the current disruption in the financial markets. There can be no assurance as to how the Fund will perform given the changes to, and increased competition in, the marketplace.

(40)	Forwards, Swaps and Other Derivatives Are Subject to Varying CFTC Regulation

Dodd-Frank will require that a substantial portion of over-the-counter derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. Over-the-counter trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible CFTC-mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared over-the-counter derivatives. Over-the-counter derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as they currently are allowed to do. This will further increase the dealers’ costs, which costs are expected to be passed through to other market participants in

18

the form of higher fees and less favorable dealer marks.

The CFTC may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the over-the-counter markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Certain CFTC-regulated derivatives trades are expected to be subject to these rules starting in early to mid-2014. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into highly tailored or customized transactions. They may also render certain strategies in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

(41)	The Limited Partners are Subject to Certain Tax Risks.

The Fund’s income and gain for each taxable year will be allocated to, and includible in, a Limited Partner’s taxable income whether or not cash or other property is actually distributed. Furthermore, the General Partner does not anticipate that the Fund will make distributions. Accordingly, each Limited Partner should have alternative sources from which to pay its U.S. federal income tax liability or be prepared to withdraw such amounts from the Fund.

Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, such as Selling Agent Fees, Sales and Servicing Fees and Redemption Fees, nor can these expenses be amortized by the Fund or any Limited Partner.

An audit of the Fund may result in an audit of the returns of some or all of the Limited Partners, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to a Limited Partner’s investment in the Fund. If such adjustments result in an increase in a Limited Partner’s U.S. federal income tax liability for any year, such Limited Partner may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return will be borne by the Fund. The cost of any audit of a Limited Partner’s tax return will be borne solely by such Limited Partner.

The taxation of partnerships and partners is complex. Potential investors are strongly urged to review the discussion below under “Material U.S. Federal Income Tax Considerations” and to consult their own tax advisors.

(42)	Accounting for Uncertain Tax Positions

Financial Accounting Standards Board Accounting Standards Codification Topic No. 740, “Income Taxes”, or ASC 740, in part formerly known as “FIN 48”, provides guidance on the recognition of uncertain tax positions. ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements. It also provides guidance on recognition, measurement, classification, interest and penalties with respect to tax positions. A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the net asset value of the Fund, including reducing the net asset value of the Fund to reflect reserves for income taxes, such as foreign withholding taxes, that may be payable by the Fund. This could cause benefits or detriments to certain investors, depending upon the timing of their subscriptions and redemptions from the Fund.

(43)	Termination of one or more Selling Agent Agreement(s) between the Fund and the Selling Agent(s) May, in Certain Circumstances, Have a Negative Material Impact on the Fund.

Termination of a Selling Agent Agreement between the Fund and the selling agent could have a material impact on the Fund. If the Fund enters into a number of Selling Agent Agreements, the termination of one Selling Agent Agreement may not be material. On the other hand, if the Net Asset Value of the Fund has diminished such that Fund expenses would have a material impact on investor returns, which situation would be ameliorated by the Fund’s raising additional assets through new subscriptions for Units, the termination of one or more Selling Agent Agreement(s) may have a negative impact on the Fund.

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Performance of the Fund

January 2009 to February 2014

Series A Units

The following are the monthly rates of return for Series A Units from January 1, 2009 through February 28, 2014. There can be no assurance that the Fund will continue to perform in the future in the way it has in the past. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SENECA GLOBAL FUND, L.P.

Type of Pool: Publicly Offered

Commencement of Fund: September 1, 2008

Commencement of Series: December 1, 2008

Aggregate Series A Subscriptions: $34,681,863

Aggregate Fund Subscriptions : $99,740,977*

Current Series Capitalization : $10,846,428

Current Fund Capitalization : $31,091,208

Largest Monthly Drawdown*: (10.02)% June 2009

Largest Peak-to-Valley Drawdown*: (35.63)% February 2009 – September 2013

Net Asset Value per Series A Unit, February 28, 2014: $69.61

Monthly Rates Of Return	2014	2013	2012	2011	2010	2009
January	(3.36)%	2.59%	(0.72)%	(1.83)%	(3.61)%	0.37%
February	1.34%	(1.05)%	2.23%	2.81%	2.44%	0.57%
March		0.89%	(4.63)%	(1.56)%	4.06%	(4.55)%
April		2.38%	0.54%	4.96%	1.82%	(4.18)%
May		(2.40)%	3.76%	(7.89)%	(4.01)%	(2.77)%
June		(3.28)%	(9.42)%	(3.59)%	0.80%	(10.02)%
July		(1.19)%	5.28%	5.11%	(1.98)%	(1.91)%
August		(3.90)%	(3.54)%	0.20%	7.90%	4.37%
September		(1.46)%	(3.11)%	4.62%	0.98%	3.01%
October		1.65%	(6.11)%	(8.92)%	3.95%	(5.76)%
November		1.17%	(2.27)%	(3.51)%	(5.05)%	9.26%
December		1.99%	1.49%	0.75%	5.70%	(6.37)%
Compound Rate Of Return	(2.07)% (2 months)	(2.86)%	(16.18)%	(9.64)%	12.77%	(17.87)%

* See the notes on page 23.

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PERFORMANCE OF THE FUND

January 2009 to February 2014

Series B Units

The following are the monthly rates of return for Series B Units from January 1, 2009 through February 28, 2014. There can be no assurance that the Fund will continue to perform in the future in the way it has in the past. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SENECA GLOBAL FUND, L.P.

Type of Pool: Publicly Offered

Commencement of Fund: September 1, 2008

Commencement of Series: November 1, 2008

Aggregate Series B Subscriptions: $20,636,710

Aggregate Fund Subscriptions : $99,740,977*

Current Series Capitalization : $6,550,015

Current Fund Capitalization : $31,091,208

Largest Monthly Drawdown*: (9.90)% June 2009

Largest Peak-to-Valley Drawdown*: (30.79)% February 2009 – September 2013

Net Asset Value per Series B Unit, February 28, 2014: $80.14

Monthly Rates Of Return	2014	2013	2012	2011	2010	2009
January	(3.24)%	2.72%	(0.59)%	(1.70)%	(3.49)%	0.47%
February	1.47%	(0.92)%	2.36%	2.95%	2.57%	0.67%
March		1.02%	(4.50)%	(1.43)%	4.19%	(4.40)%
April		2.51%	0.67%	5.10%	1.95%	(4.05)%
May		(2.27)%	3.90%	(7.77)%	(3.88)%	(2.65)%
June		(3.16)%	(9.29)%	(3.44)%	0.93%	(9.90)%
July		(1.07)%	5.42%	5.25%	(1.86)%	(1.78)%
August		(3.78)%	(3.42)%	0.35%	8.04%	4.50%
September		(1.33)%	(2.98)%	4.78%	1.11%	3.15%
October		1.78%	(5.99)%	(8.80)%	4.08%	(5.63)%
November		1.30%	(2.15)%	(3.38)%	(4.92)%	9.41%
December		2.13%	1.62%	0.88%	5.83%	(6.25)%
Compound Rate Of Return	(1.81)% (2 months)	(1.34)%	(14.85)%	(8.15)%	14.55%	(16.61)%

* See the notes on page 23.

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PERFORMANCE OF THE FUND

September 2012 to February 2014

Series C Units

The following are the monthly rates of return for Series C Units from September 1, 2012 through February 28, 2014. There can be no assurance that the Fund will continue to perform in the future in the way it has in the past. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SENECA GLOBAL FUND, L.P.

Type of Pool: Publicly Offered

Commencement of Fund: September 1, 2008

Commencement of Series: September 1, 2012

Aggregate Series C Subscriptions: $0*

Aggregate Fund Subscriptions : $99,740,977*

Current Series Capitalization : $2,743,921

Current Fund Capitalization : $31,091,208

Largest Monthly Drawdown*: (5.88)% October 2012

Largest Peak-to-Valley Drawdown*: (13.76)% September 2012 – September 2013

Net Asset Value per Series C Unit, February 28, 2014: $89.67

Monthly Rates Of Return	2014	2013	2012
January	(3.13)%	2.84%
February	1.59%	(0.81)%
March		1.14%
April		2.63%
May		(2.16)%
June		(3.05)%
July		(0.96)%
August		(3.67)%
September		(1.22)%	(2.87)%
October		1.90%	(5.88)%
November		1.42%	(2.04)%
December		2.24%	1.74%
Compound Rate Of Return	(1.59)% (2 months)	0.01%	(8.89)% (4 months)

* See the notes on page 23.

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PERFORMANCE OF THE FUND

January 2009 to February 2014

Series I Units

The following are the monthly rates of return for Series I Units from January 1, 2009 through February 28, 2014. There can be no assurance that the Fund will continue to perform in the future in the way it has in the past. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SENECA GLOBAL FUND, L.P.

Type of Pool: Publicly Offered

Commencement of Fund: September 1, 2008

Commencement of Series: September 1, 2008

Aggregate Series I Subscriptions: $43,522,404

Aggregate Fund Subscriptions : $99,740,977*

Current Series Capitalization : $10,166,841

Current Fund Capitalization : $31,091,208

Largest Monthly Drawdown*: (9.86)% June 2009

Largest Peak-to-Valley Drawdown*: (29.10)% April 2011 – September 2013

Net Asset Value per Series I Unit, February 28, 2014: $94.03

Monthly Rates Of Return	2014	2013	2012	2011	2010	2009
January	(3.19)%	2.77%	(0.54)%	(1.65)%	(3.44)%	0.51%
February	1.52%	(0.87)%	2.41%	3.00%	2.63%	0.71%
March		1.07%	(4.45)%	(1.38)%	4.24%	(4.23)%
April		2.56%	0.73%	5.15%	2.01%	(4.00)%
May		(2.22)%	3.95%	(7.72)%	(3.83)%	(2.60)%
June		(3.11)%	(9.25)%	(3.37)%	0.98%	(9.86)%
July		(1.02)%	5.47%	5.30%	(1.81)%	(1.73)%
August		(3.73)%	(3.37)%	0.39%	8.09%	4.55%
September		(1.28)%	(2.93)%	4.81%	1.16%	3.20%
October		1.83%	(5.94)%	(8.75)%	4.13%	(5.59)%
November		1.36%	(2.10)%	(3.33)%	(4.87)%	9.46%
December		2.18%	1.68%	0.93%	5.89%	(6.20)%
Compound Rate Of Return	(1.71)% (2 months)	(0.74)%	(14.35)%	(7.62)%	15.25%	(16.01)%

* The General Partner contributed initial capital to the Fund of $500,000 as part of the Fund’s launch and an additional $100,000 in each of November 2010, July 2011, December 2011 and November 2012. This amount is included in the “Aggregate Fund Subscriptions” figure, and is tracked separately from Series A, Series B, Series C and Series I Units. Similarly, the net asset value of the General Partner’s interest is included in the “Current Fund Capitalization” figure but not included in “Current Series Capitalization” for Series A, Series B, Series C or Series I Units.

“Largest Monthly Drawdown” is the largest single month loss sustained during the last five years and year-to-date. “Drawdown” as used in this table means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the % Largest Monthly Drawdown.

“Largest Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit during the last five years and year-to-date. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Largest Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be

23

$3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

Series C Units are not available for purchase. Rather Series A, Series B or Series I Units are automatically exchanged for Series C Units once the Fee Limit is reached

[Remainder of page left blank intentionally.]

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Investment Objective

Investment Objective

The Fund seeks appreciation of its assets over time through the speculative trading of futures and over-the-counter contracts, including currency forwards traded in the U.S. and internationally. The Fund seeks to accomplish its objectives by allocating among accounts managed by Trading Advisors. The General Partner is responsible for selecting and monitoring the Trading Advisors, and it may add new Trading Advisors in the future, terminate the current Trading Advisors, and will, in general, allocate and reallocate the Fund’s assets among the Trading Advisors as it deems is in the best interests of the Fund. Kenneth Steben, Michael Bulley and John Dolfin, each principals of the General Partner, are responsible for making the allocation decisions on behalf of the General Partner .

While past performance is not indicative of future results, the General Partner believes it is in the best interests of the Fund to select those Trading Advisors who have demonstrated superior ability during their trading history. Consideration is given to the consistency of past returns. Also considered are each Trading Advisor’s reputation, personnel, integrity and trading psychology, as well as its overall trading skill, money management, administrative support and the total amount of funds under management. Finally, the General Partner uses its discretion and judgment in applying each of the above factors in making a final determination to include a particular Trading Advisor in the Fund.

As of May 1, 2014, the Fund allocated approximately 36%, 13%, 24% and 27% of its assets to Winton, Blackwater, EP and QIM, respectively. However, such allocations may be altered at any time in the sole discretion of the General Partner.

The General Partner may cause any of the Trading Advisors to trade the Fund’s assets allocated to them at a range of approximately 0.90-1.50 times the trading level normally utilized by each Trading Advisor employing its Trading Program. The Fund could experience either greater or less volatility and greater or less brokerage commission expenses relative to clients who invest at the normal trading level of the Trading Programs depending on the amount of leverage utilized. The margin to equity ratio of the Fund is determined by the positions indicated by the trading models utilized by the Trading Advisors. The positions taken will vary based upon the trading signals generated by the models at any given time. However, because the Net Asset Value of the Fund will rise or fall over time due to subscriptions and redemptions, as well as any profits or losses, the actual leverage ratio in the Fund at any given time may be somewhat higher than 1.50 times or lower than 0.90 times the leverage normally utilized by the Trading Advisors.

The Fund maintains its margin deposits and reserves in cash, bank deposits, short-term obligations of the U.S. Government, Government-sponsored enterprises, money market funds or investment grade interest bearing securities including commercial paper. All interest income earned by the Fund will accrue to the Fund. The Fund’s excess margin monies will be managed by the General Partner or the Cash Managers. The General Partner and the Managers will attempt to invest the Fund’s cash assets to maximum risk-adjusted returns by investing in a mix of short term instruments described above.

There can be no assurance that the Fund or the Trading Programs will achieve their investment objectives or avoid substantial losses.

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to the Fund, which invests in futures related trading, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

Ability To Go Long or Short

Futures, forwards and swaps can be traded either long or short, meaning there is profit potential (and risk of loss) in declining markets with respect to short positions as well as rising markets with respect to long positions. This ability may provide diversification for traditional portfolios of stocks and bonds.

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The General Partner, Commodity Pool Operator and Selling Agent

The Fund’s General Partner and CPO is Steben & Company, Inc., a Maryland corporation organized in February 1989. The General Partner also serves as one of the Fund’s selling agents. The General Partner became registered with the CFTC as an introducing broker in May 1989 and as a CPO in August 1991. The General Partner is a member of the NFA, the self-regulatory organization for the commodity industry, and is a member of FINRA. The General Partner has been approved as a Swap Firm with the NFA since February 2013. The General Partner is registered as a broker dealer and an investment adviser with the SEC. The General Partner’s address is 9711 Washingtonian Blvd., Suite 400, Gaithersburg, Maryland 20878; telephone (240) 631-7600, fax (240) 631-9595. The General Partner’s web address is www.steben.com and its e-mail address is info@steben.com.

The General Partner manages all aspects of the Fund’s business, including selecting and monitoring the Fund’s Trading Advisors, allocating assets and trading level among the Trading Advisors, selecting the Fund’s Futures Commission Merchants, forward and swap counterparties, accountants, attorneys, service companies and Cash Managers, computing the Fund’s Net Assets, reporting to the Limited Partners, directing the investment of the Fund’s excess margin monies in interest-bearing instruments and/or cash, and handling subscriptions and redemptions. The General Partner maintains office facilities and furnishes administrative and clerical services to the Fund.

The performance of the Fund is disclosed beginning on page 20.

Principals of the General Partner

The Principals, directors and officers of the General Partner are Kenneth E. Steben, Michael D. Bulley, Carl A. Serger, John Dolfin, Francine Rosenberger, Richard C. Kendrick, Brian F. Hull, Kenneth E. Steben Revocable Trust and the Steben Family Trust. Other than the Kenneth E. Steben Revocable Trust, and the Steben Family Trust, all of the Principals are engaged in making trading or operational decisions or supervise such persons. Below are the biographies of Mr. Steben, Mr. Bulley, Mr. Serger, Mr. Dolfin, Ms. Rosenberger, Mr. Kendrick and Mr. Hull.

Kenneth E. Steben is the General Partner’s founder, President, Chief Executive Officer and a Director. Mr. Steben, born in January 1955, received his Bachelor’s Degree in Interdisciplinary Studies, with a concentration in Accounting in 1979 from Maharishi University of Management. Mr. Steben holds his Series 3, 5, 7, 24, 63 and 65 FINRA licenses, and has been a CFTC listed Principal and registered as an Associated Person of Steben & Company since March 15, 1989, and has been registered as a Swap Associated Person of Steben & Company since February 11, 2013.

Michael D. Bulley is Senior Vice President of Research and Risk Management, and a Director. Mr. Bulley, born in October 1957, received his Bachelor’s degree in Electrical Engineering from the University of Wisconsin – Madison in 1980 and his Master’s in Business Administration with a concentration in Finance from Johns Hopkins University in 1998. Mr. Bulley is a CAIASM designee and Member of the Chartered Alternative Investment Analyst Association®. Mr. Bulley joined Steben & Company in November 2002, and holds Series 3, 7, 28 and 30 FINRA licenses. Mr. Bulley has been a CFTC listed Principal since February 11, 2003 and registered as an Associated Person and Swap Associated Person of Steben & Company since January 18, 2003 and February 11, 2013, respectively.

Carl A. Serger CPA is Chief Financial Officer and a Director. Mr. Serger, born in March 1960, graduated from Old Dominion University in 1982 with a BS in Business Administration, and has a Technology Management Certification from the California Institute of Technology. Prior to joining Steben & Company in December 2009, Mr. Serger was the CFO, Senior VP and Treasurer of Finetre Corporation, a financial technology platform company providing services to major brokerage firms, banks and insurance companies from December 1999 until its acquisition by Ebix, Inc. in October 2006. Mr. Serger remained with Ebix, a software company serving the insurance industry, as Senior VP and CFO until July 2007. From July 2007 to November 2007, he acted as an independent consultant advising start-up companies on accounting and financial reporting matters. From November 2007 until November 2009, Mr. Serger was the Senior VP, CFO and COO for Peracon, Inc., a leading electronic transactions platform for institutional commercial real estate transactions. Mr. Serger holds his Series 28 FINRA license, and has been a CFTC listed Principal of Steben & Company since February 2, 2010.

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John Dolfin is Director of Research. Mr. Dolfin, born in 1972, earned a Bachelor’s degree in Philosophy, Politics and Economics from Oxford University in 1993, and a Masters in Economics from Yale University in 1996. Mr. Dolfin joined Steben & Company in August 2011. Previously he served as Director and Head of Macro and CTA Strategies at Merrill Lynch Wealth Management, a financial advisory firm, from July 2006 to June 2010. More recently, he served as Managing Director in the Liquid Strategies Group at SAFANAD Inc., an investment management firm, from June 2010 to February 2011. From March to July 2011, he was engaged in various personal projects. Mr. Dolfin has been a CFA charter holder since 2005 and has been a CFTC listed Principal of Steben & Company since July 2, 2012.

Francine J. Rosenberger is General Counsel and a Director. Ms. Rosenberger, born in 1967, earned her Bachelor of Arts from Juniata College in 1989, and graduated magna cum laude, with a J.D., from The Columbus School of Law at Catholic University in 1995. Prior to joining the General Partner, Ms. Rosenberger was in the Investment Management practice at the law firm of K&L Gates from September 1995 until January 2013. At K&L Gates, Ms. Rosenberger specialized in the formation, structuring and operation of investment companies, ETFs, and commodity pools. She has been a CFTC listed Principal of Steben & Company since March 7, 2013.

Richard C. Kendrick is Chief Marketing Officer of Steben & Company. Mr. Kendrick, born in 1970, received his BS in management and communications from Adelphi University, and his MBA from Duke University. He has also completed the Marketing Strategy Program at Harvard Business School. Mr. Kendrick joined Steben & Company in November 2012, bringing many years of financial services marketing, branding and distribution experience.  Prior to joining Steben & Company, Mr. Kendrick was Managing Director and Head of Marketing for ProShare Advisors LLC, one of the world’s largest ETF companies from March 2009 to November 2012.  Previously, from December 2008 to March 2009, he was a volunteer marketing advisor with Teach for America, an education focused non-profit organization. Prior to that he was Vice President of Asset Management Marketing at Ameriprise Financial, a financial services company, from May 2007 through November 2008, and from June 2002 until May 2007 he was a Marketing Director for Rydex Investments, a mutual fund company. Mr. Kendrick holds Series 7, 24 and 63 licenses, and is a General Securities Principal. He has been a CFTC listed Principal since February 8, 2013 and registered as an Associated Person and Swap Associated Person of Steben & Company since April 22, 2013.

Brian F. Hull is Chief Compliance Officer. Mr. Hull, born in 1968, joined the General Partner in July 1997, and since that time has held several positions in the firm’s compliance and operations departments. Prior to joining the General Partner, Mr. Hull served as Chief Compliance Officer at Tiger Investment Group, Inc., a broker dealer, from December 1995 to July 1997. Mr. Hull holds Series 3, 7, 24 and 28 licenses, and is both a General Securities and Financial and Operations Principal. He has been a CFTC listed Principal since October 10, 2012 and registered as an Associated Person and Swap Associated Person of Steben & Company since January 14, 1998 and February 11, 2013, respectively.

As of February 28, 2014, Mr. Bulley owns $19,912 of Series I Units and Mr. Serger owns $39,960 of Series I Units in the Fund.

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Legal Proceedings

There have never been any material administrative, civil or criminal actions or concluded against the General Partner or its principals, and there are none pending or on appeal.

Proprietary Trading

The principals of the General Partner may trade for their own account and records of such trades and written policies regarding proprietary trading will be available for inspection by the Limited Partners upon reasonable advance notice to the office of the General Partner.

Fiduciary and Regulatory Duties of the General Partner

As general partner of the Fund, the General Partner is effectively subject to the same restrictions imposed on “fiduciaries” under both statutory and common law. The General Partner has a fiduciary responsibility to the Limited Partners to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Fifth Amended and Restated Limited Partnership Agreement. The Fifth Amended and Restated Limited Partnership Agreement does not limit the General Partner’s fiduciary obligations under Delaware or common law and the Statement of Policy of the North American Securities Administrators Association, Inc. relating to public offerings of commodity pool interests, or the NASAA Guidelines, explicitly prohibits a general partner of a commodity pool from contracting away the fiduciary obligation owed to investors under the common law. However, the General Partner may assert as a defense to claims of breach of fiduciary obligations that the conflicts of interest and fees payable to the General Partner have been disclosed in this Prospectus.

The Fifth Amended and Restated Limited Partnership Agreement provides, in part, that, the Fund will indemnify, defend, and hold harmless the General Partner, and the employees and affiliates of the General Partner, and the directors, officers, and employees of any such affiliates, or the General Partner Related Parties, from and against any loss, liability, damage, cost, or expense (including legal fees and expenses incurred in the defense or settlement of any demands, claims, or lawsuits) actually and reasonably incurred arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Fund, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner, or resulting from or relating to the offer and sale of the Units pursuant to this Prospectus; provided, that the following conditions are met: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund, (ii) the General Partner was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Fund’s assets and not from the Limited Partners. The termination of any action, proceeding, or claim by judgment, order, or settlement will not, of itself, create a presumption that the General Partner Related Parties did not meet the standard of conduct set forth above. In no event will the General Partner or any of the selling agents receive indemnification from the Fund arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (iv) in the case of subparagraph (iii), the court considering the request has been advised of the position of the SEC and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify the General Partner Related Parties and prohibit the Fund from purchasing insurance to cover indemnification which the Fund itself could not undertake directly.

Under Delaware law, a beneficial owner of a limited partnership (such as a Limited Partner of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a “class action” to recover damages from a general partner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a general partner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to

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certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC.

Under certain circumstances, Limited Partners also have the right to institute a reparations proceeding before the CFTC against the General Partner, the Futures Commission Merchants and the Trading Advisors, as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, or the CEA, and the rules and regulations promulgated thereunder.

The foregoing summary describing in general terms the remedies available to Limited Partners under federal and state law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Limited Partners who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Investment of the General Partner in the Fund

The General Partner and/or its affiliates are required to purchase and maintain an interest in the Fund equal to the greater of (i) 1% of the aggregate capital contributions to the Fund or (ii) $25,000. The General Partner Units are subject to the following fees, expenses and charges: Trading Advisor Management Fees, Trading Advisor Incentive Fees, Brokerage Commissions and Trading Expenses and Administrative Expenses. The General Partner may redeem its Units, in excess of its required minimum investment, on the same terms as Limited Partners.

As of February 28, 2014, the value of the General Partner’s Interest in the Fund was $784,003.

Trading Advisors

Winton Capital Management Limited

Winton Capital Management Limited, a company incorporated in England and Wales, became an NFA member and registered with the CFTC as a CTA on January 29, 1998 and registered as a CPO on December 16, 1998 and as a Swap Firm on December 28, 2012. Its telephone number is 011-44-20-7610-5350 and its telefax number is 011-44-20-7610-5301.  Winton has its principal office and maintains all books and records at Grove House, 27 Hammersmith Grove, London W6 0NE, United Kingdom.  Winton is also authorized and regulated by the United Kingdom’s Financial Conduct Authority (FCA).  As of February 28, 2014, Winton had total assets under management of $24.4 billion, with $24.4 billion in the Diversified program, which began trading client accounts in October 1997, and is the trading program utilized by the Fund.

The Principals

Winton’s principals are David W. Harding, Matthew D. Beddall, Rajeev Patel, Nicola L. Watson, Jeremy A.C. Dawson, Robert Aitken, Amy Rentoul and Winton Capital Group, Ltd. Below are the biographies of Winton’s principals who are engaged in making trading or operational decisions.

David Winton Harding, Chairman & Founder Mr. Harding, born in 1961, graduated from Cambridge University in 1982 with a First Class Honours degree in Natural Sciences specializing in Theoretical Physics. Mr. Harding then embarked on a career in the analysis of futures and trading markets, which led him to co-found Adam, Harding and Lueck Ltd (AHL) in February 1987 with Martin Lueck and Michael Adam. AHL rapidly became one of the leading CTA’s in the UK and was acquired by Man Group plc in September 1994. Mr. Harding was an Associate Member of NFA and an Associated Person of Man AHL USA Corp from July 1988 until January 1996. He was also listed as a principal of Man AHL USA Corp from July 1988 until February 1995. In August 1996, Mr. Harding left Man Group plc and took leave until February 1997. In February 1997, he co-founded Winton with Martin Hunt (an associate of Mr. Harding’s from AHL) and Osman Murgian (an early investor in AHL) with a commitment to applying financial mathematics and empirical scientific research to creating and developing trading systems for the financial markets. Mr. Harding has been registered with the CFTC as an Associated Person and listed as a principal of Winton since January 29, 1998. Through his charitable foundations, Mr. Harding has endowed the Winton Professorship of the Public Understanding of Risk in the Department of Pure Mathematics and Mathematical Statistics at the University of Cambridge, the David Harding Center for Risk Literacy at the Max Planck Institute in Berlin and the Winton Programme for the Physics of Sustainability at the Cavendish Laboratory at the University of Cambridge. From 2006 to 2011, Mr. Harding served on the board of the University of Cambridge 800th Anniversary Campaign, which raised over £1 billion.

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Mr. Harding sits on the Advisory Board of the Royal Society.

Matthew David Beddall, Director & Chief Investment Officer Mr. Beddall, born in 1980, graduated from the University of Southampton with a first class honors degree in Mathematics and Computer Science in 2001. He was awarded an MSc in Applied Statistics from Birkbeck College University of London in 2003. Mr. Beddall initially joined Winton in 2000 as a summer intern, returning after graduation from university as a full time researcher in July 2001. Throughout his employment with Winton, Mr. Beddall has been extensively involved in the research process and has lead the development of much of the software that underlies the design and running of Winton’s trading strategy. Mr. Beddall was appointed Chief Investment Officer (CIO) in December 2008. His responsibilities are now principally focused on managing the investment process behind the company and the oversight of a large part of Winton’s research department. Mr. Beddall has been registered with the CFTC as an Associated Person since February 12, 2009 and listed as a principal of Winton since January 28, 2009.

Rajeev Patel, Director & Chief Operating Officer Mr. Patel, born in 1972, graduated from Trinity and All Saints College, Leeds, with a degree in Economics and Business Administration. Mr. Patel joined Winton in April 1997. Initially working as an execution trader and settlements analyst, over the last 12 years Mr. Patel has become centrally involved in Winton’s trading and operations functions. He has overseen the development and implementation of a number of automated accounting and reconciliation processes as the company has moved from external to proprietary systems. Mr. Patel is currently responsible for the Operations department, covering operations IT, fund accounting and settlements; and was appointed Chief Operating Officer in October 2010. Mr. Patel was originally registered with the SFA and was “grandfathered” into the new regime as an FSA Approved Person in December 2001. Mr. Patel has been registered with the CFTC as an Associated Person since May 27, 1998 and listed as a principal of Winton since June 9, 2009. He was also approved as a Swap Associated Person as of December 28, 2012.

The Trading Approach

Investment Objective. The investment objective of the Diversified Program is to achieve long-term capital appreciation through compound growth. This goal is achieved by pursuing a diversified trading scheme that does not rely upon favourable conditions in any particular market, nor on market direction.

The Diversified Trading Program (seeks to combine liquid financial instruments offering positive but low Sharpe ratios (meaning that profits have been achieved with a certain level of risk) and generally low correlations over the long term to other markets such as equities and fixed income. The Diversified Program employs what is traditionally known as a “systematic” approach to trading financial instruments. In this context, the term “systematic” implies that the vast majority of the trading decisions are executed, without discretion, either electronically or by a team responsible for the placement of orders (the “Trading Team”), based upon the instructions generated by the Winton Computer Trading System (the “Trading System”). The Diversified Program blends short-term trading with long-term trend following, using multiple time frames in addition to multiple models.

Please note that although Winton’s historic correlations have been low in relation to major asset classes over the long term, over shorter timeframes Winton can be significantly correlated.

Description of the Trading System. The Trading System is a proprietary, computer-based system best described as the “output” of a complex schema of numerous computer programs developed by Winton’s research team. A large team of programmers and researchers at Winton are responsible for inputs and suggested changes to the Trading System which is then maintained by Winton’s Production Team, the team responsible for encoding and running the computer programs. The Trading System instructs the Diversified Program on how to respond to unfolding market events in order to profit from price movements. The Trading System tracks the daily price movements and other data from the markets it follows, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall. As a result of its statistical research, Winton believes that each trade executed by the Diversified Program will have a slight statistical advantage leading to sustained profits over time.

A Technical System Employing Both Trend-Following and Non-Directional Trading. The Diversified Program can be thought of as more

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“technical” than “fundamental” in nature. The term “technical analysis” is generally used to refer to analysis based on data intrinsic to a market, such as price and volume. It is often, contrasted with “fundamental” analysis that relies upon analysis of factors external to a market, such as crop conditions or the weather. One feature of a trend-following system is that it attempts to take advantage of the observable tendency of the markets to trend, and tend to make exaggerated movements in both upward and downward directions. These exaggerated movements can be thought of as resulting from the influence of crowd psychology, or the herd instinct, amongst market participants. Trend-following systems are frequently unprofitable for long periods of time in particular markets or market sectors, and sometimes for spells of longer than a year or so, even in large portfolios. However, in Winton’s experience, over a span of years such an approach has shown to be consistently profitable in our track record to date.

The Diversified Program relates the probability of the size and direction of future price movements with certain indicators derived from past price movements to produce algorithms that characterize the degree of trending of each market at any point in time. While all trend-following systems function in this way to some degree, the unique edge possessed by the Winton Trading System lies in the quality of the research underlying its algorithms. These enable Winton’s Trading System to suffer smaller losses during the markets’ inevitable whipsaw periods and to take better advantage of significant trends when they occur. As noted below, Winton is continually involved in improving upon its models.

In addition to its trend-following models, the Diversified Program contains certain “non-directional” models that derive their forecasts from factors often excluded by technical analysis.  In these quantitative systems the primary input is likely to be information about the yield curve or an economic variable rather than market price.  These models work in the same way as those based on technical analysis, except that they use a different set of forecasting variables.

A Trading System Subject to Constant Adaptation. The Trading System instructs and adapts the Diversified Program’s trading exposures automatically and continuously. As is to be expected with any research-driven trading system, the Trading System is dynamic. It is subject to modification over time as new relationships are discovered. This research may result in the development of additional computer models or revisions to existing models. Examples of research and investigation that might lead to the modification of the Trading System include research pointing to changes in the liquidity or volatility of markets, the interpretation or meaning of data or the long-term expectation of market interrelationships. Another key factor contributing to change is simply the availability of new data. In short, the Diversified Program relies not just on a Trading System, but a process. Inevitably, as a result of research developments, Winton must make decisions about the timing, frequency and size of modifications to the Trading System. Certain changes may occur on a daily basis whilst others may involve more significant adjustments and therefore occur less frequently. Generally, non-substantive changes may be carried out at the discretion of Winton’s Chief Investment Officer. However, material changes require the approval of both Winton’s Trading Execution Committee and Managing Director. Winton’s Trading Execution Committee meets monthly, and its membership comprises of all senior heads of Winton’s research team, Winton’s founder and chairman (David Harding), Chief Investment Officer – Winton Futures Fund (Matthew Beddall) and Chief Operating Officer (Raj Patel)

Responses to Unusual Circumstances. Occasionally, external, unforeseen or dramatic events may impact the markets. These exceptional market events by their very nature are often difficult to predict and have uncertain consequences. Examples of such exceptional market events include loss of market liquidity, the threat of counterparty risk as presented in the credit default swap debacle of 2008, the closure of an exchange (as occurred after the terrorist attacks of September 2001), the introduction of the Euro, the closure of the tin contract in 1984, the suspension of the Hong Kong Futures Exchange in 1987 and the suspension of trading in the Malaysian Ringgit in 1997.

Winton’s trading principals may decide that such events fall entirely outside the scope of the research upon which the Diversified Program is based and may determine to exercise some discretion rather than follow the dictates of the system. While discretionary inputs are generally not deemed essential to the effectiveness of a ‘systematic’ trading model, it is nonetheless important to recognize that given the often rapid and unpredictable nature of some market events, not every decision to change the Trading System can be conceived as entirely ‘systematic’ and may be deemed more “discretionary” in nature. Examples of discretionary actions might include decreasing the margin-to-

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equity ratio, liquidating all positions in certain markets or declining to execute an order generated by the Trading System. Such discretionary decision-making would normally only be taken in order to reduce risk and would generally be temporary in nature. It is important to stress that these acts may not enhance the performance of the Diversified Program over what might have otherwise been achieved without the exercise of such discretion.

The Capacity of the Diversified Program. At present, the Diversified Program has no pre-set capacity limit. This is not to suggest Winton’s lack of concern about capacity, indeed, it remains an issue of great importance to Winton’s research team. However, Winton believes that its ability to manage capacity is, to a degree, related to the success of its ongoing research initiatives in this area. For example, part of Winton’s research is focused on the studying of the mechanics of open interest in order to better understand liquidity in global futures markets.

Estlander & Partners, Ltd.

Estlander & Partners, Ltd is a limited liability company organized in December 1999 under the laws of Finland (registration no 1595155-4) engaged in the business of managing financial and commodity interest trading for clients. EP is a licensed investment firm registered with and under the prudential supervision of the Finnish Financial Supervisory Authority. EP is also registered with the CFTC as a CTA and CPO, and has been a member of the NFA since March 9, 2011. EP has been a listed Principal of Estlander & Partners Inc., an affiliate of EP registered as a CTA, since May 25, 2012.

The business of EP was formerly conducted by EP’s subsidiary, Estlander & Partners Ltd, an investment firm registered with the Finnish Financial Supervisory Authority since January 2001 and with the CFTC as a CTA and CPO, and member of NFA since November 18, 1996. Following the implementation of a merger between EP (former Blue-White Investments Ltd) and the said subsidiary, with EP remaining as the surviving entity, the business was continued under EP as of March 8, 2011 with the involvement of the same principals. Simultaneously with the implementation of the merger, EP changed its name from Blue-White Investments Ltd to Estlander & Partners Ltd. EP is currently owned by Estlander Holding Ltd (88%) and seven key employees (12%) of EP. The sole owner of Estlander Holding Ltd is Martin Estlander. None of the key employees have an ownership interest exceeding 5%.

The main business office of EP is located at Pohjoisesplanadi 25 B, 00100 Helsinki, Finland. Its telephone number is +358 (0)20 7613 300. As of February 28, 2014, EP was managing approximately $615 million (including notional funds), with $378 million in the Alpha Trend Program utilized by the Fund.

The Principals

The principals of EP are Martin Estlander, Per-Johan West and Estlander Holding Ltd.  The biographies of Mr. Estlander and Mr. West are set forth below.

Martin Estlander (born in 1963) is EP’s Chief Executive Officer and Chairman of the Board. Mr. Estlander holds a master’s degree in Industrial Management and Computer Science from the Helsinki University of Technology. Mr. Estlander became listed as a Principal of EP on February 22, 2011 and registered as an Associated Person of EP on March 9, 2011. Prior thereto, Mr. Estlander was registered as an Associated Person and listed as a Principal of EP’s predecessor entities from November 1996 to April 2011. Mr. Estlander has been a Principal of Estlander and Partners Inc. since May 25, 2012.

Per-Johan West (born in 1966) is the Chief Financial Officer and Chief Operating Officer of EP and a member of its Executive Board as well as Risk Committee. He holds a master’s of science in Accounting from the Swedish School of Economics in Vaasa, Finland, and a bachelor of science in Information Technology from University of Applied Sciences in Vaasa, Finland. Mr. West is responsible for Operations, Front, Middle and Back Office processes, and system development of the overall integrated operational platform. He also heads the Human Resources function. Mr. West joined the predecessor to EP in August 1997 as Head of Finance and Operations. Mr. West became listed as a Principal of EP as of February 21, 2011. The registration of Mr. West as Associated Person and Branch Manager of EP is pending with the NFA as of April 2013.

Investment Program and Trading Approach

EP’s Alpha Trend Program, which began trading client accounts in November 2008, is a broadly diversified (at the date of this Prospectus over 70 exchange-traded futures markets) short-term CTA program that attempts to capitalize on price trends in multiple markets. The futures trading for the

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Alpha Trend Program includes, but is not necessarily limited to, futures contracts on commodities, such as energy products, precious metals, base metals, agricultural products and soft commodities, and futures contracts on equity indices, bonds, short term interest rates and currencies. All instruments traded are exchange regulated futures. The investment and trading decisions of the Trading Program are 100% systematic. The Alpha Trend Program uses a unique environmental analysis to determine the sensitivity to breakouts. The Trading Program identifies the broad market environment and the environmental analysis then determines the sensitivity of a long and/or short signal. A technical trigger is used for the trade timing. Moving averages, chart patterns, momentum oscillators, support/resistance and overbought/oversold measures are used for decision making and only directional positions are traded, there are no spread positions. The Trading Program has a low trading frequency and good capacity as it only invests in liquid, exchange traded instruments. The Trading Program has an average trade length of thirty (30) days and a trade frequency of 800 round-turn contracts per one million U.S. dollars under management. Ongoing, in-house research contributes to the adaptability of the trading models to changing circumstances. The futures trading for the Alpha Trend Program includes, but is not necessarily limited to, the following commodities: energy products, precious metals, base metals, agricultural products and soft commodities.

Blackwater Capital Management, LLC

Blackwater Capital Management, LLC is a Delaware limited liability company. It is registered with the CFTC as a CTA and a CPO effective May 13, 2005 and is a member of the NFA. The offices of Blackwater are located at 470 Headquarters Plaza, East Tower, 4th Floor, Morristown, New Jersey 07960. The office telephone number is (973) 656-0300 and the fax number is (973) 656-0344. As of February 28, 2014, Blackwater was managing approximately $229 million (including notional funds), with $225 million in the Global Program utilized by the Fund.

The Principals

The principals of Blackwater are James Jefferson Austin, Andrew Silwanowicz and Christine Kuna. The biographies of the principals responsible for trading decisions are set forth below.

James Jefferson Austin is a managing member and co-founder of Blackwater. He is the head of research, and his duties also include marketing and portfolio management. He received his BA in Economics from the University of Virginia in 1994. Mr. Austin has been listed with the CFTC as a Principal of Blackwater since May 12, 2005, and has been registered as an Associated Person since May 13, 2005.

Andrew Silwanowicz is also a managing member and co-founder of Blackwater. He is the Chief Operating Officer and a portfolio manager. Prior to co-founding Blackwater in May 2005, Mr. Silwanowicz had worked at Eagle Trading Systems, a commodity trading advisor, as a senior trader since April 2000. Mr. Silwanowicz received his B.S. in Finance from Fairleigh Dickenson University in 1990. He has been listed with the CFTC as a Principal and registered as an Associated Person of Blackwater since May 24, 2005.

Investment Program and Trading Approach

Blackwater utilizes medium and long term, systematic technical models to trade global futures and foreign exchange markets. The models are designed to establish positions when market behavior exhibits a high probability of an emerging sustained move. Blackwater seeks to aggressively protect open equity after profit targets have been reached, limiting sharp reversals and drawdowns. It incorporates strict money management techniques based on individual market, sector and portfolio levels in order to reduce volatility.

Blackwater will trade its Global Program on behalf of the Fund. The Global Program is based on price and volatility patterns observed over many years of research and trading. Proprietary indicators are designated to reduce trading in range bound, trendless markets. The Global Program model incorporates chart based rules to interpret market behavior.

The Global Program, which began trading client accounts in July 2005, was established to capture intermediate and long term trends in the global futures and foreign exchange markets including, but not necessarily limited to, commodities, such as energy products, precious metals, base metals, agricultural products and soft commodities, and futures contracts on equity indices, bonds, short term interest rates and currencies from developed and developing countries, such as the Eurodollar, the Japanese yen, the British pound, the

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Swiss franc and the Brazilian real. The Global Program trades futures contracts on only exchange-traded currencies, and, does not trade futures on off-exchange retail foreign currencies. The Global Program is based on chart and volatility patterns observed over many years of trading and following macro markets. Blackwater’s strategy incorporates money management techniques on the individual level, sector level, and on the overall portfolio.

The Blackwater trading model is designed to establish positions in relatively low to moderate volatility markets that are starting to show signs of an emerging, sustained price move. Once a trade has been established, the model generates stop levels and profit objectives. Stop levels are based on multiple volatility measurements. Blackwater seeks to aggressively protect open equity, limiting sharp reversals and drawdowns. Proprietary indicators are used to reduce trading in range bound, trendless markets. When Blackwater’s indicators point to a range bound market, extra conformation is needed to enter a trade. Excessive volatility in a particular market will cause Blackwater to exit that market.

Money management techniques are applied on the individual market level, sector level, and portfolio level. The system analyzes how well each market has been performing. Markets that are performing poorly, receive less risk capital. When open equity levels surpass predetermined thresholds, partial profits will be taken on the most successful open trades.

Blackwater runs the model at the end of the trading day based on “high, low, close” prices. Signals are generated and executed the following trading day. Limit and market orders are used to enter and exit positions. Blackwater does not leave stops resting in the market.

QuantiTAtive Investment Management LLC

Quantitative Investment Management, LLC, is a Virginia limited liability company formed on April 27, 2003. QIM was registered with the CFTC on January 16, 2004 as a CTA and as a CPO on April 1, 2005 under the CEA. QIM became a member of the NFA on January 16, 2004. QIM’s main office is located at 401 East Market Street, Suite 104, Charlottesville, Virginia 22902. The telephone number is (434) 817-4800. As of February 28, 2014, QIM had approximately $4.03 billion in total assets under management (including notional funds), including $3.25 billion in the Global Program, which began trading client accounts in October 2003, and is the program utilized by the Fund.

The Principals

The principals of QIM are Jaffray Woodriff, Michael Geismar, Greyson Williams, Ryan Vaughn, Paul McKee, Molly Dunnington and Jason Cockerill. The biographies of the principals responsible for trading decisions are set forth below.

Jaffray Woodriff co-founded QIM in 2003. He guides all aspects of QIM’s business and is chiefly responsible for the constant innovation and improvement of the models and techniques that underlie QIM’s predictions, trading, and risk management. Mr. Woodriff graduated from the University of Virginia with a BS in Commerce in 1991. Mr. Woodriff has been registered with the CFTC as an Associated Person and listed as a Principal of QIM since January 16, 2004 and January 13, 2004, respectively.

Michael Geismar co-founded QIM in April 2003 with Mr. Woodriff after 18 months of successfully trading their proprietary accounts. As the head of trading for QIM, he implements the firm’s investment models and oversees its portfolio management. Mr. Geismar also manages investor relations and QIM’s general business affairs. Mr. Geismar graduated from the University of Virginia in 1994 with a BA in Mathematics and a minor in Statistics. Mr. Geismar has been registered with the CFTC as an Associated Person and listed as a Principal of QIM since November 28, 2005 and January 16, 2004, respectively.

Greyson Williams co-founded QIM in April 2003 after working with Mr. Woodriff and Mr. Geismar as a consultant beginning December 2002. He serves as an analyst, assists in statistical analysis and the development of predictive and risk models, and manages the internal databases and in-house software development. Mr. Williams graduated from the University of Virginia in 1995 with a BA in English and a minor in Art History. Mr. Williams has been registered with the CFTC as an Associated Person and listed as a Principal of QIM since November 28, 2005 and January 16, 2004, respectively.

The Trading Approach

QIM utilizes the Global Program in managing the Fund’s assets.

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QIM currently employs numerous quantitative trading models that utilize pattern recognition to predict short, medium, and long-term price movements in a variety of global derivatives markets, including those relating to currencies, metals, stock indices, interest rates, energies and agricultural commodities. All models are tested across massive data sets that expose them to a gamut of market, economic, and political environments, as well as a wide range of time frames and interactions. Only those models that prove to be the most robust, statistically significant, and conceptually diverse are used in actual trading. The resultant system of models offers what QIM believes to be reliable signals that guide market timing and trade allocation.

QIM’s trading strategies and models may be revised from time to time as a result of ongoing research and development that seeks to devise new strategies and systems as well as to improve current methods. The strategies and systems used by QIM in the future may differ significantly from those presently used, due to changes resulting from this research. Clients will generally not be informed of these changes as they may occur.

The enduring success of any trading program relies heavily on the risk management used in implementing the strategy. QIM applies highly sophisticated risk management procedures that take into account the price, size, volatility, liquidity, and inter-relationships of the contracts traded. Each day’s risk allocation to each contract is based solely on liquidity and signal strength. During significant drawdowns in equity, QIM reduces market exposure by scaling back the overall leverage.

The execution of QIM’s trading strategies is systematic. All facets of the predictive models, risk management, and trade allocation are fully automated. However, discretion plays a role in the evolution of the trading system over time as QIM does seek improvements to the trading strategy.

In addition to the abundance of technologies driving the daily trading, QIM’s staff evaluates every market in which it trades on a daily basis and monitors numerous other factors, including, but not limited to: volume and open interest, news, correlation pairings, cash prices, opening calls, slippage and volatility.

The trading is discretionary in that final decisions are made, and systems occasionally overridden, based on the full set of information that has been compiled. That being said, the trading system is overridden very rarely and only in extraordinary circumstances.

QIM’s programs seek to profitably trade each of the markets in which they participate while taking advantage of the diversification available from such a varied list of futures contracts. The trading programs often take opposing long and short positions within the same or related classes of correlated futures. Taken in conjunction with the powerful effect of diversification across a broad range of contracts, this generally results in far less risk than trading a single market with similar leverage. Other futures contracts or currencies may be added if QIM’s research demonstrates that such an addition would enhance that program’s performance.

The Trading Advisory Agreements

Each Trading Advisor has entered into a Trading Advisory Agreement among the Fund, the General Partner and the Trading Advisor. Pursuant to each Trading Advisory Agreement among the Fund, the General Partner and the Trading Advisor, each Trading Advisor generally will indemnify and hold harmless each of the Fund and the General Partner and each affiliate thereof against any loss, claim, damage, charge or liability, collectively, Losses, to which it may become subject provided that such Losses arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of the respective Trading Advisor in the Trading Advisory Agreement or (ii) any untrue statement or omission of material fact in the Prospectus to the extent that such untrue statement or omission was regarding the Trading Advisor and made in reliance upon and in conformity with information furnished and approved by the Trading Advisory for inclusion in the Prospectus.

The Fund and General Partner generally will indemnify and hold harmless each Trading Advisor and its affiliates against any Losses to which the applicable Trading Advisor or its controlling persons may become subject provided that such losses (as such term is defined in each Trading Advisory Agreement) arise out of or are based upon (i) any misrepresentation or breach of any warranty, covenant or agreement of the Fund contained in the Trading Advisory Agreement; (ii) any untrue statement or omission of any material fact in the Prospectus; (iii) the management of the Fund’s trading account by the Trading Advisor or the fact that the Trading Advisor acted as a Trading Advisor of the Fund if the Trading Advisor acted in good faith and in a manner which it reasonably believed to be in

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or not opposed to the best interests of the Fund and provided that the Trading Advisor’s conduct does not constitute gross negligence or willful misconduct; (iv) any acts or omissions of the Fund, the General Partner or any Trading Advisor to the Fund before such Trading Advisor commenced trading for the Fund; or (v) any act or omission with respect to the Fund of any other Trading Advisor of the Fund.

Each Trading Advisory Agreement generally will continue in effect for a period of one year following its execution and will be renewed automatically for additional one year terms. Each Trading Advisory Agreement provides for its termination under certain circumstances, including a material breach by a party, the dissolution of the Fund, generally with written notice provided.

Although the Trading Advisory Agreements are generally described above, each Trading Advisory Agreement’s specific terms may vary from the terms described above, in some cases to a material extent.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Introduction

The Fund engages in the speculative trading of futures contracts, forward currency contracts and other financial instruments under the direction of the Trading Advisors. The Fund primarily trades futures contracts within six major market sectors: stock indices, currencies, interest rate instruments, energy products, metals and agricultural commodities. The Fund’s past performance is not necessarily indicative of how it will perform in the future.

Cash Management

The Fund’s objective in retaining the Cash Managers is to enhance the return on its assets not required to be held by the Fund’s brokers to support the Fund’s trading. There is no guarantee that the Cash Managers will achieve returns for the Fund, net of fees payable to the Cash Managers, in excess of the returns previously achieved through the General Partner’s efforts and/or available through the Fund’s brokers, or that the Cash Managers will avoid a loss of principal on amounts placed under their management.

Liquidity

At December 31, 2013, there are no known material trends, demands, commitments, events, or uncertainties at the present time that are reasonably likely to result in the Fund’s liquidity increasing or decreasing in any material way.

Capital Resources

The Fund intends to raise additional capital only through the sale of Units and does not intend to raise capital through borrowing. Due to the nature of the Fund’s business, the Fund does not have, nor does it expect to have, any capital assets. Redemptions, exchanges and sales of Units in the future will affect the amount of funds available for investment in futures contracts and other financial instruments in subsequent periods. It is not possible to estimate the amount, and therefore the impact, of future capital inflows and outflows related to the sale and redemption of Units. There are no known material trends, favorable or unfavorable, that would affect, nor any expected material changes to, the Fund’s capital resource arrangements at the present time.

Contractual Obligations

The Fund does not enter into any contractual obligations or commercial commitments that would be typical for an operating company or that would affect its liquidity or capital resources. The Fund’s sole business is trading futures and forward currency contracts, both long (contracts to buy) and short (contracts to sell).

Results of Operations

The returns for each Series of Units for the years ended December 31, 2013 and 2012 were:

Series of Units	2013	2012
Series A	(2.86)%	(16.18)%
Series B	(1.34)%	(14.85)%
Series C	0.01%	(8.89)%
Series I	(0.74)%	(14.35)%

Past performance is not necessarily indicative of future results. Further analysis of the trading gains and losses is provided below.

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2013

During the year ended December 31, 2013, the Fund experienced a net realized gain on futures and forwards trading of $1,666,379, a change in unrealized gain on futures and forwards trading of $146,893 and incurred brokerage commissions of $142,559, resulting in a net gain from futures and forwards trading of $1,670,713.  The Fund’s expenses during the year ended December 31, 2013 consisted of $344,179 in selling agent, custodial and servicing fees, and $1,396,340 in offering and administrative expenses, of which $715,426 were waived.  Additionally, the Fund incurred $499,206 in Trading Advisor management fees, $112,352 in Trading Advisor incentive fees, $31,464 in Cash Manager fees and a General Partner fee of $613,444.  Interest income of $293,986 and net realized and change in unrealized loss on securities and certificates of deposit of $160,371, combined with Fund expenses resulted in net loss of $477,231 for the year ended December 31, 2013.

During the year ended December 31, 2013, the Fund issued $5,818,965 of Units and redeemed $21,785,777 of Units, and when combined with the net loss, resulted in a net decrease in the Fund’s net asset value for the year from $50,003,744 to $33,559,701.

January

Spurred on by the resolution of the US “fiscal cliff” negotiations, markets began 2013 with a strong risk appetite. This led to a rally in global equities and industrial commodities and caused a sell-off in safe haven bonds. In Europe, investors gained confidence that the region’s sovereign debt crisis had been contained, helping the euro strengthen against other currencies. Meanwhile, Japan’s new government implemented a stimulus program consisting of major fiscal spending, coupled with measures to weaken the yen to help the country’s exporters.

The Fund started the year on a positive note, as it profited from long positions in stock indices and energy, as well as long positions in the euro and short positions in the Japanese yen. These gains were partially offset by losses from long fixed income positions, as bond yields and interest rates climbed during the month. Overall, the Fund made a profit in January.

February

Although February began with a continuation of January’s risk-seeking market trends, the second half of the month saw “risk-off” price reversals across many sectors. Weak European data signaled a region-wide economic contraction. The UK suffered a credit rating downgrade as it is on the verge of a triple-dip recession. Meanwhile, Italian voters toppled the country’s incumbent government with an election result that repudiated austerity as a means of managing Europe’s sovereign debt crisis. In the US, minutes from the most recent Fed meeting hinted at a sooner than expected slowdown of monetary stimulus, frightening investors who anticipated longer term quantitative easing.

The Fund entered February with “risk-on” exposures in many of the markets it trades, including long positions in equities, industrial commodities, the euro and high-yielding currencies. February’s market reversals caused losses in a number of these positions. The largest losses came from energy, as oil prices fell late in the month on concerns over global demand as well as US supply hitting a 20-year high due to shale fracking. In currencies, the decline of the euro detracted from performance. The Fund did however make gains in fixed income with long positions in Japanese bonds. In the agricultural sector, easing drought conditions in the Midwest lowered wheat prices, helping the Fund’s short position. In metals, the Fund made profits from a short position in gold, offsetting losses in base metals. Overall, the Fund finished the month with a loss.

March

In March, financial headlines were dominated by the banking crisis in Cyprus. Eurozone members led by Germany made the release of bailout funds contingent on a Cypriot financial contribution through a one-time “tax” on bank deposits. This action sparked protests over the plan’s fairness. A last minute compromise deal exempted smaller insured deposits from capital seizure. Investors feared that the Cyprus bailout might create a precedent for haircutting depositors at troubled banks in Spain and Italy. This prompted a sell-off in the euro, a slide in southern European stock markets and a rally in safe haven German bunds. Meanwhile, in the US, equities climbed with largely positive economic data and a statement from Fed Chairman Bernanke that he saw no evidence of a stock bubble. In Japan, monetary easing by the Abe government continued, boosting bond and equity markets and depreciating the yen.

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The Fund profited in the currency sector in March, particularly from a long position in the Mexican peso. The Fund also gained from a fall in industrial metals prices, with short positions in aluminum and copper, as investors worried about the impact of a clampdown on Chinese property speculation. Profits were also made from long positions in stocks, especially in the US. The Fund was down slightly in fixed income as gains from being long Japanese bonds were offset by losses in the choppy US bond market. The Fund finished the month with a net profit.

April

In April, economic data in China confirmed a slowdown in growth, while US GDP estimates for the first quarter were weaker than expected. This led to a sell-off in industrial commodities such as energy and base metals, and a rally in Treasury bonds. The price of gold tumbled mid-month, triggered by reports that Cyprus might sell part of its gold reserves to pay down the country’s debt. Furthermore, the current absence of global inflation has reduced the attractiveness of precious metals that are often used as a hedge against inflation. Meanwhile, the Japanese central bank continued its policy of monetary stimulus, further weakening the yen and boosting the Nikkei stock index.

The Fund entered the month with short positions in gold and copper, which profited on the decline in precious and base metals prices. The Fund also had a positive contribution from its long bond positions, particularly in the US, where the fixed income market rallied on disappointing economic growth. Partly offsetting these gains were losses from long exposures to declining oil markets, as well as from trend reversals in agricultural markets such as corn. Overall, the Fund finished the month with a profit.

May

In May, improving economic data in the US drove stock indices higher, but also prompted the Fed to signal that it might soon taper its quantitative easing program. Fixed income markets reacted negatively to the prospect of a reduction in the Fed’s $85 billion in monthly purchases of Treasury bonds and mortgage-backed securities. US 10-year Treasury bond yields jumped 46 basis points from 1.67% to 2.13% during the month, while international bond markets also sold off. Meanwhile in Japan, the high flying Nikkei index, which at one point was up 50% on the year, fell abruptly by 13% over the last 9 days of the month. This was caused by investors taking profits after signs of slowing Chinese growth and impending US monetary tightening.

May proved to be a challenging month for the Fund’s trend-following strategies. The majority of losses were a result of sharp declines in global bond markets, particularly in the US and Europe, which hurt the Fund’s long positions. The Fund’s trading systems responded by cutting back bond positions substantially, standing ready to reposition as new trends emerge, whether bullish or bearish. In energy markets, long positions in natural gas suffered as prices declined on higher than expected inventory levels. The Fund did however make a profit in equity indices through its long positions across the globe. The Fund was also positive in agricultural commodities, benefitting from a rally in soybeans. Overall, the Fund finished the month with a loss.

June

In June, the Fed reaffirmed its desire to phase out its quantitative easing program as long as US economic data continues to improve. Markets interpreted this as the beginning of the end of an era of ultra-easy monetary policy. As a result, global equities and bonds sold off sharply. Ironically, the largest stock market declines were not in the US. Prospective tightening by the US Federal Reserve had a greater impact in Europe, where the economic recovery lags the US, and in Asia and emerging markets, where a slowdown in China also worried investors. Meanwhile, the Fed’s new stance caused gold prices to plummet to levels last seen in 2010, as the risk of inflation due to loose monetary conditions diminished.

The market moves in June were a continuation of the sharp and sudden trend reversals that began at the end of May. These price patterns are particularly difficult for trend-following systems to navigate. The Fund came into June with long exposure to global equities. Although these positions were reduced significantly over the month, the Fund nevertheless saw losses in this sector, particularly in Europe and Canada. In currencies, choppy price movements in the euro and British pound sterling against the US dollar were also a detriment to performance. Losses in bonds and interest rates were muted in June, despite the market sell-off, as the Fund had unwound most of its long positions relatively early in the month. By the end of the month, most of the Fund’s trading advisors had systematically moved to net short positions in fixed income instruments. On the positive side, the Fund was able to profit from the downward trend in precious metals, such as gold and silver, as well as in

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industrial metals, such as copper. Overall, the Fund finished the month with a loss.

July

In July, global equity indices rebounded from their losses in the prior month. This was a result of central banks seeking to reassure skittish investors that they would wait to pull back on monetary easing until an economic recovery became more firmly established. In the US, investors came to believe that the imminent tapering of the Fed’s quantitative easing program may be more gradual than previously thought, as Bernanke softened his tone on potential tightening amid still modest economic growth and low inflation. Meanwhile, the European Central Bank announced that interest rates would stay at current levels or lower for an extended period. Gold and bond markets saw a bounce as a result. In energy markets, surprisingly high summer demand in the US coupled with lower inventories caused WTI crude oil prices to jump to a 16-month high of $108/barrel.

The Fund profited from long equity positions, particularly in the US. However, the size of these gains was tempered by the fact that our trend-following managers had trimmed their exposures after stock market declines in the previous month. Offsetting these profits were losses from short positions in metals, as gold prices reversed from their downward trend. Overall, the Fund finished the month with a loss.

August

August saw continued positive economic data in the US and early signs of a recovery in the Eurozone, where a positive second quarter GDP report marked the end of an 18-month recession in the region. This raised the risk of near-term monetary policy tightening, which caused bond yields to rise across developed markets and weighed on equity indices. In the latter half of the month, political tensions escalated in the Middle East. The US and France threatened to intervene in Syria’s civil war, causing a sell-off in stocks and a rally in oil and gold.

In August, the Fund’s short positions in metals suffered losses, as stronger than expected Chinese industrial production caused a rebound in base metal prices, while the Syrian crisis boosted demand for precious metals. The currency sector also detracted from performance as a result of choppy movements in European exchange rates. Meanwhile, the Fund saw a negative contribution from long positions in equity indices as global stock markets fell, with the S&P 500 seeing its biggest monthly decline since May 2012. On the positive side, the Fund’s long energy positions were able to profit from the rise in oil prices. Overall, the Fund finished the month with a loss.

September

In September, the Federal Reserve surprised markets by delaying a much anticipated “tapering” of its quantitative easing program until there are more signs of a robust US economic recovery. The Fed’s decision boosted stock indices, lowered bond yields and weakened the US dollar. Meanwhile, oil prices fell as the US backed away from military intervention in Syria, following the Assad regime’s acceptance of a chemical disarmament proposal. Towards the end of the month, a breakdown in US budget and debt ceiling negotiations caused a sell-off in equities ahead of a government shutdown.

The Fund profited in September from long exposure to rising equity indices, although the political impasse over the US budget led to a giveback of some of the stock gains from early in the month. The Fund’s main losses came from long positions in the energy sector, as oil prices fell from their highs with an easing of the Syrian crisis. The Fund also saw small losses in metals and agricultural commodities. In currencies, gains from long positions in the Euro and British pound were more than offset by losses from whipsawing in the Mexican peso and short positions in the Australian dollar and Canadian dollar. Overall the Fund finished the month with a loss.

October

In October, a budget stalemate in Washington caused a government shutdown and threatened to trigger a sovereign default as the US hovered at its debt ceiling. An agreement reached mid-month reopened government offices and extended the nation’s borrowing capacity until February 2014. As a result, global equities rallied, with the S&P 500 rising to all-time highs. Amid a dysfunctional fiscal policy environment with weak employment growth, the Federal Reserve decided to maintain its current level of bond purchases through its quantitative easing program and pushed out the likely start of monetary tightening further into the future. Meanwhile, in energy markets, crude oil prices fell from their highs reached during the Syrian crisis while natural gas was down on warmer temperature forecasts for the fall season.

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The Fund enjoyed strong gains in its long equity positions on the back of rallies in the US and European stock markets. In the fixed income sector, interest rates and bond yields fell, benefiting the Fund’s long positions, particularly in German and Japanese bonds. These gains outweighed losses sustained on trend reversals in cotton, gold and currencies including the Australian dollar and British pound, allowing the Fund to end the month with net positive performance.

November

Global equity markets continued their broad-based rally in November, as positive economic news in the US outweighed potentially bearish Fed comments that suggested it could begin to taper its quantitative easing program in future months. Meanwhile, the European Central Bank added to its monetary stimulus with a surprise cut in interest rates. Elsewhere, the Bank of Japan signaled it would continue its expansionary monetary policy, which resulted in the Japanese yen falling to new lows. In commodity markets, precious metals declined in anticipation of Fed tightening, while some energy markets rallied due to higher demand from unseasonably cold weather.

The Fund profited from the global stock rally, with the largest gains coming from long positions in the S&P 500 and DAX indices. In currencies, the Fund garnered strong returns through a short position in the depreciating Japanese yen. However, a short position in Brent crude oil saw losses as priced reversed their downward trend. The Fund closed the month with a net positive return.

December

In December, equities initially fell as strong US economic performance heightened concerns that the Federal Reserve might unwind its quantitative easing program more sharply than previously expected. However, the Fed allayed the worst of investors’ fears by announcing a moderate $10B reduction in monthly bond purchases, while also signaling that it would keep short-term interest rates low through 2015. This prompted a relief rally in global stock indices into the year-end. Elsewhere, the European Union received a credit rating downgrade, but saw stronger than expected economic growth data. In Asia, the Japanese yen fell to multi-year lows on the belief that the Bank of Japan would continue its monetary easing program.

The Fund made its largest gains during the month in currencies, primarily through short positions in the Japanese yen, which profited from a continued depreciation of the currency. Long equity index positions also generated positive returns as stocks rebounded in the second half of the month. In metals, short gold positions led to gains as prices trended lower. However, the Fund saw losses in the fixed income sector, particularly in long positions in short and medium term instruments, which sold off as the Fed began to taper its monetary stimulus. The Fund closed the month with a net positive return.

2012

During the year ended December 31, 2012, the Fund experienced a net realized loss on futures and forwards trading of $6,587,850, a change in unrealized loss on futures and forwards trading of $178,582 and incurred brokerage commissions of $207,526, resulting in a net loss from futures and forwards trading of $6,973,958. The Fund’s expenses during the year ended December 31, 2012 consisted of $555,273 in selling agent, custodial and servicing fees, and $1,329,420 in offering and administrative expenses, of which $292,441 were waived. Additionally, the Fund incurred $859,607 in Trading Advisor management fees, $73,650 in Trading Advisor incentive fees, $45,503 in Cash Manager fees and a General Partner fee of $912,982. Interest income of $618,426 and net realized and change in unrealized loss on securities and certificates of deposit of $22,383, combined with Fund expenses resulted in net loss of $9,861,909 for the year ended December 31, 2012.

During the year ended December 31, 2012, the Fund issued $11,885,064 of Units and redeemed $16,682,729 of Units, and when combined with the net loss, resulted in a net decrease in the Fund’s net asset value for the year from $64,663,318 to $50,003,744.

Discussion of monthly performance for the year ended December 31, 2012 follows:

January

For the month, the Fund’s Series A, B and I Units were down 0.72%, 0.59% and 0.54%, respectively. The Fund profited from long positions in interest rate instruments, particularly Eurodollar and Euribor contracts, as well as from long exposure to the Australian dollar. In addition, a continued decline in natural gas prices benefited the Fund’s short positions. These gains were offset by losses

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from short positions in metals, including aluminum and zinc. Meanwhile, short exposure to Asian equity indices, such as the Hang Seng Index, caused additional losses.

February

For the month, the Fund’s Series A, B and I Units were up 2.23%, 2.36% and 2.41%, respectively. The Fund’s largest gains came from its long positions in global equity indices and energy. However, long positions in the fixed income sector caused losses as bonds in the U.S. and Australia sold off. There was also a modest decline in currencies, as depreciation of the Japanese yen hurt the Fund’s long positions.

March

For the month, the Fund’s Series A, B and I Units were down 4.63%, 4.50% and 4.45%, respectively. Although the Fund was able to profit from trends in agricultural commodities, other sectors proved more difficult to trade. Long bond positions in the U.S., Europe and Japan suffered from the mid-month spike in bond yields. Meanwhile, in Australia, central bank comments suggested an easing bias going forward which hurt the Fund’s new short bond positions in that market. In currencies, the reversal of the Australian dollar also detracted from performance. Lastly, in equities, declines in peripheral markets such as Canada and Hong Kong offset gains in the U.S.

April

For the month, the Fund’s Series A, B and I Units were up 0.54%, 0.67% and 0.73%, respectively. The Fund saw profits in April from its long positions in fixed income, as bond yields in major markets declined, with a global swing towards risk aversion. The Fund also made gains in the agricultural sector, as soybeans continued their strong year-to-date rally due to a lack of rain in South America threatening the harvest. These profits were partly offset by losses from long positions in global equities and in oil-related commodities.

May

For the month, the Fund’s Series A, B and I Units were up 3.76%, 3.90% and 3.95%, respectively. The Fund made its largest gains from long positions in U.S., German and UK bonds, as yields trended lower and prices moved higher. In currencies, the Fund profited from a short position in the euro which depreciated over 6% against the U.S. dollar during the month. The Fund had some offsetting losses in long equity index and oil positions, before reversing some of those exposures by month-end.

June

For the month, the Fund’s Series A, B and I Units were down 9.42%, 9.29% and 9.25%, respectively. June’s market reversals caused losses for the Fund which was positioned in “risk-off” trades due to trends over the prior two months. The largest detractor was currencies, where the fund was positioned short in both the euro and the Mexican peso. The Fund’s performance was also hurt by short exposure to equity indices and long exposure to bonds, particularly the German Bund which saw its largest monthly decline since 1994. Meanwhile, trading in the physical commodities was unprofitable, as jumps in energy and corn prices led to losses for the Fund’s short positions.

July

For the month, the Fund’s Series A, B and I Units were up 5.28%, 5.42% and 5.47%, respectively. The largest contribution to the Fund came from the fixed income sector, where long positions profited from the ECB rate cut as well as market speculation of additional future central bank easing in Europe and the U.S. The Fund also made solid gains in currencies through its short euro exposure. Lastly, in the agricultural sector, the Fund profited from a surge in grain prices, as hot, dry weather in the U.S. damaged crop yields.

August

For the month, the Fund’s Series A, B and I Units were down 3.54%, 3.42% and 3.37%, respectively. During the month, the Fund gave back some of the profits it made in July. The Fund’s short positions in the euro and long positions in the Japanese yen suffered on market reversals. Long bond exposures were also a negative contributor in the first half of the month. The Fund did see gains in the agricultural sector due to its long soybean positions.

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September

For the month, the Fund’s Series A, B, C and I Units were down 3.11%, 2.98%, 2.87% and 2.93% respectively. The main impact of September’s macroeconomic policy announcements was to hurt the Fund’s long bond positions. As the equity markets rose, the Fund added to its long positions, although this did not happen quickly enough to benefit from the equity rally. In the agricultural markets, grain prices corrected after their recent run-up, hurting the Fund’s long positions, after reports that the U.S. drought had not damaged crop yields as much as expected.

October

For the month, the Fund’s Series A, B, C and I Units were down 6.11%, 5.99%, 5.88% and 5.94% respectively. Given the breadth of market reversals, October proved to be a difficult month for trend-following programs across the entire managed futures industry. The Fund was no exception and experienced losses that were spread across all sectors in the portfolio. The largest declines came from the Fund’s long bond positions both in the U.S. and Europe. Other major markets that detracted from performance included U.S. equities, gasoline, zinc and cotton. On the positive side, the Fund reversed its net long position in crude oil in time to profit from the decline in that market. The Fund also made gains on long exposure to certain non-U.S. stock markets.

November

For the month, the Fund’s Series A, B, C and I Units were down 2.27%, 2.15%, 2.04% and 2.10% respectively. The Fund made gains in long positions in the fixed income sector as global bonds rallied on continued easy central bank monetary policy. The currency sector made a small profit from short positions in the Japanese yen, which depreciated on speculation of more aggressive money printing with a potential Liberal Democratic Party victory in the country’s upcoming election. However, the Fund saw losses due to price reversals in physical commodities. Base metals and crude oil prices rebounded from their downward trend on stronger Chinese industrial production data, while grain prices declined from their recent highs on higher than expected supply. Equity markets also proved difficult to trade during the month, as an early sell-off reversed sharply mid-month with a return of investor risk appetite.

December

For the month, the Fund’s Series A, B, C and I Units were up 1.49%, 1.62%, 1.74% and 1.68% respectively. The Japanese election was the primary driver of the Fund’s performance for the month. The Fund profited from both a short position in the depreciating Japanese yen and a long position in the surging Nikkei stock index. Elsewhere, the Fund benefited from its long exposure to other global stock indices which rallied on optimism over U.S. budget talks, although these gains were partly offset by losses from the related decline in bond prices. The Fund saw small losses in physical commodities, as choppy conditions prevailed in a number of markets.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Fund trades in futures and forward currency contracts and may trade swaps, and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Fund, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if the Trading Advisors were unable to offset futures interest positions of the Fund, the Fund could lose all of its assets and the Limited Partners would realize a 100% loss. The General Partner attempts to decrease market risk through maintenance of a margin-to-equity ratio that rarely exceeds 35%.

In addition to subjecting the Fund to market risk, upon entering into futures, forward currency and swap contracts there is a risk that the counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the U.S. and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward currency contracts, which are traded on the interbank market rather than on

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exchanges, and swaps the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty risk. The General Partner utilizes only those counterparties that it believes to be creditworthy for the Fund. There can be no assurance, however, that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund. All positions of the Fund are valued each day on a mark-to-market basis.

The Fund invests in U.S. Treasury securities, U.S. and foreign government sponsored enterprise notes, commercial paper, corporate notes and certificates of deposit. Should an issuing entity default on its obligation to the Fund and such entity is not backed by the full faith and credit of the U.S. government, the Fund bears the risk of loss of the amount expected to be received. The Fund minimizes this risk by only investing in securities and certificates of deposit of firms with high quality debt ratings.

Significant Accounting Estimates

A summary of the Fund’s significant accounting policies are included in Note 1 to the Financial Statements.

The Fund’s most significant accounting policy is the valuation of its assets invested in U.S. and foreign futures and forward currency contracts, and fixed income investments. The Fund’s futures contracts are exchange-traded, with the fair value of these contracts based on exchange settlement prices. The fair values of non-exchange-traded contracts, such as forward currency contracts, are based on third-party quoted dealer values on the interbank market. The fair value of money market funds is based quoted market prices for identical shares. U.S. Treasury securities, which are stated at fair value based on quoted market prices for identical assets in an active market. Notes of U.S. and foreign government sponsored enterprises, as well as certificates of deposit commercial paper and corporate notes, are stated at fair value based on quoted market prices for similar assets in an active market. Given the valuation sources, there is little judgment or uncertainty involved in the valuation of these assets, and it is unlikely that materially different amounts would be reported under different valuation methodologies or assumptions.

Contractual Obligations

The Fund does not have any contractual obligations of the type contemplated by Item 303(a)(5) of Regulation S-K. The Fund’s sole business is trading futures, forward currency and swap contracts, both long (contracts to buy) and short (contracts to sell).

Use of Proceeds

All of the proceeds of the offering will be credited to the Fund’s bank and brokerage accounts, as described below, and may be used for the speculative trading of futures, options, swaps and over-the-counter contracts, including forward currency contracts traded in the U.S. and internationally, pursuant to the Trading Programs which are described herein. The Fund does not currently utilize swaps (other than certain currency forward contracts that may be considered swaps) or options as part of its trading strategy, but may employ them in the future. In addition, the current allocation of investments of the Trading Programs is described in the “Investment Objective” section of this Prospectus. The Fund’s trading will be conducted through the trading accounts directly maintained by the Fund with the FCMs and their affiliates.

It is anticipated that approximately 40% to 70% of all trading will occur on domestic markets. The balance will occur on foreign futures markets which are regulated by the government of the country or region (in the case of the EU) in which they are located. These percentages may change in the future. All futures and options on futures traded on U.S. exchanges are regulated by the CFTC and NFA.

All assets of the Fund will be held at NUSA, JPMS, NEUK, JPMIM and PGI in U.S. or state chartered bank operating accounts in the name of the Fund (generally expected to be a small percentage of the Fund’s assets) or in one or more money market mutual funds. Assets held for the purpose of margining CFTC-regulated futures, contracts are held in customer segregated accounts pursuant to 4d(2) of the CEA and CFTC regulations.

Approximately 20-40% of the Fund’s assets normally will be committed as margin for futures contracts and forward transactions, although the amount committed may vary significantly. The only swaps the Fund currently trades are non-deliverable currency forward contracts, which are estimated to

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range from 0% to 5% of Fund assets. To the extent the Fund engages in transactions on non-U.S. exchanges, Fund assets may be maintained with affiliates of the Futures Commission Merchants in accounts other than customer segregated accounts.

No assets of the Fund will be loaned to the General Partner, the Trading Advisors, or to any affiliates of the General Partner or the Trading Advisors. The assets of the Fund will not be commingled with the property of any other person.

The Fund has retained the Cash Managers to provide cash management services to the Fund. The Cash Managers will manage the Fund’s cash and excess margin through investments in short term, high quality fixed income securities, pursuant to investment parameters established by the General Partner.

The Fund’s objective in retaining the Cash Managers to provide cash management services is to enhance the return on its assets not required to be held by the Fund’s brokers to support the Fund’s trading. There is no guarantee that the Cash Managers will achieve returns for the Fund (net of fees payable to the Cash Manager), in excess of the returns previously achieved through the General Partner’s efforts and/or available through the Fund’s brokers, or that the Cash Managers will avoid a loss of principal on amounts placed under their management.

Charges

Trading Advisor Management Fees

Each Series of Units incurs monthly Trading Advisor Management Fees ranging from 0% to 1/12th of 1.50% of the Fund’s trading assets allocated to each Trading Advisor. Trading Advisor Management Fees are payable monthly in arrears. The Fund’s trading level may range from 0.90 times to 1.50 times the Fund’s Net Assets in the sole discretion of the General Partner.

All Trading Advisor Management Fees will be prorated for partial months, adjusted for weekly subscriptions and redemptions and adjusted for intra-month allocations to or away from the Trading Advisors.

Changes to trading level that increase or decrease an effective Trading Advisor Management Fee have no impact on the General Partner Management Fee described below.

General Partner Management Fee and Management Fee Cap

Each Series of Units (other than General Partner Units) will incur a monthly General Partner Management Fee equal to 1/12th of 1.50% of the Fund’s month-end Net Asset Value, payable to the General Partner in arrears.

The General Partner Management Fee and the Trading Advisor Management Fees will not at any month-end, in the aggregate, exceed 1/12th of 3.50% of the Fund’s Net Assets. To the extent the Trading Advisor Management Fees plus the General Partner Management Fee would exceed 1/12th of 3.50% of the Fund’s Net Assets as of any month-end, the General Partner intends to reduce its General Partner Management Fee in order to meet the cap. Based on the currently anticipated allocations among the Trading Advisors, the General Partner anticipates the cumulative General Partner Management Fee and the Trading Advisor Management Fee to approximate 2.66% per annum of the Fund’s Net Assets.

Trading Advisor Incentive Fees

Each Series of Units incurs quarterly Trading Advisor Incentive Fees ranging from 20% to 30% of any Trading Profits generated by each Trading Advisor.

“Trading Profits” in respect of each Trading Advisor are the sum of: (i) the net of all realized profits and losses on account commodity positions liquidated during the quarter, plus (ii) the net of all unrealized profits and losses net of accrued Brokerage Commissions and Trading Expenses, NFA fees and give up fees on account commodity positions open as of the quarter end, minus (iii) the net of all unrealized profits and losses on account commodity positions open at the end of the previous quarter end, (iv) any cumulative net realized losses (which will not include Trading Advisor Incentive Fee expenses) from such Trading Advisor’s trading of the account carried forward from all previous quarters since the last quarter for which a Trading Advisor Incentive Fee was payable to such Trading Advisor, and (v) the Trading Advisor Management Fees paid or accrued to such Trading Advisor. Trading Profits are determined prior to deducting the General Partner Management Fee, Selling Agent Fees, Administrative Fee, Offering Expenses, Sales and Servicing Fees, Cash Manager Fees and any extraordinary expenses and do not include interest income earned by the Fund.

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Trading Profits are calculated on the basis of assets allocated to each Trading Advisor. In determining “Trading Profits,” any trading losses generated by each Trading Advisor for the Fund in prior periods are carried forward, so that the Trading Advisor Incentive Fee is paid with respect to each Trading Advisor only if and to the extent the profits generated by such Trading Advisor for the period exceed any losses (excluding losses relating to redeemed Units) from prior periods. The loss carry-forward is proportionally reduced if and to the extent the Fund reduces the amount of assets allocated to any Trading Advisor or redemptions occur during a period that a loss carry-forward exists.

Below is a sample calculation of how the Trading Advisor Incentive Fee is determined (with respect to each Trading Advisor):

Assume the Fund paid a Trading Advisor Incentive Fee at the end of the fourth quarter of 2012 to a Trading Advisor and assume that the Trading Advisor recognized Trading Profits of $200,000 during the first quarter of 2013. The aggregate cumulative appreciation for the quarter (before interest earned) would be $200,000 and such Trading Advisor’s Incentive Fee would be $40,000 (0.20 x $200,000). Now assume that the Fund paid a Trading Advisor Incentive Fee at the end of the third quarter of 2012 but did not pay a Trading Advisor Incentive Fee at the end of the fourth quarter of 2012 (with respect to that Trading Advisor) because the Trading Advisor had trading losses of $100,000. If the Trading Advisor recognized Trading Profits of $200,000 at the end of the first quarter of 2013, the aggregate cumulative appreciation (before interest earned) for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and that Trading Advisor’s Incentive Fee would be $20,000 (0.20 x $100,000). Please note that this simplified example assumes the General Partner has not reduced the amount of assets allocated to the Trading Advisor (whether by reason of redemptions, distributions or reallocations of assets).

In the event that any Units are redeemed prior to the end of a calendar quarter, the Trading Advisors will be entitled to a Trading Advisor Incentive Fee (as applicable), payable on a quarterly basis, regarding the redeemed Units to the extent of any accrued Trading Advisor Incentive Fee allocable to the redeemed Units as of the Redemption Date.

Because each Trading Advisor is entitled to be paid a Trading Advisor Incentive Fee, each Trading Advisor may have an incentive to permit the Fund to make riskier or more speculative investments than it otherwise would.

In addition, because the Trading Advisor Incentive Fees are paid on a quarterly basis, the Trading Advisors could receive incentive fees for a period even though their trading for the year was unprofitable. Once a Trading Advisor Incentive Fee is paid, it is retained by the Trading Advisors regardless of its subsequent performance.

Moreover, because Trading Advisor Incentive Fees are calculated on a Trading Advisor-by-Trading Advisor basis, it is possible that substantial Trading Advisor Incentive Fees may be paid out of the Net Assets of the Fund during periods in which the Fund has no net profits or in which the Fund has total net losses.

Brokerage Commissions and Trading Expenses

Total charges paid to the clearing brokers are expected to average approximately $4.00 per round-turn trade, although the Futures Commission Merchants’ brokerage commissions and trading fees, as well as the over-the-counter foreign exchange counterparty fees will be determined on a contract-by-contract basis and anticipated to range from $1.00 to $12.00 per round-turn. Some foreign contracts could be higher. Based on the foregoing estimate, each Series of Units is estimated to pay the Futures Commission Merchants their pro-rated share of the actual brokerage expenses of approximately 0.32% of the Fund’s average annual net asset value, payable in arrears. These Brokerage Commissions and Trading Expenses will cover all actual brokerage and trading costs of the Fund. The exact amount of such brokerage commissions and trading fees to be incurred is impossible to estimate and will vary based upon a number of factors including the trading frequency, the types of instruments traded, transaction sizes, degree of leverage employed and transaction rates in effect from time-to-time. The compensation paid to the Futures Commission Merchants is estimated at 0.32% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc.

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Administrative Expenses

Each Series of Units will pay actual monthly administrative expenses to various third-party service providers (anticipated to be 0.60 - 0.70% of net assets annually), including the General Partner (anticipated to be approximately 0.25 - 0.35% of net assets annually), up to 1/12th of 0.95% of the Fund’s month-end Net Asset Value (0.95% per annum), and payable in arrears. Actual Administrative Expenses may vary, however charges to the Fund will not exceed 0.95% of the Fund’s average Net Asset Value per annum. The Administrative Expenses will cover all actual legal, accounting, clerical and other back office related expenses related to the administration of the Fund and all associated costs incurred by the Fund.

Offering Expenses

The Fund reimburses the General Partner for actual ongoing Offering Expenses, up to 1/12th of 0.75% of the Fund’s month-end Net Asset Value (0.75% per annum) pro-rata for each outstanding Series A, B and I Unit, payable monthly in arrears. Actual ongoing Offering Expenses in excess of this limitation will be fully absorbed by the General Partner and may not be re-classified as Administrative Expenses described above. The Offering Expenses will cover all actual ongoing offering expenses incurred by the General Partner on behalf of the Fund, including regulatory fees, legal costs relating to the offering, sales related travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Fund. Except for regulatory fees, printed material costs and postage and freight costs, all of these other items are items of compensation under FINRA Rule 2310, as described in the “Plan of Distribution – General” section of this Prospectus. Compensation paid to sales personnel of the General Partner for the sale of Units will be subject to the Fee Limit defined below and is separate and apart from the compensation payable to sales personnel of the General Partner who receive Selling Agent Fees. If the Fund terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Fund will have no further obligation to the General Partner.

Series C Units do not pay Offering Expenses.

Selling Agent Fees

Series A Units will pay to the General Partner Selling Agent Fees monthly in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ month-end Net Asset Value prorated for partial months and adjusted for weekly subscriptions and redemptions (2.00% per annum) subject to the Fee Limit. The General Partner will pay the selling agents an upfront fee of 2.00% of the aggregate subscription amount for the sale of Series A Units. Beginning in the 13th month after a Unit is sold, the General Partner will pay the selling agents a monthly Selling Agent Fee in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ month-end Net Asset Value prorated for partial months and adjusted for weekly subscriptions and redemptions (2.00% per annum) subject to the Fee Limit.

The obligation of the Series A Unit holders to pay and the amount charged to Series A Unit holders (e.g., 1/12th of 2.00% of the outstanding Series A Units’ Net Asset Value, paid monthly in arrears) with respect to the Selling Agent Fees remains identical throughout the life of the Units subject to the Fee Limit. For Units where the General Partner acts as the selling agent, it will retain these fees and may compensate its sales personnel.

Series B, C and I Units do not pay Selling Agent Fees.

Sales and Servicing Fees

Series A Units will pay the General Partner monthly Sales and Servicing Fees in arrears equal to 1/12th of 0.15% of the outstanding Series A Units’ month-end Net Asset Value prorated for partial months and adjusted for weekly subscriptions and redemptions (0.15% per annum), subject to the Fee Limit.

Series B Units will pay the General Partner monthly Sales and Servicing Fees in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ month-end Net Asset Value (0.60% per annum) prorated for partial months and adjusted for weekly subscriptions and redemptions, subject to the Fee Limit, as defined below.

Series C and I Units do not incur Sales and Servicing Fees.

The Sales and Servicing Fees collected by the General Partner will be used for the following purposes: (i) to defray payments made to selling agents, if any, and (ii) to defray payments made to third parties in connection with the provision of custodial services. Any surplus Sales and Servicing Fees remaining after such payments are made will be

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retained by the General Partner. Any payments to selling agents or third parties for custodial fees in excess of the Sales and Services Fees collected by the General Partner will be paid out of the General Partner’s own funds and will not be borne by the Fund or any Limited Partner.

Except for amounts paid by the General Partner to third parties out of the Sales and Servicing Fees in connection with the provision of custodial services, Sales and Servicing Fees are items of compensation under FINRA Rule 2310, as described in the “Plan of Distribution — General” section of this Prospectus, and are subject to the Fee Limit defined below.

Cash Manager Fees

The Cash Managers charge approximately a 0.13% per annum fee on the basis of the assets placed under their management and the General Partner anticipates that approximately 60-80% of the Fund’s assets will be managed by the Cash Managers.

Fee Limit

The Fee Limit is the total amount of Selling Agent Fees, Sales and Servicing Fees (other than Sales and Servicing Fees paid on by the General Partner to third parties for custodial services), any additional payments made by the General Partner to selling agents which are in excess of Sales and Servicing Fees collected by the General Partner, payments for wholesalers, payments for sales conferences, and other Offering Expenses that are items of compensation to FINRA members (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units. (See “Plan of Distribution – General” for additional information).

Each Limited Partner who owns Series A, Series B and Series I Units will continue to pay the Selling Agent Fees, Offering Expenses and the Sales and Servicing Fees, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above. The General Partner utilizes accounting software that tracks the fees charged to the Units on a Limited Partner-by-Limited Partner basis. Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A, B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to FINRA Rule 2310. As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit. If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

Redemption Fee

In order to reimburse the General Partner for the 2% upfront fee (charged based on the aggregate subscription amount) paid to the selling agents, Series A Units pay a pro-rata Redemption Fee to the General Partner during the first fifty-two (52) weeks after issuance of the Series A Units, unless such Redemption Fee is waived by the General Partner in its sole discretion. Series A Units redeemed prior to the first anniversary of the subscription date will be subject to a Redemption Fee equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by fifty-two (52) (ii) multiplied by the number of weeks remaining before the first anniversary of the subscription date. Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

Series B, C and I Units are not subject to the Redemption Fee.

Extraordinary Fees and Expenses

The Fund will pay all extraordinary fees and expenses incurred by the Fund, if any, as determined by the General Partner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed to be extraordinary expenses.

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Who May Subscribe

An investment in the Fund is speculative and involves a high degree of risk. The Fund is not suitable for all investors. The General Partner offers the Fund as an opportunity to diversify an investor’s entire investment portfolio. The Fund also offers the potential for profit subject to commensurate risk and volatility. An investment in the Fund should only represent a limited portion of an overall portfolio. There can be no assurance that an investment in the Fund will achieve its objective. To subscribe for the Units, a prospective Limited Partner must have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles. An investment in the Fund should not exceed 10% of a Limited Partner’s net worth (in all cases exclusive of home, home furnishings and automobiles). Some States may require higher suitability standards.

Suitability requirements for Kansas residents: The Office of the Kansas Securities Commissioner recommends that Limited Partners should limit their aggregate investment in the Fund and other managed futures investments to not more than 10% of a purchaser’s liquid net worth.  “Liquid net worth” is that portion of a purchaser’s total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Suitability requirements for Kentucky residents: Either (i) net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

A PURCHASE OF UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE FUND. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

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Redemptions, Net Asset Value and Trading Suspension

Redemptions

Redemption requests, which are irrevocable, may be made by a Limited Partner as of any Tuesday (each, a Redemption Date), provided that if any Redemption Date falls on a bank holiday, the Redemption Date will be the next following business day, at the Net Asset Value per Unit as of such date. A Limited Partner must provide prior written notice to the General Partner by 5:00 P.M. (Eastern) on the Friday preceding the applicable Redemption Date. If the date on which notice is due falls on a bank holiday, notice will be due by 5:00 P.M. (Eastern) as of the immediately preceding business day. Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner. In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund, unless such requirement is waived by the General Partner. The Fund will pay redemption proceeds as soon as practicable after the Redemption Date, within fifteen (15) days after the Redemption Date. Limited Partners’ redemptions will be accounted for on a first in first out basis unless such requirement is waived by the General Partner.

The Fund, in the General Partner’s sole discretion and pursuant to the Fifth Amended and Restated Limited Partnership Agreement, may delay payment of the redemption proceeds if special circumstances require, including but without limitation circumstances involving a market emergency that prevents the liquidation of positions or a delay or default in payment to the Fund by the Futures Commission Merchants, Cash Managers or a bank or if payment is restricted pursuant to the Delaware Revised Uniform Partnership Act. Limited Partners will be notified within three (3) business days after the Redemption Date, if any redemption cannot be honored under the terms hereof and their requests thereafter will be honored at the first available opportunity on a pro-rata basis. The General Partner may deny a redemption request, if in its sole discretion, such a redemption request would violate any applicable law, regulation or rule the Fund may be subject to.

Series A Units redeemed prior to the first anniversary of the subscription date will be subject to the Redemption Fee. Limited Partners subject to a mandatory redemption will not be required to pay any Redemption Fees.

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Upon redemption, a Limited Partner (or any assignee thereof) will receive an amount equal to the Net Asset Value of the redeemed portion of his Units as of the Redemption Date, less any amount which is owed by such Limited Partner (and his assignee, if any) to the General Partner as provided below in this paragraph or to the Fund in accordance with the Fifth Amended and Restated Limited Partnership Agreement. If, pursuant to applicable law, the Fund has been required to withhold tax on certain income of the Fund allocable to a Limited Partner (or an assignee thereof) and the General Partner has paid out of its own funds such tax, upon redemption of Units by such Limited Partner (or assignee) all amounts of such taxes may be deducted from the Net Asset Value of such Units and reimbursed to the General Partner. In addition, upon redemption of Units, all amounts which are owed to the Fund under the indemnification provisions of the Fifth Amended and Restated Limited Partnership Agreement by the Limited Partner to whom such Units were issued as well as all amounts which are owed by all assignees of such Units will be deducted from the redemption proceeds payable to such redeeming Limited Partner.

Due to the availability of weekly redemptions, the General Partner does not anticipate making any distributions of profits to Limited Partners.

Net Asset Value

The Fund’s “Net Assets” are the total assets of the Fund (including without limitation all cash and cash equivalents (valued at cost), any unrealized profits and losses, accrued interest and amortization of original issue discount, and the market value of all open futures, forwards, or derivatives (commodities interests) positions and other assets of the Fund, minus the total liabilities of the Fund, including without limitation, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Fund’s open commodities interests positions (if charged on a “round-turn” basis), or brokerage expenses (if charged on a “flat rate” basis), and fees and expenses (including any accrued Trading Advisor Incentive Fees although such accrual amount might not become payable), determined in accordance with generally accepted accounting principles in the U.S. consistently applied under the accrual basis of accounting. However, for purposes of calculating month-end fees, the Fund’s Net Asset Value is calculated prior to the accrual of any fees of the Fund for that month and prorated for partial months and adjusted for weekly subscriptions and redemptions.

The “Net Asset Value” of a Unit in a particular Series refers to the Net Assets allocated to the capital accounts with respect to such Series (the aggregate capital account balances with respect to the Series of Units) divided by the number of outstanding Units of such Series.

Mandatory Redemption

Pursuant to the Fifth Amended and Restated Limited Partnership Agreement, the General Partner may require a Limited Partner to be redeemed from the Fund in the event that the General Partner, in its sole discretion, considers the redemption of the Limited Partner as being in the best interest of the Fund, including without limitation a required redemption (i) in efforts to avoid the assets of the Fund being treated for any purpose of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, as assets of any “employee benefit plan” as defined in and subject to ERISA or any “plan” as defined in and subject to Section 4975 of the Code, (ii) because the continued participation of a person as a Limited Partner will have adverse regulatory or tax consequences to the Fund or other partners or (iii) necessary to comply with any applicable government or self regulatory agency regulations. Such a mandatory redemption may upset the timing of a Limited Partner’s portfolio investment objectives. Additionally, the Limited Partner may be required to redeem at a loss. If such mandatory redemption involves less than the full redemption of more than one Limited Partner, such redemptions will be conducted on a pro-rata basis. Limited Partners will not be required to pay any Redemption Fees if such Limited Partners are subject to a mandatory redemption of their Units within the first year of purchase.

Trading Suspension

If the Fund’s Net Asset Value at any time during the calendar year declines to 50% or less than its Net Asset Value at the start of the most recent calendar year or at the start of the most recent month, disregarding capital subscriptions and redemptions, the Fund will liquidate its positions as promptly as practical and suspend trading. The General Partner will promptly notify the Limited Partners of the suspension. Any Limited Partner may elect to redeem from the Fund at that time and will not be subject to the Redemption Fee, if any.

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Because of the volatility of commodity prices and the possibility of market illiquidity, there can be no assurance the Fund’s Net Asset Value will not decline to below 50% of Net Asset Value at the start of the Fund or of a calendar year or of the most recent month-end.

The Futures Commission Merchants, Currency Forward Counterparty and Cash Managers

The Futures Commission Merchants and Currency Forward Counterparty

The Fund utilizes NUSA and JPMS as its Futures Commission Merchants and NEUK as its currency forward counterparty. The General Partner may, in its discretion, have the Fund utilize other futures commission merchants or forward and swap counterparties if it deems it to be in the best interest of the Fund.

NUSA is a subsidiary of Newedge Group. Newedge Group is licensed as a bank by the CECEI (Banque de France) and lead regulated in France by the Autorité de Contrôle Prudentiel and the Autorité des Marchés Financiers for the conduct of investment services. Société Générale and Crédit Agricole Corporate and Investment Bank each own 50% of Newedge Group. NUSA is a futures commission merchant and broker dealer registered with the CFTC and the SEC, and is a member of FINRA. NUSA is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. Newedge UK is a wholly-owned subsidiary of Newedge Group incorporated in England. Newedge UK is an authorized firm under the Financial Services and Markets Act 2000 (as amended) and is lead-regulated and supervised by the Financial Conduct Authority.

NUSA is headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in New York, New York; Cypress, Texas (futures only); Santa Monica, California (securities only) and Montreal, Canada (futures only). Newedge UK is headquartered at 10 Bishops Square, London E1 6EG.

Prior to January 2, 2008, NUSA was known as Fimat USA, LLC. On September 1, 2008, NUSA merged with future commission merchant and broker dealer Newedge Financial Inc., or NFI – formerly known as Calyon Financial Inc. NUSA was the surviving entity.

In February 2011, NUSA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that NUSA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions. NUSA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter. In addition, the CFTC Order required NUSA to implement and maintain a program designed to prevent and detect reporting violations of the CEA and CFTC regulations.

In January 2012, NUSA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that NUSA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC. NUSA paid a $700,000 civil penalty to settle this matter. In addition, the CFTC Order required NUSA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the CEA and CFTC regulations.

In July 2013, NUSA settled, without admitting or denying the allegations, a matter brought by FINRA, on its behalf and on behalf of NYSE/NYSE ARCA, BATS and NASDAQ exchanges, involving rules and regulations pertaining to supervision of equities direct market access and sponsored access business, Regulation SHO and books and records retention. In connection with this matter, NUSA paid a fine of $9,500,000. In addition, NUSA agreed to retain an independent consultant to review its policies, systems, procedures and training relating to these areas and to implement the recommendation of such consultant based on its review and written reports.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of NUSA, there have been no material administrative, civil or criminal actions brought, pending or concluded against NUSA or Newedge UK or their principals in the past five years.

Neither NUSA, Newedge UK nor any affiliate, officer, director or employee thereof has passed on the merits of this Prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

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The Fund also uses JPMS, an indirect, wholly-owned subsidiary of JPMorgan Chase Bank, N.A., or JPM Chase, as an additional futures broker. Fund assets managed by JPMS and PGI are held in custody at JPM Chase, a national bank and an affiliate of JPMIM. JPM Chase’s principal business address is 383 Madison Avenue, New York, New York 10179.

Although JPMS, as a large futures commission merchant and broker dealer, has been subject to regulatory disciplinary matters involving sizeable fines or other sanctions, as of the date hereof neither JPMS nor any of its principals has been the subject of any material administrative, civil or criminal action, including any action that has been pending, on appeal, or concluded within the last five years, except as follows.

JPM Chase maintains litigation reserves for certain outstanding litigation matters. In accordance with the provisions of U.S. GAAP for contingencies, JPM Chase accrues for a litigation-related liability when it is probable that such a liability has been incurred and the amount of the loss can be reasonably estimated. While the outcome of litigation is inherently uncertain, management believes, in light of all information known to it at December 31, 2012 that JPM Chase’s litigation reserves were adequate at such date. Management reviews litigation reserves periodically, and the reserve may be increased or decreased in the future to reflect further litigation developments. JPM Chase believes it has meritorious defenses to claims asserted against it in its currently outstanding litigation and, with respect to such litigation, intends to continue to defend itself vigorously, litigating or settling cases according to management’s judgment. Many of JPM Chase’s litigation matters involve claims made against several of JPM Chase’s affiliates and are managed centrally by JPM Chase. For further discussion on certain litigation cases relating to JPM Chase, including the estimate of the range of reasonably possible losses for JPM Chase’s litigation portfolio, please refer to Note 31 of JPM Chase’s 2012 Annual Report.

JPMFI merged with and into JPMS on June 1, 2011. In 2009 JPMFI agreed to pay a Civil Monetary Penalty of $300,000 and comply with certain undertakings, herein referred to as the 2009 Order, in connection with the CFTC finding that JPMFI violated the CEA and CFTC Regulations.  The violations concerned rules governing segregation of customer funds, timely computation of segregation obligations, timely reporting of an under segregation deficiency to the CFTC and diligent supervision of its employees.  The CFTC also indicated that JPMFI did not have a process in place to determine the impact of expected withdrawals from the segregated accounts on the amount required to be kept in segregation.

The 2009 Order resulted from an incident in 2007, JPMFI at all times maintained accounts segregated accounts in which it kept customer funds (the segregated accounts) and separate accounts in which it kept its own funds (the house account). In accordance with regulatory requirements, it always maintained “excess funds” of its own in the customer segregated accounts. At the close of business on May 31, 2007, the segregated accounts had a balance of approximately $9.6 billion of which JPMFI had its own excess funds of approximately $725 million. On June 1, 2007, JPMFI processed transactions related to the delivery of Treasury notes that resulted in Treasury notes received by JPMFI for the benefit of customers erroneously being placed in a JPMFI house account. This had the effect of JPMFI’s segregated accounts being insufficiently funded on one business day by approximately $750 million and resulted in JPMFI drawing upon customer segregated funds beyond its actual interest, causing customer funds to be commingled with JPMFI’s funds.

In the 2009 Order, the CFTC did not make any findings indicating that JPMFI being under segregated caused any losses to customers.  Additionally, the CFTC specifically indicated that the Treasury securities JPMFI held were sufficient,  had they been moved to a segregated account on the day in question, to allow JPMFI to maintain proper funding of its segregated bank accounts.

On October 27, 2009, JPMS submitted an Offer of Settlement to the SEC. In the Offer of Settlement, JPMS agreed to consent to the entry of the Order, without admitting or denying the findings contained therein (other than those relating to jurisdiction). The SEC Order was issued on November 4, 2009. The case involved claims that JPMS did not disclose in official statements or offering memoranda payments by JPMS to local broker dealers and consultants in connection with $5 billion in bond underwriting and interest rate swap agreement business awarded to JPMS. The Order censured JPMS, required that JPMS cease-and-desist from committing or causing any violations or future violations of Section 17(a)(2) and (3) of the Securities Act of 1933, Section 15B(c)(1) of the Securities Exchange Act of 1934 and Municipal Securities Rulemaking Board, Rule G-17, and required that JPMS pay disgorgement of $1 and a civil money penalty of $25 million. The disgorgement and civil money penalty were paid on

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November 9, 2009. The Order also reflected JPMS’s undertaking to (a) make a $50 million payment to and for the benefit of Jefferson County, Alabama, for the purpose of assisting displaced County employees, residents, and sewer ratepayers, and (b) terminate any and all obligations of the County to make any payments to JPMS’s affiliated commercial bank arising from the termination of certain swap agreements with the County. The payment to and for the benefit of Jefferson County, Alabama was also paid on November 9, 2009, and the payment obligations of the County to JPMS’s affiliated commercial bank were terminated on November 4, 2009.

On June 2, 2009, J.P. Morgan Chase & Co., or Chase & Co., on behalf of itself and affiliates, including JPMS, agreed to a settlement in principle with the New York Attorney General’s Office which provided, among other things, that Chase & Co. would offer to purchase at par certain auction-rate securities purchased from JPMS by individual investors, charities and small- to medium-sized businesses. On June 4, 2009, Chase & Co. also agreed to a substantively similar settlement in principle with the Office of Financial Regulation for the State of Florida and the North American Securities Administrators Association, or NASAA, Task Force, which agreed to recommend approval of the settlement to all remaining states, Puerto Rico and the U.S. Virgin Islands. The settlement agreements with the New York Attorney General’s Office and the Office of Financial Regulation for the State of Florida have been finalized. The regulators alleged  that JPMS misrepresented the nature, liquidity and risk of the auction rate securities it sold, and that in February 2008, JPMS stopped uniformly supporting auctions for which it acted as the sole or lead broker, leaving certain investors holding long-term securities that could not be sold at par value.  JPMS neither admitted nor denied the facts alleged by the regulators and the settlement agreements provide for the payment of penalties totaling $25 million.  Chase & Co. is currently in the process of finalizing consent agreements with NASAA’s member states.

On June 21, 2011, the SEC filed a Complaint in the U.S. District Court for the Southern District of New York pursuant to settlement agreement with JPMS resolving an inquiry concerning the structuring and sale of certain mortgage related collateralized debt obligations.  The Complaint alleges that JPMS negligently failed to disclose in the offering documents for Squared CDO 2007-1 that an institutional investor that purchased the subordinated notes in the CDO, and purchased protection on a substantial portion of the collateral, played a significant role in the collateral selection process.  Without admitting or denying the allegations of the SEC’s complaint, JPMS consented to entry of a judgment that (i) enjoins JPMS from violating Section 17(a)(2) and (3) of the Securities Act of 1933, (ii) orders JPMS to pay $18.6 million in disgorgement, $2 million in prejudgment interest and a $133 million penalty, and (iii) orders JPMS to comply with certain undertakings relating to its future offerings of Residential Mortgage Backed Securities.

The SEC, the Department of Justice, the IRS, the Office of the Comptroller of the Currency, or OCC, the Board of Governors of the Federal Reserve System and 25 State Attorneys General, collectively, the Agencies, conducted investigations into manipulation of the sales and bidding processes on certain municipal derivative transactions in or prior to 2006 by certain former employees of JPMS at its former municipal derivatives desk. On July 7, 2011, JPMS and/or certain of its affiliates entered into settlements with the Agencies, as a result of which Chase & Co. will pay a total amount of $211.2 million as follows: $50 million to the IRS; $51.2 million in connection with its agreement with the SEC; $35 million in connection with its agreement with the OCC; and $75 million in connection with its agreement with the State Attorneys General.  Of those funds, $129.7 million was made eligible for distribution to municipalities and other tax-exempt issuers.  Chase & Co. also consented to various undertakings, including the implementation of enhanced compliance measures.

On March 8, 2012, the CFTC issued an order filing and simultaneously settling charges against JPMS for prearranging a trade involving ten year U.S. Treasury Note Futures spreads on the Chicago Board of Trade. The order found that on a single occasion in 2010, before the merger of JPMFI with and into JPMS, a customer directed a JPMFI employee to sell a certain number of ten year Treasury spreads on its behalf and to look for any “all or nones” against which to sell those spreads. An “all or none” order must be filled in its entirety. According to the order, the JPMFI employee subsequently identified an all or none bid for the exact same amount as the sell order and then sold against that bid, with the result being that the same customer was on both sides of the transaction. The order found that JPMFI, through its employee, confirmed the execution of a prearranged trade, and that such trade was both noncompetitively executed and a fictitious sale, in violation of CEA Section 4c(a)(1) and CFTC Regulation 1.38(a). The order

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required JPMS to pay a civil monetary penalty of $140,000, cease and desist from further violations of the CEA and CFTC regulations, and undertake all necessary steps to ensure that all employees and/or agents under its authority or control understand and comply with the order.

On November 16, 2012, the SEC filed a complaint against JPMS, EMC Mortgage, LLC, and certain of their affiliates, collectively, the Defendants, in the U.S. District Court for the District of Columbia In 2008, the Bear Stearns companies, including EMC Mortgage, LLC, were acquired by Chase & Co. The complaint relates primarily to Bear Stearns’ alleged failure to disclose information regarding settlements entered into by a Bear Stearns affiliate with originators of loans that had been securitized into residential mortgage-backed securities, or RMBS, trusts beginning in or about 2005. The complaint also alleged that JPMS and an affiliate, in connection with an RMBS offering in 2006, failed to include in the RMBS prospectus supplement’s delinquency disclosures of 620 loans that the SEC asserted were more than 30 days delinquent at the cut-off date for the offering. Based on the alleged conduct described above, the complaint alleged that the defendants violated Sections 17(a)(2) and (3) of the Securities Act of 1933.

The defendants settled the SEC’s charges by consenting, without admitting or denying the allegations in the complaint (except as to jurisdiction), to the entry of a final judgment ordering the defendants collectively to pay approximately $296.9 million in disgorgement, penalties and prejudgment interest, and permanently enjoining them from violating Sections 17(a)(2) and (3) of the Securities Act of 1933. The District Court entered the final judgment on the settlement on January 8, 2013.

In October 2012, the New York Attorney General, or NYAG, filed a civil complaint against JPMS, JPM Chase and their affiliate, EMC Mortgage LLC, related solely to private label RMBS sponsored or underwritten by Bear Stearns entities, including Bear Stearns & Co. Inc., or BSCI. BSCI was renamed as J.P. Morgan Securities Inc. after the merger of the Bear Stearns companies with and into the Chase & Co. companies and subsequently renamed again as JPMS when it changed its form of organization from corporation to limited liability company. The complaint alleges that the Bear Stearns entities involved in the RMBS issuances engaged in fraud in connection with these offerings by (i) ignoring defects in underlying loans, (ii) misrepresenting to investors the quality of its loan due diligence, and (iii) using its post-purchase quality control and resultant bulk settlements to benefit the Bear Sterns entities rather than passing settlement funds on to investors. In November 2013, Chase & Co. reached a settlement with the NYAG and other state and federal agencies. As part of the settlement, the NYAG will receive $613 million and shall benefit from the consumer relief portion of the broader settlement.

Cash Managers

The Fund has retained the Cash Managers to provide cash management services to the Fund. The Cash Managers will manage the Fund’s cash and excess margin through investments in short term, high quality fixed income securities, pursuant to investment parameters established by the General Partner.

JPMIM is a wholly-owned subsidiary of JPMorgan Asset Management Holdings and an indirect subsidiary of JPM Chase, one of the largest bank holding companies in the U.S. JPMIM is a registered investment advisor with the SEC.

PGI is a wholly-owned subsidiary of the Principal Financial Group, a leading global financial services company. PGI is also a registered investment adviser with the SEC.

The Cash Managers charge approximately a 0.13% per annum fee on the basis of the assets placed under their management. The General Partner estimates the Cash Managers will manage approximately 60-80% of the Fund’s assets.

The Fund’s objective in retaining the Cash Managers to provide cash management services is to enhance the return on its assets not required to be held by the Fund’s brokers to support the Fund’s trading. There is no guarantee that the Cash Managers will achieve returns for the Fund (net of fees payable to JPMIM and PGI), in excess of the returns previously achieved through the General Partner’s efforts and/or available through the Fund’s brokers, or that the Cash Managers will avoid a loss of principal on amounts placed under their management.

Limited Role of the Futures Commission Merchants and Cash Managers

The services of NUSA, JPMS, JPMIM and PGI, in their capacities as FCMs and Cash Managers, are limited to transaction execution and clearance,

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record-keeping, transmittal of confirmations and statements to the General Partner, calculating the equity balances and margin requirements for the Fund’s account and similar administrative functions. The opening and maintenance of the Fund’s accounts with NUSA, JPMS, JPMIM or PGI does not constitute an endorsement or recommendation of the Fund, the General Partner or the Trading Advisors by NUSA, JPMS, JPMIM and/or PGI.

NUSA, JPMS, JPMIM and PGI have not assisted in the preparation of the registration statement of which this Prospectus is a part of, except to the extent they have provided general information about their operations and legal proceedings against them. NUSA, JPMS, JPMIM and PGI are not connected in any way with the Fund, the General Partner or the Trading Advisors other than in their capacity as FCMs/currency forward counterparties and Cash Managers, on behalf of the Fund. The General Partner may elect to have the Fund use other FCMs, cash managers, options brokers, forwards or swaps counterparties in the future when it deems, in its discretion, that it would be in the Fund’s best interest to do so.

Conflicts of Interest

General

The General Partner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. In reviewing the conflicts described below, prospective investors should understand that merely because an actual or potential conflict of interest exists does not mean that the General Partner will act in a manner detrimental to the Fund.

The General Partner

Prospective investors must recognize that the Fund has been formed specifically as an investment product to be managed by the General Partner and that the General Partner is not likely to appoint any other general partner even if doing so might be in the Fund’s best interests.

The General Partner and its principals have organized and are involved in other business ventures, and may have incentives to favor certain of these ventures over the Fund. The Fund will not share in the risks or rewards of such other ventures. However, such other ventures will compete for the General Partner’s and its principals’ time and attention which might create other conflicts of interest. The Fifth Amended and Restated Limited Partnership Agreement does not require the General Partner to devote any particular amount of time to the Fund.

The General Partner or any of its affiliates or any person connected with it may invest in, directly or indirectly, or manage or advise other investment funds or accounts which invest in assets which may also be purchased or sold by the Fund. Neither the General Partner nor any of its affiliates nor any person connected with it is under any obligation to offer investment opportunities of which any of them becomes aware to the Fund or to account to the Fund in respect of (or share with the Fund or inform the Fund of) any such transaction or any benefit received by any of them from any such transaction, but will allocate such opportunities on an equitable basis between the Fund and other clients.

Trading Advisor Incentive Fees to the Trading Advisors

Because the Trading Advisors are entitled to be paid Trading Advisor Incentive Fees, the Trading Advisors may have incentive to make riskier or more speculative investments than if they were paid only fixed fees.

Personal Trading

The Trading Advisors, NUSA, JPMS, JPMIM, PGI, the selling agents, the General Partner and the principals and affiliates thereof may trade commodity interests for their own accounts. In such trading, positions might be taken which are opposite those of the Fund, or that “compete” with the Fund’s trades.

Trades by the Trading Advisors and their Principals

The Trading Advisors may, without prior notice to the Fund, arrange, recommend, and/or effect transactions in which, or provide services in circumstances where, the Trading Advisors have, directly or indirectly, a material interest or relationship with another party that may present a potential conflict with the Trading Advisors’ duties to the Fund.

The Trading Advisors, their principals and their employees may invest in commodity pools managed by the Trading Advisors, and may trade futures for their own proprietary accounts. For their proprietary

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accounts, the Trading Advisors and their principals may use trading approaches that are the same as or different from the Trading Programs and any other programs currently or in the future in use by the Trading Advisors. It is possible that the Trading Advisors and/or their principals may, from time to time, be competing with the Fund for similar positions in one or several markets or may take positions in their proprietary accounts which are opposite, or ahead of, the positions taken by the Fund. Clients of the Trading Advisors, such as the Fund, will not be advised of such trading, and the records of such trading will not be made available to such clients.

Trading Multiple Accounts

The Trading Advisors manage a number of accounts. Whilst the Trading Advisors have no intention of doing so, the management of multiple accounts may potentially give rise to an incentive to favor certain of such accounts over other accounts.

Because of price volatility, occasional variations in liquidity, and differences in order execution, it is impossible for the Trading Advisors to obtain identical trade execution for all of their clients, including the Fund. Such variations and differences may produce differences in performance among accounts over time. The Trading Advisors attempt to treat their clients fairly over time.

The Trading Advisors may combine orders for client accounts (including the Fund) and may combine orders for client accounts with trades for the accounts of the Trading Advisors and their Principals and employees. Combining orders may result in a less favorable price than that which the client would have obtained had the client’s order been executed separately.

Multiple Relationships with Brokers

The Trading Advisors utilize a variety of prime brokers and selling agents for the Trading Programs and other investment products managed and offered by the Trading Advisors. In certain cases, an executing broker may also act as a selling agent for a Trading Advisor’s product it clears, and/or may be an investor in that product. To the extent an executing broker also acts as selling agent, the execution fees it receives will act as an additional financial incentive, beyond any selling fees paid by the client, to sell such Trading Advisor’s product. Additionally, an executing broker that is also an investor in a Trading Advisor’s product may have more immediate information about the financial performance of that product than other investors, and the executing broker will not be prohibited from acting on such information with respect to its investment with that Trading Advisor.

Effects of Speculative Position Limits

The CFTC and domestic exchanges have established speculative position limits on the maximum net long or net short futures position which any person, or group of persons, or group of persons acting in concert, may hold or control in particular futures contracts or options on futures traded on U.S. commodity exchanges. All commodity accounts owned or controlled by a Trading Advisor and its principals are combined for speculative position limits. Because speculative position limits allow a Trading Advisor and its principals to control only a limited number of contracts in any one commodity, the Trading Advisors and their principals are potentially subject to a conflict among the interests of all accounts the Trading Advisors and their principals control which are competing for shares of that limited number of contracts. There exists a conflict between each Trading Advisor’s interest in maintaining a smaller position in an individual client’s account in order to also provide positions in the specific commodity to other accounts under management and the personal accounts of the Trading Advisor and its principals.

Operation of Other Commodity Pools

The General Partner currently operates other commodity pools and may have an incentive to favor those pools over this Fund. For example, if one or more of the other commodity pools materially increase their collective assets under management, the General Partner may have a financial incentive to devote additional resources to management of the other pools. Despite this conflict, the General Partner will devote such time and attention to the operation and activities of the Fund as the General Partner reasonably deems necessary to effect the operations and activities of the Fund as described in the Prospectus and will treat the Fund equitably with its other pools.

Fiduciary Responsibility of the General Partner

The General Partner has a fiduciary duty to the Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. If a Limited Partner believes this duty has been violated, he may

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seek legal relief under applicable law, for himself and other similarly situated Limited Partners, or on behalf of the Fund. However, it may be difficult for Limited Partners to obtain relief because of the changing nature of the law in this area, the vagueness of standards defining required conduct and the broad discretion given the General Partner in the Fifth Amended and Restated Limited Partnership Agreement and the exculpatory provisions therein.

Selling Agents

The receipt by the selling agents and their registered representatives of continued sales commissions and other fees from the General Partner or the Fund for Units remaining in the Fund may give them an incentive to advise the Limited Partners to remain as investors in the Fund. These payments will cease to the extent the Limited Partners redeem from the Fund.

The General Partner Serving as Selling Agent

The General Partner also serves as a selling agent for the Fund. As a result, the fees and other compensation received by the General Partner as selling agent have not been independently negotiated.

Futures Commission Merchants

An FCM effects transactions for customers (including public and private commodity pools) in addition to the Fund who may compete with the Fund’s transactions including with respect to priorities or order entry. Because the identities of the purchaser and seller are not disclosed until after the trade, it is possible that an FCM could effect transactions for the Fund in which the other parties to the transactions are an FCM’s officers, directors, employees, customers or affiliates. Such persons might also compete with the Fund in making purchases or sales of commodities without knowing that the Fund is also bidding on such commodities. Because orders are filled in the order in which they are received by a particular floor broker, transactions for any of such persons might be executed when similar trades for the Fund are not executed or are executed at less favorable prices. In addition, CFTC regulations prohibit an FCM from utilizing its knowledge of one customer’s trades for its own or its other customer’s benefit.

Certain officers or employees of an FCM may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The General Partner, the FCMs and their respective affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of the General Partner’s proprietary trading will be available for inspection by the Limited Partners upon reasonable advance notice to the office of the General Partner.

Because the General Partner, the FCMs and their respective affiliates may trade for their own accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that — as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund.

Summary of the Fifth Amended and Restated Limited Partnership Agreement

The following summary describes in brief certain material terms of the Fifth Amended and Restated Limited Partnership Agreement. Prospective investors should carefully review the Form of the Fifth Amended and Restated Limited Partnership Agreement attached hereto as Exhibit D and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware limited partnership. Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the Fifth Amended and Restated Limited Partnership Agreement.

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Principal Office; Location of Records

The Fund is organized as a limited partnership organized under the laws of the state of Delaware. The Fund is managed by the General Partner, whose principal office is located at 9711 Washingtonian Blvd., Suite 400, Gaithersburg, Maryland 20878 and its telephone number is (240) 631-7600.

The books and records of the Fund will be maintained at the principal offices of the Fund, c/o Steben & Company, Inc., 9711 Washingtonian Blvd., Suite 400, Gaithersburg, Maryland 20878; telephone number (240) 631-7600.

The books and records of the Fund will be available for inspection and copying (upon payment of reasonable reproduction costs) by the Limited Partners or their representatives for any purposes reasonably related to a Limited Partner’s interest as a beneficial owner of such Units during regular business hours as provided in the Fifth Amended and Restated Limited Partnership Agreement. The General Partner will maintain and preserve the books and records of the Fund for a period of not less than six years.

Management; Voting by Limited Partners

The General Partner, to the exclusion of all Limited Partners, will conduct and manage the business of the Fund, including, without limitation, the investment of the funds of the Fund. No Limited Partner shall have the power to transact any business for, represent, act for, sign for, or bind the General Partner or the Fund. Except as may be specifically provided otherwise in the Fifth Amended and Restated Limited Partnership Agreement, no Limited Partner, in his capacity as such, will be entitled to any salary, draw, or other compensation from the Fund. Each Limited Partner undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Fund to open and maintain an account or accounts with securities and commodity interest brokerage firms for the purpose of investing in or trading securities and commodity interests.

In addition to and not in limitation of any rights and powers conferred by law or provisions of the Fifth Amended and Restated Limited Partnership Agreement, and except as limited, restricted, or prohibited by the express provisions of the Fifth Amended and Restated Limited Partnership Agreement, the General Partner will have and may exercise, for and on behalf of the Fund and all Limited Partners, all powers and rights necessary, proper, convenient, and advisable to effectuate and carry out the purposes, business, and objectives of the Fund and will have and possess the same rights and powers as any general partner in a partnership without limited partners formed under the laws of the State of Delaware.

Any Limited Partners holding at least 10% of the outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation), may call a meeting of the Limited Partners. The General Partner will, by notification to each Limited Partner within fifteen (15) days after receipt of a request by any Limited Partners holding at least 10% of the outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation), call such a meeting. Without limiting the Limited Partners’ right to (instead) act by written consent, such meeting of Limited Partners will be held at least thirty (30) days but not more than sixty (60) days after delivery of the notification, and the notification will specify the date, a reasonable place and time for such meeting, as well as its purpose. In any meeting so called, upon the affirmative vote of a majority of outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation) (in person or by proxy), or upon the written consent of a majority of outstanding Units (excluding any Units held by the General Partner or its affiliate for purposes of such calculation) (without a meeting), any of the following actions may be taken by the Limited Partners (without the consent of the General Partner):

•	the Fifth Amended and Restated Limited Partnership Agreement may be amended in accordance with, and only to the extent permissible under, the Delaware Revised Uniform Limited Partnership Act; provided, however, that no such amendment will, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled (and without limiting the Limited Partners’ consent rights regarding amendments);

•	the General Partner may be removed and replaced;

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•	a new general partner or general partners may be elected if the General Partner is removed or withdraws from the Fund;

•	any contracts with the General Partner or any of its affiliates may be terminated without penalty on not less than sixty (60) days’ prior written notice; and

•	a sale of all or substantially all of the assets of the Fund.

The General Partner will notify Limited Partners of any change in the fees paid by the Fund or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov. Those Limited Partners who have executed the Consent to Electronic Delivery of Periodic Reports contained in the Fund’s Subscription Agreement will receive an e-mail notification of where to access the report or an electronic version of such report. Those Limited Partners who have not executed the Consent to Electronic Delivery of Periodic Reports will be sent a paper copy of any such report. Any such notification will include a description of the Limited Partner’s voting rights, if any.

Possible Repayment of Distributions Received by Limited Partners; Indemnification by Limited Partners

Each Unit, when purchased by a Limited Partner in accordance with the terms of the Fifth Amended and Restated Limited Partnership Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Fund’s obligations in excess of such Limited Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Fund may make a claim against a Limited Partner with respect to amounts distributed to the Limited Partner or amounts received by the Limited Partner upon the redemption of Units, if the Net Assets of the Fund are insufficient to discharge the liabilities of the Fund which have arisen prior to the payment of such amounts (including, without limitation, indemnification liabilities).

Units Not Transferable Without General Partner’s Consent

Each Limited Partner expressly agrees that he will not assign, transfer, pledge, encumber or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Fund without giving prior written notice of the assignment, transfer, pledge, encumbrance or disposition to the General Partner and that no assignment, transfer, pledge, encumbrance or disposition will be effective against the Fund or the General Partner until (i) at least thirty (30) days after the General Partner receives the written notice and (ii) has consented in writing to the assignment, transfer, pledge, encumbrance or disposition, which consent the General Partner will not unreasonably withhold. If such assignment, transfer, pledge, encumbrance or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner and the General Partner shall consent thereto.

Termination Events

The Fund will dissolve at any time upon the first to occur of any of the following events:

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•	In the event of the suspension, revocation or termination of the General Partner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining general partner whose registration or membership has not been suspended, revoked or terminated). However, in this event the Limited Partners may remove the General Partner and appoint a new general partner.

•	The withdrawal, insolvency, bankruptcy, dissolution, termination, or legal incapacity of the General Partner (unless the Limited Partners have elected a successor general partner in accordance with the terms of the Fifth Amended and Restated Limited Partnership Agreement).

•	The Fund becomes insolvent or bankrupt.

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•	Limited Partners representing more than 50% of the Units then owned by the Limited Partners vote to dissolve the Fund.

•	A decline in the Net Asset Value of a Unit of Limited Partnership Interest as of the end of any month to or below $35.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Material U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax aspects of an investment in the Fund based upon the Code, the Treasury regulations promulgated thereunder and existing interpretation relating thereto, any of which could be changed at any time. A complete discussion of all U.S. federal, state and local tax aspects of an investment in the Fund is beyond the scope of this summary, and prospective Limited Partners must consult their own tax advisors on such matters.

Fund Status

The General Partner has not elected, and does not intend to elect, to classify the Fund as an association taxable as a corporation. Based on the foregoing, in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. The Fund will not be treated as a publicly traded partnership taxable as a corporation if, as expected, 90% of the Fund’s income is qualifying income.

No ruling has been obtained from the Internal Revenue Service, or the IRS, confirming the tax treatment of the Fund, and the General Partner does not intend to request any such ruling. There can be no assurance that the IRS will not assert that the Fund should be classified as an association or publicly traded partnership taxable as a corporation. If it were determined that the Fund should be classified as an association or publicly traded partnership taxable as a corporation, the taxable income of the Fund would be subject to corporate income tax rates, distributions (other than certain redemptions) would generally be treated as qualified dividend income (described below) to the extent of the Fund’s current or accumulated earnings and profits, and Limited Partners would not report profits and losses of the Fund.

Taxation of Limited Partners on Profits and Losses of the Fund

The Fund, as an entity, will not be subject to U.S. federal income tax. Each Limited Partner is required for U.S. federal income tax purposes to take into account, in its taxable year with which or within which a taxable year of the Fund ends, its distributive share of all items of Fund income, gain, loss and deduction for such taxable year of the Fund. A Limited Partner must take such items into account even if the Fund does not distribute cash or other property to such Limited Partner during its taxable year. The General Partner does not anticipate that the Fund will make distributions.

A Limited Partner’s share of such items for U.S. federal income tax purposes generally is determined by the allocations made pursuant to the Fifth Amended and Restated Limited Partnership Agreement, unless such allocations do not have “substantial economic effect” and are not in accordance with the Limited Partner’s interests in the Fund. Under the Fifth Amended and Restated Limited Partnership Agreement, allocations are generally made in proportion to Limited Partners’ capital accounts and therefore should have substantial economic effect. However, the allocations permitted by the Fifth Amended and Restated Limited Partnership Agreement when redemptions occur generally will not be in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Fifth Amended and Restated Limited Partnership Agreement that bases the amount to be paid to a redeeming Limited Partner upon its share of the realized and unrealized gains and losses at the time amounts from its capital account are redeemed, the General Partner intends to file the Fund’s tax returns based upon the allocations specified in the Fifth Amended and Restated Limited Partnership Agreement. However, it is not certain that such allocations will be respected for tax purposes. If such tax allocations were challenged and not sustained, some or all of a redeeming Limited Partner’s capital gain or loss could be converted from short-term to long-term and each remaining Limited Partner’s share of the capital gain or loss that is the subject of such allocations could be increased (solely for tax purposes).

Limitations on Deductibility of Fund Losses by Limited Partners

The amount of any loss of the Fund (including capital loss) that a Limited Partner is entitled to include in its personal income tax return is limited to

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its tax basis for its interest in the Fund as of the end of the Fund’s taxable year in which such loss occurred. Generally, a Limited Partner’s tax basis for its interest in the Fund is the amount paid for such interest reduced (but not below zero) by its share of any Fund distributions, realized losses and expenses and increased by its share of the Fund’s realized income and gains.

Similarly, a Limited Partner that is subject to the at risk limitations (generally, non-corporate taxpayers and closely held corporations) may not deduct losses of the Fund (including capital losses) to the extent that they exceed the amount it has at risk with respect to its interest in the Fund at the end of the year. The amount that a Limited Partner has at risk will generally be the same as its adjusted basis as described above, except that it will not include any amount that it has borrowed on a nonrecourse basis or from a person who has an interest in the Fund or a person related to such person.

Losses denied under the basis or at risk limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

Because of the limitations imposed upon the deductibility of capital losses (see “Tax on Capital Gains and Losses” below), a Limited Partner’s distributive share of any net capital losses of the Fund will not materially reduce the U.S. federal income tax on its ordinary income.

Cash Distributions and Withdrawals

Cash received from the Fund by a Limited Partner as a distribution with respect to its Interest in the Fund or in withdrawal of less than all of such interest generally is not reportable as taxable income by a Limited Partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of all of the Interests held by the Limited Partner after the distribution or withdrawal. Any cash distribution in excess of a Limited Partner’s adjusted tax basis for its Interest in the Fund is taxable to it as gain from the sale or exchange of such Interest. Because the tax basis of a Limited Partner who has not withdrawn the entire amount of its capital account is not increased on account of its distributive share of the Fund’s income until the end of the Fund’s taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of the Fund’s income allocable to such a Limited Partner at the end of the Fund’s taxable year would also be includible in the Limited Partner’s taxable income and would increase its tax basis in its remaining interest in the Fund as of the end of such taxable year.

Withdrawal of a Limited Partner’s entire capital account will result in the recognition of gain or loss for U.S. federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such interest.

Treatment of Income and Loss Under the Passive Activity Loss Rules.

The Code contains rules, the Passive Activity Loss Rules, designed to prevent the deduction by non-corporate taxpayers and certain corporations of losses from passive activities against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends, or Portfolio Income, and salary. The trading activities of the Fund will not constitute a passive activity with the result that income or loss derived from an investment in the Fund will constitute Portfolio Income or loss or other income or loss not from a passive activity.

Limited Deduction for Certain Expenses.

The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including investment advisory fees and net payments under notional contracts, are to be aggregated with unreimbursed employee business expenses and other expenses of producing income, or collectively, the Aggregate Investment Expenses, and the aggregate amount of such expenses, when combined with certain other deductions, will be deductible only to the extent such amount exceeds 2% of a taxpayer’s adjusted gross income. In addition, for taxpayers whose adjusted gross income exceeds a certain threshold amount, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain of a taxpayer’s other itemized deductions, are subject to a reduction equal to the lesser of (i) 3% of the taxpayer’s adjusted gross income in excess of a such threshold amount and (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year, referred to herein as the Phase-out. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. The General

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Partner intends to cause the Fund to report its General Partner Management Fees and Trading Advisor Management Fees and Trading Advisor Incentive Fees as trade or business expenses that are not subject to deductibility limitations. However, the IRS could contend that such fees plus other ordinary expenses of the Fund constitute investment advisory fees. If this contention were sustained, each non-corporate Limited Partner’s pro-rata share of the amounts so characterized would be deductible only to the extent that such Limited Partner’s Aggregate Investment Expenses, when combined with certain other deductions, exceed 2% of such Limited Partner’s adjusted gross income and will be subject to the foregoing limitation when, combined with certain other itemized deductions, they exceed the Phase-out. In addition, each non-corporate Limited Partner’s share of income from the Fund would be increased (solely for tax purposes) by such Limited Partner’s pro-rata share of the amounts so characterized.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FOREGOING INVESTMENT ADVISORY FEES ISSUE, WHICH IS A MATTER OF UNCERTAINTY AND COULD HAVE A MATERIAL IMPACT ON AN INVESTMENT IN THE FUND.

Syndication Expenses.

Neither the Fund nor any Limited Partner is entitled to any deduction for syndication expenses, such as Selling Agent Fees, Sales and Servicing Fees and Redemption Fees, nor can these expenses be amortized by the Fund or any Limited Partner. Any selling commissions paid to placement agents will be characterized as a non-deductible syndication expense.

Limitation on Deductibility of Interest on Investment Indebtedness.

Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Interest expense incurred by a Limited Partner to acquire or carry its interest in the Fund and interest expense incurred by the Fund allocable to its investments or trading activities will constitute investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends (other than qualified dividend income), rents and royalties, which would include a Limited Partner’s share of the Fund’s interest income, and (ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). A non-corporate Limited Partner may elect to treat qualified dividend income and net capital gain from the disposition of investment property as investment income only to the extent such Limited Partner elects to make a corresponding reduction in the amount of net capital gain and qualified dividend income subject to tax at 20%. Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. In addition, some states may eliminate or substantially limit the deductibility of investment interest expense for state tax purposes. Limited Partners are urged to consult their tax advisors regarding the state tax consequences with respect to investment interest expense.

Gain and Loss on Section 1256 Contracts.

Under the mark-to-market system of taxing futures and certain options contracts traded on U.S. exchanges or certain foreign exchanges and certain foreign currency forward contracts, or Section 1256 Contracts, any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer’s fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated by transactions in Section 1256 Contracts is treated as long-term capital gain or loss and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

Gain and Loss on Non-Section 1256 Contracts.

Generally, gain or loss with respect to contracts that are Non-Section 1256 Contracts will be taken into account for tax purposes only when realized.

Taxation of Section 988 Transactions.

Certain of the trading activities of the Fund may be “Section 988 transactions.” Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that

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gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 Contracts is characterized as capital gain or loss.

The Fund may elect to be treated as a qualified fund. Pursuant to such election, gain or loss with respect to such entity’s Section 988 transactions (other than foreign currency contracts which are Section 1256 Contracts) will be short-term capital gain or loss. If the Fund so elects but fails to meet the requirements of electing qualified fund status in a taxable year, such entity will be subject to the following rules: (i) net loss recognized in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades will be characterized as a capital loss, and (ii) a net gain recognized in such taxable year with respect to certain contracts will be characterized as ordinary income.

Tax on Capital Gains and Losses.

The maximum tax rate for non-corporate taxpayers on adjusted net capital gain is 20%. Adjusted net capital gain is generally the excess of net long-term capital gain (the net gain on capital assets held for more than twelve (12) months, including 60% of gain on Section 1256 Contracts) over net short-term capital loss (the net loss on capital assets held for twelve (12) months or less, including 40% of loss on Section 1256 Contracts). Qualified dividend income (generally, dividends received from U.S. corporations and from certain foreign corporations) is subject to tax at the same rates as adjusted net capital gain. See “Limitation on Deductibility of Interest on Investment Indebtedness” (for a discussion of the reduction in the amount of a non-corporate taxpayer’s net capital gain and qualified dividend income for a taxable year to the extent such gain and income is taken into account by such taxpayer in computing its interest deduction). Net short-term capital gain (the net gain on assets held for twelve (12) months or less, including 40% of gain on Section 1256 Contracts) is subject to tax at the same rates as ordinary income. Capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. Capital gains are subject to tax at the same rates as ordinary income for corporate taxpayers. Capital losses of corporate taxpayers are deductible only against capital gains.

If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of such taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts included in the taxpayer’s income for such year. Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see “Gain or Loss on Section 1256 Contracts,” above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carry-back year, they will carry forward indefinitely as losses on Section 1256 Contracts in future years.

Tax on Net Investment Income

A 3.8% tax will be imposed on some or all of the net investment income of certain individuals with modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, it is expected that all or a substantial portion of a Limited Partner’s share of Fund income will be net investment income. In addition, certain Fund expenses may not be deducted in calculating a Limited Partner’s net investment income.

Straddles and Mixed Straddle Account Elections.

The tax consequences described above apply to single Section 1256 Contracts and single non-Section 1256 Contracts. Those consequences may, however, be limited or modified if the positions are positions in a straddle.

The Code contains special rules which apply to straddles, defined generally as the holding of “offsetting positions with respect to personal property.” In general, certain investment positions will be treated as offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions.

If two (or more) positions constitute a straddle, recognition of a realized loss from one position must be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be re-characterized as short-term capital gain and short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized.

The Code allows a taxpayer to offset gains and losses from trading positions that are part of a mixed straddle. A “mixed straddle” is any straddle in which

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one or more but not all positions are Section 1256 Contracts. The Fund may elect to establish mixed straddle accounts with respect to certain activities to account for certain of its Section 1256 Contracts and certain of their non Section 1256 Contracts (e.g., stocks, securities and short positions). The Regulations governing mixed straddle accounts require a daily marking to market of all positions and a daily (as well as annual) netting of gains and losses. Not more than 50% of total annual account net gain for the taxable year can be treated as long term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short term capital loss. In the event the Fund elects to establish certain of these mixed straddle accounts, a significant portion of its trading positions will be marked to market on a daily basis.

Wash sale rules will apply to prevent the recognition of loss by the Fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period, to the extent such positions are not covered by the mixed straddle account elections.

The extent to which the rules above would apply to straddles consisting of transactions by the Fund and transactions by a Limited Partner in its individual capacity is unclear (e.g., a Limited Partner in its individual capacity owns a certain stock and the Fund enters into certain short options with respect to such stock). The IRS could contend that positions held by the Fund and positions held by a Limited Partner in its individual capacity should be aggregated and that such positions, when viewed in the aggregate, constitute a straddle. A prospective Limited Partner should review the application of these rules to its individual tax situation, giving special consideration to the potential interaction between operations of the Fund and transactions entered into by a prospective Limited Partner in its individual capacity.

Unrelated Business Taxable Income.

The General Partner anticipates that tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of the Fund, provided that such Limited Partners do not purchase interests in the Fund with borrowed funds. A charitable remainder trust that recognizes any unrelated business taxable income, or UBTI, in any taxable year is subject to a 100% tax on all of the trust’s UBTI earned during such year. A tax-exempt Limited Partner that plans on borrowing to purchase or carry its interests in the Fund should consult its tax advisors concerning the tax consequences of doing so.

Non-U.S. Limited Partners.

Based on statutory safe harbors, the Fund will not be considered to be engaged in a U.S. trade or business, so long as (i) it is not considered a dealer in stocks, securities or commodities, and does not regularly offer to enter into, assume, offset, assign, or terminate positions in derivatives with customers, (ii) the Fund’s U.S. business activities (if any) consist solely of investing in and/or trading stocks, securities or commodities and (in the case of commodities), the commodities are of a kind customarily dealt in on an organized commodity exchange and the transaction is of a kind customarily consummated at such a place and (iii) any entity in which the Fund invests that is treated as a disregarded entity or partnership for U.S. federal income tax purposes is not engaged in, or deemed to be engaged in, a U.S. trade or business. The Fund intends to conduct its affairs in conformity with the statutory safe harbors.

Assuming the Fund is not engaged in, or deemed to be engaged in, a U.S. trade or business, non-U.S. Limited Partners (other than those described below) will generally not be subject to U.S. federal income tax on their allocable share of Fund income and the gain realized on the sale or disposition of Units. However, such non-U.S. Limited Partners will be subject to a 30% U.S. withholding tax on the gross amount of their allocable share of income that is (i) U.S. source interest income that falls outside the portfolio interest exception or other available exception to withholding tax, (ii) U.S. source dividend income or dividend equivalent payments, and (iii) any other U.S. source fixed or determinable annual or periodical gains, profits, or income.

Recently enacted legislation and IRS guidance will (i) require certain foreign entities to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of U.S. persons who own an interest in the foreign entity and require other foreign entities to provide other information and (ii) impose a 30% withholding tax on certain payments of U.S. source income or proceeds from the sale of property to the foreign entity if it fails to enter into the agreement or satisfy its obligations under the legislation. The IRS has released regulations that provide for the phased implementation of the foregoing withholding and reporting requirements. As a result, Non-U.S. Limited Partners may be subject to the 30%

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withholding tax in respect of certain of the Fund’s investments if they fail to enter into an agreement with the IRS or otherwise fails to satisfy their obligations under the legislation.  In addition, an applicable intergovernmental agreement between the United States and the jurisdiction of the non-U.S. Limited Partners or implementing legislation may modify these requirements. Non-U.S. Limited Partners are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Fund.

Non-U.S. Limited Partners who are resident alien individuals of the U.S. (generally, individuals lawfully admitted for permanent residence, or who have a substantial presence, in the U.S.) or for whom their allocable share of Fund income and gain and the gain realized on the sale or disposition of Units is otherwise effectively connected with their conduct of a U.S. trade or business will be subject to U.S. federal income taxation on such income and gain.

In addition, in the case of a non-resident alien individual, any allocable share of capital gains will be subject to a 30% U.S. federal income tax (or lower treaty rate if applicable) if (i) such individual is present in the U.S. for 183 days or more during the taxable year and (ii) such gain is derived from U.S. sources. Although the source of such gain is generally determined by the place of residence of the non-U.S. Limited Partner, resulting in such gain being treated as derived from non-U.S. sources, source may be determined with respect to certain other criteria resulting in such gain being treated as derived from U.S. sources. Non-resident alien individuals should consult their tax advisors with respect to the application of these rules to their investment in the Fund.

If notwithstanding the Fund’s intention, the Fund were engaged in, or deemed to be engaged in, a U.S. trade or business, non-U.S. Limited Partners would also be deemed to be so engaged by virtue of their ownership of partnership interests. Such non-U.S. Limited Partners would be required to file a U.S. federal income tax return for such year and pay tax on its income and gain that is effectively connected with such U.S. trade or business at the tax rates applicable to similarly situated U.S. persons. In addition, any non-U.S. Shareholder that is a corporation for U.S. federal income tax purposes may be required to pay a branch profits tax equal to 30% of the dividend equivalent amount for the taxable year.

Fund Tax Returns and Audits.

Although no federal income tax is required to be paid by the Fund, it will be required to file U.S. federal income tax information returns. In addition, the Fund will provide all Limited Partners with Schedules K-1 setting forth the U.S. federal income tax information necessary for them to file their individual tax returns. Each Limited Partner is required to treat partnership items on its U.S. federal income tax returns consistently with the treatment of the items on the Fund’s return, as reflected on the Schedules K-1. Thus, as a practical matter, a Limited Partner will not be able to complete and file its U.S. federal income tax return for any year until it receives a Schedule K-1 from the Fund for that year.

The tax treatment of Fund-related items is determined at the Fund level rather than at the Limited Partner level. The General Partner, as the “Tax Matters Partner,” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Limited Partners. The General Partner will not have the authority to settle tax controversies on behalf of certain Limited Partners, including any Limited Partner who files a statement with the IRS stating that the General Partner has no authority to settle Fund tax controversies on such Limited Partner’s behalf. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund’s return for the taxable year in question is filed, and the General Partner has the authority to, and may, extend such period with respect to all Limited Partners. There can be no assurance that the Fund’s tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

State, Local and Other Taxes.

In addition to the U.S. federal income tax consequences described above, the Fund and the Limited Partners may be subject to other taxes such as state, local or municipal income taxes, and estate, inheritance or intangible property taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Fund. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE POSSIBLE APPLICABILITY OF STATE, LOCAL OR MUNICIPAL TAXES TO AN INVESTMENT IN THE FUND.

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The foregoing discussion is not intended as a substitute for careful tax planning, particularly since

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certain of the income tax consequences of an investment in the Fund may not be the same for all taxpayers. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE FUND ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE, LOCAL AND OTHER LAWS BEFORE INVESTING IN UNITS.

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Purchases by Employee Benefit Plans

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations - Unrelated Business Taxable Income.” In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under ERISA, and Section 4975 of the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as Plans, and such fiduciaries with investment discretion, Plan Fiduciaries. The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by an investor’s own counsel. Also, the summary does not address applicable state or local law issues or other legal requirements applicable to governmental or church plans that purchase Units.

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Any discussion of U.S. federal tax issues set forth in this Prospectus was written in connection with the promotion and marketing by the Fund and the General Partner of the Fund. Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person. Each investor should seek advice based on its particular circumstances from an independent tax advisor.

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In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans” described in Section 408(k) of the Code, Keogh plans for self-employed individuals (including partners), individual retirement accounts, or IRAs, described in Section 408 of the Code and medical benefit plans.

In the case of employee benefit plans and IRAs, merely subscribing for Units does not create a plan. Those considering the purchase of Units on behalf of an employee benefit plan first must ensure that the plan has been properly established in accordance with the Code and the rules, regulations and existing interpretations there under and that the plan is adequately funded. After a plan has been properly established and adequately funded and if the purchase of Units is not prohibited under the governing documents of the plan, the trustee or custodian of the plan who decides to do so or who is instructed to do so can subscribe for Units.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role an investment in the Fund plays in the Plan’s investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risks of large losses, that an investment in the Fund complies with the documents of the Plan and related trust and that an investment in the Fund does not give rise to a transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

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EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO.

Ineligible Purchasers

Units may not be eligible for purchase with the assets of a Plan if the General Partner, any selling agent retained to sell Units, any Trading Advisor utilized by the Fund, any of their respective affiliates or any of their respective employees, either: (i) has investment discretion with respect to such Plan’s assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan’s assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan’s assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and any such purchase might result in a “prohibited transaction” under ERISA or the Code.

Plan Assets

The General Partner anticipates managing the Fund so that Fund assets will not be deemed to be “Plan assets,” as described below.

The purchase of the Units by a Plan raises the issue of whether that purchase will cause, for the purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Fund to be assets of such a Plan. ERISA and a regulation issued thereunder, or the ERISA Regulation, contain rules for determining when an investment by a Plan in a limited partnership will result in the underlying assets of the limited partnership being considered assets of such a Plan for purposes of ERISA and Section 4975 of the Code, or Plan assets. Those rules provide that the assets of a limited partnership will be Plan assets of a Plan which purchases an interest therein unless the interest purchased is a “publicly offered security,” the exception referred to herein as the Publicly-Offered Security Exception or certain other exceptions apply.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of which such security is a part is timely registered under the Securities Exchange Act of 1934, as amended. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, among others, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made to an ineligible or unsuitable investor; (ii) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or violate any state or federal statute, regulation, court order, judicial decree or rule of law; (iii) a requirement that no transfer or assignment be made without advance written notice being given to the entity that issued the security; (iv) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regards to such restriction or consent; (v) and a requirement that not less than a minimum number of units of such security be transferred or assigned by an investor, provided that such requirement does not prevent transfer of all of the then remaining units held by an investor. Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

It is expected that the Publicly-Offered Security Exception should apply to the Units. First, the Units are held by more than 100 independent investors. Second, the Units are sold to Plans as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of which such security is registered under the Securities Exchange Act of 1934, as amended. Third, it appears that the Units are “freely transferable” because the minimum investment is not more than $10,000 and investors may assign their economic interests in any Series by giving notice to the General Partner, provided such assignment would not result in a termination of the Fund for federal income tax purposes or result in

66

either the transferee of Units or the transferor of Units holding less than the minimum number of Units equivalent to the initial minimum investment set forth in this Prospectus. As described in the preceding paragraph, the ERISA Regulation provides that if a security is part of an offering in which the minimum investment is $10,000 or less, a restriction on substitution of a limited partner of a partnership, including a general partner consent requirement, will not prevent a finding that the security is freely transferable, provided that the economic benefits of ownership can be transferred without such consent.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, THE GENERAL PARTNER, THEIR PRINCIPALS OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION OVER A PLAN CONSIDERING AN INVESTMENT IN THE FUND SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY AND CONSEQUENCES OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

Plan of Distribution

The Offering

Units of the Fund are offered continuously in a “best efforts” basis, without any firm commitment to sell or produce any specific number of Units as of the open of business on each Wednesday, or if Wednesday is a bank holiday the next following business day, at the Net Asset Value per Unit of the relevant Series as of the close of business on the preceding day. The minimum investment is $10,000. The minimum investment for existing Limited Partners of a Series of Units subscribing for additional Units of that Series is $2,500. The General Partner, in its sole discretion, may waive these minimums. Subscription funds will be held in an account at Bank of America in Rockville, Maryland, U.S.A. pending acceptance and payment to the Fund at the applicable Weekly Closing. Interest income earned on subscriptions pending investment will be treated either as an asset of the Fund as a whole or may be allocated to the particular subscriber in the General Partner’s discretion. With respect to subscribers whose subscriptions are not accepted, such subscription monies will be returned promptly without interest. The combined aggregate amount of Organizational and Offering Expenses will not exceed 15% of the total subscriptions received as set forth in the NASAA Guidelines.

The selling agreements provide for the Fund, the General Partner and the selling agent(s) to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended. It is the position of the SEC that such indemnification may be void as against public policy.

Subscription Procedure

To purchase Units, a subscriber’s subscription must be received by the General Partner, at its main business office in Gaithersburg, Maryland, U.S.A., before 5:00 P.M. (Eastern) on the third business day prior to the last business day of the period for which the subscription is intended to be accepted by the Fund. If the day the subscriber’s subscription is due is a bank holiday, a subscriber’s subscription will be due before 5:00 P.M. (Eastern) on the business day immediately preceding such holiday. All subscriptions are irrevocable. However, if a subscription is received after a Weekly Closing deadline, it generally will be held until the next Weekly Closing, although the subscriber will be entitled to withdraw his held-over subscription any time prior to the beginning of the third full business day following the originally intended Weekly Closing.

The General Partner, in its sole discretion, may reject any subscription in whole or in part for any reason. The General Partner will inform potential investors (or their selling agents), whether their subscriptions have been accepted or rejected on or around the last business day prior to the applicable Weekly Closing.

Subscribers’ subscriptions will be in cash. Each prospective investor must complete and deliver to the General Partner (a) a check made payable to “Seneca Global Fund, L.P.” or by wire transfer pursuant to the Subscription Agreement and (b) a Subscription Agreement. The Subscription Agreement is included in the folder accompanying this Prospectus.

Any subscription which is submitted to the General Partner without all applicable documents or which otherwise contains incomplete information

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will not be processed by the General Partner until completed by the subscriber. Any such delay in processing a subscription could result in a subscription being held and a subscriber not being admitted to the Fund until the following Weekly Closing.

In the case of employee benefit plans, merely subscribing for Units does not create a plan. Those considering the purchase of Units on behalf of an employee benefit plan first must ensure that the plan has been properly established in accordance with the Code and the rules, regulations and existing interpretations thereunder and that the plan is adequately funded. After a plan has been properly established and adequately funded and if the purchase of Units is not prohibited under the governing documents of the plan, the trustee or custodian of the plan who decides to do so or who is instructed to do so can subscribe for Units.

All subscribers will receive a confirmation of their purchase from their selling agent.

Subscribers’ Representations and Warranties

By executing a Subscription Agreement Signature Page, each subscriber is representing and warranting, among other things, that:

•	the subscriber is of legal age to execute and deliver such Subscription Agreement and has full power and authority to do so;

•	the subscriber must have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles. An investment in the Fund should not exceed 10% of a Limited Partner’s net worth (in all cases exclusive of home, home furnishings and automobiles). Some States may require higher suitability standards. It is the responsibility of the General Partner and the selling agents to make every reasonable effort to determine that the purchase of the Units is a suitable and appropriate investment for each subscriber, based upon such representations and warranties and other information provided by each subscriber regarding the subscriber’s financial situation and investment objectives;

•	Suitability requirements for Kansas residents: The Office of the Kansas Securities Commissioner recommends that Limited Partners should limit their aggregate investment in the Fund and other managed futures investments to not more than 10% of a purchaser’s liquid net worth. “Liquid net worth” is that portion of a purchaser’s total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	Suitability requirements for Kentucky residents: Either (i) net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities); and

•	the subscriber has received a copy of this Prospectus.

These representations and warranties may be used and be relied upon by the General Partner or others to determine that the subscribers’ proposed purchase of Units is suitable and appropriate investment for such subscriber and such representations and warranties may be used against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

While the foregoing representations and warranties are binding on subscribers, the General Partner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Units. Any subscriber who is not prepared to make such representations and warranties, and to be bound by them, should not invest in the Units.

General

The offering of Units is being made in compliance with FINRA Conduct Rule 2310. Accordingly, the selling agents, including the General Partner, and the broker dealers selling on

68

behalf of the Fund will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of the Units. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Units by a Fund will not exceed 10.00%.

The Sales and Servicing Fees collected by the General Partner will be used for two distinct purposes: (i) to defray payments made to selling agents, if any, and (ii) to defray payments made to third parties in connection with the provision of custodial services. The Selling Agent Fees and the portion of the Sales and Servicing Fees which is either retained by the General Partner or is used by the General Partner to defray fees owed to selling agents for the following services: providing information about the Fund, including updated performance information to the investor, providing information (and answering questions), regarding the investor’s account, assisting the investor with purchase and redemption of Units and account information change requests and providing periodic reports regarding the Fund and the investor’s account.

In addition, the portion of the Sales and Servicing Fees which is used by the General Partner to defray fees owed to third party custodians for such custodians helping to process transactions and keeping electronic records relating to such transactions for customers of selling agent firms who themselves do not have custody of their client’s Units. The custodians fulfill several back-office functions. Units will be held in each investor’s account carried at the custodian. The third party custodian and the General Partner reconcile transactions, obtain pricing, reinvest distributions, as applicable, and maintain records. In addition, the custodian assists in the transfer of Units and communicates with Limited Partners in respect of their investment. The portion of the Sales and Servicing Fees that the General Partner uses to pay third party custodians as described in this paragraph is not subject to the Fee Limit.

All payments of Sales and Servicing Fees which are retained by the General Partner or which are used by the General Partner to pay selling agents will be included in the Fee Limit. Moreover, any payments made by the General Partner to selling agents which are in excess of Sales and Servicing Fees collected by the General Partner will also be included in the Fee Limit.

The Fund will not be charged Selling Agent Fees, Sales and Servicing Fees (other than Sales and Servicing Fees paid on by the General Partner to third parties for custodial services) and other Offering Expenses in an aggregate amount greater than 10.00% (which represents a maximum of $21,694,392.50 of the aggregate $216,943,925 registered on the registration statement of which this Prospectus is a part).

The Fee Limit is the total amount of Selling Agent Fees, Sales and Servicing Fees (other than Sales and Servicing Fees paid on by the General Partner to third parties for custodial services), any additional payments made by the General Partner to selling agents which are in excess of Sales and Servicing Fees collected by the General Partner, payments for wholesalers, payments for sales conferences, and other Offering Expenses that are items of compensation to FINRA members (but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10.00% of the original purchase price paid by holders of those particular Units, as described in more detail in the chart on page 71.

Each Limited Partner who owns Series A, Series B and Series I Units will continue to pay the Selling Agent Fees, Offering Expenses and the Sales and Servicing Fees, depending upon which expenses are applicable to the particular Series of Units, until the aggregate of such expenses reaches an amount equal to the Fee Limit.

Investors in the Fund will not pay more than the Fee Limit described above. The General Partner utilizes accounting software that tracks the fees charged to the Units on a Limited Partner-by-Limited Partner basis. Series C Units will be issued in exchange for an investor’s Series A, B and I Units to any Limited Partner who owns Series A, B and I Units when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on their Series A, B and I Units pursuant to FINRA Rule 2310. As a result, it is possible for a Limited Partner to have its Series A, B or I Units exchanged for Series C Units prior to reaching the Fee Limit. If a Limited Partner’s Series A, B or I Units are exchanged for Series C Units prior to reaching the Fee Limit, the General Partner will not seek additional fees from such Limited Partner.

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The Fund will advise the selling agents and the broker dealers if the payments described hereunder must be limited in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

Please see the chart that follows on the next page for additional information regarding items of compensation paid to members of FINRA pursuant to FINRA Rule 2310.

[Remainder of page left blank intentionally.]

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Items of Compensation Pursuant to FINRA Rule 2310

The following table sets forth the items of compensation, and the maximum amounts thereof in respect of the total offering of the Units registered on the registration statement of which this Prospectus is a part, paid to members of FINRA pursuant to FINRA Rule 2310 on a Series by Series basis. These items of compensation are set forth in detail below and are more fully described in the “Charges” section of this Prospectus:

Item of Compensation	Series A	Series B (with no custodian)	Series B (custodian gets 0.40% per annum)	Series B (custodian gets 0.60% per annum)	Series C – Not offered for sale	Series I	Total for all Series of Units

Selling Agent Fees	2.00% per annum, subject to the Fee Limit; Maximum aggregate amount of $2,971,246 (8.54% of proceeds for this Series of Units).	This Series does not pay this item of compensation.	This Series does not pay this item of compensation.	This Series does not pay this item of compensation.	This Series does not pay any items of compensation to any FINRA member pursuant to FINRA Rule 2310, but pays other fees in respect of the operation of the Fund, as described in the “Charges” section of this Prospectus. This Series of Units will be issued in exchange for Series A, B or I Units in the event Limited Partners holding such Series have reached the Fee Limit.	This Series does not pay this item of compensation.	$2,971,246 (1.37% of proceeds for all Series of Units).

Sales and Servicing Fees (charged to Investors)	0.15% per annum, subject to the Fee Limit; Maximum aggregate amount of $222,842 (0.64% of proceeds for this Series of Units).	0.60% per annum, subject to the Fee Limit; Maximum aggregate amount of $2,285,960 (8.35% of proceeds for this Series of Units).	0.60% per annum, subject to the Fee Limit; Maximum aggregate amount of $1,934,274 (7.06% of proceeds for this Series of Units).	This Series does not pay this item of compensation.		This Series does not pay this item of compensation.	$4,443,076 (2.05% of proceeds for all Series of Units).

Offering Expenses: Salaries and Benefits to Wholesalers Attributable to the Fund	Paid by the General Partner without reimbursement from the Fund; Maximum aggregate amount of $46,683 (0.13% of proceeds for this Series of Units).	Paid by the General Partner without reimbursement from the Fund; Maximum aggregate amount of $36,752 (0.13% of proceeds for this Series of Units).	Paid by the General Partner without reimbursement from the Fund; Maximum aggregate amount of $36,752 (0.13% of proceeds for this Series of Units).	Paid by the General Partner without reimbursement from the Fund; Maximum aggregate amount of $36,752 (0.13% of proceeds for this Series of Units).		Paid by the General Partner without reimbursement from the Fund; Maximum aggregate amount of $134,201 (0.13% of proceeds for this Series of Units).	$291,140 (0.13% of proceeds for all Series of Units).

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Item of Compensation	Series A	Series B (with no custodian)	Series B (custodian gets 0.40% per annum)	Series B (custodian gets 0.60% per annum)	Series C – Not offered for sale	Series I	Total for all Series of Units

Offering Expenses: Commissions to Wholesalers	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $163,496 (0.47% of proceeds for this Series of Units).	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $357,300 (1.30% of proceeds for this Series of Units)	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $708,986 (2.59% of proceeds for this Series of Units)	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $2,643,260 (9.65% of proceeds for this Series of Units)		Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $9,652,064 (9.65% of proceeds for this Series of Units)	$13,525,106 (6.23% of proceeds for all Series of Units).

Offering Expenses: Wholesalers Travel, Seminar Attendance and Broker-Dealer Legal Expenses	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $74,373 (0.21% of proceeds for this Series of Units).	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $58,550 (0.21% of proceeds for this Series of Units).	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $58,550 (0.21% of proceeds for this Series of Units).	Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $58,550 (0.21% of proceeds for this Series of Units).		Paid out of the up to 0.75% charge per annum for Offering Expenses, subject to the Fee Limit; Maximum aggregate amount of $213,801 (0.21% of proceeds for this Series of Units).	$463,824 (0.21% of proceeds for all Series of Units)

Total of all Items of Compensation	This Series of Units will not pay more than $3,478,640 in items of compensation to members of FINRA (10.00% of proceeds for this Series of Units).	This Series of Units will not pay more than $2,738,562 in items of compensation to members of FINRA (10.00% of proceeds for this Series of Units).	This Series of Units will not pay more than $2,738,562 in items of compensation to members of FINRA (10.00% of proceeds for this Series of Units).	This Series of Units will not pay more than $2,738,562 in items of compensation to members of FINRA (10.00% of proceeds for this Series of Units).		This Series of Units will not pay more than $10,000,066 in items of compensation to members of FINRA (10.00% of proceeds for this Series of Units).	$21,694,392 (10.00% of proceeds for all Series of Units).

Dollar amounts on the chart above have been rounded to the nearest dollar and percentages have been rounded to the nearest hundredth of a percent (two decimal places).

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Legal Matters

Sidley Austin LLP, Chicago, Illinois, served as legal counsel to the General Partner in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise the General Partner in matters relating to the operation of the Fund on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.

Sidley Austin LLP’s engagement by the General Partner in respect of the Fund is limited to the specific matters as to which it is consulted by the General Partner and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or the General Partner’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of the General Partner and its affiliates with the investment program, valuation procedures and other guidelines set forth herein or in the exhibits hereto, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished to it by the Fund and/or General Partner and did not investigate or verify the accuracy and completeness of the information set forth herein concerning the General Partner, the Fund’s service providers and their affiliates and personnel.

Experts

The financial statements of Seneca Global Fund, L.P. as of December 31, 2013 and 2012 and for the years then ended appearing in this Prospectus and Registration Statement have been audited by McGladrey LLP an independent registered public accounting firm, as stated in its report appearing herein. The statement of financial condition of the general partner, Steben & Company, Inc., as of December 31, 2013 appearing in this Prospectus and Registration Statement, has been audited by McGladrey LLP, independent auditor, as stated in its report appearing elsewhere herein. Such audited financial statements of Seneca Global Fund, L.P. and statement of financial condition of Steben & Company, Inc. are included in reliance upon such reports given upon the authority of McGladrey, LLP as experts in accounting and auditing.

Additional Information

This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

Recent Financial Information and Annual Reports

As of the end of each month and as of the end of each fiscal year, the General Partner will furnish Limited Partners with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Fund. The General Partner will make available to Limited Partners within ninety (90) days after the close of each fiscal year an annual report, as required, containing audited financial statements for the Fund. Limited Partners also will be provided with appropriate information to permit Limited Partners (on a timely basis) to file their federal and state income tax returns with respect to their Units. Limited Partners may choose in writing to receive their monthly and annual statements electronically at www.steben.com.

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74

Report of Independent Registered Public Accounting Firm

To the Partners of

Seneca Global Fund, L.P.

We have audited the accompanying statements of financial condition, including the condensed schedules of investments, of Seneca Global Fund, L.P. (formerly Aspect Global Diversified Fund LP), (the "Fund") as of December 31, 2013 and 2012, and the related statements of operations, cash flows, and changes in partners' capital (net asset value) for the years then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements reterred to above present fairly, in all material respects, the financial position of Seneca Global Fund, L.P. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey LLP

Chicago, Illinois

March 28, 2014

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Seneca Global Fund, L.P.

Statements of Financial Condition

December 31, 2013 and 2012

	2013	2012
Assets
Equity in broker trading accounts
Cash	$10,049,111	$19,020,911
Net unrealized gain on open futures contracts	1,166,626	976,962
Net unrealized gain on open forward currency contracts	5,443	48,214
Total equity in broker trading accounts	11,221,180	20,046,087
Cash and cash equivalents	5,265,305	3,097,899
Investments in securities, at fair value	18,124,799	25,671,557
Certificates of deposit, at fair value	250,730	2,306,370
Total assets	$34,862,014	$51,121,913

Liabilities and Partners’ Capital (Net Asset Value)
Liabilities
Trading Advisor management fees payable	$70,628	$56,624
Trading Advisor incentive fees payable	112,352	—
Commissions and other trading fees payable on open contracts	4,923	8,669
Cash Manager fees payable	5,769	13,574
General Partner fee payable	41,389	62,439
Selling Agent fees payable – General Partner	19,416	29,451
Administrative expenses payable – General Partner	26,737	40,089
Offering expenses payable – General Partner	19,163	30,206
Broker dealer custodial fee payable – General Partner	2,977	3,885
Broker dealer servicing fee payable – General Partner	2,081	2,927
Redemptions payable	934,506	634,037
Subscriptions received in advance	62,372	236,268
Total liabilities	1,302,313	1,118,169

Partners’ Capital (Net Asset Value)
General Partner Units – 7,460.6309 and 7,460.6309 units outstanding at December 31, 2013 and 2012, respectively	794,660	782,908
Series A Units – 164,417.4673 and 236,423.1119 units outstanding at December 31, 2013 and 2012, respectively	11,687,076	17,300,439
Series B Units – 86,507.9830 and 110,409.9497 units outstanding at December 31, 2013 and 2012, respectively	7,060,706	9,133,773
Series C Units – 27,732.4319 and 17,608.2983 units outstanding at December 31, 2013 and 2012, respectively	2,526,789	1,604,266
Series I Units – 120,105.4790 and 219,781.2927 units outstanding at December 31, 2013 and 2012, respectively	11,490,470	21,182,358
Total partners’ capital (net asset value)	33,559,701	50,003,744
Total liabilities and partners’ capital (net asset value)	$34,862,014	$51,121,913

The accompanying notes are an integral part of these financial statements.

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Seneca Global Fund, L.P.

Condensed Schedule of Investments

December 31, 2013

					% of
					Partners'
					Capital
					(Net Asset
		Description		Fair Value	Value)
INVESTMENTS IN SECURITIES
U.S. Treasury Securities
Face Value	Maturity Date	Name	Yield [1]
$750,000	2/28/14	U.S. Treasury Note	1.88%	$756,888	2.26%
500,000	5/15/14	U.S. Treasury Note	1.00%	502,309	1.50%
500,000	5/31/14	U.S. Treasury Note	0.25%	500,403	1.49%
500,000	6/30/14	U.S. Treasury Note	2.63%	506,247	1.51%
250,000	7/15/14	U.S. Treasury Note	0.63%	251,415	0.75%
500,000	7/31/14	U.S. Treasury Note	2.63%	512,758	1.53%
250,000	8/31/14	U.S. Treasury Note	2.38%	255,699	0.76%
400,000	9/15/14	U.S. Treasury Note	0.25%	400,642	1.19%
1,000,000	9/30/14	U.S. Treasury Note	0.25%	1,001,459	2.98%
400,000	10/15/14	U.S. Treasury Note	0.50%	401,553	1.20%
700,000	11/30/14	U.S. Treasury Note	2.13%	713,698	2.13%
40,000	12/15/14	U.S. Treasury Note	0.25%	40,037	0.12%
600,000	12/31/14	U.S. Treasury Note	0.13%	599,815	1.79%
1,250,000	1/31/15	U.S. Treasury Note	0.25%	1,252,333	3.72%
600,000	4/30/15	U.S. Treasury Note	0.13%	599,425	1.79%
101,000	12/31/15	U.S. Treasury Note	0.25%	100,732	0.30%
Total U.S. Treasury securities (cost: $8,430,578)				8,395,413	25.02%

U.S. Commercial Paper
Face Value	Maturity Date	Name	Yield [1]
Banks
$250,000	1/14/14	Mizuho Funding LLC	0.22%	249,979	0.74%
Beverages
250,000	1/8/14	Bacardi Corporation	0.24%	249,988	0.75%
Diversified Financial Services
250,000	1/30/14	AXA Financial, Inc.	0.25%	249,950	0.74%
250,000	1/27/14	VNA Holding Inc.	0.30%	249,946	0.74%
Energy
250,000	1/13/14	Oglethorpe Power Corporation	0.15%	249,988	0.75%
250,000	1/7/14	Southern Company Funding Corp.	0.17%	249,993	0.75%
Total U.S. commercial paper (cost: $1,499,532)				1,499,844	4.47%

Foreign Commercial Paper
Face Value	Maturity Date	Name	Yield [1]
Banks
$200,000	1/30/14	Bank of Tokyo-Mitsubishi UFJ, Ltd.	0.19%	199,969	0.60%
100,000	1/3/14	Oversea-Chinese Banking Corp. Ltd	0.18%	99,999	0.30%
250,000	3/10/14	Sumitomo Mitsui Bank	0.21%	249,901	0.74%

The accompanying notes are an integral part of these financial statements.

77

Seneca Global Fund, L.P.

Condensed Schedule of Investments (continued)

December 31, 2013

					% of
					Partners'
					Capital
					(Net Asset
		Description		Fair Value	Value)
Foreign Commercial Paper (continued)
Face Value	Maturity Date	Name	Yield [1]
Energy
$250,000	1/30/14	GDF Suez	0.20%	$249,960	0.74%
Total foreign commercial paper (cost: $799,677)				799,829	2.38%
Total commercial paper (cost: $2,299,209)				2,299,673	6.85%

U.S. Corporate Notes
Face Value	Maturity Date	Name	Yield [1]
Aerospace
$200,000	12/15/16	Rockwell Collins, Inc.	0.59%	200,384	0.60%
Automotive
200,000	7/31/15	Daimler Finance North America LLC	1.30%	202,597	0.60%
Banks
150,000	4/1/15	Bank of America Corporation	4.50%	158,571	0.47%
150,000	3/22/16	Bank of America Corporation	1.07%	151,255	0.45%
9,000	4/1/14	Citigroup Inc.	1.18%	9,027	0.03%
250,000	4/1/16	Citigroup Inc.	1.30%	251,643	0.75%
150,000	7/22/15	Goldman Sachs	0.64%	149,717	0.45%
200,000	2/26/16	JPMorgan Chase & Co.	0.86%	200,869	0.60%
200,000	10/15/15	Morgan Stanley	0.72%	200,186	0.60%
225,000	4/14/14	SSIF Nevada, Limited Partnership	0.94%	225,747	0.67%
Beverages
200,000	7/15/15	Anheuser-Busch InBev Worldwide Inc.	0.80%	201,658	0.60%
Computers
225,000	5/30/14	Hewlett-Packard Company	0.64%	224,841	0.67%
100,000	9/19/14	Hewlett-Packard Company	1.79%	100,896	0.30%
Diversified Financial Services
200,000	8/11/15	American Honda Finance Corporation	1.00%	201,610	0.60%
200,000	6/9/14	General Electric Capital Corporation	5.65%	205,219	0.61%
Energy
200,000	6/30/14	Arizona Public Service Company	5.80%	204,916	0.61%
150,000	8/15/14	Public Service Electric and Gas Co,	0.85%	150,911	0.45%
Food
300,000	10/17/16	Kroger Co.	0.80%	299,985	0.89%
Insurance
450,000	3/20/15	American International Group, Inc.	3.00%	466,469	1.39%
200,000	9/30/15	Jackson National Life Global Funding	0.60%	200,593	0.60%
200,000	4/4/14	MetLife Institutional Funding II	1.14%	200,998	0.60%
Manufacturing
275,000	10/9/15	General Electric Company	0.85%	276,938	0.83%
Media
100,000	4/30/15	NBCUniversal Media, LLC	3.65%	104,730	0.31%
100,000	4/15/16	NBCUniversal Media, LLC	0.78%	100,221	0.30%

The accompanying notes are an integral part of these financial statements.

78

Seneca Global Fund, L.P.

Condensed Schedule of Investments (continued)

December 31, 2013

					% of
					Partners'
					Capital
					(Net Asset
		Description		Fair Value	Value)
U.S. Corporate Notes (continued)
Face Value	Maturity Date	Name	Yield [1]
Pharmaceuticals
$200,000	11/6/15	AbbVie Inc.	1.00%	$201,863	0.60%
150,000	2/12/15	Express Scripts Holding Company	2.10%	153,447	0.46%
225,000	2/10/14	Novartis Capital Corporation	4.13%	229,596	0.68%
Telecommunications
225,000	2/13/15	AT&T Inc.	0.88%	227,377	0.68%
175,000	3/6/15	Verizon Communications Inc.	0.44%	174,828	0.52%
Total U.S. corporate notes (cost: $5,698,950)				5,677,092	16.92%

Foreign Corporate Notes
Face Value	Maturity Date	Name	Yield [1]
Banks
$225,000	4/14/14	Danske Bank A/S	1.29%	225,905	0.67%
150,000	9/25/15	ING Bank N.V.	2.00%	153,037	0.46%
200,000	9/25/15	ING Bank N.V.	1.89%	204,004	0.61%
350,000	3/18/16	Rabobank Nederland	0.72%	351,351	1.04%
Energy
300,000	10/1/15	BP Capital Markets P.L.C.	3.13%	315,637	0.94%
300,000	11/14/14	Canadian Natural Resources Ltd	1.45%	302,572	0.90%
200,000	5/9/16	CNOOC Finance (2013) Limited	1.13%	200,115	0.60%
Total foreign corporate notes (cost: $1,756,036)				1,752,621	5.22%
Total corporate notes (cost: $7,454,986)				7,429,713	22.14%

Total investments in securities (cost: $18,184,773)				$18,124,799	54.01%

CERTIFICATES OF DEPOSIT
U.S. Certificates of Deposit
Face Value	Maturity Date	Name	Yield [1]
Banks
$250,000	5/9/14	Sumitomo Mitsui Bank (NY)	0.38%	$250,730	0.75%

Total U.S. certificates of deposit (cost: $250,000)				$250,730	0.75%

The accompanying notes are an integral part of these financial statements.

79

Seneca Global Fund, L.P.

Condensed Schedule of Investments (continued)

December 31, 2013

		% of
		Partners'
		Capital
		(Net Asset
Description	Fair Value	Value)
OPEN FUTURES CONTRACTS
Long U.S. Futures Contracts
Agricultural commodities	$(4,198)	(0.03)%
Currencies	86,494	0.26%
Energy	5,420	0.02%
Equity indices	220,650	0.66%
Interest rate instruments	(10,989)	(0.03)%
Metals	115,819	0.35%
Net unrealized gain on open long U.S. futures contracts	413,196	1.23%

Short U.S. Futures Contracts
Agricultural commodities	176,548	0.54%
Currencies	192,279	0.57%
Energy	(8,832)	(0.03)%
Equity indices	1,095	0.00%
Interest rate instruments	37,027	0.11%
Metals	(103,082)	(0.31)%
Net unrealized gain on open short U.S. futures contracts	295,035	0.88%

Total U.S. futures contracts - net unrealized gain on open U.S. futures contracts	708,231	2.11%

Long Foreign Futures Contracts
Agricultural commodities	(822)	(0.00)%
Currencies	33,774	0.10%
Equity indices[2]	395,105	1.18%
Interest rate instruments	(107,083)	(0.32)%
Net unrealized gain on open long foreign futures contracts	320,974	0.96%

Short Foreign Futures Contracts
Agricultural commodities	17,594	0.05%
Interest rate instruments	119,827	0.36%
Net unrealized gain on open short foreign futures contracts	137,421	0.41%

Total foreign futures contracts - net unrealized gain on open foreign futures contracts	458,395	1.37%

Net unrealized gain on open futures contracts	$1,166,626	3.48%

The accompanying notes are an integral part of these financial statements.

80

Seneca Global Fund, L.P.

Condensed Schedule of Investments (continued)

December 31, 2013

		% of
		Partners'
		Capital
		(Net Asset
Description	Fair Value	Value)
OPEN FORWARD CURRENCY CONTRACTS
Foreign Forward Currency Contracts
Long	$(5,969)	(0.01)%
Short	11,412	0.03%
Net unrealized gain on open foreign forward currency contracts	5,443	0.02%

Net unrealized gain on open forward currency contracts	$5,443	0.02%

1 Represents the annualized yield at date of purchase for discount securities, the stated coupon rate for coupon-bearing securities, or the stated interest rate for certificates of deposit.

2 No individual futures or forward currency contract position constituted one percent or greater of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these financial statements.

81

Seneca Global Fund, L.P.

Condensed Schedule of Investments

December 31, 2012

					% of
					Partners'
					Capital
					(Net Asset
		Description		Fair Value	Value)
INVESTMENTS IN SECURITIES
U.S. Treasury Securities
Face Value	Maturity Date	Name	Yield [1]
$125,000	1/15/13	U.S. Treasury Note	1.38%	$125,850	0.25%
300,000	2/15/13	U.S. Treasury Note	1.38%	302,015	0.60%
25,000	2/28/13	U.S. Treasury Note	0.63%	25,075	0.05%
700,000	5/31/13	U.S. Treasury Note	3.50%	711,897	1.43%
400,000	6/30/13	U.S. Treasury Note	3.38%	406,444	0.81%
250,000	7/15/13	U.S. Treasury Note	1.00%	252,311	0.50%
800,000	7/31/13	U.S. Treasury Note	3.38%	826,205	1.66%
500,000	8/15/13	U.S. Treasury Note	4.25%	520,663	1.04%
500,000	8/15/13	U.S. Treasury Note	0.75%	503,291	1.01%
400,000	11/15/13	U.S. Treasury Note	0.50%	401,369	0.80%
250,000	12/15/13	U.S. Treasury Note	0.75%	251,416	0.50%
400,000	12/31/13	U.S. Treasury Note	0.13%	399,751	0.80%
500,000	2/28/14	U.S. Treasury Note	1.88%	512,827	1.03%
250,000	3/31/14	U.S. Treasury Note	1.75%	255,874	0.51%
Total U.S. Treasury securities (cost: $5,544,968)				5,494,988	10.99%

U.S. Government Sponsored Enterprise Notes
Face Value	Maturity Date	Name	Yield [1]
$200,000	1/16/13	Federal Home Loan Bank	1.50%	201,482	0.40%
200,000	1/29/13	Federal Home Loan Bank	0.38%	200,355	0.40%
250,000	8/9/13	Federal National Mortgage Assoc.	0.50%	250,975	0.51%
Total U.S. government sponsored enterprise notes (cost: $656,328)				652,812	1.31%

U.S. Commercial Paper
Face Value	Maturity Date	Name	Yield [1]
Automotive
$150,000	1/8/13	BMW US Capital, LLC	0.17%	149,995	0.30%
Banks
200,000	2/19/13	HSBC USA Inc.	0.25%	199,932	0.40%
250,000	1/30/13	Mizuho Funding LLC	0.24%	249,952	0.50%
Diversified Financial Services
250,000	1/4/13	ING (U.S.) Funding LLC	0.25%	249,995	0.50%
120,000	1/22/13	UOB Funding LLC	0.18%	119,987	0.24%
Energy
250,000	1/16/13	Devon Energy Corporation	0.28%	249,971	0.50%
250,000	1/2/13	NextEra Energy Capital Holdings, Inc.	0.42%	249,997	0.50%
250,000	2/19/13	Oglethorpe Power Corp.	0.22%	249,925	0.50%
305,000	1/14/13	ONEOK, Inc.	0.40%	304,956	0.61%
Total U.S. commercial paper (cost: $2,024,306)				2,024,710	4.05%

The accompanying notes are an integral part of these financial statements.

82

Seneca Global Fund, L.P.

Condensed Schedule of Investments (continued)

December 31, 2012

					% of
					Partners'
					Capital
					(Net Asset
		Description		Fair Value	Value)
Foreign Commercial Paper
Face Value	Maturity Date	Name	Yield [1]
Banks
$250,000	2/1/13	DBS Bank Ltd.	0.89%	$249,982	0.50%
250,000	1/3/13	Sumitomo Mitsui Banking Corporation	0.20%	249,997	0.50%
Diversified Financial Services
200,000	1/17/13	Toyota Credit Canada Inc.	0.22%	199,980	0.40%
Energy
250,000	2/4/13	GDF Suez	0.24%	249,943	0.50%
Household Products
250,000	3/5/13	Reckitt Benckiser Treasury Services PLC	0.75%	249,898	0.50%
Multinational
250,000	2/15/13	Corporacion Andina de Fomento	0.24%	249,925	0.50%
Total foreign commercial paper (cost: $1,445,492)				1,449,725	2.90%
Total commercial paper (cost: $3,469,798)				3,474,435	6.95

U.S. Corporate Notes
Face Value	Maturity Date	Name	Yield [1]
Aerospace
$600,000	12/2/13	United Technologies	0.58%	601,931	1.21%
Agriculture
200,000	3/1/13	Archer-Daniels-Midland Company	7.13%	206,845	0.41%
Apparel
75,000	8/23/13	V.F. Corporation	1.06%	75,452	0.15%
Automotive
450,000	7/31/15	Daimler Finance North America LLC	1.30%	455,047	0.92%
Banks
200,000	1/30/14	Bank of America	1.73%	202,286	0.40%
9,000	4/1/14	Citigroup Inc.	1.29%	9,040	0.02%
150,000	2/7/14	Goldman Sachs	1.31%	150,736	0.30%
450,000	5/2/14	JPMorgan Chase & Co.	1.06%	453,285	0.92%
200,000	1/9/14	Morgan Stanley	0.65%	198,893	0.40%
200,000	10/30/13	U.S. Bancorp	1.13%	201,676	0.40%
250,000	8/12/13	UBS AG (USA)	2.25%	254,563	0.51%
Beverages
450,000	7/14/14	Anheuser-Busch InBev Worldwide Inc.	0.71%	452,402	0.91%
300,000	8/15/13	Coca-Cola Enterprises, Inc.	5.00%	314,237	0.63%
Biotechnology
175,000	12/1/14	Gilead Sciences, Inc.	2.40%	180,827	0.36%
Computers
225,000	5/30/14	Hewlett-Packard Company	0.71%	220,657	0.44%
100,000	9/19/14	Hewlett-Packard Company	1.86%	99,150	0.20%
Diversified Financial Services
250,000	5/8/14	American Honda Finance Corp.	0.76%	251,332	0.50%
200,000	8/11/15	American Honda Finance Corp.	1.00%	201,736	0.40%
200,000	5/24/13	BlackRock, Inc.	0.61%	200,343	0.40%

The accompanying notes are an integral part of these financial statements.

83

Seneca Global Fund, L.P.

Condensed Schedule of Investments (continued)

December 31, 2012

					% of
					Partners'
					Capital
					(Net Asset
		Description		Fair Value	Value)
U.S. Corporate Notes (continued)
Face Value	Maturity Date	Name	Yield [1]
Diversified Financial Services (continued)
$45,000	4/1/14	Caterpillar Financial Services Corp.	0.65%	$45,246	0.09%
250,000	2/9/15	Caterpillar Financial Services Corp.	0.66%	251,331	0.50%
200,000	4/7/14	General Electric Capital Corporation	0.98%	201,538	0.40%
300,000	4/5/13	PACCAR Financial Corp.	0.67%	300,496	0.60%
225,000	4/14/14	SSIF Nevada, Limited Partnership	1.04%	226,767	0.45%
200,000	10/11/13	Toyota Motor Credit Corp.	0.80%	201,047	0.40%
275,000	2/17/15	Toyota Motor Credit Corp.	1.00%	277,882	0.56%
Energy
225,000	12/13/13	Occidental Petroleum Corporation	1.45%	227,521	0.46%
100,000	4/15/13	PSEG Power LLC	2.50%	101,105	0.20%
Healthcare
230,000	3/1/14	Roche Holdings, Inc.	5.00%	245,448	0.49%
Household Products
250,000	8/15/14	Procter & Gamble	0.70%	252,266	0.50%
Insurance
100,000	1/10/14	Berkshire Hathaway Finance Corp.	0.68%	100,486	0.20%
300,000	2/11/13	Berkshire Hathaway Inc.	0.74%	300,524	0.60%
100,000	5/8/13	Jackson National Life Global Funding	5.38%	102,513	0.21%
200,000	4/4/14	MetLife Institutional Funding II	1.25%	202,319	0.40%
200,000	4/22/13	Monumental Global Funding III	5.50%	204,968	0.41%
200,000	4/15/13	Pacific Life Global Funding	5.15%	204,832	0.41%
200,000	9/27/13	Pricoa Global Funding I	0.51%	200,122	0.40%
Manufacturing
435,000	6/21/13	Danaher Corporation	0.56%	435,488	0.87%
275,000	10/9/15	General Electric Company	0.85%	276,499	0.55%
Media
100,000	4/30/15	NBC Universal Media, LLC	3.65%	107,018	0.21%
100,000	7/1/13	Time Warner Cable Inc.	6.20%	105,845	0.21%
150,000	12/1/14	Walt Disney	0.88%	151,357	0.30%
200,000	12/1/15	Walt Disney	0.45%	199,095	0.40%
Pharmaceuticals
200,000	11/6/15	AbbVie Inc.	1.07%	202,646	0.41%
150,000	2/12/15	Express Scripts Holding Company	2.10%	154,013	0.31%
100,000	3/1/13	McKesson Corporation	5.25%	102,495	0.20%
225,000	2/10/14	Novartis Capital Corporation	4.13%	237,644	0.48%
Retail
225,000	7/18/14	Target	0.49%	225,895	0.45%
200,000	8/1/13	Walgreen Co.	4.88%	208,996	0.42%
225,000	4/15/14	Wal-Mart Stores, Inc.	1.63%	229,494	0.46%
Telecommunications
225,000	2/13/15	AT&T Inc.	0.88%	226,810	0.45%
110,000	3/14/14	Cisco Systems, Inc.	0.56%	110,330	0.22%
270,000	3/28/14	Verizon Communications Inc.	0.92%	271,626	0.54%

The accompanying notes are an integral part of these financial statements.

84

Seneca Global Fund, L.P.

Condensed Schedule of Investments (continued)

December 31, 2012

					% of
					Partners'
					Capital
					(Net Asset
		Description		Fair Value	Value)
U.S. Corporate Notes (continued)
Face Value	Maturity Date	Name	Yield [1]
Transportation
$200,000	1/15/13	United Parcel Service, Inc.	4.50%	$204,437	0.41%
Total U.S. corporate notes (cost: $11,858,249)				11,826,537	23.65%

Foreign Corporate Notes
Face Value	Maturity Date	Name	Yield [1]
Automotive
$300,000	4/1/14	Volkswagen International Finance N.V.	0.97%	301,733	0.60%
Banks
200,000	6/28/13	Bank of Montreal	2.13%	201,732	0.40%
225,000	4/14/14	Danske Bank A/S	1.39%	222,058	0.44%
250,000	1/18/13	HSBC Bank PLC	0.72%	250,423	0.50%
450,000	3/15/13	ING Bank N.V.	1.36%	450,931	0.91%
250,000	6/17/13	KfW Bankengruppe	0.22%	250,032	0.50%
225,000	4/11/14	National Australia Bank Ltd	1.07%	226,942	0.45%
300,000	2/4/13	Rabobank Nederland	0.46%	300,204	0.60%
270,000	7/26/13	Toronto-Dominion Bank	0.49%	270,466	0.54%
400,000	11/14/14	Canadian Natural Resources Ltd	1.45%	406,470	0.81%
225,000	3/25/13	Shell International Finance B.V.	1.88%	226,929	0.45%
Multinational
200,000	8/1/13	International Finance Corporation	0.33%	200,456	0.40%
Pharmaceuticals
200,000	3/28/13	Sanofi	0.51%	200,154	0.40%
210,000	3/28/14	Sanofi	0.62%	210,799	0.42%
500,000	3/17/15	Takeda Pharmaceutical Co Ltd	1.03%	503,456	1.02%
Total foreign corporate notes (cost: $4,226,608)				4,222,785	8.44%
Total corporate notes (cost: $16,084,857)				16,049,322	32.09%

Total investments in securities (cost: $25,755,951)				$25,671,557	51.34%
CERTIFICATES OF DEPOSIT
U.S. Certificates of Deposit
Face Value	Maturity Date	Name	Yield [1]
Banks
$250,000	1/28/13	Banco del Estado de Chile (NY)	0.60%	$250,702	0.50%
100,000	8/15/13	Bank of Montreal (NY)	0.51%	100,228	0.21%
250,000	2/11/13	Bank of Tokyo-Mitsubishi UFJ, Ltd. (NY)	0.49%	250,547	0.50%
250,000	7/26/13	BB&T	0.48%	250,862	0.50%
200,000	7/25/13	Credit Suisse (NY)	0.82%	200,286	0.40%
250,000	3/1/13	Mizuho Corporate Bank (NY)	0.46%	250,467	0.50%
250,000	2/8/13	Norinchukin Bank (NY)	0.52%	250,584	0.50%
250,000	3/1/13	PNC Bank	0.41%	250,164	0.50%
250,000	1/14/13	Standard Chartered Bank	0.57%	250,695	0.50%
Total U.S. certificates of deposit (cost: $2,049,739)				2,054,535	4.11%

The accompanying notes are an integral part of these financial statements.

85

Seneca Global Fund, L.P.

Condensed Schedule of Investments (continued)

December 31, 2012

% of
Partners'
Capital
(Net Asset
Description	Fair Value	Value)
Foreign Certificates of Deposit
Face Value	Maturity Date	Name	Yield [1]
Banks
$250,000	4/11/13	Sumitomo Mitsui Bank	0.80%	$251,835	0.50%
Total foreign certificates of deposit (cost: $250,000)	251,835	0.50%
Total certificates of deposit (cost: $2,299,739)	$2,306,370	4.61%

OPEN FUTURES CONTRACTS
Long U.S. Futures Contracts
Agricultural commodities	$(13,337)	(0.03)%
Currencies	72,972	0.15%
Energy	57,491	0.11%
Equity indices	42,112	0.09%
Interest rate instruments	(31,978)	(0.06)%
Metals	923	0.00%
Net unrealized gain on open long U.S. futures contracts	128,183	0.26%

Short U.S. Futures Contracts
Agricultural commodities	288,921	0.58%
Currencies	145,952	0.29%
Energy	(42,018)	(0.09)%
Equity indices	(42,347)	(0.08)%
Interest rate instruments	(60,365)	(0.12)%
Metals	(158,744)	(0.32)%
Net unrealized gain on open short U.S. futures contracts	131,399	0.26%

Total U.S. futures contracts - net unrealized gain on open U.S. futures contracts	259,582	0.52%

Long Foreign Futures Contracts
Agricultural commodities	(2,440)	(0.00)%
Currencies	186,709	0.37%
Equity indices	465,922	0.93%
Interest rate instruments	171,880	0.34%
Net unrealized gain on open long foreign futures contracts	822,071	1.64%

The accompanying notes are an integral part of these financial statements.

86

Seneca Global Fund, L.P.

Condensed Schedule of Investments (continued)

December 31, 2012

		% of
		Partners'
		Capital
		(Net Asset
Description	Fair Value	Value)
Short Foreign Futures Contracts
Agricultural commodities	$17,884	0.04%
Equity indices	(88,539)	(0.18)%
Interest rate instruments	(34,036)	(0.07)%
Net unrealized loss on open short foreign futures contracts	(104,691)	(0.21)%

Total foreign futures contracts - net unrealized gain on open foreign futures contracts	717,380	1.43%

Net unrealized gain on open futures contracts	$976,962	1.95%

OPEN FORWARD CURRENCY CONTRACTS
U.S. Forward Currency Contracts
Long	$(43,894)	(0.09)%
Short	(84)	(0.00)%
Net unrealized loss on open U.S. forward currency contracts	(43,978)	(0.09)%

Foreign Forward Currency Contracts
Long	128,635	0.25%
Short	(36,443)	(0.07)%
Net unrealized gain on open foreign forward currency contracts	92,192	0.18%

Net unrealized gain on open forward currency contracts	$48,214	0.10%

1 Represents the annualized yield at date of purchase for discount securities, the stated coupon rate for coupon-bearing securities, or the stated interest rate for certificates of deposit.

No individual futures or forward currency contract position constituted one percent or greater of partners’ capital (net asset value). Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these financial statements.

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Seneca Global Fund, L.P.

Statements of Operations

Years Ended December 31, 2013 and 2012

	2013	2012
Trading Gain (Loss) from Futures and Forwards Trading
Net realized gain (loss)	$1,666,379	$(6,587,850)
Net change in unrealized gain (loss)	146,893	(178,582)
Brokerage commissions and trading expenses	(142,559)	(207,526)
Net gain (loss) from futures and forwards trading	1,670,713	(6,973,958)

Net Investment Loss
Income
Interest income	293,986	618,426
Net realized and change in unrealized loss on securities and certificates of deposit	(160,371)	(22,383)
Total income	133,615	596,043
Expenses
Trading Advisor management fees	499,206	859,607
Trading Advisor incentive fees	112,352	73,650
Cash Manager fees	31,464	45,503
General Partner fee	613,444	912,982
Selling Agent fees – General Partner	273,527	449,067
Broker dealer custodial fee – General Partner	42,210	62,524
Broker dealer servicing fee – General Partner	28,442	43,682
Administrative expenses – General Partner	909,095	791,912
Offering expenses – General Partner	487,245	537,508
Total expenses	2,996,985	3,776,435
Administrative and offering expenses waived	(715,426)	(292,441)
Net total expenses	2,281,559	3,483,994
Net investment loss	(2,147,944)	(2,887,951)
Net Loss	$(477,231)	$(9,861,909)

	Series A	Series B	Series C	Series I	General Partner
Year Ended December 31, 2013
Increase (decrease) in net asset value per unit for the year	$(2.10)	$(1.11)	$-	$(0.71)	$1.57
Net income (loss) per unit (based on weighted average number of units outstanding during the year)	$(1.70)	$(1.24)	$(2.40)	$0.20	$1.58
Weighted average number of units outstanding	188,865.8719	100,732.7325	30,964.3417	164,370.3383	7,460.6308

Year Ended December 31, 2012
Decrease in net asset value per unit for the year	$(14.12)	$(14.42)	$(8.89)	$(16.14)	$(14.85)
Net loss per unit (based on weighted average number of units outstanding during the year)	$(14.21)	$(14.43)	$(9.50)	$(16.46)	$(14.14)
Weighted average number of units outstanding	267,442.0107	128,975.7858	21,493.9442	237,093.9486	6,634.3725

The accompanying notes are an integral part of these financial statements.

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Seneca Global Fund, L.P.

Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities
Net loss	$(477,231)	$(9,861,909)
Adjustments to reconcile net loss to net cash provided by operating activities
Net change in unrealized (gain) loss from futures and forwards trading	(146,893)	178,582
Purchases of securities and certificates of deposit	(43,044,237)	(78,189,227)
Proceeds from disposition of securities and certificates of deposit	52,486,264	97,421,751
Net realized and change in unrealized loss in securities and certificates of deposit	160,371	22,383
Changes in
Trading Advisor management fees payable	14,004	(21,638)
Trading Advisor incentive fees payable	112,352	—
Commissions and other trading expenses payable on open contracts	(3,746)	(427)
Cash Manager fees payable	(7,805)	(2,902)
General Partner fee payable	(21,050)	(18,459)
Selling Agent fees payable – General Partner	(10,035)	(10,121)
Administrative expenses payable – General Partner	(13,352)	(11,762)
Offering expenses payable – General Partner	(11,043)	(10,243)
Broker dealer custodial fee payable – General Partner	(908)	(2,284)
Broker dealer servicing fee payable – General Partner	(846)	(788)
Net cash provided by operating activities	9,035,845	9,492,956

Cash flows from financing activities
Subscriptions	5,582,697	10,458,743
Subscriptions received in advance	62,372	236,268
Redemptions	(21,485,308)	(16,576,860)
Net cash used in financing activities	(15,840,239)	(5,881,849)

Net increase (decrease) in cash and cash equivalents	(6,804,394)	3,611,107
Cash and cash equivalents, beginning of year	22,118,810	18,507,703
Cash and cash equivalents, end of year	$15,314,416	$22,118,810

End of year cash and cash equivalents consists of
Cash in broker trading accounts	$10,049,111	$19,020,911
Cash and cash equivalents	5,265,305	3,097,899
Total end of year cash and cash equivalents	$15,314,416	$22,118,810

Supplemental disclosure of cash flow information
Prior year redemptions paid	$634,037	$528,168
Prior year subscriptions received in advance	$236,268	$1,426,321

Supplemental schedule of non-cash financing activities
Redemptions payable	$934,506	$634,037

The accompanying notes are an integral part of these financial statements.

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Seneca Global Fund, L.P.

Statements of Changes in Partners’ Capital (Net Asset Value)

Years Ended December 31, 2013 and 2012

	Series A		Series B		Series C		Series I		General Partner
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Total

Balance at December 31, 2011	269,518.2687	$23,528,145	140,857.9391	$13,364,883	—	$—	237,052.9763	$26,673,580	6,484.1437	$776,710	$64,663,318
Net loss		(3,800,935)		(1,860,635)		(204,144)		(3,902,393)		(93,802)	(9,861,909)
Subscriptions	59,216.2684	4,946,554	21,540.8820	1,991,377	—	—	44,704.5158	4,847,133	976.4872	100,000	11,885,064
Redemptions	(61,766.3450)	(4,896,275)	(52,661.7227)	(4,740,545)	(6,911.7476)	(642,068)	(61,634.9856)	(6,403,841)	—	—	(16,682,729)
Transfers	(30,545.0802)	(2,477,050)	672.8513	58,693	24,520.0459	2,450,478	(341.2138)	(32,121)	—	—	—
Balance at December 31, 2012	236,423.1119	$17,300,439	110,409.9497	$9,133,773	17,608.2983	$1,604,266	219,781.2927	$21,182,358	7,460.6309	$782,908	$50,003,744
Net gain (loss)		(321,815)		(125,032)		(74,373)		32,237		11,752	(477,231)
Subscriptions	39,614.0191	2,886,090	18,448.5100	1,541,314	—	—	14,370.6393	1,391,561	—	—	5,818,965
Redemptions	(63,110.2364)	(4,571,413)	(43,213.3747)	(3,558,580)	(27,754.6248)	(2,541,152)	(114,046.4530)	(11,114,632)	—	—	(21,785,777)
Transfers	(48,509.4273)	(3,606,225)	862.8980	69,231	37,878.7584	3,538,048	—	(1,054)	—	—	—
Balance at December 31, 2013	164,417.4673	$11,687,076	86,507.9830	$7,060,706	27,732.4319	$2,526,789	120,105.4790	$11,490,470	7,460.6309	$794,660	$33,559,701

	Series A	Series B	Series C	Series I	General Partner
December 31, 2013	$71.08	$81.62	$91.11	$95.67	$106.51
December 31, 2012	$73.18	$82.73	$91.11	$96.38	$104.94
December 31, 2011	$87.30	$97.15	$—	$112.52	$119.79

The accompanying notes are an integral part of these financial statements.

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Seneca Global Fund, L.P.

Notes to Financial Statements

1.	Organization and Summary of Significant Accounting Policies

Description of the Fund

Seneca Global Fund, L.P. (“Fund”) is a Delaware limited partnership, which was formed in 2007. The Fund, which operates as a commodity investment pool, commenced investment operations on September 1, 2008. The Fund issues units of limited partner interests (“Units”) in four series: Series A, Series B, Series C and Series I, which represent units of fractional undivided beneficial interest in and ownership of the Fund.

The Fund uses multiple commodity trading advisors to engage in the speculative trading of futures contracts, forward currency contracts and other financial instruments traded in the United States (“U.S.”) and internationally. The Fund does not currently use options or swaps as part of its trading system, but may employ them in the future. Each trading advisor uses a proprietary, systematic trading system that deploys multiple trading strategies utilizing derivatives that seeks to identify and exploit directional moves in market behavior to a broad and diversified range of global market sectors including stock indices, currencies, interest rate instruments, energy products, metals and agricultural commodities.

Only Series A, B and I Units are offered by the fund. Series A, B and I Units will be re-designated as Series C Units after the Fee Limit has been reached. The Series C Units are identical to the other Units except that the Series C Units only incur the Trading Advisor management fee, Trading Advisor incentive fee, brokerage expenses, Cash Manager fees, General Partner management fee and administrative expenses. The Fee Limit is the total amount of selling agent commissions, broker dealer servicing fees paid to the selling agents, payments for wholesalers, payments for sales conferences, and other offering expenses that are items of compensation to Financial Industry Regulatory Authority (“FINRA”) members (but excluding among other items, the production and printing of prospectuses and related collateral material, as well as various legal and regulatory fees) paid by particular Series A, B or I Units when it is equal to 10% of the original purchase price paid by holders of those particular Units.

The Fund is a registrant with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the U.S. Securities Exchange Act of 1933, as amended, (“1933 Act”) and the U.S. Securities Exchange Act of 1934, as amended, (“1934 Act”). As a registrant, the Fund is subject to the regulations of the SEC and the disclosure requirements of the 1933 Act and the 1934 Act. As a commodity pool, the Fund is subject to the regulations of the U.S. Commodity Futures Trading Commission (“CFTC”), an agency of the U.S. government, which regulates most aspects of the commodity futures industry; rules of the National Futures Association (“NFA”), an industry self-regulatory organization; rules of FINRA, an industry self-regulatory organization; and the requirements of commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of its futures brokers and interbank market makers through which the Fund trades.

Under its Fourth Amended and Restated Limited Partnership Agreement (“Partnership Agreement”), the Fund’s business and affairs are managed and conducted by the Fund’s general partner, Steben & Company, Inc. (“General Partner”), a Maryland corporation. The General Partner is registered with the CFTC as a commodity pool operator and a commodities introducing broker, and is registered with the SEC as an investment adviser and a broker dealer. Additionally, the General Partner is a member of the NFA and FINRA. The General Partner manages all aspects of the Fund’s business and serves as one of the Fund’s selling agents.

Significant Accounting Policies

Accounting Principles

The Fund’s financial statements are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Futures, options on futures, forward currency contracts, investments in securities, and certificates of deposit are recorded on a trade date basis, and gains or losses are realized when contracts/positions are liquidated. Realized gains and losses on investments in securities and certificates of deposit are determined on a specific identification basis and are included in net realized and change in unrealized gain (loss) in the statements of operations. Unrealized gains and losses on open contracts (the difference between contract trade price and fair value) are reported in the statements of financial condition as net unrealized gain or loss, as there exists a right of

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offset of any unrealized gains or losses. The difference between cost and the fair value of open investments in securities and certificates of deposit is reflected as unrealized gain or loss on investments in securities and certificates of deposit. Any change in net unrealized gain or loss on from the preceding period is reported in the statements of operations. Interest income earned on investments in securities, certificates of deposit and other cash and cash equivalent balances is recorded on an accrual basis.

Fair Value of Financial Instruments

Financial instruments are recorded at fair value, the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Assets and liabilities recorded at fair value are classified within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).   The three levels of the fair value hierarchy are described below:

Level 1 –	Fair value is based on unadjusted quoted prices for identical instruments in active markets. Financial instruments utilizing Level 1 inputs include futures contracts, money market funds and U.S. Treasury securities.

Level 2 –	Fair value is based on quoted prices for similar instruments in active markets and inputs other than quoted prices that are observable for the financial instrument, such as interest rates and yield curves that are observable at commonly quoted intervals using a market approach. Financial instruments utilizing Level 2 inputs include forward currency contracts, certificates of deposit, commercial paper, corporate notes and U.S. and foreign government sponsored enterprise notes.

Level 3 –	Fair value is based on valuation techniques in which one or more significant inputs are unobservable. The Fund has no financial instruments utilizing Level 3 inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Fund’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Fund assesses the classification of the instruments at each measurement date, and any transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfer in accordance with the Fund’s accounting policy regarding the recognition of transfers between levels of the fair value hierarchy. For the years ended December 31, 2013 and 2012, there were no such transfers between levels.

A description of the valuation techniques applied to the Fund’s major categories of assets and liabilities measured at fair value on a recurring basis follows.

The investment in money market fund, included in cash and cash equivalents in the statements of financial condition, and futures contracts, all of which are exchange-traded, are valued using quoted market prices for identical assets and are classified within Level 1. The fair values of forward currency contracts are based upon third-party quoted dealer values on the interbank market and are classified within Level 2.

U.S. Treasury securities are recorded at fair value based on bid and ask quotes for identical instruments. Commercial paper, certificates of deposit, corporate notes and U.S. and foreign government sponsored enterprise notes are recorded at fair value based on bid and ask quotes for similar, but not identical, instruments. Accordingly, U.S. Treasury securities are classified within Level 1, and commercial paper, certificate of deposits, corporate notes and U.S. and foreign government sponsored enterprise notes are classified within Level 2.

Cash and Cash Equivalents

Cash and cash equivalents include investments with original maturities of three months or less at the date of acquisition that are not held for sale in the ordinary course of business. The Fund maintains deposits with financial institutions in amounts that are in excess of federally insured limits; however, the Fund does not believe it is exposed to any significant credit risk.

Brokerage Commissions and Trading Expenses

Brokerage commissions and trading expenses include brokerage and other trading fees, and are charged to expense when contracts are opened and closed.

Redemptions Payable

Redemptions payable represent redemptions that meet the requirements of the Fund and have been approved by the General Partner prior to period-end. These redemptions have been recorded using the period-end net asset value per Unit.

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Income Taxes

The Fund prepares calendar year U.S. and applicable state and local tax returns. The Fund is not subject to federal income taxes as each partner is individually liable for his or her allocable share of the Fund’s income, expenses and trading gains or losses. The Fund evaluates the tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are more-likely-than-not to be sustained when examined by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and asset or liability in the current year. Management has determined there are no material uncertain income tax positions through December 31, 2013. With few exceptions, the Fund is no longer subject to U.S. or state and local income tax examinations by tax authorities for years before 2010.

Foreign Currency Transactions

The Fund has certain investments denominated in foreign currencies. The purchase and sale of investments, and income and expenses are translated at the rates of exchange prevailing on the respective dates of such transactions. The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of investments held. Such fluctuations are included with the net realized and change in unrealized gain or loss on such investments in the statement of operations.

Reclassification

Certain amounts in the 2012 financial statements have been reclassified to conform to the 2013 presentation without affecting previously reported partners’ capital (net asset value).

Recently Issued Accounting Pronouncement

In November 2011, the Financial Accounting Standards Board (“FASB”) issued new guidance that requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. This guidance became effective for the Fund on January 1, 2013. The adoption of this guidance did not have a material impact on the Fund’s financial position or results of operations.

2.	Fair Value Disclosures

The Fund’s assets and liabilities, measured at fair value on a recurring basis, are summarized in the following tables by the type of inputs applicable to the fair value measurements:

At December 31, 2013
	Level 1	Level 2	Total
Equity in broker trading accounts:
Net unrealized gain on open futures contracts*	$1,166,626	$—	$1,166,626
Net unrealized gain on open forward currency contracts*	—	5,443	5,443
Cash and cash equivalents:
Money market fund	556,060	—	556,060
Investments in securities:
U.S. Treasury securities*	8,395,413	—	8,395,413
Commercial paper*	—	2,299,673	2,299,673
Corporate notes*	—	7,429,713	7,429,713
Certificates of deposit*	—	250,730	250,730
Total	$10,118,099	$9,985,559	$20,103,658

*See the condensed schedule of investments for further description.

93

At December 31, 2012
	Level 1	Level 2	Total
Equity in broker trading accounts:
Net unrealized gain on open futures contracts*	$976,962	$—	$976,962
Net unrealized gain on open forward currency contracts*	—	48,214	48,214
Cash and cash equivalents:
Money market fund	919,650	—	919,650
Investments in securities:
U.S. Treasury securities*	5,494,988	—	5,494,988
U.S. government sponsored enterprise notes*	—	652,812	652,812
Commercial paper*	—	3,474,435	3,474,435
Corporate notes*	—	16,049,322	16,049,322
Certificates of deposit*	—	2,306,370	2,306,370
Total	$7,391,600	$22,531,153	$29,922,753

*See the condensed schedule of investments for further description.

There were no Level 3 holdings at December 31, 2013 and 2012, or during the years then ended.

In addition to the financial instruments listed above, substantially all of the Fund’s other assets and liabilities are considered financial instruments and are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instruments.

3.	Derivative Instruments Disclosures

The Fund’s derivative contracts are comprised of futures and forward currency contracts, none of which are designated as hedging instruments. At December 31, 2013, the Fund’s derivative contracts had the following impact on the statements of financial condition:

	Derivative Assets and Liabilities at fair value
Statements of Financial Condition Location	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statements of Financial Condition	Net Amount of Assets Presented in the Statements of Financial Condition
Equity in broker trading accounts
Net unrealized gain on open futures contracts
Agricultural commodities	$250,715	$(61,593)	$189,122
Currencies	366,335	(53,788)	312,547
Energy	48,136	(51,548)	(3,412)
Equity indices	618,040	(1,190)	616,850
Interest rate instruments	220,687	(181,905)	38,782
Metals	370,438	(357,701)	12,737
Net unrealized gain on open futures contracts	$1,874,351	$(707,725)	$1,166,626

Net unrealized gain on open forward currency contracts	$49,606	$(44,163)	$5,443

At December 31, 2013, there were 2,186 open futures contracts and 68 open forward currency contracts.

The Fund’s financial assets, derivative assets, and cash collateral held by counterparties at December 31, 2013 were:

		Gross Amounts Not Offset in the Statements of Financial Condition
Counterparty	Net Amount of Assets in the Statements of Financial Condition	Financial Instruments	Cash Collateral Received	Net Amount

JP Morgan Securities, LLC	$732,303	$—	$—	$732,303
Newedge UK Financial Ltd	5,443	—	—	5,443
Newedge USA, LLC	434,323	—	—	434,323
Total	$1,172,069	$—	$—	$1,172,069

94

At December 31, 2012, the Fund’s derivative contracts had the following impact on the statements of financial condition:

	Derivative Assets and Liabilities, at fair value
Statements of Financial Condition Location	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statements of Financial Condition	Net Amount of Assets Presented in the Statements of Financial Condition
Equity in broker trading accounts
Net unrealized gain on open futures contracts
Agricultural commodities	$339,653	$(48,625)	$291,028
Currencies	597,174	(191,541)	405,633
Energy	131,493	(116,020)	15,473
Equity indices	646,801	(269,653)	377,148
Interest rate instruments	345,546	(300,045)	45,501
Metals	246,578	(404,399)	(157,821)
Net unrealized gain on open futures contracts	$2,307,245	$(1,330,283)	$976,962

Net unrealized gain on open forward currency contracts	$228,448	$(180,234)	$48,214

At December 31, 2012, there were 3,605 open futures contracts and 191 open forward currency contracts.

The Fund’s financial assets, derivative assets, and cash collateral held by counterparties at December 31, 2012 were:

		Gross Amounts Not Offset in the Statements of Financial Condition
Counterparty	Net Amount of Assets in the Statements of Financial Condition	Financial Instruments	Cash Collateral Received	Net Amount

JP Morgan Securities, LLC	$778,539	$—	$—	$778,539
Newedge UK Financial Ltd	48,214	—	—	48,214
Newedge USA, LLC	198,423	—	—	198,423
Total	$1,025,176	$—	$—	$1,025,176

For the years ended December 31, 2013 and 2012, the Fund’s futures and forward currency contracts had the following impact on the statements of operations:

	2013		2012
Types of Exposure	Net realized gain (loss)	Net change in unrealized gain (loss)	Net realized gain (loss)	Net change in unrealized gain (loss)
Futures contracts
Agricultural commodities	$(1,109)	$(101,906)	$(1,022,728)	$520,151
Currencies	44,526	(93,086)	(683,922)	(145,943)
Energy	(1,837,757)	(18,885)	(770,805)	(194,719)
Equity indices	3,692,773	239,702	(2,531,797)	185,563
Interest rate instruments	(1,328,145)	(6,719)	1,347,221	(597,154)
Metals	1,422,194	170,558	(2,468,297)	24,213
Total futures contracts	1,992,482	189,664	(6,130,328)	(207,889)

Forward currency contracts	(358,113)	(42,771)	(479,865)	29,307

Total futures and forward currency contracts	$1,634,369	$146,893	$(6,610,193)	$(178,582)

For the years ended December 31, 2013 and 2012, the number of futures contracts closed was 37,659 and 51,295, respectively, and the number of forward currency contracts closed was 2,104 and 4,013, respectively.

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4.	General Partner

In accordance with the Partnership Agreement, the General Partner must maintain its interest in the capital of the Fund at no less than the greater of: (i) 1% of aggregate capital contributions to the Fund by all partners (including the General Partner’s contributions) or (ii) $25,000. The General Partner shares in the profits and losses of the Fund in proportion to its respective ownership interest.

At December 31, 2013 and 2012, the General Partner had an investment of 7,460.6309 units valued at $794,660 and $782,908, respectively.

The General Partner earns the following compensation:

▪	General Partner Fee – each Series of Units, other than General Partner Units, incurs a monthly fee equal to 1/12th of 1.5% of the respective Series’ month-end net asset value, prorated for partial months and adjusted for weekly subscriptions and redemptions, and payable in arrears.

▪	Selling Agent Fees – the General Partner charges Series A Units a monthly fee equal to 1/12th of 2% of the outstanding Series A Units’ month-end net asset value, prorated for partial months and adjusted for weekly subscriptions and redemptions, and payable in arrears. The General Partner pays to the selling agents an upfront fee of 2% of the aggregate subscription amount for the sale of Series A Units. Beginning in the 13th month, the General Partner pays the selling agents a monthly fee in arrears equal to 1/12th of 2.00% of the outstanding Series A Units’ month-end net asset value, prorated for partial months and adjusted for weekly subscriptions and redemptions. If there is no designated selling agent or the General Partner was the selling agent, such portions of the selling agent fee are retained by the General Partner.

▪	Broker Dealer Servicing Fee – the General Partner charges Series A Units a monthly fee equal to 1/12th of 0.15% of their month-end net asset value, prorated for partial months and adjusted for weekly subscriptions and redemptions. The Series B Units which are not subject to a broker dealer custodial fee incur a monthly fee equal to 1/12th of 0.6% of their month-end net asset value, prorated for partial months and adjusted for weekly subscriptions and redemptions. These fees are payable in arrears to the selling agents by the General Partner. If there is no designated selling agent or the General Partner was the selling agent, such portions of the broker dealer servicing fee are retained by the General Partner.

▪	Broker Dealer Custodial Fee – the General Partner charges Series B Units that are held by broker dealers who act as custodian for Series B Units for the benefit of the limited partners, a monthly fee to such broker dealers equal to 1/12th of 0.6% of the outstanding Series B Units’ month-end net asset value, prorated for partial months and adjusted for weekly subscriptions and redemptions. These fees are payable in arrears to the selling agents by the General Partner.

5.	Trading Advisors and Cash Managers

Trading advisor management fees range from 0% to 1.5% per annum of each trading advisors’ respective trading level (as defined in each respective advisory agreement) and trading advisor incentive fees equal to 20% to 30% of net new trading profits (as defined in each respective advisory agreement).

The Fund has engaged J.P. Morgan Investment Management, Inc. and Principal Global Investors, LLC (collectively, the “Cash Managers”) to provide cash management services to the Fund. The Fund incurs monthly fees, payable in arrears to the Cash Managers, equal to approximately 1/12th of 0.13% of the investments in securities and certificates of deposit.

6.	Deposits with Brokers

To meet margin requirements, the Fund deposits funds with its brokers, subject to CFTC regulations and various exchange and broker requirements. The Fund earns interest income on its assets deposited with its brokers. At December 31, 2013 and 2012, the Fund had margin deposit requirements of $4,038,995 and $8,464,415, respectively.

7.	Administrative and Offering Expenses

The Fund reimburses the General Partner for actual monthly administrative expenses paid to various third-party service providers, including the General Partner, up to 1/12th of 0.95% of the Fund’s month-end net asset value, payable in arrears. Actual administrative expenses may vary; however, such administrative expenses will not exceed 0.95% of the Fund’s month-end net asset value per annum. The administrative expenses include legal, accounting, clerical and other back office related expenses related to the administration of the Fund and all other associated costs incurred by the Fund. For the years ended December 31, 2013 and 2012, actual administrative

96

expenses were $909,095 and $791,912, respectively. Such amounts are presented as administrative expenses in the statements of operations.

During the years ended December 31, 2013 and 2012, the General Partner absorbed administrative expenses in excess of the 0.95% limitation of $513,063 and $206,541, respectively. Such amounts are included in administrative and offering expenses waived in the statements of operations.

At December 31, 2013 and 2012, $26,737 and $40,089, respectively, were payable to the General Partner for administrative expenses incurred on behalf of the Fund and not waived by the General Partner. Such amounts are presented as administrative expenses payable – General Partner in the statements of financial condition.

The Fund reimburses the General Partner for actual ongoing offering expenses, up to 1/12th of 0.75% of the Fund’s month-end net asset value pro rata for each Series of Units except for the General Partner and Series C Units, payable monthly in arrears. Actual ongoing offering expenses in excess of this limitation are absorbed by the General Partner. For the years ended December 31, 2013 and 2012, actual offering expenses were $487,245 and $537,508, respectively. Such amounts are presented as offering expenses in the statements of operations.

During the years ended December 31, 2013 and 2012, the General Partner absorbed offering expenses in excess of the 0.75% limitation of $202,363 and $85,900, respectively. Such amounts are included in administrative and offering expenses waived in the statements of operations. At December 31, 2013 and 2012, $19,163 and $30,206, respectively, were payable to the General Partner for offering expenses incurred on behalf of the Fund and not waived by the General Partner. Such amounts are presented as offering expenses payable – General Partner in the statements of financial condition.

8.	Subscriptions, Distributions and Redemptions

Investments in the Fund are made by subscription agreement, subject to a minimum investment of $10,000. Subscriptions into and redemptions out of the Fund occur weekly. Each series of units will be offered to the public as of the open of business on each Wednesday at the net asset value per Unit of the relevant series at the close of the preceding business day. At December 31, 2013 and 2012, the Fund received advance subscriptions of $62,372 and $236,268, respectively, which were recognized as subscriptions to the Fund or returned, if applicable, subsequent to year-end.

The Fund is not required to make distributions, but may do so at the sole discretion of the General Partner. Redemptions may be made by a limited partner as of the close of business day each Tuesday at the net asset value of the redeemed Units (or portion thereof) on that day.

Series A Units redeemed prior to the first anniversary of the subscription date are subject to a redemption fee equal to the product of (i) 2% of the subscription price for such Series A Units on the subscription date, divided by 52 (ii) multiplied by the number of weeks remaining before the first anniversary of the subscription date. Series B, C and I Units are not subject to the redemption fee. During 2013 and 2012, these redemption fees were negligible.

The General Partner may require a limited partner to redeem from the Fund if the General Partner deems the redemption (a) necessary to prevent or correct the occurrence of a non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended, (b) beneficial to the Fund, or (c) necessary to comply with any applicable government or self-regulatory agency regulations. Limited partners will not be required to pay any redemption fees if such limited partners are subject to a mandatory redemption of their Units within the first year of purchase.

9.	Trading Activities and Related Risks

The Fund engages in the speculative trading of futures and forward currency contracts traded in the U.S. and internationally. Trading in derivatives exposes the fund to both market risk, the risk arising from a change in the fair value of a contract and credit risk, the risk of failure by another party to perform according to the terms of a contract.

Purchase and sale of futures contracts requires margin deposits with futures brokers. Additional deposits may be necessary for any loss of contract value. The Commodity Exchange Act (“CEAct”) requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury securities) deposited with a broker are considered commingled with all other customer funds subject to the broker’s segregation requirements. In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than (or none of) the total cash and other property deposited. The Fund uses Newedge USA, LLC and J. P. Morgan Securities, LLC as its futures brokers and Newedge UK Financial Limited as its forward currency counterparty.

97

For futures contracts, risks arise from changes in the fair value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

In addition to market risk, upon entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations to the Fund. The counterparty for futures and options on futures contracts traded in the U.S. and on most non-U.S. futures exchanges is the clearinghouse associated with such exchanges. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward currency contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. While the Fund trades only with those counterparties that it believes to be creditworthy, there can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Fund. The Fund trades forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty non-performance. Accordingly, the risks associated with forward currency contracts are generally greater than those associated with exchange-traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency contracts typically involves delayed cash settlement.

The Cash Managers manage the Fund’s cash and excess margin through investments in fixed income instruments, pursuant to investment parameters established by the General Partner. The Fund’s objective in retaining the Cash Managers is to enhance the return on its assets not required to be held by the Fund’s brokers to support the Fund’s trading. There is no guarantee that the Cash Managers will achieve returns for the Fund, net of fees payable to the Cash Managers, in excess of the returns previously achieved through the General Partner’s efforts and/or available through the Fund’s brokers, or that the Cash Managers will avoid a loss of principal on amounts placed under their management. Prior to April 2011, the Fund used UBS Financial Services, Inc. as its cash management securities broker for the investment of a portion of the Fund’s excess margin amounts into fixed income instruments.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The limited partners bear the risk of loss only to the extent of the fair value of their respective investments and, in certain circumstances, distributions and redemptions received.

Through its investments in debt securities and certificates of deposit, the Fund has exposure to U.S. and foreign enterprises. The following table presents the exposure at December 31, 2013.

						% of
						Partners'
	U.S.					Capital
	Treasury	Commercial	Corporate	Certificates		(Net Asset
Country or Region	Securities	Paper	Notes	of Deposit	Total	Value)
United States	$8,395,413	$1,499,844	$5,677,092	$250,730	$15,823,079	47.15%
Netherlands	-	-	708,392	-	708,392	2.11%
Japan	-	449,870	-	-	449,870	1.34%
United Kingdon	-	-	315,637	-	315,637	0.94%
Canada	-	-	302,572	-	302,572	0.90%
France	-	249,960		-	249,960	0.74%
Denmark	-	-	225,905	-	225,905	0.67%
British Virgin Islands	-	-	200,115	-	200,115	0.60%
Singapore	-	99,999	-	-	99,999	0.30%
Total	$8,395,413	$2,299,673	$7,429,713	$250,730	$18,375,529	54.75%

98

The following table presents the exposure at December 31, 2012.

							% of
		Gov't					Partners'
	U.S.	Sponsored					Capital
	Treasury	Enterprise	Commercial	Corporate	Certificates		(Net Asset
Country or Region	Securities	Notes	Paper	Notes	of Deposit	Total	Value)
United States	$5,494,988	$652,812	$2,024,710	$11,826,537	$2,054,535	$22,053,582	44.11%
Netherlands	-	-	-	1,279,797	-	1,279,797	2.56%
Canada	-	-	199,980	878,668	-	1,078,648	2.16%
Japan	-	-	249,997	503,456	251,835	1,005,288	2.01%
France	-	-	249,943	410,953	-	660,896	1.32%
Great Britain	-	-	249,898	250,423	-	500,321	1.00%
Multinational	-	-	249,925	200,456	-	450,381	0.90%
Germany	-	-	-	250,032	-	250,032	0.50%
Singapore	-	-	249,982	-	-	249,982	0.50%
Australia	-	-	-	226,942	-	226,942	0.45%
Denmark	-	-	-	222,058	-	222,058	0.44%
Total	$5,494,988	$652,812	$3,474,435	$16,049,322	$2,306,370	$27,977,927	55.95%

10.	Indemnifications

In the normal course of business, the Fund may enter into contracts and agreements that contain a variety of representations and warranties, and which provide general indemnifications. The Fund’s maximum exposure under these arrangements cannot be estimated. However, the Fund believes that it is unlikely it will have to make material payments under these arrangements and has not recorded any contingent liability in the financial statements for such indemnifications.

11.	Financial Highlights

The following information presents per Unit operating performance results and other supplemental financial ratios for the years ended December 31, 2013 and 2012. This information has been derived from information presented in the financial statements for limited partner Units and assumes that a Unit is outstanding throughout the entire year:

	2013				2012
	Series A Units	Series B Units	Series C Units	Series I Units	Series A Units	Series B Units	Series C Units†	Series I Units
Per Unit Operating Performance
Net asset value per Unit at beginning of period	$73.18	$82.73	$91.11	$96.38	$87.30	$97.15	$100.00	$112.52

Loss from operations
Gain (Loss) from trading (1)	2.67	3.07	3.47	3.56	(9.11)	(10.29)	(7.89)	(12.00)
Net investment loss (1)	(4.77)	(4.18)	(3.47)	(4.27)	(5.01)	(4.13)	(1.00)	(4.14)

Total loss from operations	(2.10)	(1.11)	—	(0.71)	(14.12)	(14.42)	(8.89)	(16.14)
Net asset value per Unit at end of period	$71.08	$81.62	$91.11	$95.67	$73.18	$82.73	$91.11	$96.38

Total return	(2.86)%	(1.34)%	0.01%	(0.74)%	(16.18)%	(14.85)%	(8.89)%	(14.35)%

Other Financial Ratios
Ratios to average net asset value
Expenses prior to Trading Advisor incentive fee (2) (3)	6.62%	5.11%	3.84%	4.50%	6.98%	5.37%	2.93%	4.74%
Trading Advisor incentive fee	0.28%	0.29%	0.29%	0.25%	0.12%	0.13%	0.00%	0.12%
Total expenses	6.90%	5.40%	4.13%	4.75%	7.10%	5.50%	2.93%	4.86%

Net investment loss (2) (3)	(6.58)%	(5.07)%	(3.81)%	(4.42)%	(6.11)%	(4.48)%	(2.52)%	(3.89)%

99

Total returns are calculated based on the change in value of a Series A, Series B, Series C or Series I Units during the year. An individual limited partner’s total returns and ratios may vary from the above total returns and ratios based on the timing of subscriptions and redemptions.

†	Series C units began investment operations on September 1, 2012. Therefore, the performance for Series C units is for the four month period ended December 31, 2012. The ratios for expenses prior to Trading Advisor incentive fee and net investment loss have been annualized.

(1)	The net investment loss per unit is calculated by dividing the net investment loss by the average number of Series A, B, C or I Units outstanding during the year/period. Loss from futures and forwards trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information. Such balancing amount may differ from the calculation of loss from futures and forwards trading per unit due to the timing of trading gains and losses during the year relative to the number of units outstanding.

(2)	All of the ratios under Other Financial Ratios are computed net of involuntary waivers of administrative and offering expenses. For the years ended December 31, 2013 and 2012, the ratios are net of 1.24% and 0.33% effect of waived administrative expenses, respectively. For the years ended December 31, 2013 and 2012, the ratios are net of 0.53% and 0.15% effect of waived offering expenses, respectively.

(3)	The net investment loss includes interest income and excludes realized and change in unrealized gain (loss) from futures and forwards trading activities as shown on the statements of operations. The total amount is then reduced by all expenses, excluding brokerage commissions, which are included in net loss from futures and forwards trading on the statements of operations. The resulting amount is divided by the average net asset value for the year.

12.	Subsequent Events

From January 1 to February 28, 2014, there were $404,882 of contributions and $2,236,290 of redemptions from the Fund.

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Steben & Company, Inc.

Notes to Statement of Financial Condition

Independent Auditor's Report

To the Stockholder

Steben & Company, Inc.

Rockville, Maryland

Report on the Financial Statement

We have audited the accompanying statement of financial condition of Steben & Company, Inc. (the Company) as of December 31, 2013 that is filed pursuant to Rule 17a-5 under the Securities Exchange Act of 1934 (SEAct) and Regulation 1.10 under the Commodity Exchange Act (CEAct), and the related notes (the financial statement).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Steben & Company, Inc. as of December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Chicago, Illinois

February 27, 2014

101

Steben & Company, Inc.

Notes to Statement of Financial Condition

Seneca & Company, Inc.

Statements of Financial Condition

December 31, 2013

Steben & Company, Inc.

Statement of Financial Condition
December 31, 2013

Assets
Cash	$9,503,060
Receivable from Managed Funds	2,739,515
Commissions receivable	80,195
Investments in Managed Funds	1,029,016
Other assets	1,779,440

Total assets	$15,131,226

Liabilities and Stockholder's Equity
Liabilities
Commissions payable	$1,072,838
Payable to Managed Funds	298,919
Accounts payable and accrued expenses	1,662,393
Total liabilities	3,034,150

Stockholder's equity
Common stock (500,000 shares authorized, issued and outstanding, $0.002 par value)	1,000
Additional paid-in capital	129
Retained earnings	12,095,947
Total stockholder's equity	12,097,076

Total liabilities and stockholder's equity	$15,131,226

See Notes to Statement of Financial Condition.

102

Steben & Company, Inc.

Notes to Statement of Financial Condition

Seneca & Company, Inc.

Notes to Financials

Note 1.	Nature of Operations and Significant Accounting Policies

Nature of operations : Steben & Company, Inc. (the Company) was incorporated in the State of Maryland in 1989, is registered as a broker-dealer and investment adviser with the Securities and Exchange Commission (the SEC), and is a member of the Financial Industry Regulatory Authority (FINRA). The Company is also registered as an introducing broker and commodity pool operator with the Commodity Futures Trading Commission (the CFTC), and is a member of the National Futures Association (NFA).

The Company operates under the provisions of Paragraph (k)(2)(i) of Rule 15c3-3 of the SEC and, accordingly, is exempt from the remaining provisions of that rule.  Essentially, the requirements of Paragraph (k)(2)(i) provide that the Company carries no margin accounts, promptly transmits all customer funds and delivers all securities received in connection with its activities as a broker-dealer, does not otherwise hold funds or securities for or owe money or securities to customers, and effectuates all financial transactions between the Company and its customers through one or more bank accounts, each designated as special account for the exclusive benefit of customers of the Company.  Because the Company effects no financial transactions with customers as defined in Rule 15c3-3(a)(1), the Company does not maintain a special account.

The Company is the general partner and commodity pool operator of Futures Portfolio Fund, Limited Partnership (Futures), Seneca Global Fund, L.P. (Seneca) and Sage Fund Limited Partnership (Sage). The Company is the general partner for Steben Select Multi-Strategy Partners, L.P. (Select Partners). The Company serves as the investment manager for Steben Select Multi-Strategy Fund (Select) and Steben Select Multi-Strategy Master Fund (Select Master). Collectively, Futures, Seneca, Sage, Select, Select Master and Select Partners, are referred to as the Managed Funds.

A summary of the Company’s significant accounting policies follows:

The Company follows Generally Accepted Accounting Principles (GAAP), as established by the Financial Accounting Standards Board (the FASB), to ensure consistent reporting of financial condition, results of operations, and cash flows.

Consolidation : The Company’s investment in Seneca and Select Partners represents a capital investment as general partner. The Company is also the general partner of Futures and Sage, but does not hold an investment in either fund. Additionally, the Company has investments in Select and Select Master. The Managed Funds’ financial statements are not consolidated into the Company’s financial statements pursuant to the Financial Accounting Standards Board’s (FASB) consolidation guidance for general partners and the Company has concluded that consolidation of these investees is not required.

Use of estimates : Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as, the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash : Cash consists of balances held at banks.

Investment in Affiliated Limited Partnerships : The Company's investment in Seneca represents an investment in general partner units of Seneca that is carried at fair value. Seneca is a Delaware limited partnership, which speculatively trades futures and over-the-counter contracts, including currency forwards, traded in the United States and internationally. The Company is required to maintain an interest in Seneca equal to the greater of one percent of aggregate capital contributions to Seneca by all partners, or $25,000. At December 31, 2013, the minimum required interest in Seneca was $454,000.

103

Steben & Company, Inc.

Notes to Statement of Financial Condition

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

The Company has invested in Steben Select Multi-Strategy Partners, L.P., a Delaware limited partnership, which is a feeder fund for Steben Select Multi-Strategy Master Fund, a fund of hedge funds. The Company’s investment is carried at fair value.

Investment in Closed-End Funds : The Company has invested in Steben Select Multi-Strategy Fund and Steben Select Multi-Strategy Master Fund. These investments are carried at fair value. Select is a feeder fund for Select Master, a fund of hedge funds.

Managed Funds receivable and payable: The Company’s receivable from Managed Funds represents fees due from the Managed Funds, as described in Note 3. Based on its historical collection pattern, the Company has not provided a reserve for uncollectible accounts. The payable to Managed Funds represents the general partner 1 percent allocation due to the Managed Funds.

Revenue recognition: Commissions are recorded based on the trade date of the underlying transaction. Management fees, selling agent fees, broker-dealer servicing fees, general partner 1 percent allocations and related expenses are recognized on the accrual basis.

Income taxes: No provision has been made for federal income taxes as the Company has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code whereby income is taxable to the stockholder.

The Company evaluates the tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority.  Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. Management has determined there are no material uncertain income tax positions for the year ended December 31, 2013.

The Company is generally not subject to examination by U.S. federal and state tax authorities for tax years before 2010.

Incentive based compensation : The Company has granted phantom unit awards to certain employees. The phantom units are linked to the value of the Company’s common stock and are settled in cash upon vesting which occurs upon a change in control event. The Company accounts for phantom unit awards as liability-based awards; however, as the awards only vest upon a change in control event, no liability and compensation expense is recognized until the occurrence of a change in control event. As of December 31, 2013, there were 100,000 outstanding phantom units. In 2013, no phantom units were awarded.

Recently adopted accounting pronouncements : In November 2011, the FASB issued new guidance that requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. This guidance is effective January 1, 2013. The adoption of this guidance did not have a material impact on the Company’s financial position or results of operations.

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through the date the financial statements were issued, noting none.

Note 2. Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs. Assets and liabilities recorded at fair value are categorized within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their value. Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 . Fair value is based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical instruments. The Company held no Level 1 financial instruments as of December 31, 2013.

Level 2 . Fair value is based on quoted prices for similar instruments in active markets and inputs other than quoted prices that are observable for the financial instrument, such as interest rates and yield curves that are observable at commonly quoted intervals using a market approach. The Company held no Level 2 financial instruments as of December 31, 2013.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY

104

Steben & Company, Inc.

Notes to Statement of Financial Condition

Level 3 . Fair value is based on valuation techniques in which one or more significant inputs are unobservable. The Company’s investment in general partner units of Seneca is valued based on published net asset values for limited partnership interests in Seneca. Redemption of the Company’s investment in Seneca is subject to minimum contribution requirements applicable to the Company as Seneca’s general partner. This financial instrument is classified within Level 3. The Company’s investment in general partner units of Select Partners and shares of Select and Select Master are valued based on published net asset values. These investments are classified as Level 3 because of the restrictions on the ability to redeem its interests in the near term.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the security. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in Level 3.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Company values its investment in Seneca, Select, Select Master and Select Partners at fair value which is based on its proportionate share of the fair value of Seneca’s underlying net assets and liabilities and are classified within Level 3 of the fair value hierarchy due to redemption restrictions.

The following summarizes the Company's fair value hierarchy for financial assets measured at fair value on a recurring basis as of December 31, 2013:

Description	Level 1	Level 2	Level 3	Total
Assets:
Investment in Seneca Global Fund, L.P.	$-	$-	$794,660	$794,660
Investment in Steben Select Multi-
Master Fund	-	-	107,152	107,152
Investment in Steben Select Multi-
Fund	-	-	100,017	100,017
Investment in Steben Select Partners,	-	-	27,187	27,187
Total assets at fair value	$-	$-	$1,029,016	$1,029,016

The Company assesses the level of the investment at each measurement date, and transfers between levels are recognized at the measurement date in accordance with the Company’s policy regarding the recognition of transfers between levels of the fair value hierarchy. For the year ended December 31, 2013, there were no such transfers.

The significant unobservable inputs used in the fair value measurement of the Company’s investment in Seneca, Select, Select Master and Select Partners are redemption restrictions and for Seneca and Select Partners, the lack of a market for general partner interests.

Substantially all of the Company's other assets and liabilities are considered financial instruments and are reflected at fair value or at carrying amounts that approximate fair value because of short maturity of the instruments.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY

105

Steben & Company, Inc.

Notes to Statement of Financial Condition

Note 3, Managed Funds

As the general partner of the Managed Funds, the Company conducts and manages their respective businesses. The Company earns management fees that are based on a fixed percentage (up to 1.5 percent per annum) of the month-end net asset value of the Futures, Seneca, Sage and Select Master. The Company also receives or pays a 1 percent allocation of any profits or losses, respectively, from Futures and Sage (the general partner 1 percent allocation).

The Company earns selling agent fees and broker-dealer servicing fees in connection with the efforts to attract and retain investors, which are based on a fixed percentage (ranging from 0.2 percent to 3.0 percent annually) of the month-end net asset value of Futures, Seneca and Sage. The Company, in turn, pays substantially all of the selling agent fees to the respective selling agents.

The Company pays certain expenses on behalf of the Managed Funds. Sage reimburses the Company for expenses, subject to a limit of 1 percent of the average month-end net assets. The Company may elect to reduce this percentage to absorb additional operating expenses of the Managed Funds. For Sage, the Company elected to reduce this percentage to 0.75 percent for the year ended December 31, 2013. Seneca reimburses the Company for administrative expenses, subject to a limit of 0.95 percent of average month-end net assets and offering expenses, subject to a limit of 0.75 percent of average month-end net assets.

The Company earns an administrative fee equal to 0.45 percent per annum of average month-end net assets from Futures in connection with administrative expenses. The Company earns an operating services fee equal to 0.10, 0.15 and 0.30 percent per annum of average month-end net assets from Select Master, Select Partners and Select.

Receivable from and payable to Managed Funds at December 31, 2013, consists of:

	Receivable	Payable
	From	To
Management fees	$1,247,273	$-
Selling agent and broker-dealer servicing fees	1,082,254	-
General Partner 1 percent allocations	-	298,919
Receivable for reimbursable expenses	390,825	-
Offering expense	19,163	-
	$2,739,515	$298,919

Note 4. Commitments and Contingencies

The Company leases office space under a non-cancelable operating lease agreement that expires in 2023. At December 31, 2013, minimum annual rental commitments, exclusive of additional payments that may be required for certain increases in operating costs, are as follows:

2014	$207,589
2015	420,368
2016	430,877
2017	441,649
2018	452,668
Later years	2,179,667
Total	$4,132,818

In the ordinary course of business, the Company may be subject to various litigation and arbitration matters. Although the effects of these matters cannot be determined, the Company’s management believes that their ultimate outcome will not have a material effect on the Company’s financial position, results of operations, or net cash flows.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY

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Steben & Company, Inc.

Notes to Statement of Financial Condition

Note 5. Indemnifications

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties that provide indemnifications under certain circumstances. The Company's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. Management of the Company expects the risk of any future obligation under these indemnifications to be remote.

Note 6. SIMPLE Individual Retirement Account

The Company maintains a Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) individual retirement account for the benefit of its employees. The Company matches contributions made by eligible employees up to a maximum of three percent of employee compensation, and all contributions are immediately vested.

Note 7. Off-Balance-Sheet Risk and Concentration of Credit Risk

The Managed Funds engage in the speculative trading of U.S. and foreign futures, options on futures contracts and forward contracts (collectively, derivatives). The Managed Funds are exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. Theoretically, the Managed Funds, and the Company as general partner, are exposed to market risk equal to the notional contract value of derivatives purchased and unlimited on derivatives sold short. The Managed Funds' trading of forward contracts in unregulated markets between principals also exposes the Managed Funds and the Company to the risk of loss from counterparty nonperformance. The Company has established procedures to actively monitor the Managed Funds' market and credit risks. The Company does not anticipate nonperformance by these counterparties and has a policy of monitoring, as considered necessary, the creditworthiness of these counterparties.

The Company has cash on deposit with financial institutions that, at times, exceed federally insured limits. However, the Company does not believe that it is exposed to any significant credit risk.

Note 8. Net Capital Requirements

The Company is subject to the minimum net capital requirements of the SEC and the CFTC. Under the SEC Uniform Net Capital Rule (Rule 15c3-1), the Company is required to maintain "net capital" equal to the greater of $5,000 or 6-2/3 percent of "aggregate indebtedness," and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. The rule also provides that equity capital may not be withdrawn if the resulting net capital ratio would exceed 10 to 1 as these terms are defined. Under the CFTC Net Capital Requirements (Regulation 1.17), the Company is required to maintain "adjusted net capital," as this term is defined, equal to the greater of $45,000 or the amount required by its self-regulatory organization. "Net capital," "adjusted net capital," and "aggregate indebtedness" change from day to day, but as of December 31, 2013, the Company had net capital and net capital requirements of $6,513,923 and $202,278, respectively. The Company’s net capital ratio was 0.47 to 1. The net capital requirements may effectively restrict, among other things, distributions to the stockholder.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY

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PART TWO

STATEMENT OF ADDITIONAL INFORMATION

SENECA GLOBAL FUND, L.P.

Series A Limited Partnership Units

Series B Limited Partnership Units

Series I Limited Partnership Units

Series C Limited Partnership Units

This is a speculative investment which involves the risk of loss.

Past performance is not indicative of future results.

See “The Risks Limited Partners Face” beginning at page 12 in Part One.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE

DOCUMENT AND A STATEMENT OF ADDITIONAL

INFORMATION. THESE PARTS ARE BOUND

TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION

May 1, 2014

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Steben & Company, Inc.

Notes to Statement of Financial Condition

Steben & Company, Inc.

General Partner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

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THE FUTURES MARKETS

Futures Contracts

Commodity futures contracts are standardized contracts made on domestic or foreign commodity exchanges which call for the future delivery of specified quantities of various commodities at a specified time and place and at a price determined by open outcry on the floor of the exchange. Commodities designated for trading on commodity exchanges include agricultural and tropical commodities, precious and industrial metals, financial instruments and indexes, and foreign currencies.

The obligations imposed by a futures contract may be discharged in one of two ways. The buyer and seller may, respectively, accept delivery or deliver an approved grade of commodity or, as is done in the majority of cases, may make an offsetting sale or purchase of an equivalent futures contract on the same exchange prior to the expiration of trading in the contract. Certain futures contracts, such as a stock index or other financial or economic index approved by the CFTC, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions and transaction costs, constitutes the profit or loss to the trader. There are always two parties to a commodity interest transaction; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other. At most, only 50% of commodity interest transactions can experience gains at any one time, without reference to brokerage commissions and other costs of trading which may reduce or eliminate any gain that would otherwise be achieved.

Forward Contracts

A forward contract is a contractual right to purchase or sell a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, unlike futures contracts, forward contracts are not traded on a designated exchange and historically have not contained standardized provisions such as those relating to term or quantity. Although the terms of forward contracts are subject to individual negotiation between the parties involved, in recent years the terms of forward contracts have become more standardized, and in most instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

Forward contracts on currencies are traded primarily in the interbank market. This is an informal network of trading relationships among world participants, which include primarily major commercial banks and also investment banks, securities and commodities brokers and dealers, pension funds, insurance companies, investment pools, multinational corporations, and sophisticated individuals. The interbank market is a 24-hour worldwide market. Trading is generally conducted by telephone, with orders confirmed later by written confirmation. Virtually all major currencies are traded in the interbank market. Some of these currencies are also traded on designated commodity exchanges such as the International Monetary Market of the Chicago Mercantile Exchange.

The interbank market consists of a direct dealing market, in which a participant trades directly with a participating bank or dealer, and a brokers’ market. In the direct dealing market, a bank, financial institution or dealer generally acts as principal in the transaction and includes its anticipated profit (the “spread” between the “bid” and the “asked”), and in some instances a mark-up, in the prices it quotes.

Option Contracts

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the “striking,” “strike” or “exercise price”). The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the

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seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be “in the money” if the striking price is below current market levels, and “out of the money” if the striking price is above current market levels. Conversely, a put option is said to be “in the money” if the striking price is above current market levels, and “out of the money” if the striking price is below current market levels.

An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) futures movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option’s intrinsic value and market value is referred to as the “time value” of the option.

Hedgers and Speculators

The two broad classes of persons who trade commodity interests are “hedgers” and “speculators.” Hedging is a protective procedure designed to minimize losses that may arise because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The commodities market enables the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. Unlike the hedger, the speculator generally expects neither to deliver nor to receive the physical commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in commodity interests. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of commodities but close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities market, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Commodity Exchanges

Futures contracts and options on futures contracts and certain physicals traded in the U.S. must, with limited exception, be executed on a commodity exchange designated by the CFTC.

Each of the commodity exchanges in the U.S. has an associated “clearinghouse.” A central function of the clearinghouse is to ensure the integrity of trades, a function it accomplishes through a variety of means. First, once a trade has been confirmed or cleared, the clearinghouse becomes substituted for each buyer and seller and in effect becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. Second, the clearinghouse requires margin deposits and continuously marks positions to market to provide some assurance that its members will be able to fulfill their contractual obligations. Third, the clearinghouse generally establishes some sort of security or guarantee fund which is intended to permit the clearinghouse to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Fourth, the clearinghouse also imposes net limits on the number of positions that a member (representing a customer or itself) may hold overnight. Fifth, all clearing members must maintain certain financial minimums.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See “The Risks Limited Partners Face – Trading on Foreign Exchanges is Not Subject to U.S. Regulation and is Subject to Foreign Exchange Currency Exposure.”

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Margin

“Original” or “initial” margin represents the minimum amount of funds that must be deposited by a commodity trader with his commodity broker in order to initiate futures contract trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must post additional margin.

The level of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. See “The Risk Limited Partners Face.” Margin levels reflect an assessment of risk. Margin on futures contracts ranges from less than 2% of the value of the contract to as much as 20%. At the close of each trading day, the clearinghouse will mark each position to the market, that is, determine the gain or loss on the position from the prior day’s close. Those positions that have lost in value must pay this loss to the clearinghouse to be transferred to those positions that have appreciated in value. A loss in value may bring a position below the exchange’s maintenance margin level and, in such case, will result in a call for the position holder to post additional maintenance margin.

Speculative Position Limits

The CFTC and U.S. commodity exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position which any person or group of persons may hold, own, or control in futures contracts or options on particular commodities.

The Fund rather than the individual Limited Partners will be considered to be the owner of the pool account for purposes of speculative position limits. Accordingly, the futures and options positions of the Fund will not be attributed to Limited Partners in their own commodities trading, if any, to determine whether they individually have reached their position limits.

Daily Limits

Most U.S. commodity exchanges (but generally not foreign exchanges) normally limit the highest and lowest price at which a contract can trade, as measured from the previous day’s close. Once the “daily price fluctuation limit” or “daily limit” has been reached in a particular commodity, no trades may be made at a price beyond the limit. No daily limits are in effect for many currency and financial instrument futures contracts, and daily limits do not apply to many futures contracts in their expiration month or next successive delivery months.

Regulations

Commodity exchanges in the U.S. are subject to regulation under the CEA promulgated by the CFTC, the governmental agency having responsibility for regulation of commodity exchanges and commodity interest trading conducted thereon. The function of the CFTC is to implement the objectives of the CEA, of preventing price manipulation and excessive speculation and promoting orderly and efficient commodities markets. In addition, the various commodity exchanges themselves exercise regulatory and supervisory authority over their members.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and physicals and to prescribe rules and regulations for the marketing of each. The CFTC also possesses exclusive jurisdiction to regulate the activities of CTAs, CPOs, Introducing Brokers, FCMs, swap dealers, retail foreign exchange dealers, and floor brokers, among others, and may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. The CFTC has delegated to the NFA responsibility for certain registration processing. The General Partner and the Fund’s commodity broker(s) are members of the NFA (the Fund itself is not required to become a member of the NFA).

CFTC and NFA regulations prohibit any representation by a person registered with the CFTC or NFA, from claiming that such registration or membership, respectively, in any respect indicates that the CFTC or the NFA has approved or endorsed such person or such person’s trading program or objectives. The registrations and

112

memberships described above must not be considered as constituting any such approval or endorsement. No commodity exchange has given or will give any such approval or endorsement.

Dodd-Frank was enacted in July 2010. Dodd-Frank mandates that a substantial portion of over-the-counter derivatives be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by Dodd-Frank may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing account maintenance fees.

The regulation of commodity interest trading in the U.S. and other countries is an evolving area of law. The various statements made herein are subject to modification by legislative action and changes in the rules and regulations of the CFTC, NFA, and commodity exchanges or other regulatory bodies.

Non-U.S. commodity exchanges, on which the Fund may trade, differ in certain respects from their U.S. counterparts and are not subject to regulation by any U.S. governmental agency. Therefore, the protections afforded by such regulations will not be available to the Fund to the extent it trades on such exchanges. For example, foreign exchanges may differ from domestic exchanges in the size of the minimum financial requirements that they impose on members, the size of the margin levels they set, the amount of customer moneys required to be segregated by the futures commission merchant, the types of rules they adopt to govern trading and the extent of their monitoring to assure member compliance with their rules.

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EXHIBIT A

PRIVACY NOTICE

PRIVACY POLICY OF THE GENERAL PARTNER

Pursuant to CFTC regulations and SEC Regulation S-P, the General Partner is required to inform subscribers of its privacy policies and procedures. As part of its service provided to Limited Partners, and in order to process transactions, the General Partner must collect certain information from Limited Partners such as name, address, social security number, assets, income, and investment experience and objectives. The General Partner may then forward this information to non-affiliated third-party firms in order to fulfill its responsibilities to properly operate the Fund and service Limited Partner accounts. Such firms include our accountants, attorneys, etc. We never disclose any nonpublic personal information about present or former customers to anyone, other than to effect these requested transactions or as permitted by law.

The General Partner gathers and maintains Limited Partner nonpublic personal information only to the extent that it must in order to properly service Limited Partner accounts. The General Partner has established security standards to ensure against unauthorized access to this information. In addition, employees of the General Partner are trained regarding our privacy policy. They will have access to Limited Partner information on a need-to-know basis only and are not allowed to release personal financial information to any nonaffiliated third-party firm. Limited Partners will receive this information regarding our privacy policies annually.

Please address questions to the General Partner at (240) 631-7600.

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EXHIBIT B

Seneca Global Fund, L.P.

Form of Request for Redemption

Please send original to:
Steben & Company, Inc .	Limited Partner Number (required)
9711 Washingtonian Blvd., Suite 400
Gaithersburg, MD 20878
ATTN: Investor Services
or
Fax: (240) 631-9595

_______________________, 20__
(Please date)

Dear Sir/Madam:

The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Fifth Amended and Restated Limited Partnership Agreement of Seneca Global Fund, L.P. (“Fund”), of the undersigned’s limited partnership units (“Units”) in the Fund at the net asset value per unit, as described in the prospectus, as of the close of business at the end of the following Tuesday. Redemption shall be effective as of the next Tuesday immediately following receipt by you of this request for redemption, provided that this request for redemption is received by the appropriate notice deadline as provided for in the prospectus. Redemption Fees apply for Series A Units redeemed prior to the first anniversary of the subscription date and such Redemption Fees will be equal to the product of (i) 2.00% of the subscription price for such Series A Units on the subscription date, divided by fifty-two (52) (ii) multiplied by the number of weeks remaining before the first anniversary of the subscription date. There is no redemption charge for Series A Units on or after the first anniversary of their purchase.

Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner. In addition, the Limited Partner, if making a partial redemption, must maintain at least $10,000 or his original investment amount, whichever is less, in the Fund, unless such requirement is waived by the General Partner.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the units to which this request for redemption relates with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

Please note that your redemptions will be accounted for on a first in first out basis. In order for this redemption request to be processed, it is mandatory to complete the following:

Type of Redemption (check one):
☐	Full Redemption
☐	Partial Redemption (specify number of units __________________ or dollar amount $____________________)

PLEASE NOTE THAT ALL REDEMPTION PROCEEDS ARE MAILED TO THE ADDRESS OF RECORD, EXCEPT IRA CUSTODIAL ACCOUNT REDEMPTION PROCEEDS WHICH ARE MAILED TO THE CUSTODIAN.

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

Printed Limited Partner Name	Signature of Limited Partner		Name of Entity

By:
Printed Limited Partner Name/Custodian	Signature of Limited Partner		Authorized Corporate Officer, Partner,
Custodian or Trustee

Additional Limited Partner Signature	Additional Limited Partner Signature	Title

Client Mailing Address	Financial Advisor Name

Street, City, State and Zip Code	Financial Advisor Name	Broker/Dealer Name

Client Phone Number	Branch Office

	Branch Phone Number	Branch Fax Number

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EXHIBIT C

SENECA GLOBAL FUND, L.P.

SUBSCRIPTION AGREEMENT

SERIES
[ ] UNITS

SENECA GLOBAL FUND, L.P.

c/o Steben & Company, Inc.

9711 Washingtonian Blvd., Suite 400

Gaithersburg, MD 20878

240 631 7600

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SUBSCRIPTION REQUIREMENTS

Any person considering subscribing for the Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Fund.

PLEASE NOTE: Residents of Texas AND Alabama cannot use this subscription agreement, and must complete a different Subscription Agreement, tailored for their State’s specific subscription requirements.

By executing a Subscription Agreement for Units of Beneficial Interest (“Units”) of Seneca Global Fund, L.P. (the “Fund”), each purchaser (“Purchaser”) irrevocably subscribes for Series A Units at a purchase price equal to the applicable Series Net Asset Value per Unit, as described in the Fund’s Prospectus (the “Prospectus”). If the Purchaser’s subscription request is accepted, the Purchaser agrees to contribute the Purchaser’s subscription amount to the Fund and to be bound by the terms of the Fund’s Fifth Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), in substantially the form included in the Prospectus as Exhibit D. Subscriptions accepted by the Fund will be executed on the first day following acceptance at the Series Net Asset Value per Unit determined on the last day of the preceding period, as described in the Prospectus.

Purchaser Eligibility

(a)          The purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles. An investment in the Fund should not exceed 10% of a Purchaser’s net worth (in all cases exclusive of home, home furnishings and automobiles). Some States may require higher suitability standards.

Kansas – The Office of the Kansas Securities Commissioner recommends that Limited Partners should limit their aggregate investment in the Fund and other managed futures investments to not more than 10% of a Purchaser’s liquid net worth. “Liquid net worth” is that portion of a Purchaser’s total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky – Either (i) net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

(b)          Unless as otherwise provided below, the Purchaser’s subscription is made with the Purchaser’s funds for the Purchaser’s own account and not as trustee, custodian or nominee for another. The subscription, if made as custodian for a minor, is a gift the Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor. If the subscription is being made in a fiduciary capacity, the minimum standards of net worth and annual income shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

SUBSCRIPTION TERMS

Representations, Warranties and Covenants

As an inducement to Steben & Company, Inc., the General Partner of the Fund (the “General Partner”) to accept this subscription, the Purchaser, by executing and delivering the Subscription Agreement Questionnaire, represents and warrants to the Fund and the General Partner as follows:

(a)          The Purchaser is at least twenty-one years old and is legally competent to execute the Subscription Agreement. The Purchaser has received (at or prior to Purchaser’s subscription) a copy of the Prospectus dated or supplemented within nine (9) months of the date as of which the Purchaser has subscribed to purchase Units,

117

including the Exhibits and summary financial information relating to the Fund current within sixty (60) calendar days.

(b)          The Purchaser agrees that as of the date of acceptance of his/her subscription by the Fund, he/she shall become a Limited Partner and hereby: (i) acknowledges that he/she has received the Limited Partnership Agreement; (ii) agrees to each and every term of the Limited Partnership Agreement as if his/her signature were subscribed thereto; (iii) agrees that his/her execution of this Subscription Agreement shall constitute (for all purposes) his/her execution of the Limited Partnership Agreement and agreement to the terms thereof; and (iv) acknowledges that the General Partner may rely upon his/her execution of this Subscription Agreement as constituting execution of the Limited Partnership Agreement and agreement to the terms thereof.

(c)          The Purchaser is purchasing the Units for the Purchaser’s own account. If the Purchaser is subscribing in a representative capacity, the Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement on behalf of the entity for which the Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and to become a Limited Partner and be bound by the terms and conditions of the Limited Partnership Agreement.

(d)          The Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. The Purchaser agrees to supply the General Partner with such information as the General Partner may reasonably request in order to verify the foregoing representation.

(e)          The address set forth on the Subscription Agreement Questionnaire is the Purchaser’s true and correct address and the Purchaser has no present intention of becoming a resident of any other state or country.

(f)          If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan,” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such employee benefit plan and plan, a “Plan”), the individual signing this Subscription Agreement on behalf of the undersigned, understands, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the “Plan Fiduciary”), that: (i) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto; (ii) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (iii) the Plan’s investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (iv) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties; (v) none of the General Partner, any Trading Advisor utilized by the Fund, Newedge USA, LLC, J.P. Morgan Investment Management, Inc., Principal Global Investors, LLC, J.P. Morgan Securities, LLC, Newedge UK Financial Limited, any selling agent, any prime broker, any of their respective affiliates or any of their respective agents or employees (A) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (B) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (C) is an employer maintaining or contributing to the Plan; and (vi) the Plan Fiduciary (A) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (B) is independent of the General Partner, each Trading Advisor utilized by the Fund, Newedge USA, LLC, J.P. Morgan Investment Management, Inc., Principal Global Investors, LLC, J.P. Morgan Securities, LLC, Newedge UK Financial Limited, each selling agent, each prime broker, and each of their respective affiliates, and (C) is qualified to make such investment decision. The undersigned understands that the General Partner may request that the undersigned furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein.

(g)          The Purchaser represents that the funds to be invested in the Fund were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations and were derived from legal sources. The Purchaser agrees to provide any information deemed necessary by the Fund to comply with its anti-money laundering program and other related responsibilities from time to time. The Purchaser represents that all evidence of identity provided to the Fund is genuine and all related information furnished to the Fund is accurate.

118

The Fund reserves the right to request such information as is necessary to verify all evidence of identity provided by the Purchaser to the Fund. In the event of delay or failure by the Purchaser to produce any information requested, the Fund may refuse to accept the subscription, or may refuse to process a redemption or transfer request until the requested information has been provided. The Fund also reserves the right to require the Purchaser to redeem its investment if at any time subsequent to the acceptance of Purchaser’s subscription the Purchaser fails to provide any additional information requested by the Fund for verification purposes. The Purchaser acknowledges and agrees that the Fund may release confidential information about the Purchaser, and if applicable, any person with a beneficial interest in the Purchaser’s investment or the Purchaser, to regulatory or law enforcement authorities, if the Fund, in its sole discretion, determines that it is required or necessary to do so.

(h)          The Units are speculative and involve a high degree of risk. Risks relating to the Units include: (i) Limited Partners could lose all or substantially all of their investment; (ii) the Fund is highly leveraged and trades in volatile markets; (iii) performance can be extremely volatile; (iv) substantial expenses must be offset by trading profits and interest income; and (v) the Fund trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets. See “The Risks Limited Partners Face” in the Prospectus. The Purchaser represents that, under the Purchaser’s present and reasonably foreseeable circumstances, the Purchaser can, for an indefinite period of time, bear the economic risk of investment in the Units, and can afford to sustain a complete loss with respect to the purchase of such Units.

(i)          The Purchaser agrees to reimburse the Fund and the General Partner for any expense or loss incurred as a result of the cancellation of the Purchaser’s subscription due to a failure of the Purchaser to deliver good funds in the full amount of the purchase price of the Units subscribed for by the Purchaser. The Purchaser further indemnifies and holds harmless the Fund and the General Partner, any person controlling one or more of these persons, and anyone acting on their behalf, against all liability, costs and expenses arising out of or resulting from any misrepresentation, breach of warranty, or breach of any covenant by the Purchaser contained herein with respect to any offer, sale, distribution or other disposition of the Units or any solicitation of any offer to buy, purchase or otherwise acquire the Units subscribed for by the Purchaser hereunder. This Agreement, its provisions and the representations and warranties contained herein shall be binding upon the heirs, legal representatives, successors and assigns of the Purchaser.

(j)          The Purchaser covenants that he/she will: (i) provide any form, certification or other information reasonably requested by and acceptable to the Fund that is necessary for the Fund (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Fund receives payments; (B) to satisfy reporting or other obligations under the Code, and the Treasury regulations, any agreement with the U.S. Treasury Department or any other government division or department, or any applicable intergovernmental agreement or implementing legislation, or (C) to make payments (including of redemption proceeds) to the Purchaser free of withholding or deduction; (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Fund; and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation. The Purchaser hereby consents to the disclosure by the Fund of the foregoing information to any governmental authority or to any person or entity from which the Fund receives payments.

(k)          The Purchaser agrees that: (i) the Fund will provide the Purchaser with copies of all communications electronically unless the Purchaser affirmatively notifies us that he/she wishes to receive these materials in paper form; (ii) if the General Partner has an e-mail address on file for the Purchaser, it will send communications to that e-mail address unless he/she provides the General Partner with a different address. It is the Purchaser’s responsibility to provide the General Partner with a current and valid e-mail address. If the General Partner does not have the Purchaser’s e-mail address on file, if the Purchaser is unsure of whether the General Partner has his/her e-mail address, or if the Purchaser wishes to receive communications at a different e-mail address, the Purchaser should contact the General Partner at 800-726-3400 or by e-mail at investorsupport@steben.com; (iii) if the General Partner does not have an e-mail address for the Purchaser and one is not provided, the Purchaser also has access to communications through the General Partner’s website at www.steben.com. In order to access communications on the website, the Purchaser will need to log in using his/her unique username and password. The Purchaser should contact the General Partner at 800-726-3400 or by e-mail at investorsupport@steben.com if he/she does not have a username and password or if he/she experiences any problem accessing the website. Please note that the General Partner’s delivery of communications to the Purchaser by e-mail and through posting on its website will be deemed effective delivery to the Purchaser whether or not he/she chooses to access or review the communications.

119

(l)           This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Purchaser(s) executes this Subscription Agreement by

signing the Subscription Agreement Questionnaire.

SUBSCRIPTION INSTRUCTIONS

Items To Be Completed

Line Number
1	Check box indicating whether Subscriber is a new investor or an existing Limited Partner.
2	Enter the total dollar amount being invested with this subscription.
3	Enter Subscriber’s Social Security number or taxpayer ID number, as applicable. For IRA accounts, enter the Subscriber’s Social Security number in box 3, and the Custodian’s taxpayer ID number in box 7.
4	Check the appropriate box to indicate Subscriber’s ownership type.
5	Enter Subscriber’s legal address (which is the resident or domicile address used for tax purposes - no post office boxes) and the mailing address, if different.
6	If Units will be held in a brokerage account, please enter the firm name and account number here.
7	If Units will be held by a Custodian, please enter the Custodian name and account number here.
8	Enter the Subscriber’s email address for electronic delivery of periodic reports and communications.
9	If authorizing the release of account information, provide third-party name and address.
12	The Subscriber(s) must sign and date the Subscription Agreement for Units of beneficial interest in the Fund. If it is a joint account, both Subscribers must sign.
13	The Financial Advisor (and OSJ/branch manager, if applicable) must sign.

Mailing and Payment Instructions

The Subscription Agreement Questionnaire should be forwarded to the General Partner at the following address: Steben & Company, Inc., 9711 Washington Blvd, Suite 400, Gaithersburg, Maryland 20878, Attn: Investor Services. The General Partner must receive subscriptions prior to 5:00 P.M. on the 3rd business day prior to the last business day of the period at which the subscription is intended to be accepted by the Fund. Questions should be directed to Steben & Company, Inc. at (240) 631-7600.

Wire Instructions:	Mailing Instructions:
Bank of America	Seneca Global Fund, L.P.
ABA# 026-009-593	c/o Steben & Company, Inc.
For credit to: Seneca Global Fund, L.P.	9711Washingtonian Blvd., Suite 400
Account# 4460 2656 5060	Gaithersuburg, MD 20878
FBO: [Client Name]	Checks should be made payable to
“SENECA GLOBAL FUND, L.P.”

120

SENECA GLOBAL FUND, L.P. - SERIES [   ] UNITS

SUBSCRIPTION AGREEMENT QUESTIONNAIRE

(1) Status of Subscriber(s): ☐ New Limited Partner(s) ☐ Existing Limited Partner(s) LP# __________________	(2) Amount of Subscription: Minimum investment: $10,000 initial; $2,500 additional $________________________	(3) Social Security Number / Taxpayer ID# ________ - ______ - _________ OR ________-__________________

(4) Select Form of Ownership

Individual (non-entity) Ownership

☐ Individual                          ☐ Joint Tenants

☐ Community Property       ☐ Tenants in Common

☐ IRA                                    ☐ Roth-IRA

☐ SEP IRA                            ☐ SIMPLE IRA

☐ UGMA/UTMA _______________________(Minor)

☐ Other (specify)______________________________

Entity Ownership

☐ Revocable Grantor Trust  ☐  Irrevocable Trust

☐ Corporation / LLC            ☐  Partnership

☐ Profit Sharing Plan           ☐  Defined Benefit Plan

☐ 401(k)                                ☐  Estate

☐ Other (specify)________________________

Note: Current applicable supporting documentation, as well as authorized signer forms are required for ALL entity subscribers

 (5) Subscriber Information:

Subscriber Name / Title (if applicable)	Joint Subscriber Name / Title (if applicable)

Mr. ___ Mrs. ___ Ms. ___ Dr. ___	Mr. ___ Mrs. ___ Ms. ___ Dr. ___

__________________________________________________________________________________________________

Name of Entity* (if applicable)	*Participant name must be included in name of entity for self-directed plans

___________________________________________________________________________________________________

Primary Address: Street (NO P.O. Box)	City	State	Zip Code	Phone

 __________________________________________________________________________________________________

Mailing Address (if different): Street/P.O. Box	City	State	Zip Code

 __________________________________________________________________________________________________

(6) Brokerage Account Information (if applicable) – To be completed by Subscriber / Financial Advisor:

Brokerage Firm Name _____________________________________________

Brokerage Account Number _________________________________________

Brokerage Firm Stamp (if applicable)

(7) Custodian Information for Qualified Accounts (if applicable) – To be completed by Custodian:

Custodian Name __________________________________________________

Accounts Number at Custodian ________________________________________

Custodian Tax ID Number _____________________________________

Custodian Signature/Stamp

121

(8) Electronic Delivery of Periodic Statements and Reports (REQUIRED):

The Fund will provide all communications electronically unless you affirmatively notify us that you wish to receive these materials in paper form. Your email address is required for electronic delivery of notice of these statements and reports. (See page 3, Item (k) of the Subscription Agreement Terms for more information)

Email address: ____________________________

(9) Third Party Reporting

To authorize the release of account positions and valuations to third parties, please provide their contact information here:

Company Name: _____________________________________

Contact
Name:_______________________________________

Mailing
Address:_____________________________________

___________________________________________________

(10) UNITED STATES INVESTORS ONLY

By my signature below, I hereby certify that (a) the Social Security Number or Taxpayer ID Number stated above is correct, (b) I am not subject to backup withholding due to failure to report interest and dividend income, and (c) I am a U.S. person.

(11) NON-UNITED STATES INVESTORS ONLY

By my signature below, I hereby certify that (a) I am a non-resident alien individual, foreign corporation, foreign trust or foreign estate that is not a United States person (as those terms are defined in the Code and Treasury regulations issued thereunder) for purposes of U.S. federal income taxation, and (b) I have properly completed the appropriate IRS Form W-8 (available at www.irs.gov).

(12) SUBSCRIBER(S) SIGNATURE AND CERTIFICATION

I/we affirm that I/we have received a current copy of the Seneca Global Fund, L.P. Prospectus, and that I/we meet the Fund’s investor eligibility requirements as defined in the Prospectus and the Subscription Agreement. The information provided herein is true and correct, and is hereby incorporated into and made a part of this Subscription Agreement. The Purchaser acknowledges that the General Partner and the Fund are relying upon the Purchaser’s information and representations in the Subscription Agreement. The Purchaser affirms that all such information may be relied upon as a defense in any action relating to the Fund or the offering of Units. Executing this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

 _____________________________________________               ______________________________________________________

Subscriber Signature               Title                Date                                     Joint Subscriber Signature (if applicable)     Title      Date

(13) Financial Advisor Information and Certification

Please indicate whether this subscription is being submitted to the Fund through your:

☐  Broker Dealer  ☐ Registered Investment Advisor

I hereby certify that I have informed the investor of all pertinent facts relating to an investment in Units, as set forth in the Prospectus. I have reasonable grounds to believe, based on information obtained from the investor and any other information known by me, that an investment in the Fund is appropriate for such investor in light of his/her financial position, net worth and other characteristics. In addition, I have taken reasonable steps to verify the investor’s identity in accordance with our firm’s procedures.

Advisor Name: __________________________________	E-mail Address: __________________________________

Admin contact: __________________________________	Admin email: ____________________________________

Broker Dealer (if applicable): ______________________	Phone: __________________________________________

Firm (RIA) Name: _______________________________	BD Rep ID# (if applicable): _________________________

Office or Branch Address:

Signed: Advisor	Signed: OSJ/Branch Manager (if applicable)

122

EXHIBIT D

FIFTH AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

SENECA GLOBAL FUND, L.P.

Dated as of June 1, 2012

i

ARTICLE IX BOOKS AND RECORDS		22
9.1	Maintenance	22
9.2	Inspection	22

ARTICLE X AUDITS; REPORTS TO LIMITED PARTNERS		22
10.1	Audit	22
10.2	Financial and Other Reports	22
10.3	Tax Return Information	23

ARTICLE XI SPECIAL POWER OF ATTORNEY		23
11.1	Appointment and Powers	23
11.2	Irrevocable	24

ARTICLE XII EXCULPATION AND INDEMNIFICATION		24
12.1	Exculpation	24
12.2	Indemnification	24
12.3	Notification of Claims	25
12.4	Third Party Claims	25

ARTICLE XIII AMENDMENT; CONSENTS FOR OTHER PURPOSES		26
13.1	Amendments Not Requiring Consent of Limited Partners	26
13.2	Amendment Requiring Consent of the Partnership	27
13.3	Waiver	27
13.4	Certain Amendments Requiring Consent of Affected Limited Partners	27
13.5	Amendments of Certificate	28

ARTICLE XIV DISSOLUTION AND WINDING UP		28
14.1	Events Causing Dissolution	28
14.2	Winding Up	28
14.3	Compensation of Liquidator	29
14.4	Distribution of Property and Proceeds of Sale Thereof	29
14.5	Final Audit	30
14.6	Deficit Capital Accounts	30

ARTICLE XV BENEFIT PLAN INVESTORS		30
Investment in Accordance with Law		30

ARTICLE XVI MISCELLANEOUS		31
16.1	Construction and Governing Law	31
16.2	Counterparts	33
16.3	Binding Effect	33
16.4	Offset	33
16.5	Remedies for Breach; Effect of Waiver or Consent	33
16.6	Further Assurances

ii

FIFTH AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT
OF
SENECA GLOBAL FUND, L.P.

This Fifth Amended and Restated Limited Partnership Agreement (the “Agreement”) of Seneca Global Fund, L.P. (the “Partnership”) is entered into as of June 1, 2012 by and among Steben & Company, Inc., a Maryland corporation (the “General Partner”), and those Persons who may hereafter be admitted to the Partnership as Limited Partners in accordance with the provisions hereof.

PRELIMINARY STATEMENT

WHEREAS, Steben & Company, Inc., in its capacity as the sole general partner of the Partnership executed and filed effective as of March 23, 2007 in the office of the Secretary of State of Delaware a Certificate of Limited Partnership of the Partnership in order to form the Partnership under the Delaware Act;

WHEREAS, the General Partner entered into a Limited Partnership Agreement as of March 23, 2007 and most recently amended and restated the Limited Partnership Agreement as of September 1, 2011 (the “Existing Partnership Agreement”); and

WHEREAS, the General Partner wishes to amend and restate the Existing Partnership Agreement in its entirety in accordance with Section 13.1 of the Existing Partnership Agreement to amend provisions in the Existing Partnership Agreement relating to the payment of certain fees.

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Certain capitalized terms used in this Agreement have the meanings given them in this Article I, unless otherwise expressly provided herein or as otherwise required by the context.

“Additional General Partner” has the meaning given it in Section 3.7(a).

“Administrative Expenses” means the monthly administrative expenses to various third-party service providers, as well as the General Partner, covering all actual legal, accounting, clerical, postage, shipping and other back office expenses related to the administration of the Partnership and all associated costs incurred by the Partnership, payable by the Partnership with respect to each applicable series of Units monthly in arrears. Actual Administrative Expenses may vary, however charges to the Partnership shall not exceed 0.95% of the Partnership’s Net Asset Value per annum.

“Affiliate” of a specified Person, means any Person that directly, or indirectly through one or more intermediaries, Controls, is controlled by, or is under common Control with, such specified Person.

“Agreement” means this Fifth Amended and Restated Limited Partnership Agreement, as executed and as subsequently amended and/or restated from time to time in accordance with the provisions hereof and the Delaware Act.

“Bankruptcy” of a Person, means: (a) such Person (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a

1

petition filed against it in any proceeding of such nature; or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of its properties; or (b) one hundred and twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without such Person’s consent or acquiescence of a trustee, receiver, or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated. Without limiting the generality of the foregoing, if a Person is a partnership, Bankruptcy of such Person shall also include the Bankruptcy of any general partner of such Person.

“Broker Dealer Custodial Fee” means, with respect to Series B Units issued prior to October 1, 2011 that are held by broker dealers who act as custodian of such Units for the benefit of Limited Partners, a monthly fee payable in arrears equal to 1/12th of 0.60% of the outstanding Series B Units’ Net Asset Value (0.60% per annum), prorated for partial months and adjusted for weekly redemptions.

“Broker Dealer Servicing Fee” means: (i) with respect to Series A Units issued prior to October 1, 2011, the fee payable by the Partnership with respect to Series A Units to selling agents monthly in arrears equal to 1/12th of 0.15% of the Series A Units’ Net Asset Value, (0.15% per annum), prorated for partial months and adjusted for weekly redemptions, subject to the Fee Limit; and (ii) with respect to Series B Units issued prior to October 1, 2011 that are not held by broker dealers who act as custodian for the benefit of Limited Partners, the fee payable by the Partnership with respect to such Series B Units monthly in arrears equal to 1/12th of 0.60% of the such Series B Units’ Net Asset Value (0.60% per annum), prorated for partial months and adjusted for weekly redemptions, subject to the Fee Limit.

“Brokerage Commissions and Trading Expenses” means, with respect to each applicable series of Units, such Units’ pro-rated share of the futures commission merchants’ actual monthly brokerage expenses as well as over the counter foreign exchange counterparty fees, payable by the Partnership with respect to each applicable series of Units in arrears. Brokerage Commissions and Trading Expenses will cover all actual brokerage and trading costs of the Partnership.

“Business Day” means any day on which commercial banks settle payments and are open for general business in New York City and/or such other day as the General Partner may from time to time determine.

“Capital Account” has the meaning given it in Section 7.1.

“Capital Contribution” means a contribution of capital to the Partnership in the form of cash or, if the General Partner determines in its discretion in any particular case that a contribution of capital to the Partnership may be made in whole or in part in the form of property other than cash, such other property.

“Certificate” means the Certificate of Limited Partnership of the Partnership described in the first paragraph of this Agreement under the heading “Preliminary Statement,” as originally filed in the office of the Secretary of State of Delaware and as subsequently amended and/or restated from time to time in accordance with the provisions hereof and the Delaware Act.

“CEA” means the Commodity Exchange Act, as amended.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities Interests” has the meaning given it in Section 2.3.

“Control” whether such word is used as a noun or a verb or in adjectival form, has the meaning given it in Rule 405 under the 1933 Act.

2

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act.

“Determination Date” has the meaning given it in Section 7.2.

“Entity” means any domestic or foreign corporation, partnership (whether general or limited), joint venture, limited liability company, business trust or association, trust, estate, unincorporated association or organization, government (or political subdivision, department, or agency thereof), cooperative, or other entity, whether acting in an individual or representative capacity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Extraordinary Fees and Expenses” means fees and expenses which are non-recurring and unusual in nature, including without limitation, legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses which are not Administrative Expenses, Brokerage Commissions and Trading Expenses, Commissions, General Partner Management Fees, Offering Expenses, Organizational Expenses, Selling Agent Fees, Broker Dealer Servicing Fees, Broker Dealer Custodial Fees, Trading Advisor Management Fees or Trading Advisor Incentive Fees. All series of Units, including General Partner Units, shall be subject to charges for Extraordinary Fees and Expenses.

“Fee Limit” means with respect to all of the Series A Units, Series B Units and/or Series I Units held by a particular Limited Partner, the cumulative amount of Selling Agent Fees, Broker Dealer Servicing Fees paid to selling agents, Sales and Servicing Fees (other than Sales and Servicing Fees paid on by the General Partner to third parties for custodial services), any additional payments made by the General Partner to selling agents which are in excess of Sales and Servicing Fees collected by the General Partner, payments for wholesalers, payments for sales conferences, and other offering expenses that are items of compensation to FINRA members under FINRA Rule 2310 (“2310 Offering Expenses”) but excluding among other items, the production and printing of prospectuses and associated envelopes, folders and printed pieces provided with the prospectuses, as well as various legal and regulatory fees, paid by particular Series A, B or I Units, when such amounts equal 10.00% of the original purchase price paid by holders of those particular Units. Each Limited Partner who owns Series A Units, Series B Units and Series I Units shall continue to pay applicable Selling Agent Fees, Broker Dealer Servicing Fees, Sales and Servicing Fees and 2310 Offering Expenses until the aggregate of such expenses reaches an amount equal to the Fee Limit.

“FINRA” means the Financial Industry Regulatory Authority.

“Fiscal Year” means the fiscal year of the Partnership which shall begin on January 1 and end on December 31 of each calendar year.

“General Partner” means Steben & Company, Inc. or, subject to the provisions of this Agreement, any one or more Additional General Partners, to the extent that Steben & Company, Inc., pursuant to the provisions of Section 3.7(a) of this Agreement, provides that any one or more of such Additional General Partners may possess and exercise any one or more of the rights, powers, and authority of a general partner hereunder.

“General Partner Management Fee” means the fees payable to the General Partner monthly in arrears as disclosed in the Prospectus, provided, however that the General Partner Management Fee and Trading Advisor Management Fees paid to the Trading Advisor(s) shall not in the aggregate, as of any calendar month-end, exceed 1/12 of 3.5% of the Partnership’s Net Assets prorated for partial months and adjusted for weekly subscriptions and redemptions.

“General Partner Interest” means an interest in the Partnership held by a Person in its capacity as a General Partner.

“General Partner Party” means any of the General Partner, any Affiliate of the General Partner, and any member, partner, shareholder, manager, director, officer, employee, or agent of the General Partner or any such Affiliate, and any owner of direct or indirect equity interests in any such Persons.

3

“General Partner Units” means units of General Partner Interest. The General Partner Units are subject to the following fees, expenses and charges: Trading Advisor Management Fee, Trading Advisor Incentive Fee, Brokerage Commissions and Trading Expenses and Administrative Expenses. The applicable fee and expense rates, and any applicable fee limits for the General Partner Units shall be set forth in the Prospectus. The General Partner from time to time may determine (and adjust) the number of General Partner Units which represent the General Partner’s interest in the Partnership. The Partnership may issue fractional General Partner Units. The General Partner Units shall be uncertificated.

“GP Disabling Event” has the meaning given it in Section 14.1.

“GP Withdrawal Date” has the meaning given it in Section 8.6.

“Indemnification Obligation” means an obligation of the Partnership to indemnify a General Partner Party pursuant to the provisions of Article XII.

“Indemnitee” has the meaning given it in Section 12.2(a), and includes the Liquidator.

“Interest” means the General Partner Interest or Limited Partner Interest, as applicable and according to the context.

“Limited Partner” as of a particular time, means a Person who has been admitted to the Partnership as a limited partner in accordance with the provisions of this Agreement and who has not resigned or withdrawn from the Partnership as a limited partner.

“Limited Partner Interest” means an interest in the Partnership, regardless of designated series of Unit, held by a Person in its capacity as a Limited Partner.

“Limited Partner Percentage” means, with respect to a Limited Partner as of the applicable time of determination, the ratio (expressed as a percentage) that such Limited Partner’s Capital Account balances (with respect to all Units held by such Limited Partner), bears to the aggregate Capital Account balances of all Limited Partners with respect to all Units held by Limited Partners. For purposes of the Limited Partner Percentage calculation, there shall be excluded any Limited Partner Capital Account balances held by the General Partner or its Affiliates.

“Liquidation Reserves” has the meaning given it in Section 14.2(b)(vii).

“Liquidator” has the meaning given it in Section 14.2(a).

“Losses” of a General Partner Party means any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, amounts paid in settlement, and other amounts actually and reasonably paid or incurred by such General Partner Party in connection with any and all claims, demands, actions, suits, or proceedings (including arbitration and mediation proceedings and actions by or in the right of the Partnership), civil, criminal, administrative, or investigative, that relate, directly or indirectly, to acts or omissions (or alleged acts or omissions) of such General Partner Party in connection with the formation, business or operations of the Partnership or the offering of Units and in which such General Partner Party may be involved, or is threatened to be involved, as a party, witness, or otherwise, whether or not the same shall proceed to judgment or be settled or otherwise be brought to a conclusion.

“LP Withdrawal Date” has the meaning given it in Section 8.7(b).

“Majority of Disinterested Limited Partners” means, at the applicable time of determination, Limited Partners holding more than 50% of the Limited Partner Percentages excluding for purposes of such calculation any Limited Partner Interests held by the General Partner or its Affiliates.

4

“NASAA Guidelines” means the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September 1993 and amended in May 2007.

“Net Assets” has the meaning given it in Section 7.4(a).

“Net Asset Value” has the meaning given it in Section 7.4(b).

“NFA” means the National Futures Association.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Notification” to a Person, shall mean a written notice that (i) if delivered in person or by courier is deemed given to such Person on the date of delivery, (ii) if sent by facsimile or by email (if such Person agrees to email communication by furnishing its email address) is deemed given to such Person on the date that the transmission is received, or (iii) if sent by mail is deemed given to such Person on the earlier of actual receipt or three (3) Business Days after the date of mailing by registered or certified mail (first class postage prepaid, return receipt requested); provided, however, that a Notification to the Partnership shall be deemed given to the Partnership only upon its actual receipt by the Partnership. Any Notification required or permitted to be given to the Partnership shall be sent to the principal office of the Partnership, or to such other address or facsimile number as the General Partner may specify in a Notification given to all other Partners. Any Notification required or permitted to be given to a Partner shall be sent to such Partner at such address or to such facsimile number or email as such Partner may notify the Partnership by way of a Notification (it being understood and agreed that a Subscription Agreement, duly executed by a Person who subscribes for a Limited Partnership Interest pursuant thereto, shall constitute a Notification by such Person of its address and facsimile number).

“Offering Expenses” means all actual ongoing offering costs regarding the Units which are incurred by the General Partner on behalf of the Partnership, including regulatory fees, legal costs relating to the offering, all sales costs, travel, printed material, postage and freight, sales conference fees and compensation to sales personnel of the General Partner for wholesaling the Partnership. The Partnership shall reimburse the General Partner for such actual ongoing offering costs in an amount up to 1/12th of 0.75% (0.75% per annum) of the Partnership’s month-end Net Asset Value, prorated for partial months and adjusted for weekly subscriptions and redemptions and pro-rata for Series A, B and I Units payable monthly in arrears. Actual offering costs in excess of this limitation shall be fully absorbed by the General Partner. The Partnership is only liable for payment of Offering Expenses on a monthly basis. If the Partnership terminates prior to completion of payment to the General Partner for the unreimbursed Offering Expenses incurred through the date of such termination, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner.

“Organizational Expenses” means all Organizational Expense Items and initial offering expenses of the Partnership that will be borne by the General Partner on behalf of the Partnership without reimbursement.

“Organizational Expense Items” means expenses relating to the Partnership incurred in connection with the formation, qualification and registration of the Units and in the offering, distributing and processing the Units under applicable federal law and state securities or blue sky laws, and any other expenses actually incurred and, directly or indirectly, relating to the organization of the Partnership or the initial offering of the Units, including without limitation (i) initial registration fees, filing fees and taxes; (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the initial Prospectus and exhibits thereto; (iii) costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing initial sales materials used in connection with the initial offering and issuance of the Units; (iv) travel, telegraph, telephone and other expenses in connection with the initial offering and issuance of the Units; and (v) accounting, auditing and legal fees (including disbursements relating thereto) in connection with the foregoing. For the avoidance of doubt:

5

(x) Organizational Expenses Items will not include Extraordinary Fees and Expenses; and (y) the General Partner will not allocate to the Partnership the indirect expenses of the General Partner as part of the Organizational Expenses.

“Partners” means the Limited Partners and the General Partner.

“Partnership” means Seneca Global Fund, L.P., the Delaware limited partnership formed by the filing of the Certificate.

“Partnership Interest” of a Partner at any particular time means such Partner’s interest, rights, powers, and authority in and with respect to the Partnership at such time as determined in accordance with the provisions of this Agreement. Such rights include (1) such Partner’s share of the profits and losses of the Partnership, and such Partner’s right to receive distributions and to withdraw assets from the Partnership pursuant to the provisions of this Agreement and (2) such Partner’s other rights, powers, and authority in respect of the Partnership under this Agreement.

“Partnership Property” at any particular time means all interests, properties (whether tangible or intangible, and whether real, personal, or mixed), and rights of any type contributed to or acquired by the Partnership and owned or held by or for the account of the Partnership, whether owned or held by or for the account of the Partnership as of the date of the formation thereof or thereafter contributed to or acquired by the Partnership.

“Person” means any natural person, whether acting in an individual or representative capacity, or any Entity.

“Plan” has the meaning given it in Section 15.1.

“Plan Fiduciary” has the meaning given it in Section 15.1.

“Prospectus” means a prospectus or similar document, including any amendment or supplement thereto, prepared by or under the direction of the General Partner relating to the Partnership and the offer and sale of Units.

“Redemption Date” has the meaning given it in Section 8.1(a).

“Redemption Fee” means the fee payable to the General Partner by a Limited Partner whose Series A Unit(s) is redeemed at any time prior to the one (1) year anniversary of the subscription date of such Series A Unit(s), which fee will equal the product of (i) 2.00% of the subscription price for such Series A Unit(s), divided by fifty-two (52), and multiplied by (ii) the number of weeks remaining before the one (1) year anniversary of the subscription date regarding the subject Series A Unit(s). For the avoidance of doubt: (x) if a Limited Partner subscribes for multiple Series A Units on different subscription dates, each Series A Unit will be subject to the Redemption Fee (as applicable) based on its particular subscription date, and (y) the redemption of Series A Units from a Limited Partner holding Series A Units which have been issued on different subscription dates will be deemed to be redeemed in time sequence based on the Series A Unit(s) outstanding for the longest period of time. A Redemption Fee will not be assessed to any Limited Partner who purchases Series A Units and is required to mandatorily redeem their Series A Units by the General Partner within the first year of purchase.

“Sales and Servicing Fees” means: (i) with respect to Series A Units issued on or after October 1, 2011, the fees payable by the Partnership with respect to Series A Units to the General Partner monthly in arrears equal to 1/12th of 0.15% of the Series A Units’ Net Asset Value, (0.15% per annum) prorated for partial months and adjusted for weekly subscriptions and redemptions, subject to the Fee Limit; and (ii) with respect to Series B Units issued on or after October 1, 2011, the fees payable by the Partnership with respect to such Series B Units to the General Partner monthly in arrears equal to 1/12th of 0.60% of the such Series B Units’ Net Asset Value (0.60% per annum) prorated for partial months and adjusted for weekly subscriptions and redemptions, subject to the Fee Limit.

“SEC” means the Securities and Exchange Commission.

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“Securities Laws” means any one or more of the 1933 Act, 1934 Act and the 1940 Act, as applicable.

“Selling Agent Fees” means selling agent commissions payable with respect to Series A Units to the General Partner monthly in arrears, equal to 1/12th of 2.00% of the Net Asset Value of outstanding Series A Units (2.00% per annum) prorated for partial months and adjusted for weekly subscriptions and redemptions, subject to the Fee Limit. The General Partner shall pay selling agents an upfront fee of 2.00% of the aggregate subscription amount for the sale of Series A Units for or by their customers. Beginning the 13th month following the subscription, the General Partner shall pay selling agents a monthly selling agent fee in arrears equal to 1/12th of 2.00% of the Net Asset Value of outstanding Series A Units prorated for partial months and subject to the Fee Limit. The Net Asset Value of Series A Units refers to the Partnership’s Net Assets allocated to the capital accounts of Series A Unit holders (the aggregate Capital Account balances with respect to the Series A Units), divided by the number of outstanding number of such Series A Units. (The General Partner or its Affiliates may serve as a selling agent and may receive the selling agent fees from the Partnership and may in turn pay the selling agents’ fees to the selling agents).

“Series A Units” means units of Limited Partner Interest subject to the following fees, expenses and charges: Trading Advisor Management Fee, Trading Advisor Incentive Fee, Brokerage Commissions and Trading Expenses, General Partner Management Fee, Administrative Expenses, Offering Expenses, Selling Agent Fees, Broker Dealer Servicing Fee or Sales and Servicing Fees as applicable, and Redemption Fee. In no event will a Limited Partner holding Series A Units pay, with respect to each Series A Unit, both a Broker Dealer Servicing Fee and a Sales and Servicing Fee.

“Series A Units Re-Designation Event” means with respect to a particular Series A Unit, when such Series A Unit reaches the Fee Limit. Upon a Series A Units Re-Designation Event the subject Series A Units shall at month end be re-designated as Series C Units based on an exchange of Units calculated upon the month end Net Asset Value of Series A Units and the month end Net Asset Value of Series C Units (including fractional units as applicable) without any further action by the holder.

“Series B Units” means units of Limited Partner Interest subject to the following fees, expenses and charges: Trading Advisor Management Fee, Trading Advisor Incentive Fee, Brokerage Commissions and Trading Expenses, General Partner Management Fee, Administrative Expenses, Offering Expenses, and (i) Broker Dealer Servicing Fees (ii) Broker Dealer Custodial Fees or (iii) Sales and Servicing Fees as applicable. A Limited Partner holding Series B Units will pay, with respect to each Series B Unit, one of the following fees: (i) Broker Dealer Servicing Fees (ii) Broker Dealer Custodial Fees or (iii) Sales and Servicing Fees.

“Series B Units Re-Designation Event” means with respect to a particular Series B Unit, when such Series B Unit reaches the Fee Limit. Upon a Series B Units Re-Designation Event the subject Series B Units shall at month end be re-designated as Series C Units based on an exchange of Units calculated upon the month end Net Asset Value of Series B Units and the month end Net Asset Value of Series C (including fractional units as applicable) without any further action by the holder.

“Series C Units” means units of Limited Partner Interest which have been re-designated as Series C Units at month end when the General Partner determines that the Fee Limit has been reached as of the end of any month, or it anticipates that the Fee Limit will be reached during the following month, on the outstanding Series A, B, and I Units pursuant to FINRA Rule 2310 in connection with a Series A Units Re-Designation Event, Series B Units Re-Designation Event or Series I Units Re-Designation Event (as applicable). Series C Units shall be identical to other series of Units except that Series C Units shall be subject to the following fees, expenses and charges: Trading Advisor Management Fees, Trading Advisor Incentive Fees, Brokerage Commissions and Trading Expenses, General Partner Management Fee and Administrative Expenses.

“Series I Units” means units of Limited Partner Interest subject to the following fees, expenses and charges: Trading Advisor Management Fee, Trading Advisor Incentive Fee, Brokerage Commissions and Trading Expenses, General Partner Management Fee, Administrative Expenses and Offering Expenses.

“Series I Units Re-Designation Event” means with respect to a particular Series I Unit, when such Series I Unit reaches the Fee Limit. Upon a Series I Units Re-Designation Event the subject Series I Units shall at month

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end be re-designated as Series C Units based on an exchange of Units calculated upon the month end Net Asset Value of Series I Units and the month end Net Asset Value of Series C Units (including fractional units as applicable) without any further action by the holder.

“Special Redemption Notice” has the meaning given it in Section 8.3.

“Subject Series Capital Accounts” has the meaning given it in Section 7.2(d).

“Subscription Agreement” means, with respect to a Person, the subscription agreement (and related documents) in such form as the General Partner may from time to time determine, as completed and executed by such Person and delivered by such Person to the General Partner, pursuant to which such Person subscribes for a Unit by agreeing to contribute capital to the Partnership as may be set forth therein.

“Trading Advisor” means a trading advisor of the Partnership.

“Trading Advisory Agreement” means an agreement between the Partnership and a Trading Advisor.

“Trading Advisor Incentive Fee” means an incentive fee payable by the Partnership with respect to each applicable series of Units to any Trading Advisor based on trading profits, pursuant to terms entered into between the Trading Advisors and the General Partner on behalf of the Partnership, as more specifically described in the Prospectus.

“Trading Advisor Management Fee” means a fixed rate management fee payable by the Partnership with respect to each applicable series of Units to each Trading Advisor based on the trading level of the Fund, pursuant to terms entered into between the Trading Advisor and the General Partner on behalf of the Partnership, as more specifically described in the Prospectus.

“Transfer” means any transaction in which a Person assigns or purports to assign a Unit, or an interest therein, to another Person, and includes any transfer, sale, assignment, gift, exchange, pledge, mortgage, or hypothecation, or any other conveyance, disposition, or encumbrance, whether voluntary, involuntary, or by operation of law, of such Unit or interest therein.

“Treasury Regulations” means the income tax regulations promulgated under the Code.

“Units” mean units of Limited Partner Interests. The Units may comprise Series A Units, Series B Units, Series C Units, Series I Units, or other series of Units of Limited Partner Interests as the General Partner may from time to time authorize. Each Unit of a particular series represents units of fractional undivided beneficial interest in the ownership of such series. The Partnership may issue fractional Units. The Units shall be uncertificated. The applicable fee and expense rates and any applicable fee limits for each series of Units shall be set forth in the applicable Prospectus.

“Withdrawing General Partner” has the meaning given it in Section 8.6.

“Withdrawing Limited Partner” has the meaning given it in Section 8.7(b).

ARTICLE II
FORMATION AND PURPOSE

2.1           Formation. The Partnership was formed as a limited partnership under the Delaware Act pursuant to the filing of the Certificate in the office of the Secretary of State of the State of Delaware.

2.2           Name. The name of the Partnership shall be “Seneca Global Fund, L.P.” The General Partner shall manage and conduct the business and affairs of the Partnership under that name or, to the extent permitted by applicable law, under such other names as the General Partner may determine from time to time; provided, however,

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that the General Partner may not manage or conduct the business or affairs of the Partnership under the name (or any derivative thereof) of any Limited Partner without the prior consent of such Limited Partner.

2.3           Purpose; Business. The purposes and businesses of the Partnership are to buy, hold and sell investments, domestic or foreign, in any assets, properties, commodities, instruments or financial products selected by the General Partner (or its designee or Trading Advisor, as applicable), consistent with the description of the Partnership’s business and trading activity in the Prospectus, including without limitation buying, holding and selling commodities, futures contracts, forward contracts, swaps, options on futures contracts and physical commodities, spot (cash) commodities, currencies, financial instruments (including certificates of deposit, Treasuries and United States Agency securities, commercial paper and any other securities approved by the CFTC for investment of customer funds), commodity pools and any rights and interests pertaining hereto or any other securities or items which are now, or may hereafter be, the subject of futures contract trading (individually and collectively “Commodities Interests”), provided, however, that the Partnership may not carry on any business, investment, purpose or activity that may not lawfully be carried on by a limited partnership formed under the Delaware Act. The Partnership shall possess and may exercise all the powers and privileges granted by the Delaware Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers or privileges are necessary, appropriate, advisable, or convenient to the conduct, promotion or attainment of any business, purpose or activity of the Partnership.

2.4           Status and Duration. The Partnership shall be a separate legal entity whose existence commenced upon the filing of the Certificate and whose existence shall continue until the Certificate is canceled. The Certificate shall be canceled at the time and in the manner prescribed by Section 17-203 of the Delaware Act. The Partnership shall be dissolved and wound up in accordance with the provisions of Article XIV.

2.5           Registered Office and Registered Agent; Principal Office.

(a)          Subject to the provisions of Section 17-104(b) of the Delaware Act, the registered office of the Partnership required by the Delaware Act to be maintained in the State of Delaware shall be the registered office named in the Certificate or such other office (which may but need not be a place of business of the Partnership) as the General Partner may designate from time to time in accordance with the provisions of the Delaware Act.

(b)          Subject to the provisions of Section 17-104(b) of the Delaware Act, the registered agent for service of process on the Partnership required by the Delaware Act to be maintained in the State of Delaware shall be the registered agent initially named in the Certificate or such other Person as the General Partner may designate from time to time in accordance with the provisions of the Delaware Act.

(c)          The principal office of the Partnership shall be c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850 or at such other place as the General Partner may designate from time to time (which other place may but need not be in the State of Delaware); provided, however, that the General Partner shall give Notification to the Limited Partners of any change in the location of the principal office of the Partnership within thirty (30) days after the date of such change. The Partnership may have such other offices as the General Partner may designate from time to time.

2.6           Partners Not Agents. Except as specifically provided herein, nothing contained herein shall be construed to constitute any Partner the agent of any Partner, other than the General Partner as the agent of the Partnership.

ARTICLE III
MANAGEMENT AND TRADING POLICIES

3.1           Management of the Partnership. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including without limitation the investment of the funds of the Partnership. No Limited Partner shall have the power

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to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership.

3.2           The General Partner.

(a)          The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

(b)          Without limiting the generality of the foregoing, but subject in each case to the provisions of this Agreement and the requirements of applicable law, the General Partner shall possess and may exercise the right, power, and authority:

(i)          to take such action for and on behalf of the Partnership and in the name of the Partnership as the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to effect the continuation of the Partnership and to carry on the businesses, purposes, and activities for which the Partnership was formed, including without limitation buying, holding and selling Commodities Interests as selected by the General Partner (or its designees or Trading Advisor), and further including the execution, swearing to, acknowledgement, delivery, publication, and filing and recording in the appropriate public offices of:

(A)         all certificates, instruments, and other documents (including this Agreement and the Certificate and all amendments and/or restatements thereof) that the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to effect such formation and to carry on such businesses, purposes, and activities (including such certificates, instruments, or other documents, and such amendments thereto, as the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Delaware Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business);

(B)         all certificates, instruments, or other documents that the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to reflect any amendment of this Agreement, or the Certificate effected in accordance with the provisions hereof;

(C)         all conveyances and other certificates, instruments, and other documents that the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to reflect the dissolution and winding up of the Partnership pursuant to the provisions of this Agreement and the Delaware Act, including a certificate of cancellation of the Certificate; and

(D)         all certificates, instruments, and other documents relating to the admission, withdrawal, removal, or substitution of any Partner pursuant to the provisions of this Agreement or the Capital Contribution by any Partner;

(ii)         to cause the Partnership to enter into agreements with Trading Advisors, selling agents, broker dealers, administrators, banks, futures commission merchants, cash managers, securities brokers, counterparties, custodians, legal counsel, accountants, auditors, appraisers, investment bankers, consultants and other service providers selected by the General Partner, subject to such terms and conditions as the General Partner may determine, and provided that the General Partner shall not receive any rebates or give ups from such parties and

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that the General Partner shall not participate in any reciprocal business arrangements (it being understood and agreed that nothing herein shall require the General Partner to employ or continue to employ the services of any Person, or be construed to limit in any way the rights, powers, and authority of the General Partner hereunder) and provided that the General Partner shall seek what it in good faith believes to be the best price and services available for all of the Partnership’s transactions in Commodities Interests;

(iii)        to cause the Partnership (by action of the General Partner or its designee or Trading Advisor, as applicable) to buy Commodities Interests on margin and utilizing leverage;

(iv)        to cause the Partnership to borrow monies from time to time (and to pledge, mortgage, hypothecate or encumber its assets, and issue notes or other evidences of indebtedness, in connection therewith), on such terms and subject to such conditions as the General Partner may determine, provided that on loans from the General Partner to the Partnership, the General Partner shall not receive interest in excess of the amounts that would be charged to the Partnership by unrelated banks on comparable loans;

(v)         to act, in respect of any of its rights, powers, authority, duties, responsibilities, or obligations hereunder, directly or by or through any duly authorized officer, employee, or agent of the General Partner or the Partnership or any duly appointed attorney in fact of either (it being understood and agreed that each such officer, employee, agent, or attorney-in-fact shall, to the extent provided by the General Partner, possess full and complete right, power, and authority to do and perform each and every act which is permitted or required to be performed by the General Partner hereunder, without thereby causing the General Partner to cease to be a general partner of the Partnership);

(vi)       to cause the Partnership to pay expenses, including without limitation fees, commissions, costs, ordinary expenses, and Extraordinary Fees and Expenses; and

(vii)       to take such other actions as the General Partner considers necessary or desirable to manage the business of the Partnership, including without limitation opening bank accounts and paying or authorizing the payment of distributions to Partners.

(c)          No agreement between the Partnership and a Trading Advisor or the General Partner shall exceed one year. Agreements between the Partnership and a Trading Advisor or the General Partner or its Affiliate shall be terminable by the Partnership without penalty on sixty (60) days’ written notice.

3.3           Trading Advisors.

(a)          The General Partner, on behalf of the Partnership, may retain one or more Trading Advisors to make trading decisions for the Partnership, and may delegate trading discretion to the Trading Advisors; provided, however, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership (as set forth in Section 3.4); (ii) to the extent that the General Partner’s overriding is necessary for the protection of the Partnership; (iii) to terminate the Commodities Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five (5) days of such request, to fund distributions or redemptions or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time during which a Trading Advisor may be incapacitated or an emergency may arise as a result of which the Trading Advisor is unable or unwilling to act and a successor Trading Advisor has not yet been retained.

(b)          The General Partner is authorized, on behalf of the Partnership, to enter into the form of Trading Advisory Agreement described in the Prospectus with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to the Trading Advisors the Trading Advisor Management Fees and Trading Advisor Incentive Fees provided for in the applicable Trading Advisory Agreements, as described in the Prospectus. The General Partner is further authorized to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate the Trading Advisory Agreements in the General Partner’s sole

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discretion (in accordance with the terms of such Trading Advisory Agreements) and to cause the Partnership to engage from time to time other Trading Advisors pursuant to Trading Advisory Agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion considers to be in the best interests of the Partnership.

3.4           General Trading Policies.

(a)          The General Partner shall require any Trading Advisor retained by the Partnership to agree to follow the trading policies set forth below with respect to the Partnership.

1.          The Partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given Commodities Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Commodities Interest. Taking into account the Partnership’s open trade equity on existing positions in determining generally whether to acquire additional Commodities Interest positions on behalf of the Partnership will not be considered to constitute “pyramiding.”

2.          The Partnership will not permit “churning” of the Partnership’s assets.

3.          The Partnership will not commingle its assets with the assets of any other Person, except as permitted by law.

4.          The Partnership will not make loans to the General Partner or any Affiliate thereof or to any Person.

5.          The Partnership will not purchase, sell or trade securities (except securities permitted by the CFTC, now and in the future, for investment of customer funds). The Partnership may, however, trade in domestic and foreign swaps and futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options and may invest in other commodity pools.

(b)          The General Partner shall not make any material change in the trading policies in Section 3.4(a) without obtaining prior written approval of a Majority of Disinterested Limited Partners.

3.5           Tax Related Actions.

(a)          The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax regarding which the General Partner or the Partnership shall in good faith and by appropriate legal proceedings contest the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

(b)          The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as “tax matters partner” of the Partnership, including, but not limited to, the following: (i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (iv) in certain circumstances, the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the profits of the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Limited Partner’s behalf.

(c)          If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, foreign corporations, foreign partnerships,

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foreign trusts, or foreign estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

3.6           Other Activities. The General Partner and any of its Affiliates or Persons connected with the General Partner or its Affiliates may invest in, directly or indirectly, or manage or advise other investment funds or accounts which invest in assets which also may be purchased by the Partnership. Neither the General Partner or any of its Affiliates or any Person connected with the General Partner or its Affiliates will be under any obligation to offer investment opportunities of which any of them becomes aware to the Partnership or to account to the Partnership in respect of (or share with the Partnership or inform the Partnership of) any such transaction or any benefit received by any of them from any such transaction, but will allocate such opportunities on an equitable basis between the Partnership and other clients.

3.7           Admission of Additional General Partners.

 (a)          Subject to the provisions of Section 3.7(b), the General Partner may cause the Partnership to admit one or more Persons (including one or more Affiliates of the General Partner) to the Partnership as a general partner (“Additional General Partner”) and, in connection therewith, may amend this Agreement to provide that any one or more of such Additional General Partners may possess and exercise any one or more of the rights, powers, and authority of a general partner hereunder.

 (b)          In the event that such Additional General Partner is not an Affiliate of the General Partner, the General Partner shall (i) give Notification to the Limited Partners of the intent to admit such Additional General Partner and (ii) obtain the consent of a Majority of Disinterested Limited Partners.

3.8           Authority. No Person dealing with the General Partner shall be required to determine the General Partner’s authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of the General Partner’s authority.

ARTICLE IV
NET WORTH OF GENERAL PARTNER

4.1           Net Worth Generally. The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnerships for which it acts as a general partner by all such partnerships’ partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnerships, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnerships for which it acts as a general partner by all such partnerships’ partners or $250,000, whichever is the lesser; and, provided, further, that, consistent with Section II.B of the NASAA Guidelines as in effect on the date hereof, in no event shall the General Partner’s net worth be less than $50,000, nor shall the General Partner’s net worth be required to be greater than $1,000,000. For the purposes of this Article IV, “net worth” shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Article IV, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other limited partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnerships in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an “affiliate” (as such term is defined in Regulation S-X of the rules and regulations of the SEC) of the General Partner or letters of credit may be included.

4.2           Other Limited Partnerships. The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by Section 4.1.

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4.3           NASAA Guidelines. The requirements of Sections 4.1 and 4.2 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (i) such modification does not adversely affect the interests of the Limited Partners, and (ii) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (x) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (y) will not adversely affect the status of the Limited Partners as limited partners under the Delaware Act, and (z) will not violate any applicable state securities or blue sky laws or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s net worth may not be reduced below the lesser of (1) the net worth required by Section II.B of the NASAA Guidelines, and (2) the net worth required by such Guidelines as in effect on the date of such proposed modification.

ARTICLE V
CAPITAL CONTRIBUTIONS;
OFFERING OF UNITS; PARTNERS

5.1           General Partner Capital Contributions.

(a)          The General Partner shall contribute a minimum of $500,000 to the initial trading capital of the Partnership, initially in $100 cash increments, and shall be issued General Partner Units by the Partnership. Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the greater of: (i) 1% of aggregate Capital Contributions to the Partnership by all Partners (including the General Partner’s contribution) and (ii) $25,000. Such contribution by the General Partner need not exceed the amount described above and shall be evidenced by General Partner Units or investment in any series of Limited Partner Units. Any General Partner Units purchased thereafter will be at the Net Asset Value of the General Partner Units as of the close of business on the last day of the month in which the General Partner acquires new Units. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its Capital Account balance that is in excess of its required interest described above on any Redemption Date.

(b)          The General Partner’s minimum investment requirements of Section 5.1(a) may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (i) such modification does not adversely affect the interests of the Limited Partners, and (ii) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (x) will not adversely affect the Partnership’s ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (y) will not adversely affect the status of the Limited Partners as limited partners under the Delaware Act, and (z) will not violate any applicable state securities or blue sky laws or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by the NASAA Guidelines as in effect on the date of such proposed modification.

(c)          As used in this Section 5.1, the term “General Partner” shall refer to the General Partner and/or any of its Affiliates.

5.2           Limited Partner Units; Limited Partners.

(a)          Units refer to units representing Interests issued to Limited Partners (whether Series A Units, Series B Units, Series C Units, Series I Units, or other series of Units authorized by the General Partner for issuance to Limited Partners).

(b)          The Partnership may issue and sell Units to Persons desiring to become Limited Partners on such terms and conditions as determined by the General Partner (consistent with the other provisions of this Agreement). The General Partner may withhold or delay, in its sole discretion, the Partnership’s acceptance of subscriptions for Units. The minimum subscription for Units per subscriber shall be such amount as the General Partner may determine from time to time in its sole discretion.

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(c)          The Partnership may offer and sell Units directly, or indirectly through one or more selling agents, broker dealers or other Persons on terms approved by the General Partner in its sole discretion (including the General Partner or its Affiliate serving as a selling agent). No subscriber for Units during any offering of Units shall become a Limited Partner until (i) the General Partner shall accept such subscriber’s subscription at the closing relating to such offering; and (ii) the Subscriber becomes a party to this Agreement, whether by execution of a counterpart hereof pursuant to a power of attorney or otherwise agrees to be bound hereto by separate instrument as an owner of Units and who is shown on the books and records of the Partnership as a Limited Partner.

(d)          In connection with an offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (i) cause to be filed one or more registration statements, Prospectuses, disclosure documents and such amendments and supplements thereto and other applications, notices or forms as the General Partner considers advisable or as may be required by applicable law with the CFTC, NFA, SEC, state securities and blue sky administrators and FINRA; (ii) qualify by registration or exemption from registration the Units for sale under the blue sky and securities laws of such states of the United States and other jurisdictions as the General Partner considers advisable or as may be required by applicable law; and (iii) take other actions regarding the offer and sale of Units as the General Partner considers advisable.

(e)          All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber provided bad funds, the Partnership may cancel the Units issued to such subscriber represented by such bad funds. Any losses or profits sustained by the Partnership in connection with its trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Units. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of such Units issued to the Limited Partner pursuant to this Section 5.2(e).

(f)          As requested by the General Partner from time to time, each Limited Partner shall furnish to the General Partner or the Partnership such information as the General Partner may consider necessary or appropriate for the Partnership to open and maintain accounts with securities and commodities brokerage firms.

(g)          Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership’s obligations in excess of such Partner’s unredeemed Capital Contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership may make a claim against a Limited Partner with respect to amounts distributed to the Limited Partner or amounts received by the Limited Partner upon redemption of Units, if the Net Assets of the Partnership are insufficient to discharge the liabilities of the Partnership which have arisen prior to the payment of such amounts (including without limitation indemnification liabilities).

(h)          Except to the extent that a Limited Partner has the right to withdraw capital through redemption of Units in accordance with Article VIII, no Limited Partner shall have any right to demand the return of its Capital Contribution or any profits thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash. The General Partner shall not be personally liable for the return or repayment of all or any portion of the Capital Contribution or profits of any Limited Partner, it being expressly agreed that any return of Capital Contribution or profits pursuant to this Agreement shall derive solely from the assets of the Partnership.

(i)          The withdrawal, Bankruptcy, disability, legal incompetency, death, liquidation, termination, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership. Each Limited Partner expressly agrees that in the event of such Limited Partner’s death, it waives on behalf of itself and its estate, and such Limited Partner directs the legal representative of its estate and any Person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books and records of the Partnership.

(j)          Any consent or approval of Limited Partners or consent of Majority of Disinterested Limited Partners herein may be taken by written consent signed by the requisite holders of Limited Partner Percentages (without the necessity of an in-person meeting).

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5.3          Certain Rights of the Limited Partners.

(a)          Any action requiring the consent of the Limited Partners hereunder may be taken pursuant to a meeting (in person or by proxy), or pursuant to written consent (without a meeting).

(b)          Any Limited Partner upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within a reasonable time of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and is requested solely for a purpose reasonably related to a Limited Partner’s interest as a Limited Partner of the Partnership.

(c)          Any Limited Partners holding at least 10% of the Limited Partner Percentages (excluding any Limited Partner Interests held by the General Partner or its Affiliate for purposes of such calculation), may call a meeting of the Limited Partners by submitting to the General Partner a written request, either in person or by certified mail, stating the purpose of the meeting. The General Partner shall, by Notification to each Limited Partner within fifteen (15) days after receipt of a request by any Limited Partners holding at least 10% of the Limited Partner Percentages (excluding any Limited Partner Interests held by the General Partner or its Affiliate for purposes of such calculation), call such a meeting. Without limiting the Limited Partners’ right to (instead) act by written consent, such meeting of Limited Partners shall be held at least thirty (30) days but not more than sixty (60) days after delivery of the Notification, and the Notification shall specify the date, a reasonable place and time for such meeting, as well as its purpose. In any meeting called pursuant to this Section 5.3(c) upon the affirmative vote of a Majority of Disinterested Limited Partners (in person or by proxy), or upon the written consent of a Majority of the Disinterested Limited Partners (without a meeting), any of the following actions may be taken by the Limited Partners (without the consent of the General Partner):

(i)          this Agreement may be amended in accordance with, and only to the extent permissible under, the Delaware Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled (and without limiting the Limited Partners’ consent rights regarding amendments under Section 13.2);

(ii)         the General Partner may be removed and replaced;

(iii)        a new general partner or general partners may be elected if the General Partner is removed or withdraws from the Partnership;

(iv)        any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than sixty (60) days’ prior written notice; and

(v)         a sale of all or substantially all of the assets of the Partnership.

(d)          Notwithstanding the foregoing clauses (i) through (v) of Section 5.3(c) no such action shall be taken by the Limited Partners which would adversely affect the status of the Limited Partners as limited partners under the Delaware Act or the classification of the Partnership as a partnership under the federal income tax laws.

ARTICLE VI
TRANSFERS OF LIMITED PARTNER INTERESTS

6.1          Restrictions on Transfers of Limited Partner Interests.

(a)          No Limited Partner shall Transfer any of its Units or any part or all of its right, title and interest in the capital or profits of the Partnership without giving prior Notification of the Transfer to the General

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Partner, and no Transfer shall be effective until (i) at least thirty (30) days after the General Partner receives Notification of the proposed Transfer and (ii) the General Partner has consented in writing to the Transfer, which consent the General Partner will not unreasonably withhold or delay; provided that if such Transfer occurs by reason of the death of a Limited Partner or assignee, such Notification may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner, and thereupon the General Partner shall consent to such Transfer (without limiting Sections 6.1(b) and 6.1(c)).

(b)          In the case of a Transfer of a Unit, or an interest therein, arising by death or operation of law, the successor of the transferor shall be deemed to have assumed all of the duties, responsibilities, liabilities and obligations of the transferor under this Agreement with respect to such Transferred Unit or interest therein, unless the General Partner expressly agrees otherwise.

(c)          A transferee of Units shall not be admitted as a substituted Limited Partner without the General Partner’s written consent, which consent will not be unreasonably withheld or delayed, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regards to such written consent subject to the restrictions set forth in the following sentence. No Transfer of Units shall be effective or recognized by the Partnership if, following such Transfer (i) there would result a termination of the Partnership for federal income tax purposes as provided in Code Section 708(b) and any attempted Transfer in violation hereof shall be ineffective to Transfer any such Units or (ii) either the transferee of Units or the transferor of Units would hold less than the minimum number of Units equivalent to the initial minimum investment set forth in the Prospectus, provided that the restriction set forth in this clause (ii) shall not prevent transfer of all of the then remaining Units held by the transferor.

6.2          Obligations of Transferors of Limited Partner Interests.

(a)          If a Person desires to Transfer a Unit, or an interest therein, pursuant to the provisions of Section 6.1(a), such Person shall be responsible for compliance with all conditions of Transfer imposed by this Agreement and under applicable law and for any expenses incurred by the Partnership for legal or accounting services in connection with reviewing the Transfer or obtaining legal opinions in connection therewith. Upon the request of the General Partner, a Person desiring to Transfer Units, or any interest therein, shall either cause the Partnership to be provided with, or authorize the Partnership to obtain, an opinion of counsel satisfactory to the General Partner that the proposed Transfer complies with the 1933 Act and all other applicable laws.

(b)          Unless otherwise agreed by the General Partner, no Transfer of a Unit, or any interest therein, other than pursuant to a statutory merger or consolidation of the transferor wherein all duties, responsibilities, liabilities, and obligations of the transferor are assumed by a successor corporation by operation of law, shall relieve the transferor of its obligations under this Agreement.

6.3          Obligations of Transferees of Unit.

(a)          A Person admitted to the Partnership as a Limited Partner pursuant to Section 6.1(c) shall, to the extent of the Units, or interest therein, Transferred to such Person, succeed to all of the rights, powers, and authority of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner.

(b)          Unless the General Partner expressly agrees otherwise, any Person to whom Units, or an interest therein, is Transferred, whether or not such Person is admitted to the Partnership as a Limited Partner, shall, to the extent of such Units or interest therein, succeed to the duties, responsibilities, liabilities and obligations of the transferor hereunder and be subject to the restrictions to which such transferor is subject hereunder.

6.4          Effect of Non-Complying Transfers. Any Transfer of Units, or interest therein, that would (i) violate the provisions of this Agreement, (ii) violate any of the Securities Laws or other applicable laws, (iii) cause the termination of the Partnership’s classification as a partnership for federal income tax purposes, (iv) cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the

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Code and the Treasury Regulations, or (v) cause the assets of the Partnership to be treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan subject to Section 4975 of the Code or would result in a “prohibited transaction” as defined in ERISA or Section 4975 of the Code, shall be wholly null and void and of no legal force or effect and shall not effectuate the Transfer contemplated thereby. The Partnership shall have the right to obtain injunctive relief (in addition to and not in lieu of any other remedies available to it) in the event of any breach of the provisions of this Article VI.

ARTICLE VII
ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING MATTERS

7.1         Capital Accounts. A capital account (“Capital Account”) shall be established for each Partner. The initial balance of each Partner’s Capital Account shall be the amount of the Partner’s initial Capital Contribution to the Partnership. In the event that a Person holds more than one series of Units (or in the event that the General Partner holds both General Partner Units and Units of Limited Partner Interests), for bookkeeping purposes a Partner shall have separate Capital Accounts with respect to each different series of Units held by such Partner.

7.2         Allocations. As of the close of business (as determined by the General Partner) on the last day of each calendar month or such other, more frequently occurring time period as determined by the General Partner and communicated to Limited Partners (“Determination Date”) during each Fiscal Year of the Partnership, the following determinations and allocations shall be made:

(a)          The Capital Accounts on the first day of each calendar month (or such other, shorter period as selected by the General Partner), shall be credited with any Capital Contributions made by the Partner with respect to the subject series of Units or General Partner Units.

(b)          The Net Assets, before any accrual of fees and expenses for that calendar month or other period, shall be determined, for each series of Units of the Partnership.

(c)          The accrued fees and expenses that are chargeable to all series of Units and the General Partner Units (other than the Trading Advisor Incentive Fee) shall be (i) charged against the Capital Account of each Partner in the ratio that the balance of each Partner’s Capital Account bears to the balance of all Capital Accounts, and (ii) charged against the Net Assets of the Partnership. For the avoidance of doubt, any fees or expenses of the Partnership which are not specifically chargeable only to a certain series of Units pursuant to the respective definitions of the series of Units or other applicable provisions of this Agreement, shall be chargeable to all series of Units and the General Partner Units based on respective Capital Account balances.

(d)          The accrued fees and expenses which are chargeable only against certain series of Units shall be (i) charged, on a separate series-by-series basis as applicable, against the Capital Account of each Partner with respect to the series of Units bearing the particular fees and expenses (“Subject Series Capital Accounts”) in the ratio that the balance of each Partner’s Subject Series Capital Account bears to the balance of all Subject Series Capital Accounts, and (ii) charged against the Net Assets of the Partnership.

(e)          As applicable, the accrued Trading Advisor Incentive Fee (if any) shall be (i) charged against the Capital Accounts of each Partner in the ratio that the balance of each Partner’s Capital Account bears to the balance of all Capital Accounts, and (ii) charged against the Net Assets of the Partnership.

(f)          Any decrease or increase in Net Assets (since the immediately preceding Determination Date) (after the adjustments in subparagraphs (b), (c), (d) and (e) above) shall be credited or charged to the Capital Accounts of each Partner in the ratio that the balance of each Capital Account bears to the balance of all Capital Accounts.

(g)          The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, and any amount paid to a Partner upon withdrawal of its interest in the Partnership shall be charged to such Partner’s Capital Account.

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7.3          Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each Fiscal Year of the Partnership (or such other period as required by the Code), the Partnership’s recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro-rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(a)          Subject to Section 7.3(c), items of ordinary income shall be allocated pro-rata among the Partners based on their respective Capital Accounts as of the end of each month (or such other, shorter period as selected by the General Partner), in which the items of ordinary income accrued.

(b)          Items of fees charges, commissions and other expenses shall be allocated among the applicable Partners consistent with the allocation of the items to such Partners pursuant to Section 7.2 (in connection with the determination of Net Asset Value).

(c)          Net recognized gain or loss from the Partnership’s trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro-rata shares of capital or ordinary gain or loss):

(i)          For the purpose of allocating the Partnership’s net recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each Fiscal Year (or such other period) and as of the date a Partner completely redeems his Units as follows:

(A)         Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to Section 7.3(a) and Section 7.3(c)(ii).

(B)         Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to Section 7.3(b) and Section 7.3(c)(iii) and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(C)         When a Unit is redeemed, the allocation account with respect to such Unit shall be eliminated.

(ii)         Notwithstanding the foregoing, in the event a Partner makes a redemption pursuant to Section 8.1, or is required to withdraw pursuant to Section 8.7, the Partnership shall be permitted to make a special allocation to such Partner of gains or losses, as the case may be, recognized by the Partnership in such a manner as will reduce the amount, if any, by which such Partner’s Capital Account exceeds, or is less than, the allocation account with respect to such Partner’s Units before such allocation.

(d)          The tax allocations prescribed by this Section 7.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 6.1(a), the allocations prescribed by this Section 7.3(d) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7.3 shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7.3, tax allocations shall be made to the General Partner’s Units on a Unit-equivalent basis.

(e)          The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7.2 hereof so as to eliminate, to the extent possible, any disparity between a Partner’s Capital Account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704 of the Code and the Treasury Regulations promulgated thereunder.

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7.4          Net Asset Value.

(a)          The Partnership’s “Net Assets” shall mean the total assets of the Partnership (including without limitation all cash and cash equivalents (valued at cost), any unrealized profits and losses, accrued interest and amortization of original issue discount, and the market value of all open Commodities Interests positions and other assets of the Partnership), minus the total liabilities of the Partnership (including without limitation one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership’s open Commodities Interests positions (if charged on a “round turn” basis), or brokerage fees (if charged on a “flat rate” basis), fees and expenses (including any accrued Trading Advisor Incentive Fee although such accrual might not become payable), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Commodities Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Commodities Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Commodities Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Commodities Interest is traded or otherwise, the settlement price on the first subsequent day on which the Commodities Interest could have been liquidated will be the market value of the Commodities Interest for such day. The market value of a forward contract or a Commodities Interest traded on a foreign exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Commodities Interest.

(b)          The “Net Asset Value” of a Unit in a particular series refers to the Net Assets allocated to Capital Accounts with respect to such series (the aggregate Capital Account balances with respect to the series of Units) divided by the aggregate number of outstanding Units of such series. The “Net Asset Value” of a General Partner Unit refers to the Net Assets allocated to the General Partner Units (the aggregate Capital Account balances with respect to the General Partner Units), divided by the aggregate number of outstanding General Partner Units.

7.5          Interest on Assets.  The Partnership shall deposit all of its assets with such futures commission merchant(s) and custodian(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Commodities Interests trading. Such assets shall be invested in securities permitted by the CFTC for investment of customer funds or held in non-interest bearing accounts and will earn or be credited with income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners.

ARTICLE VIII
REDEMPTIONS, DISTRIBUTIONS AND WITHDRAWALS

8.1          Redemptions.

(a)          Redemptions may be made by a Limited Partner as of the last Business Day of any month or other, more frequently occurring period determined by the General Partner and communicated to Limited Partners (each, a “Redemption Date”), at the applicable Net Asset Value per Unit (or portion thereof) on the Redemption Date, on such notice to the General Partner as is specified in the Prospectus. Partial redemptions must be for at least $1,000, unless such requirement is waived by the General Partner in its sole discretion. In addition, a Limited Partner, if making a partial redemption, must maintain at least $10,000 or its original investment amount, whichever is less, in the Partnership, unless such requirement is waived by the General Partner in its sole discretion. In the event that any Units are redeemed prior to the end of a calendar quarter, the Trading Advisors shall be entitled to a Trading Advisor Incentive Fee (as applicable), payable on a quarterly basis, regarding the redeemed Units to the extent of any accrued Trading Advisor Incentive Fee allocable to the redeemed Units as of the Redemption Date.

(b)          The Partnership will pay redemption proceeds as soon as practicable after the Redemption Date, , and during the time that the Fund offers monthly liquidity, generally within thirty (30) days after the Redemption Date, and following the Fund’s transition to weekly liquidity, within fifteen (15) days after the Redemption Date. Partner redemptions will be accounted for on a first in first out basis unless such requirement is waived by the General Partner. The Partnership may delay payment of the redemption proceeds if special circumstances require, including without limitation (i) a market emergency that prevents the liquidation of Commodities Interests, (ii) a delay or default in payment to the Partnership by the futures commission merchants,

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cash managers or a bank, or (iii) if payment is restricted pursuant to the Delaware Act. During the period that the Fund offers monthly liquidity, Limited Partners will be notified within ten (10) days after the Redemption Date, and following the Fund’s transition to weekly liquidity, Limited Partners will be notified within three (3) business days after the Redemption Date, if any redemption cannot be honored under the terms hereof and their requests thereafter will be honored at the first available opportunity on a pro-rata basis. The Partnership may deny a redemption request if, in the General Partner’s sole discretion, such a redemption request would violate any applicable law, regulation or rule to which the Partnership may be subject.

(c)          Series A Units will pay a Redemption Fee, as applicable, unless such Redemption Fee is waived by the General Partner in its sole discretion.

(d)          Upon redemption, a Partner (or any assignee thereof) will receive an amount equal to the applicable Net Asset Value per Unit of the redeemed portion of its Units as of the Redemption Date, minus any amount which is owed by such Partner (and its assignee, if any) to the General Partner as provided below in this Section 8.1(d) or to the Partnership. If, pursuant to applicable law, the Partnership has been required to withhold tax on certain income of the Partnership allocable to a Limited Partner (or an assignee thereof) and the General Partner (in its sole discretion) has paid out of its own funds such tax, upon redemption of Units by such Limited Partner (or assignee) all amounts of such taxes may be deducted from the Net Asset Value of such Units and reimbursed to the General Partner. In addition, upon redemption of Units, all amounts which are owed to the Partnership by the Limited Partner to whom such Units were issued as well as all amounts which are owed by all assignees of such Units will be deducted from the redemption proceeds payable to such redeeming Limited Partner including without limitation any payment that might be owing pursuant to Section 5.2(g).

(e)          Subject to Section 5.1, the General Partner may redeem any portion of the General Partner Units and make related withdrawals from the General Partner’s Capital Account on any Redemption Date. The General Partner’s right to redeem its General Partner Units is not senior to any Series of Units and will be on the same terms as the Limited Partners as provided under this Article 8.

8.2          Distributions. Distributions to Limited Partners may be payable at the sole discretion of the General Partner. Any such distributions will be payable to the Limited Partners in proportion to their respective Capital Account balances.

8.3          Trading Suspension Redemption Right. If the Partnership’s Net Assets at any time during a Fiscal Year decline to 50% or less than its Net Assets at the start of such Fiscal Year or at the start of the most recent month, disregarding subscriptions and redemptions, the Partnership will liquidate its positions as promptly as practical and suspend trading. The General Partner will promptly notify the Limited Partners within seven (7) days regarding such decline in the Partnership’s Net Assets and the resulting trading suspension, which notice (“Special Redemption Notice”) will specify the related redemption exercise period and effective redemption date as determined by the General Partner. Any Limited Partner may elect to fully redeem its Units in accordance with this Section 8.3 and the Special Redemption Notice, and will not be subject to the Redemption Fee, if any, provided that any such redemption will be subject to the redemption limitations and restrictions under Section 8.1(b) and any deductions under Section 8.1(d) as applicable.

8.4          Voluntary Withdrawal of a General Partner. The General Partner shall not voluntarily withdraw from the Partnership unless it shall have given the Limited Partners at least one-hundred twenty (120) days’ prior Notification of the General Partner’s intention to withdraw. If the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all Partnership expenses incurred as a result of its withdrawal.

8.5          Required Withdrawal of a General Partner. The General Partner shall be subject to removal and replacement upon (x) the affirmative vote of a Majority of Disinterested Limited Partners (in person or by proxy), or (y) the written consent of holders of a Majority of Disinterested Limited Partners.

8.6          Payment to Withdrawing General Partner. A withdrawing General Partner’s (“Withdrawing General Partner”) entire General Partner Units and General Partner Interest shall be fully redeemed and cancelled as of the applicable withdrawal date (“GP Withdrawal Date”), which shall be at month-end, and as of the GP

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Withdrawal Date the Withdrawing General Partner shall no longer have any rights as a General Partner irrespective of a redemption payment occurring after the GP Withdrawal Date. Subject to redemption limitations and restrictions under Section 8.1(b), the Partnership shall pay to the Withdrawing General Partner as soon as reasonably practicable the balance of the Withdrawing General Partner’s Capital Account measured as of the month-end immediately succeeding the GP Withdrawal Date (if the GP Withdrawal Date does not occur as of a month-end). Furthermore, as soon as practicable the Partnership shall pay all pro-rata accrued fees and expenses owing to the Withdrawing General Partner through the GP Withdrawal Date, including without limitation the accrued General Partner Management Fee. Any withdrawal by a Person as General Partner shall not terminate nor otherwise affect its right to any fees with respect to such Person or its Affiliates serving as a selling agent.

8.7          Required Withdrawal of a Limited Partner.

(a)          The General Partner may require a Limited Partner to withdraw from the Partnership in the event that the General Partner, in its sole discretion, considers the withdrawal of the Limited Partner as being in the best interest of the Partnership, including without limitation a required withdrawal (i) in efforts to avoid the Partnership’s asset being subject to ERISA, (ii) because the continued participation of a Person as a Limited Partner will have adverse regulatory or tax consequences to the Partnership or other Partners or (iii) necessary to comply with any applicable government or self regulatory agency regulations. If such mandatory withdrawal involves less than the full redemption of more than one Limited Partner, such redemptions will be conducted on a pro-rata basis.

(b)          The General Partner’s Notification to such Limited Partner (“Withdrawing Limited Partner”) shall specify a withdrawal date (“LP Withdrawal Date”) and the reason for the required withdrawal. The Withdrawing Limited Partner’s entire Units and Limited Partner Interest shall be fully redeemed and cancelled as of the LP Withdrawal Date, and as of the LP Withdrawal Date the Withdrawing Limited Partner shall no longer have any rights as a Limited Partner irrespective of the redemption payment occurring after the LP Withdrawal Date. Subject to redemption limitations and restrictions under Section 8.1(b) and deduction from distributions under Section 8.1(d) as applicable, the Partnership shall pay to the Withdrawing Limited Partner as soon as reasonably practicable the balance of the Withdrawing Limited Partner’s Capital Account measured as of the month-end immediately succeeding the LP Withdrawal Date (if the LP Withdrawal Date does not occur as of a month-end).

ARTICLE IX
BOOKS AND RECORDS

9.1          Maintenance. The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as the General Partner considers necessary or advisable, or as required by the CEA and the CFTC’s rules and regulations or other applicable laws. The General Partner will maintain and preserve the books and records of the Partnership for at least six years.

9.2          Inspection. During the Partnership’s regular business hours, the books and records of the Partnership will be available for inspection and copying (upon payment of reasonable reproduction and mailing costs) by Limited Partners or their representatives for any purposes reasonably related to a Limited Partnership’s interest as an owner of Units.

ARTICLE X
AUDITS; REPORTS TO LIMITED PARTNERS

10.1        Audit.   The Partnership’s books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion.

10.2        Financial and Other Reports.

(a)          The General Partner shall cause to be delivered to each Partner (or shall make available electronically to Partners upon their written authorization): (i) as soon as reasonably practicable after each Fiscal Year, but within ninety (90) days after the end of each Fiscal Year, an annual report containing audited financial statements of the Partnership for the preceding Fiscal Year prepared in accordance with generally accepted

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accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may require; (ii) as soon as practicable after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time may require in monthly reports; and (iii) such other information as the Partnership may be required to deliver to Limited Partners under applicable laws or which the General Partner considers advisable to deliver to Limited Partners. Those Limited Partners who execute the Consent to Electronic Delivery of Periodic Reports contained in the Partnership’s Subscription Agreement shall receive an e-mail notification of where to access the report or an electronic version of such report. Those Limited Partners who do not execute the Consent to Electronic Delivery of Period Reports shall be sent a paper copy of any such report.

(b)          No material change in the Brokerage Commissions and Trading Expenses shall become effective without prior Notification to all Limited Partners within sufficient time for the exercise of their redemption rights.

(c)          The General Partner shall notify the Limited Partners of (i) changes to a Trading Advisory Agreement which the General Partner believes to be material, (ii) material changes in Brokerage Commissions and Trading Expenses or other fees paid by the Partnership or (iii) material changes in the basic investment policies or structure of the Partnership, prior to any such change. Such Notification shall set forth the Limited Partners’ voting and redemption rights, as well as a description of any material effects resulting from such changes. The General Partner, not the Partnership, shall pay the cost of any Notification delivered pursuant to this paragraph.

10.3        Tax Return Information.

(a)          As soon as reasonably practicable after each Fiscal Year, but within ninety (90) days after the end of each Fiscal Year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the preceding Fiscal Year such tax information and schedules as shall be necessary for the preparation by such Person of its federal income tax return regarding the preceding Fiscal Year.

(b)          Each Limited Partner agrees in respect of any Fiscal Year in which such Limited Partner had an investment in the Partnership that, unless otherwise agreed by the General Partner, such Limited Partner shall not: (i) treat, on its individual tax returns, any item of income, gain, loss, deduction, or credit relating to such investment in a manner inconsistent with the treatment of such item by the Partnership, as reflected on the Schedule K-1 or other information statement furnished by the Partnership to such Partner; or (ii) file any claim for refund relating to any such item based on, or which would result in, any such inconsistent treatment.

ARTICLE XI
SPECIAL POWER OF ATTORNEY

11.1        Appointment and Powers. Each Limited Partner constitutes and appoints the General Partner, the Liquidator, and authorized officers and attorneys in fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney in fact, with full power and authority in its name, place, and stead to: execute, swear to, acknowledge, deliver, publish, and file and record in the appropriate public offices: (i) all certificates, instruments, and other documents (including this Agreement and the Certificate and all amendments and/or restatements thereof) that the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to effect the formation of the Partnership and to carry on the businesses, purposes, and activities for which the Partnership was formed (including such certificates, instruments, or other documents, and such amendments thereto, as the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Delaware Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business); (ii) all certificates, instruments, or other documents that the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to reflect any amendment of this Agreement or the Certificate effected in accordance with the provisions hereof; (iii) all conveyances and other certificates, instruments, and other documents that the General Partner or the Liquidator shall reasonably determine to be necessary, appropriate, advisable, or convenient to reflect the dissolution and winding up of the Partnership pursuant to the provisions of

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this Agreement and the Delaware Act, including a certificate of cancellation of the Certificate; and (iv) all certificates, instruments, and other documents relating to the admission, withdrawal, removal, or substitution of any Partner pursuant to the provisions of this Agreement or the Capital Contribution by any Partner.

11.2        Irrevocable. The foregoing appointment is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that the Limited Partners will be relying upon the power of the General Partner or the Liquidator, as the case may be, to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the Transfer of a Limited Partner Interest, or any interest therein, and shall extend to the successors of each transferring Limited Partner.

ARTICLE XII
EXCULPATION AND INDEMNIFICATION

12.1        Exculpation.

(a)          A General Partner Party shall not be liable to the Partnership or the Limited Partners in connection with any act or omission by the General Partner Party relating to the Partnership or offering of the Units except to the extent that (i) such act or omission by the General Partner Party constitutes negligence or misconduct, or (ii) such act or omission of the General Partner Party was not done in good faith in a manner reasonably believed to be in the best interest of the Partnership.

(b)          Each General Partner Party shall be fully protected in relying in good faith upon the books and records of the Partnership and upon such information, opinions, reports, or statements presented to the Partnership by any of its Partners, officers or agents (including legal counsel, accountants, auditors, appraisers, investment bankers, and other independent experts) as to matters such General Partner Party reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Partnership or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be made.

(c)          Notwithstanding the foregoing, no exculpation of a General Partner Party shall be permitted hereunder to the extent such exculpation would be inconsistent with the requirements of the Securities Laws or other applicable laws.

12.2        Indemnification.

(a)          The Partnership shall indemnify each General Partner Party (each, for the purposes of this Article XII, an “Indemnitee”) from and against any and all Losses in connection with acts or omissions relating to the Partnership or offering of the Units, provided that the following conditions are satisfied: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, (ii) the General Partner was acting on behalf of or performing services for the Partnership, (iii) such liability or loss was not the result of negligence or misconduct by the General Partner, and (iv) such indemnification is recoverable only out of the Partnership’s assets and not from the Limited Partners. The termination of any action, proceeding, or claim by judgment, order, or settlement does not, of itself, create a presumption that the Indemnitee did not meet the standard of conduct set forth in this Section 12.2(a).

(b)          In no event shall the General Partner or any of the selling agents receive indemnification from the Partnership arising out of alleged violations of federal or state securities laws unless the following conditions are satisfied; (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and (iv) in the case of subparagraph (iii), the court considering the request has been advised of the position of the SEC and the states in which Units were offered and sold as to indemnification for violations of securities laws; provided that the court need only be advised and

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consider the positions of the securities regulatory authorities in those states in which plaintiffs claim they were offered or sold Units.

(c)          Reasonable expenses incurred by an Indemnitee who is a party or witness in a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding if and to the extent that (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (ii) the legal action is initiated by a party who is not a Limited Partner, or if by a Limited Partner, then a court of competent jurisdiction specifically approves such advancement, and (iii) the General Partner shall agree to reimburse the Partnership, together with the applicable legal rate of interest thereon, in the event indemnification is not permitted under this Section 12.2 upon final disposition.

(d)          The indemnification provided by this Section 12.2 shall continue as to a General Partner Party who has ceased to serve in such capacity and shall also be for the benefit of such General Partner Party’s successors, but shall not be deemed to create any rights for the benefit of any other Persons; provided, however, that this Section 12.2(d) shall not be construed to entitle any Indemnitee to receive any amount under the provisions of this Article XII in respect of any Losses paid or incurred by such Indemnitee to the extent that, after giving effect to the receipt of such amount and the receipt by such Indemnitee of any other payments in respect of such Losses, from whatever source or sources, such Indemnitee shall have recovered an aggregate amount in excess of such Losses.

(e)          Notwithstanding the foregoing, no indemnification of a General Partner Party shall be permitted hereunder to the extent such indemnification would be inconsistent with the requirements of the Securities Laws or any other applicable law.

(f)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 12.2 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

(g)          The General Partner may cause the Partnership to purchase liability insurance covering the General Partner Parties relating to the Partnership or offering of the Units, provided that the Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner Parties for any liability regarding which the General Partner Parties are prohibited from being indemnified, and the Partnership shall not purchase liability insurance to the extent inconsistent with any applicable NASAA Guidelines.

12.3        Notification of Claims. If a General Partner Party believes that it is entitled to indemnification under this Article XII, such General Partner Party shall promptly give Notification to the Partnership describing such claim for indemnification, the amount thereof, if known, and the method of computation, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such claim shall have occurred; provided, however, that the omission by such General Partner Party to give Notification as provided herein shall not relieve the Partnership of its indemnification obligation under this Article XII except to the extent that the Partnership is materially damaged as a result of such failure to give Notification. Any General Partner Party entitled to indemnification hereunder shall use its reasonable best efforts to minimize the amount of any claim for indemnification hereunder.

12.4        Third Party Claims. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the Indemnitee or Indemnitees claiming such indemnification shall give Notification thereof to the Partnership not later than twenty (20) Business Days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen (15) Business Days following the date such Indemnitee has actual knowledge thereof; provided, however, that the omission by such Indemnitee or Indemnitees to give Notification as provided herein shall not relieve the Partnership of its indemnification obligation under this Article XII except to the extent that the Partnership is materially damaged as a result of such failure to give Notification. In the event of any such claim for indemnification by an Indemnitee or Indemnitees resulting from or in connection with a claim or legal proceeding by a third party, the Partnership may, at its sole cost and expense, assume the defense thereof; provided, however, that counsel for the Partnership, who shall conduct the defense of such claim or legal proceeding, shall be reasonably satisfactory to such Indemnitee or Indemnitees; and provided, further, that if the defendants in any such actions include both such Indemnitee or Indemnitees and the Partnership and such Indemnitee or Indemnitees shall have reasonably concluded that there may

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be legal defenses or rights available to it or them which have not been waived and are in actual or potential conflict with those available to the Partnership, such Indemnitee or Indemnitees shall have the right to select one law firm reasonably acceptable to the Partnership to act as separate counsel, on behalf of such Indemnitee or Indemnitees, at the expense of the Partnership. Unless such Indemnitee or Indemnitees are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, if the Partnership assumes the defense of any such claim or legal proceeding, it shall not consent to entry of any judgment, or enter into any settlement, that (i) is not subject to indemnification in accordance with the provisions in this Article XII, (ii) provides for injunctive or other non-monetary relief affecting such Indemnitee or Indemnitees, or (iii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee or Indemnitees of a release from all liability with respect to such claim or legal proceeding, without the prior written consent of such Indemnitee or Indemnitees (which consent, in the case of clauses (ii) and (iii), shall not be unreasonably withheld or delayed); and provided, further, that, unless such Indemnitee or Indemnitees is or are represented by separate counsel pursuant to the second proviso of the immediately preceding sentence, such Indemnitee or Indemnitees may, at its or their own expense, participate in any such proceeding with the counsel of their choice. So long as the Partnership is in good faith defending such claim or proceeding, such Indemnitee or Indemnitees shall not compromise or settle such claim or proceeding without the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed. If the Partnership does not assume the defense of any such claim or litigation in accordance with the provisions hereof, such Indemnitee or Indemnitees may defend against such claim or litigation in such manner as it or they may deem appropriate, including settling such claim or litigation (after giving prior Notification of the same to the Partnership and obtaining the prior written consent of the Partnership, which consent shall not be unreasonably withheld or delayed) on such terms and subject to such conditions as such Indemnitee or Indemnitees may deem appropriate, and the Partnership will promptly indemnify such Indemnitee or Indemnitees in accordance with the provisions of this Article XII.

ARTICLE XIII
AMENDMENT; CONSENTS FOR OTHER PURPOSES

13.1        Amendments Not Requiring Consent of Limited Partners. Subject to the provisions of Section 13.4:

(a)           The General Partner, without obtaining the authorization or approval of any Limited Partner and without giving prior Notification to any Limited Partner, may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom, or adding one or more provisions hereto, to the extent necessary, in the reasonable judgment of the General Partner, to:

(i)          cause the provisions of Article VII to comply with the provisions of Section 704 of the Code and the Treasury Regulations thereunder;

(ii)         otherwise cause the provisions of this Agreement to comply with any requirement, condition, or guideline contained in any order, directive, opinion, ruling, or regulation of a federal or state agency or contained in federal or state law;

(iii)        ensure the Partnership’s continuing classification as a partnership for federal income tax purposes;

(iv)        prevent the Partnership from being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations;

(v)         take such actions as may be necessary or appropriate to avoid the assets of the Partnership being treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any plan subject to Section 4975 of the Code (or any corresponding provisions of succeeding law);

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(vi)        prevent any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) from occurring;

(vii)       add to the obligations of the General Partner for the benefit of the Partnership or the Limited Partners;

(viii)      reflect the admission, substitution, termination, or withdrawal of Partners after the date hereof in accordance with the provisions of this Agreement;

(ix)         reflect the authorization of additional series of Units by the General Partner, with such series being offered at such terms and conditions as determined by the General Partner in its sole discretion, provided, however, that such terms and conditions shall not, in the General Partner’s reasonable judgment, be reasonably expected to have a material adverse affect on the Partnership or any Limited Partner, including, but not limited to, diluting the income or effecting the voting rights of Limited Partners holding any series of Units then offered;

(x)          cure any ambiguity in this Agreement or correct any provision in this Agreement that is manifestly incorrect; or

(xi)         provide that any one or more Additional General Partners may possess and exercise any one or more of the rights, powers, and authority of a general partner hereunder.

(b)          Upon giving Notification to the Limited Partners, but without obtaining the authorization or approval of any Limited Partner, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom, or adding one or more provisions hereto, for such purpose or purposes as the General Partner may deem necessary, appropriate, advisable, or convenient, provided that, in the General Partner’s reasonable judgment, such amendment could not reasonably be expected to (i) have a material adverse effect on the Partnership or any Limited Partner or (ii) conflict with applicable laws or regulatory requirements.

13.2        Amendment Requiring Consent of the Partnership. Subject to the provisions of Section 13.4, the General Partner may amend this Agreement at any time and from time to time, whether by changing any one or more of the provisions hereof, removing any one or more provisions herefrom, or adding one or more provisions hereto, in a manner that materially adversely affects or could reasonably be expected to have a material adverse affect on the Partnership or the Limited Partners; provided, however, that the General Partner may not make any such Amendment without (i) giving Notification to the Limited Partners, at least thirty (30) days prior to the implementation of such amendment, setting forth all material facts relating to such amendment and (ii) obtaining the consent of a Majority of Disinterested Limited Partners to such amendment prior to the implementation thereof.

13.3        Waiver. The General Partner has general authority to waive the provisions of this Agreement, provided that any such waiver will not, in the good faith judgment of the General Partner, have a material adverse effect on the Partnership or the Limited Partners. Whenever in this Agreement it is provided that a waiver will be permitted provided that such waiver does not have a material adverse effect on the Partnership and/or the other Limited Partners, this standard shall be satisfied by the General Partner’s good faith judgment that such waiver meets such standard.

13.4        Certain Amendments Requiring Consent of Affected Limited Partners. Notwithstanding any other provision of this Article XIII, this Agreement may not be amended so as to: (i) modify the limited liability of a Limited Partner without the consent of such Limited Partner; (ii) materially reduce the participation of a Limited Partner in allocations made to such Limited Partner’s Capital Account without the consent of such Limited Partner; (iii) materially change in a more restrictive manner the redemption rights of a Limited Partner without the consent of such Limited Partner; or (iv) modify the fees and expenses which are allocated to certain Units as provided herein without the consent of all Limited Partners adversely affected by such modification.

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13.5        Amendments of Certificate.

(a)          The General Partner shall cause the Certificate to be amended and/or restated at such time or times, to such extent and in such manner as may be required by the Delaware Act.

(b)          The General Partner may cause the Certificate to be amended and/or restated in accordance with the principles set forth in Sections 13.1, 13.2 and 13.4, and any such amendment and/or restatement shall be effective immediately upon the filing of a certificate of amendment in the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

ARTICLE XIV
DISSOLUTION AND WINDING UP

14.1        Events Causing Dissolution.   The Partnership shall be dissolved upon the first to occur of the following events, and, except as otherwise required by the Delaware Act or other applicable law, no other event shall cause the dissolution of the Partnership:

(i)          The occurrence of any event which would make unlawful the continued existence of the Partnership;

(ii)         In the event of the suspension, revocation or termination of the General Partner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining general partner whose registration or membership has not been suspended, revoked or terminated). However, in this event, the Limited Partners may remove the General Partner and appoint a new General Partner;

(iii)        The withdrawal, insolvency, Bankruptcy, dissolution, termination, or legal incapacity of the General Partner (“GP Disabling Event”) if there is no remaining General Partner, unless within ninety (90) days after the date of the GP Disabling Event, Limited Partners holding more than 50% of the Limited Partner Percentages elect a successor general partner effective as of the date of the GP Disabling Event;

(iv)        The Partnership becomes insolvent or Bankruptcy of the Partnership;

(v)         A Majority of Disinterested Limited Partners vote to dissolve the Partnership;

(vi)        A decline in the Net Asset Value of a Unit as of the end of any month to or below $35; or

(vii)       The Partnership is required to be registered as an investment company under the 1940 Act.

14.2        Winding Up. If the Partnership is dissolved pursuant to Section 14.1, it shall be wound up as soon as reasonably practicable thereafter in the manner set forth below.

(a)          The winding up of the Partnership shall be carried out by a liquidator (the “Liquidator”). The Liquidator of the Partnership shall be the General Partner or a Person selected by the General Partner. The Liquidator shall be considered an Indemnitee for purposes of Article XII.

(b)          In winding up the Partnership, the Liquidator shall possess full, complete, and exclusive right, power, and authority, in the name of and for and on behalf of the Partnership to do or take any one or more of the following things or actions, without affecting the liability of Partners and without imposing liability on the Liquidator (and shall, to the extent required by the Delaware Act or otherwise required by law, do or take the following things or actions):

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(i)          prosecute and defend suits, whether civil, criminal, administrative, or investigative, and other claims, actions, or proceedings;

(ii)         collect Partnership Properties, including debts, liabilities, and obligations owed to the Partnership;

(iii)        gradually settle and close the business and affairs of the Partnership;

(iv)        sell, retire, or otherwise dispose of and convey Partnership Properties, and in connection therewith determine the timing, manner, and terms of any such sale, retirement, or other disposition, having due regard for the activity and condition of the relevant market and general financial and economic conditions;

(v)         exercise all of the rights, powers, and authority conferred upon the General Partner under the provisions of this Agreement to the extent necessary, appropriate, advisable, or convenient in the Liquidator’s reasonable judgment to perform its duties, responsibilities, and obligations under this Article XVII (it being understood and agreed that the exercise of any one or more of such rights, powers, or authority shall not result in the Liquidator being deemed to be a general partner of the Partnership);

(vi)        pay, out of the proceeds of the sale, retirement, or other disposition of Partnership Properties, all reasonable selling costs and other expenses (including the compensation of the Liquidator as provided in Section 14.3) incurred in connection with the winding up of the Partnership;

(vii)       (A) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional, or unmatured contractual claims, known to the Partnership; (B) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Partnership which is the subject of a pending action, suit, or proceeding to which the Partnership is a party; and (C) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Partnership or that have not arisen but that, based on facts known to the Partnership, are likely to arise or to become known to the Partnership within ten (10) years after the date of dissolution or termination (any claims or obligations for which provision is so made by the Liquidator being referred to herein as “Liquidation Reserves”);

(viii)      distribute assets to creditors of the Partnership in accordance with the provisions of Section 14.4(a)(i);

(ix)         distribute any remaining assets to Partners and former Partners in accordance with the provisions of Sections 14.4(a)(ii) and (iii); and

(x)          prepare, execute, swear to, acknowledge, deliver, publish, and file and record in the appropriate public offices, such certificates (including a certificate of cancellation under the Delaware Act), instruments, and other documents (including tax returns) that in the Liquidator’s reasonable judgment are necessary, appropriate, advisable, or convenient under any applicable law, to effect the winding up of the Partnership.

14.3        Compensation of Liquidator. The Liquidator shall be entitled to receive reasonable compensation from the Partnership, but only from the Partnership’s assets, for its services as liquidator.

14.4        Distribution of Property and Proceeds of Sale Thereof.

(a)          Upon completion of all desired sales, retirements, and other dispositions of Partnership Property on behalf of the Partnership, the Liquidator shall, in accordance with the provisions of Section 17-804(a) of the Delaware Act, distribute the proceeds of such sales, retirements, and dispositions, and any Partnership Property that is to be distributed in kind, in the following order of priority:

(i)          to pay or make reasonable provision for the payment (through the Liquidation Reserves) of the debts, liabilities, and obligations of the Partnership to creditors of the Partnership, including, to the

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extent permitted by applicable law, Partners and former Partners who are creditors of the Partnership (other than (A) debts, liabilities, and obligations in respect of which provision has already been made through the Liquidation Reserves and (B) liabilities for distributions to Partners and former Partners under Sections 17-601 or 17-604 of the Delaware Act);

(ii)         to satisfy liabilities of the Partnership to Partners and former Partners for distributions under Sections 17-601 or 17-604 of the Delaware Act; and

(ii)         to the Partners, in proportion to the positive balances in their respective Capital Accounts after allocating all items for all periods prior to and including the date of distribution, including items relating to sales and distributions pursuant to this Article XIV.

(b)          A Person who receives a distribution in violation of Section 14.4(a) shall be liable to the Partnership for the amount of such distribution, regardless of whether the Person had knowledge of such violation at the time of such distribution; provided, however, that, subject to the provisions of Section 17-502 of the Delaware Act, the Liquidator may compromise or waive any such liability on such terms and subject to such conditions as the Liquidator may determine.

(c)          All distributions required under Section 14.4(a) shall be made by the end of the Fiscal Year in which the completion of the winding up of the Partnership occurs or, if later, within ninety (90) days after the date of such completion.

(d)          Pursuant to the provisions of Section 17-804(b) of the Delaware Act, if there are sufficient assets to satisfy the claims of all priority groups specified above, such claims shall be paid in full and any such provision for payment shall be made in full. If there are sufficient assets to satisfy the claims of one or more but not all priority groups specified above, the claims of the highest priority groups that may be paid or provided for in full shall be paid or provided for in full, before paying or providing for any claims of a lower priority group. If there are insufficient assets to pay or provide for the claims of a particular priority group specified above, such claims shall be paid or provided for ratably to the claimants in such group to the extent of the assets available to pay such claims.

(e)          Amounts in the Liquidation Reserves shall be paid to creditors of the Partnership as set forth in Section 14.4(a)(i). Any amounts remaining in the Liquidation Reserves after such payments shall be paid as provided in Sections 14.4(a)(ii) and (iii).

14.5        Final Audit. Within a reasonable time following the completion of the winding up of the Partnership (excluding, for purposes of this Section 14.5, the liquidation of the related Liquidation Reserves), the Liquidator shall furnish to each Partner a statement setting forth the assets and the liabilities of the Partnership as of the date of such completion and each Partner’s share of distributions pursuant to Section 14.4.

14.6        Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in any Partner’s Capital Account results from or is attributable to deductions and losses of the Partnership (including non-cash items such as depreciation), or redemptions or distributions of money pursuant to this Agreement, upon termination of the Partnership such deficit shall not be an asset of the Partnership and such Partner shall not be obligated to contribute such amount to the Partnership to bring the balance of such Capital Account to zero.

ARTICLE XV
BENEFIT PLAN INVESTORS

Investment in Accordance with Law. Each Limited Partner that is, or is investing assets on behalf of, an “employee benefit plan” as defined in and subject to ERISA or a “plan” as defined in and subject to Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that (a) the Plan Fiduciary has considered an investment in the Partnership for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has

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determined that, in view of such considerations, the investment in the Partnership for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Partnership by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, any Trading Advisor, Newedge USA, LLC, J.P. Morgan Investment Management, Inc., Principal Global Investors, LLC, J.P. Morgan Securities, LLC, Newedge UK Financial Limited, any selling agent, any prime broker, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, each Trading Advisor, Newedge USA, LLC, J.P. Morgan Investment Management, Inc., Principal Global Investors, LLC, J.P. Morgan Securities, LLC, Newedge UK Financial Limited, any selling agent, each prime broker, and each of their respective Affiliates; and (iii) is qualified to make such investment decision.

ARTICLE XVI
MISCELLANEOUS

16.1        Construction and Governing Law.

(a)          This Agreement and the Certificate contain the entire understanding among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, arrangements, inducements, or conditions, express or implied, oral or written, between or among any of the parties hereto with respect to the subject matter hereof and thereof.

(b)          All provisions of this Agreement and the Certificate, and all questions relating to (i) the validity, interpretation, application, or enforcement of such provisions (including provisions that limit or restrict duties, including fiduciary duties, responsibilities, liabilities, obligations or actions), (ii) the duties, responsibilities, liabilities, or obligations of the General Partner and/or the Partnership to any one or more Partners under this Agreement or the Delaware Act, (iii) the duties, responsibilities, liabilities, or obligations of any one or more Partners to the General Partner and/or the Partnership under this Agreement or the Delaware Act, (iv) the duties, responsibilities, liabilities, or obligations of any one or more Limited Partners to any one or more other Limited Partners under this Agreement or the Delaware Act, (v) the rights, powers, or authority of, or limitations or restrictions on, the General Partner and/or the Partnership under this Agreement or the Delaware Act, and/or (vi) the rights, powers, authority, privileges, or preferences of, or limitations or restrictions on, any one or more Partners under this Agreement or the Delaware Act, shall be governed by and construed and administered in accordance with the internal substantive laws of the State of Delaware without regard to principles of conflict of laws (to the extent not preempted by any applicable law).

(c)          In case any one or more of the provisions contained herein shall, for any reason, be found or held invalid, illegal, or unenforceable in any respect in any jurisdiction, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions of this Agreement in that or any other jurisdiction, unless such a construction would be unreasonable.

(d)          In applying the provisions of Sections 16.1(a)-(c):

(i)          it is understood and agreed that this Agreement is executed and delivered by the General Partner pursuant to the Delaware Act, and that the parties intend that the provisions hereof be given full force and effect pursuant to the principles set forth in Sections 17-1101(b), (c), and (d) of the Delaware Act. Accordingly, to the extent this Agreement modifies or nullifies any provision of the Delaware Act that would apply in the absence of such modification or nullification, as permitted by the Delaware Act (any such provision of the

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Delaware Act being referred to herein as a “default” provision), such modification or nullification shall apply in preference to such “default” provision);

(ii)         to the extent there is a direct conflict between the provisions of this Agreement and any provision of the Delaware Act that may not lawfully be modified or nullified by agreement among the parties, such provision of the Delaware Act shall control; and

(iii)        if the General Partner shall determine, with the advice of counsel, that any provision of this Agreement is in conflict with applicable laws, rules, regulations, or orders, whether generally or in a particular application, the conflicting provision or such particular application thereof, as the case may be, shall not be deemed to constitute a part of this Agreement for so long as such conflict exists (provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or any lawful application of any provision, or render invalid or improper any action taken or omitted prior to such determination).

(e)          In construing the meaning or application of Securities Laws, the General Partner may consider the effect of any applicable order or interpretative release issued by the SEC, or any applicable “no action” or interpretative position issued by the staff of the SEC, that modifies or interprets such securities laws.

(f)          If any provision of this Agreement appears to the General Partner to be ambiguous or inconsistent with any other provision hereof, the General Partner may construe such provision in such manner as it reasonably may determine in good faith, and such construction shall be conclusive and binding as to the meaning to be given to such provision.

(g)          In each case where this Agreement contemplates that (i) a particular thing may not be done or a particular action may not be taken without the approval, agreement, vote, or consent of one or more Persons, (ii) a Person may make a particular designation or determination, or (iii) a Person may otherwise do or refrain from doing a particular thing or take or refrain from taking a particular action, such Person or Persons shall be free to give or withhold any such approval, agreement, vote, or consent, to make any such designation or determination, to do or refrain from doing any such thing, or to take or refrain from taking any such action, in its or their sole and absolute discretion, except where this Agreement expressly requires otherwise or as otherwise required by law. Without limiting the generality of the foregoing, in any case herein where it is provided that the General Partner shall or may take a particular action, do a particular thing or make a particular determination, and such case does not expressly provide for Limited Partner authorization or approval of such action, thing, or determination, the General Partner shall possess full power and authority to take such action, to do such thing or to make such determination without obtaining any prior or subsequent authorization or approval of any Limited Partner (and the General Partner may take such action, do such thing, or make such determination in its sole discretion on such terms and in such manner as it may deem appropriate, unless the context requires otherwise), unless otherwise required by law.

(h)          Each reference in this Agreement to a particular statute or regulation, or provision thereof, shall be deemed to refer to such statute or regulation, or provision thereof, or to any superseding statute or regulation, or provision thereof, as is from time to time in effect, as well as to applicable regulations thereunder.

(i)          References to agreements or documents are to be construed to include all such agreements and documents as amended, modified or supplemented from time to time pursuant to the terms thereof.

(j)          In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday on which national banks are or may elect to be closed in the United States, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or such holiday.

(k)          Except as otherwise stated in this Agreement, references in this Agreement to Articles and Sections are to Articles and Sections of this Agreement.

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(l)          The headings to Articles and Sections are for convenience of reference only and shall not form part of or affect the meaning or interpretation of this Agreement.

(m)          As used herein, reference to the plural includes the singular and reference to the singular includes the singular, as applicable.

(n)          As used in this Agreement, the word “including” shall mean “including without limitation,” the word “or” is not exclusive and the words “herefrom,” “herein,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole.

(o)          The express provisions hereof control and supersede any course of performance or usage of the trade inconsistent with any of the provisions hereof.

16.2        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any writing that has been duly executed by a Person in which such Person has agreed to be bound hereby as a Limited Partner shall be considered a counterpart for purposes of the foregoing.

16.3        Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties (and Indemnitees as provided under Article XII) and their respective successors and assigns.

16.4        Offset.  Whenever the Partnership is to pay any sum to any Partner, any amounts such Partner owes to the Partnership may be deducted from that sum before payment.

16.5        Remedies for Breach; Effect of Waiver or Consent.  A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of his duties, responsibilities, or obligations with respect to the Partnership is not a consent to or waiver of any other breach or default in the performance by that Person of the same or any other duties, responsibilities, or obligations of that Person with respect to the Partnership. Failure on the part of a Person to complain of any act of any other Person or to declare any other Person in default with respect to the Partnership, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

16.6        Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Limited Partner shall, promptly upon the request of the General Partner: (i) execute and deliver, or cause to be executed and delivered, such additional instruments, certificates, and other documents; (ii) make, or cause to be made, such additional filings, recordings, and publishings; (iii) provide, or cause to be provided, such additional information; and (iv) do, or cause to be done, such further acts and things, in each case as may reasonably be determined by the General Partner to be necessary, appropriate, advisable, or convenient to carry out the intent and purpose of this Agreement and as are not inconsistent with the provisions hereof. Without limiting the generality of the foregoing, each Limited Partner shall, promptly upon the request of the General Partner, execute and deliver or caused to be executed and delivered such certificates, instruments, and other documents, and make or cause to be made such filings, recordings, and publishings, as the General Partner reasonably determines to be necessary, appropriate, advisable, or convenient to comply with the requirements for the operation of the Partnership as a limited partnership under the Delaware Act and the qualification of the Partnership to do business in any jurisdiction in which the Partnership owns property or conducts business.

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IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Limited Partnership Agreement as of the date first above written.

General Partner:

Steben & Company, Inc.

By:	/s/ Kenneth E. Steben
Name: Kenneth E. Steben
Title: President of the General Partner

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PART II

Information Not Required in Prospectus

Item 13.     Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1.

Approximate
Amount

Blue Sky Expenses (Excluding Legal Fees)	5,000
Printing Expenses	25,000
Fees of Certified Public Accountants	20,000
Fees of Counsel	50,000
Total	$100,000

Item 14.     Indemnification of Directors and Officers.

Section 12.2 of the Limited Partnership Agreement of the Fund, as amended from time-to-time, provides for the indemnification of the General Partner among others. The Limited Partnership Agreement provides, in part, that the Fund will indemnity, defend, and hold harmless the General Partner, and the employees and affiliates of the General Partner, and the directors, officers, and employees of any such affiliates, or the General Partner Related Parties, from and against any loss, liability, damage, cost, or expense (including legal fees and expenses incurred in the defense or settlement of any demands, claims, or lawsuits) actually and reasonably incurred arising from actions or omissions concerning the business or activities undertaken by or on behalf of the Fund, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner, or resulting from or relating to the offer and sale of the Units pursuant to this Prospectus; provided, that the conduct of such person or entity did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund. The termination of any action, proceeding, or claim by judgment, order, or settlement shall not, of itself, create a presumption that the conduct in question was not undertaken in good faith and in a manner reasonably believed to be in the best interests of the Fund. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify the General Partner Related Parties and prohibit the Fund from purchasing insurance to cover indemnification which the Fund itself could not undertake directly. The source of payments made in respect of indemnification under the Limited Partnership Agreement shall be from assets of the Fund.

Item 15.     Recent Sales of Unregistered Securities.

None.

Item 16.     Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)   Exhibits. The following exhibits are filed herewith:

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Exhibit
Number	Description of Document

4.1	Form of Fifth Amended and Restated Limited Partnership Agreement of the Registrant (included in the Prospectus as Exhibit D)

5.1	Opinion of Sidley Austin LLP relating to the legality of the Units*

8.1	Opinion of Sidley Austin LLP with respect to federal income tax consequences*

10.1	Form of Subscription Agreement (included in the Prospectus as Exhibit C)

10.2	Form of Trading Advisory Agreement with Winton Capital Management Limited

23.1	Consent of Sidley Austin LLP

23.2	Consent of McGladrey LLP, Independent Registered Public Accounting Firm

23.3	Consent of McGladrey LLP, Independent Auditor

24.1	Power of Attorney*

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Labe Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*Previously filed

The following exhibit is incorporated by reference herein from the exhibit of the same description filed on April 23, 2013 with Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-175052).

10.5         Form of Trading Advisory Agreement with Quantitative Investment Management, LLC

The following exhibit is incorporated by reference herein from the exhibit of the same description filed on May 3, 2011 with Registrant’s Form 8-K (File No. 000-53453).

3.1           Delaware Amended and Restated Certificate of Limited Partnership for Aspect Global Diversified Fund L.P.

The following exhibits are incorporated by reference herein from the exhibits of the same description filed on April 19, 2011 with Registrant’s Post-Effective Amendment to Registration Statement on Form S-1 (Reg. No. 333-148049).

10.3         Trading Advisory Agreement with Estlander & Partners Ltd.

10.4         Trading Advisory Agreement with Blackwater Capital Management, L.L.C.

The following exhibit is incorporated by reference herein in from the exhibit of the same description filed on May 23, 2008 with Registrant’s Registration Statement or Form S-1 (Reg. No. 333-148049)

1.1           Form of Selling Agreement

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(b) Financial Statement Schedules:

No financial statement schedules are required to be filed therewith.

Item 17.         Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such

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purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Gaithersburg, state of Maryland, on the 25th day of April, 2014.

Seneca Global Fund, L.P.

By:	Steben & Company, Inc.
its General Partner

By:	/s/ Kenneth E. Steben
Name: Kenneth Steben
Title: Director and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.

Steben & Company, Inc.,
General Partner of the Registrant

/s/ Kenneth E. Steben	Director and
Name: Kenneth E. Steben	President	April 25, 2014
(Principal Executive Officer)

/s/ Michael D. Bulley	Director and Senior Vice President,	April 25, 2014
Name: Michael D. Bulley	Research & Risk Management

/s/ Carl A. Serger	Director, Chief Financial Officer
Name: Carl A. Serger	(Principal Financial and Accounting	April 25, 2014
Officer)

(Being principal executive officer, the principal financial and accounting officer and all of the members of the Board of Directors of Steben & Company, Inc.)

Steben & Company, Inc.

/s/ Kenneth E. Steben
Name: Kenneth E. Steben	President	April 25, 2014

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EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	Form of Fifth Amended and Restated Limited Partnership Agreement of the Registrant (included in the Prospectus as Exhibit D)

5.1	Opinion of Sidley Austin LLP relating to the legality of the Units*

8.1	Opinion of Sidley Austin LLP with respect to federal income tax consequences*

10.1	Form of Subscription Agreement (included in the Prospectus as Exhibit C)

10.2	Form of Trading Advisory Agreement with Winton Capital Management Limited

23.1	Consent of Sidley Austin LLP

23.2	Consent of McGladrey LLP, Independent Registered Public Accounting Firm

23.3	Consent of McGladrey LLP, Independent Auditor

24.1	Power of Attorney*

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Labe Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*Previously filed

The following exhibit is incorporated by reference herein from the exhibit of the same description filed on April 23, 2013 with Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-175052).

10.5         Form of Trading Advisory Agreement with Quantitative Investment Management, LLC

The following exhibit is incorporated by reference herein from the exhibit of the same description filed on May 3, 2011 with Registrant’s Form 8-K (File No. 000-53453).

3.1                        Delaware Amended and Restated Certificate of Limited Partnership for Aspect Global Diversified Fund L.P.

The following exhibits are incorporated by reference herein from the exhibits of the same description filed on April 19, 2011 with Registrant’s Post-Effective Amendment to Registration Statement on Form S-1 (Reg. No. 333-148049).

10.3         Trading Advisory Agreement with Estlander & Partners Ltd.

10.4         Trading Advisory Agreement with Blackwater Capital Management, L.L.C.

The following exhibit is incorporated by reference herein in from the exhibit of the same description filed on May 23, 2008 with Registrant’s Registration Statement or Form S-1 (Reg. No. 333-148049)

1.1                          Form of Selling Agreement

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